As filed with the Securities and Exchange Commission on November 30, 2020.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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SOC TELEMED, INC.
(Exact Name of Registrant as Specified in Its Charter)

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Delaware	8090	84-3131208
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

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1768 Business Center Drive, Suite 100
Reston, Virginia 20190
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John W. Kalix
Chief Executive Officer
1768 Business Center Drive, Suite 100
Reston, Virginia 20190
Telephone: (866) 483-9690
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

___________________

Copies to:

Peter M. Lamb, Esq. William L. Hughes, Esq. Orrick, Herrington & Sutcliffe LLP The Orrick Building 405 Howard Street San Francisco, California 94105 Tel: (415) 773-5700	Eunice J. Kim General Counsel 1768 Business Center Drive, Suite 100 Reston, Virginia 20190 Telephone: (866) 483-9690

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Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Class A common stock, par value $0.0001 per share	56,430,960	$8.55	(2)	$482,484,708		$52,639.08
Warrants to purchase Class A common stock	350,000	—	(3)	—	(3)	—	(3)
Class A common stock, par value $0.0001 per share, underlying warrants	12,850,000	$11.50	(4)	$147,775,000		$16,122.25
Total				$630,259,708		$68,761.33	(5)

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(1)      Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Class A common stock on November 25, 2020, as reported on The Nasdaq Stock Market LLC.

(3)      No separate fee due in accordance with Rule 457(g).

(4)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based upon the exercise price of the warrants.

(5)      Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the registration fee due under this registration statement by $10,982.20, which represents the portion of the registration fee previously paid with respect to securities that had previously been included in the registrant’s registration statement on Form S-4 (Registration Statement No. 333-248097) initially filed on August 18, 2020.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated November 30, 2020.

PRELIMINARY PROSPECTUS

SOC Telemed, Inc.

69,280,960 Shares of Class A Common Stock
350,000 Warrants to Purchase Class A Common Stock

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This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to 56,780,960 shares of our Class A common stock, par value $0.0001 per share, and warrants to purchase an aggregate of 350,000 shares of Class A common stock, consisting of (i) up to 16,800,000 shares of Class A common stock (the “PIPE shares”) issued in a private placement pursuant to subscription agreements entered into on July 29, 2020, October 22, 2020, and October 23, 2020; (ii) up to 4,375,000 shares of Class A common stock (the “founder shares”) issued upon consummation of our business combination with Specialists On Call, Inc. on October 30, 2020 (the “Business Combination”), in exchange for shares of our Class B common stock originally issued in a private placement to HCMC Sponsor LLC (the “Sponsor”) and subsequently distributed to the Sponsor’s members; (iii) up to 700,000 shares of Class A common stock (the “private placement shares”) originally issued in a private placement to the Sponsor and subsequently distributed to the Sponsor’s members; (iv) up to 350,000 warrants to purchase shares of Class A common stock (the “private placement warrants”) originally issued in a private placement to the Sponsor and subsequently distributed to the Sponsor’s members; (v) up to 350,000 shares of Class A common stock issuable upon exercise of the private placement warrants; and (vi) up to 34,555,960 shares of Class A common stock (the “closing shares”) issued in connection with the consummation of the Business Combination to SOC Holdings LLC and certain of our officers and directors who were officers and directors of Specialists On Call, Inc.

In addition, this prospectus relates to the offer and sale of up to 12,500,000 shares of our Class A common stock that are issuable by us upon the exercise of 12,500,000 warrants (the “public warrants” and, together with the private placement warrants, the “warrants”) that were previously registered.

The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of Class A common stock or warrants, except with respect to amounts received by us upon the exercise of the warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of Class A common stock or warrants. See “Plan of Distribution” beginning on page 144 of this prospectus.

Our Class A common stock and warrants are listed on the Nasdaq Capital Market under the symbols “TLMD” and “TLMDW,” respectively. On November 25, 2020, the last reported sales price of our Class A common stock was $8.22 per share and the last reported sales price of our warrants was $1.25 per warrant.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and, as such, have elected to comply with certain reduced disclosure and regulatory requirements.

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Investing in our securities involves risks.  See the section entitled “Risk Factors” beginning on page 5 of this prospectus to read about factors you should consider before buying our securities.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2020.

Prospectus

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A common stock issuable upon the exercise of any warrants. We will receive proceeds from any exercise of the warrants for cash.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

On October 30, 2020 (the “Closing Date”), Healthcare Merger Corp., our predecessor company (“HCMC”), consummated the previously announced mergers contemplated by the Agreement and Plan of Merger, dated as of July 29, 2020 (the “Merger Agreement”), by and among HCMC, Sabre Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of HCMC (“First Merger Sub”), Sabre Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of HCMC (“Second Merger Sub”), and Specialists On Call, Inc., a Delaware corporation (“Legacy SOC Telemed”). Pursuant to the terms of the Merger Agreement, First Merger Sub merged with and into Legacy SOC Telemed with Legacy SOC Telemed surviving the merger as a wholly owned subsidiary of HCMC, immediately followed by Legacy SOC Telemed merging with and into Second Merger Sub with Second Merger Sub surviving the merger as a wholly owned subsidiary of HCMC (the “Mergers” and, collectively with the other transactions described in the Merger Agreement (the “Transactions”), the “Business Combination”). On the Closing Date, and in connection with the closing of the Business Combination (the “Closing”), we changed our name from Healthcare Merger Corp. to SOC Telemed, Inc.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “SOC Telemed,” “we,” “us,” “our” and similar terms refer to SOC Telemed, Inc. (f/k/a Healthcare Merger Corp.) and its consolidated subsidiaries. References to “HCMC” refer to our predecessor company prior to the consummation of the Business Combination.

MARKET AND INDUSTRY DATA

This prospectus contains estimates and information concerning our industry, including market position and the size and growth rates of the markets in which we participate, that are based on industry publications and reports and other information from our internal sources. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these publications and reports.

Certain information in the text of this prospectus is contained in independent industry publications. The sources of these independent industry publications are provided below:

•        EY-Parthenon, Clinician-to-clinician telemedicine in acute care settings: better connecting for better health, June 2020.

•        L.E.K. Consulting, The new future of U.S. telehealth: lasting impacts of COVID-19, April 23, 2020.

Certain information included in this prospectus concerning our industry and the markets served by us, including our market share, is also based on our good-faith estimates derived from management’s knowledge of the industry and other information currently available to us.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are forward-looking and as such are not historical facts. These forward-looking statements include, without limitation, statements regarding future financial performance, business strategies, expansion plans, future results of operations, estimated revenues, losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on our management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus and any accompanying prospectus supplement, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and variations thereof and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus and any accompanying prospectus supplement may include, for example, statements about:

•        our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and our ability to manage our growth following the Business Combination;

•        our financial performance and capital requirements;

•        our expectations relating to bookings and revenues;

•        our market opportunity and our ability to estimate the size of our target market;

•        our ability to retain our existing clients and to increase our number of clients;

•        potential acquisitions and integration of complementary businesses and technologies;

•        our ability to maintain and expand our network of qualified physicians and other provider specialists;

•        our ability to attract, integrate, and retain key personnel and highly qualified personnel;

•        our ability to comply with new or modified laws and regulations that currently apply or become applicable to our business;

•        the effects of the COVID-19 pandemic on our business and operations;

•        the outcome of any known and unknown litigation and regulatory proceedings;

•        the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

•        other factors described in this prospectus, including those under the section entitled “Risk Factors.”

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

The forward-looking statements made by us in this prospectus and any accompanying prospectus supplement speak only as of the date of this prospectus and the accompanying prospectus supplement. Except to the extent required under the federal securities laws and rules and regulations of the SEC, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Company

We are a leading provider of acute care telemedicine services and technology to U.S. hospitals and healthcare systems based on number of clients. We provide technology enabled clinical solutions which include acute teleNeurology, telePsychiatry, and teleICU, and we believe that we have significant opportunities to expand into other specialties. We support time-sensitive specialty care when patients are vulnerable and may not otherwise have access. Our solution was developed to support complex workflows in the acute care setting by integrating our cloud-based software platform, Telemed IQ, with a panel of consult coordination experts and a network of clinical specialists to create a seamless, acute telemedicine solution.

Corporate Information

We were incorporated in the State of Delaware in September 2019 as a special purpose acquisition company under the name Healthcare Merger Corp. On December 17, 2019, HCMC completed its initial public offering. On October 30, 2020, HCMC consummated the Business Combination with Legacy SOC Telemed pursuant to the Merger Agreement. In connection with the Business Combination, HCMC changed its name to SOC Telemed, Inc.

Our principal executive offices are located at 1768 Business Center Drive, Suite 100, Reston, Virginia 20190. Our telephone number is (866) 483-9690. Our website address is www.soctelemed.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

SOC Telemed, the SOC Telemed logo and our other registered or common law trademarks, service marks or trade names appearing in this prospectus are the property of SOC Telemed. Other trademarks, service marks and trade names used in this prospectus are the property of their respective owners.

The Offering

Issuer	SOC Telemed, Inc. (f/k/a Healthcare Merger Corp.).
Shares of Class A common stock offered by us

12,850,000 shares of Class A common stock issuable upon exercise of the warrants, consisting of (i) 12,500,000 shares of Class A common stock that are issuable upon the exercise of the public warrants and (ii) 350,000 shares of Class A common stock that are issuable upon the exercise of the private placement warrants.

Securities offered by the Selling Securityholders

The private placement warrants (representing warrants to purchase 350,000 shares of Class A common stock) and 56,780,960 shares of Class A common stock, consisting of:

•   up to 16,800,000 PIPE shares;

•   up to 4,375,000 founder shares;

•   up to 700,000 private placement shares;

•   up to 350,000 shares of Class A common stock issuable upon exercise of the private placement warrants; and

•   up to 34,555,960 closing shares.

Terms of the offering	The Selling Securityholders will determine when and how they will dispose of the shares of Class A common stock and warrants registered under this prospectus for resale.
Shares of Class A common stock outstanding prior to the offering	76,773,862 shares (as of November 25, 2020).
Shares of Class A common stock outstanding after the offering

89,623,862 shares (based on the total shares outstanding as of November 25, 2020, and assuming the exercise for cash of warrants to purchase 12,850,000 shares of Class A common stock and no forfeiture of founder shares on the date the registration statement of which this prospectus forms a part is declared effective).

Use of proceeds

We will not receive any proceeds from the sale of shares of Class A common stock or private placement warrants by the Selling Securityholders. Assuming the exercise of all outstanding warrants for cash, we will receive an aggregate of approximately $147.8 million. We expect to use the net proceeds from the exercise of the warrants, if any, for working capital and general corporate purposes. See “Use of Proceeds.”

Lock-Up Restrictions

The founder shares, private placement shares, private placement warrants and shares of Class A common stock issuable upon exercise of the private placement warrants are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Description of Securities — Lock-Up Restrictions” for further discussion.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.
Nasdaq Stock Market Symbols	Our Class A common stock and public warrants are listed on the Nasdaq Capital Market under the symbols “TLMD” and “TLMDW,” respectively.

Risk Factor Summary

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our ability realize the anticipated benefits of the Business Combination, and may have an adverse effect on our business, financial condition, results of operations, and prospects. Such risks include, but are not limited to:

•        We operate in a competitive industry, and if we are not able to compete effectively, our business, financial condition, and results of operations will be harmed.

•        The level of demand for and market utilization of our solutions are subject to a high degree of uncertainty.

•        We have a history of losses and anticipate that we will continue to incur losses in the future. We may never achieve or sustain profitability.

•        Our business, results of operations, and financial condition may fluctuate on a quarterly and annual basis, which may result in a decline in our stock price if such fluctuations result in a failure to meet any projections that we may provide or the expectations of securities analysts or investors.

•        Our business, financial condition and results of operations have been and may continue to be adversely impacted by the COVID-19 pandemic or similar epidemics in the future or other adverse public health developments, including government responses to such events.

•        Our sales cycle can be long and unpredictable and requires considerable time and expense. As a result, our sales, revenues, and cash flows are difficult to predict and may vary substantially from period to period, which may cause our results of operations to fluctuate significantly.

•        Developments affecting spending by the healthcare industry could adversely affect our business.

•        If our existing clients do not continue or renew their contracts with us, renew at lower fee levels or decline to purchase additional services from us, our business, financial condition and results of operations may be adversely affected.

•        Our telemedicine business and growth strategy depend on our ability to maintain and expand a network of qualified physicians and other provider specialists. If we are unable to do so, our future growth would be limited and our business, financial condition and results of operations would be adversely affected.

•        Our telemedicine business is dependent on our relationships with affiliated professional entities, which we do not own, to provide physician services, and our business would be adversely affected if those relationships were disrupted.

•        We may acquire other companies or technologies, which could divert our management’s attention, result in dilution to our stockholders, and otherwise disrupt our operations, and we may have difficulty integrating any such acquisitions successfully or realizing the anticipated benefits therefrom, any of which could have an adverse effect on our business, financial condition and results of operations.

•        We may require additional capital from equity or debt financings to support business growth, and this capital might not be available on acceptable terms, if at all.

•        If we fail to comply with extensive healthcare laws and government regulations, we could suffer penalties or be required to make significant changes to our operations.

•        Our use and disclosure of personally identifiable information, including health information, is subject to federal and state privacy and security regulations, and our failure to comply with those regulations or to adequately secure the information we hold could result in significant liability or reputational harm and, in turn, a material adverse effect on our client base, business, financial condition and results of operations.

•        Warburg Pincus has significant influence over us, and their interests may conflict with ours and those of our other stockholders in the future.

•        Future sales of shares by existing stockholders and future exercise of registration rights may adversely affect the market price of our Class A common stock.

RISK FACTORS

Investing in our securities involves risks. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes, before deciding whether to purchase any of our securities. Our business, results of operations, financial condition, and prospects could also be harmed by risks and uncertainties that are not presently known to us or that we currently believe are not material. If any of these risks actually occur, our business, results of operations, financial condition, and prospects could be materially and adversely affected. Unless otherwise indicated, references in these risk factors to our business being harmed will include harm to our business, reputation, brand, financial condition, results of operations, and prospects. In such event, the market price of our securities could decline, and you could lose all or part of your investment.

Risks Related to Our Business and Industry

We operate in a competitive industry, and if we are not able to compete effectively, our business, financial condition, and results of operations will be harmed.

The telemedicine market is relatively new, rapidly evolving and highly competitive. We expect competition to intensify in the future as existing competitors and new entrants introduce new telemedicine services and software platforms or other technology to U.S. healthcare providers, particularly hospitals and healthcare systems. We currently face competition from a range of companies, including other incumbent providers of telemedicine consultation services and specialized software providers, that are continuing to grow and enhance their service offerings and develop more sophisticated and effective transaction and service platforms. In addition, large, well-financed healthcare providers have in some cases developed their own telemedicine services and technologies and may provide these solutions to their patients at discounted prices. Electronic medical record vendors could build telemedicine functionality directly into their existing systems for healthcare providers instead of utilizing our solution. The surge in interest in telemedicine, and in particular the relaxation of HIPAA privacy and security requirements, has also attracted new competition from providers who utilize consumer-grade video conferencing platforms. Competition from specialized telemedicine services and software providers, healthcare providers and other parties will result in continued pricing pressures, which is likely to lead to price declines in certain of our services, which could negatively impact our sales, profitability and market share.

Some of our competitors may have greater name recognition, longer operating histories and significantly greater resources than we do. Further, our current or potential competitors may be acquired by third parties with greater available resources. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or client requirements and may have the ability to initiate or withstand substantial price competition. In addition, current and potential competitors have established, and may in the future establish, cooperative relationships with vendors of complementary products, technologies or services to increase the availability of their solutions in the marketplace. Accordingly, new competitors or alliances may emerge that have greater market share, a larger client base, more widely adopted proprietary technologies, greater marketing expertise, greater financial resources and larger sales forces than we have, which could put us at a competitive disadvantage. Our competitors could also be better positioned to serve certain segments of the telemedicine market, which could create additional price pressure. In light of these factors, even if our solutions are more effective than those of our competitors, current or potential clients may accept competitive solutions in lieu of purchasing our solutions. If we are unable to compete successfully in the telemedicine industry, our business, financial condition and results of operations could be materially adversely affected.

Moreover, we expect that competition will continue to increase as a result of consolidation in the healthcare industry. Many healthcare industry participants are consolidating to create integrated healthcare delivery systems with greater market power. As provider networks and managed care organizations consolidate, thus decreasing the number of market participants, competition to provide services like ours will become more intense, and the importance of establishing and maintaining relationships with key industry participants will become greater. These industry participants may try to use their market power to negotiate price reductions for our telemedicine consultation and platform services. If we are forced to reduce our prices and are unable to achieve a corresponding reduction in our expenses, our revenues would decrease, which could harm our business.

The level of demand for and market utilization of our solutions are subject to a high degree of uncertainty.

The market for telemedicine services and related technology is in the early stages of development and characterized by rapid change. As telemedicine specialty consultation workflows and related business drivers continue to evolve, the level of demand for and market utilization of our telemedicine services and platform remain subject to a high degree of uncertainty. Our success will depend to a substantial extent on the willingness of healthcare organizations to use, and to increase the frequency and extent of their utilization of, our solutions and our ability to demonstrate the value of telemedicine to healthcare providers. If healthcare organizations do not recognize or acknowledge the benefits of our telemedicine services or software platform or if we are unable to reduce healthcare costs or generate positive health outcomes, then the market for our solutions might not develop at all, or it might develop more slowly than we expect. Similarly, negative publicity regarding patient confidentiality and privacy in the context of technology-enabled healthcare or concerns about our solutions or the telemedicine market as whole could limit market acceptance of our solutions. If our clients do not perceive the benefits of our solutions, then our market may not develop at all, or it may develop more slowly than we expect. Achieving and maintaining market acceptance of our solutions could be negatively affected by many factors, including:

•        the popularity, pricing and timing of telemedicine consultation services being launched and distributed by us and our competitors;

•        general economic conditions, particularly economic conditions adversely affecting discretionary and reimbursable healthcare spending;

•        federal and state policy initiatives impacting the need for and pricing of telemedicine services;

•        changes in client needs and preferences;

•        the development of specialty care practice standards or industry norms applicable to telemedicine consultation services;

•        the availability of other forms of medical and telemedicine assistance;

•        lack of additional evidence or peer-reviewed publication of clinical evidence supporting the safety, ease-of-use, cost-savings or other perceived benefits of our solutions over competitive products or other currently available methodologies;

•        perceived risks associated with the use of our solutions or similar products or technologies generally; and

•        critical reviews and public tastes and preferences, all of which change rapidly and cannot be predicted.

In addition, our solutions may be perceived by our clients or potential clients to be more complicated or less effective than traditional approaches, and may be unwilling to change their current healthcare practices. Healthcare providers are often slow to change their medical treatment practices for a variety of reasons, including perceived liability risks arising from the use of new products and services and the uncertainty of third-party reimbursement. Accordingly, healthcare providers may not recommend our solutions until there is sufficient evidence to convince them to alter their current approach. Any of these factors could adversely affect the demand for and market utilization of our solutions, which would have a material adverse effect on our business, financial condition and results of operations.

We have a history of losses and anticipate that we will continue to incur losses in the future. We may never achieve or sustain profitability.

We have incurred net losses on an annual basis since our inception. We incurred net losses of $25.1 million, $18.2 million and $18.1 million for the nine months ended September 30, 2020, and the years ended December 31, 2019 and 2018, respectively. We had an accumulated deficit of approximately $211.4 million as of September 30, 2020. We expect our costs will increase substantially in the foreseeable future and our losses will continue as we expect to invest significant additional funds towards enhancing our services and platform, growing our business and operating as a public company and as we continue to invest in increasing our hospital and healthcare system client base, expanding our operations, hiring additional employees, and developing future offerings. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenues sufficiently to offset these higher expenses. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. To date, we have financed our operations principally from the sale of our equity securities, revenue from sales of our telemedicine consultation services, and the incurrence of indebtedness. Our cash flow from operations was negative for the nine months ended September 30, 2020, and for the years ended December 31, 2019 and 2018, and we may not generate positive cash flow from operations in any given period. If we are not able to achieve or maintain positive cash flow in the long term, we will require additional financing, which may not be available on favorable terms or at all or which would be dilutive to our stockholders. If we are unable to address these risks and challenges successfully as we encounter them, our business may be harmed. Our failure to achieve or maintain profitability or positive cash flow could negatively affect the value of our common stock.

The developing and rapidly evolving nature of our business and the markets in which we operate may make it difficult to evaluate our business.

We have been creating offerings for the developing and rapidly evolving market for telemedicine services since the founding of our business in 2004. Our initial focus was on our teleNeurology services and we have since expanded our services to include other specialties and offerings. For example, we have started offering our Telemed IQ telemedicine software platform to hospitals and healthcare systems independent of the utilization of our provider network, and our sales team has less experience marketing this service. Accordingly, we have a relatively limited operating history with our current solutions and business model, which makes it difficult to evaluate our business and prospects. In particular, because we depend in part on market acceptance of our newer services, including our Telemed IQ software platform, it is difficult to evaluate trends that may affect our business and whether our expansion will be profitable. You should consider our business and prospects in light of the risks and difficulties we encounter or may encounter. These risks and difficulties include those frequently experienced by growing companies in rapidly changing industries, such as determining appropriate investments of our limited resources, market adoption of our existing and future solutions, competition from other companies, acquiring and retaining clients, hiring, integrating, training and retaining skilled personnel, developing new solutions, determining prices for our solutions, unforeseen expenses, and challenges in forecasting accuracy. If we have difficulty launching new solutions, our reputation may be harmed and our business, financial condition and results of operations may be adversely affected. Additional risks include our ability to effectively manage growth and process, cross-license and privilege physicians, store, protect and use personal data in compliance with governmental regulation, contractual obligations and other legal obligations related to privacy and security. If our assumptions regarding these and other similar risks and uncertainties, which we use to plan our business, are incorrect or change as we gain more experience operating our business or due to changes in our industry, or if we do not address these challenges successfully, our business, financial condition and results of operations could differ materially from our expectations and our business could suffer.

Our business, results of operations, and financial condition may fluctuate on a quarterly and annual basis, which may result in a decline in our stock price if such fluctuations result in a failure to meet any projections that we may provide or the expectations of securities analysts or investors.

Our operating results have in the past and could in the future vary significantly from quarter-to-quarter and year-to-year and may fail to match our past performance, our projections or the expectations of securities analysts because of a variety of factors, many of which are outside of our control. In addition, an increasing percentage of our revenues is based upon variable fee provisions in our client service contracts for additional utilization of our consultation services. Those variable consultation fees fluctuate based on the degree to which clients are utilizing our services exceed the contracted amounts, which is difficult to predict in advance. As a result, we may not be able to accurately forecast our operating results and growth rate. Any of these events could cause the market price of our common stock to fluctuate. Factors that may contribute to the variability of our operating results include:

•        the addition or loss of large hospital and healthcare system clients, including through acquisitions or consolidations of such clients;

•        seasonal and other variations in the timing of our sales and implementation cycles, especially in the case of our large clients;

•        the timing of recognition of revenue, including possible delays in the recognition of revenue due to sometimes unpredictable implementation timelines;

•        the amount and timing of operating expenses related to the maintenance and expansion of our business, operations and infrastructure;

•        our ability to effectively manage the size and composition of our proprietary network of healthcare professionals relative to the level of demand for services from our clients;

•        the timing and success of introductions of new products and services by us or our competitors or any other change in the competitive dynamics of our industry, including consolidation among competitors, hospital and healthcare system clients or strategic partners;

•        hospital and healthcare system client renewal rates and the timing and terms of such renewals;

•        the mix of services sold and utilization volume of our services during a period;

•        the timing of expenses related to the development or acquisition of technologies or businesses and potential future charges for impairment of goodwill from acquired companies;

•        technical difficulties or interruptions in our services;

•        breaches of information security or privacy;

•        our ability to hire and retain qualified personnel, including cross-licensing and privileging our physician network;

•        changes in the structure of healthcare provider and payment systems;

•        changes in the legislative or regulatory environment, including with respect to healthcare, privacy, or data protection, or enforcement by government regulators, including fines, orders, or consent decrees;

•        the cost and potential outcomes of ongoing or future regulatory investigations or examinations, or of future litigation;

•        travel restrictions, shelter-in-place orders and other social distancing measures implemented to combat the COVID-19 outbreak, and their impact on economic, industry and market conditions, client spending budgets and our ability to conduct business;

•        political, economic and social instability, including terrorist activities and health epidemics (including the COVID-19 pandemic), and any disruption these events may cause to the global economy; and

•        changes in business or macroeconomic conditions.

The impact of one or more of the foregoing and other factors may cause our operating results to vary significantly. As such, we believe that quarter-to-quarter and year-to-year comparisons of our operating results may not be meaningful and should not be relied upon as an indication of future performance.

Our business, financial condition and results of operations have been and may continue to be adversely impacted by the COVID-19 pandemic or similar epidemics in the future or other adverse public health developments, including government responses to such events.

The outbreak of COVID-19 has caused many governments to implement quarantines, shelter-in-place orders and significant restrictions on travel, and to instruct individuals to avoid crowds, which has led to an economic downturn and increased market volatility. It has also disrupted the normal operations of many businesses, including ours and the healthcare system generally. This outbreak, as well as intensified measures undertaken to contain the spread of COVID-19, could decrease healthcare industry spending and has and may continue to adversely impact demand for and utilization of our services if healthcare providers continue to prioritize treatment of COVID-19-related illnesses and patients are unable or unwilling to visit health care providers. The economic downturn and other adverse impacts resulting from COVID-19 or other similar epidemics or adverse public health developments may further negatively impact the utilization rates of our services by our clients and our ability to attract new clients and may increase the likelihood of clients not renewing their contracts with us or being unable to pay us in accordance with the terms of their agreements. In addition, the operations of several of our third-party service providers have been negatively impacted by the COVID-19 pandemic. As a result of the COVID-19 pandemic or other similar epidemics or adverse public health developments, our operations, and those of our providers, have experienced, and may in the future continue to experience, delays or disruptions, such as temporary suspension of operations. In particular, the COVID-19 pandemic had an impact on the utilization levels of our core services when it was declared a global pandemic in March 2020, and, as a result, our financial condition and year-to-date results of operations have been negatively impacted. Immediately following the declaration of COVID-19 as a global pandemic, the utilization levels of our core services decreased by approximately 40% in the aggregate. While the utilization levels of these solutions have substantially rebounded in the subsequent months, they have not completely recovered and there can be no assurances that the utilization rates of our solutions will return to prior period levels in the foreseeable future. Our business, financial condition and results of operations may continue to be adversely impacted in the event that the economic downturn or measures undertaken to contain the spread of COVID-19 continue for a long period of time. In addition, as a result of the COVID-19 pandemic or other similar epidemics or adverse public health developments, we may be impacted by employee illness, shutdowns and other community response measures meant to prevent spread of the virus, all of which could negatively impact our business, financial condition and results of operations. Further, if we are regularly unable to meet our obligations to deliver our services, our clients may decide to terminate their contracts or we may be subject to other contractual penalties. We cannot predict with any certainty whether and to what degree the disruption caused by the COVID-19 pandemic and reactions thereto will continue, and expect to face difficulty accurately predicting our internal financial forecasts. The extent to which COVID-19 pandemic-related business disruption and economic uncertainty affects our results will depend on future developments, which are highly uncertain. The COVID-19 pandemic may also have the effect of heightening many of the other risks identified elsewhere in this “Risk Factors” section.

Our sales cycle can be long and unpredictable and requires considerable time and expense. As a result, our sales, revenues, and cash flows are difficult to predict and may vary substantially from period to period, which may cause our results of operations to fluctuate significantly.

The sales cycle for our solutions from initial contact with a potential lead to contract execution and implementation varies widely by client. Some of our clients undertake a significant and prolonged evaluation process, including to determine whether our solutions meet their unique telemedicine service needs, which frequently involves evaluation of not only our solutions but also an evaluation of those of our competitors, which has in the past resulted in extended sales cycles. Our sales efforts involve educating our clients about the use, technical capabilities and potential benefits of our solutions. Moreover, our large hospital and healthcare system clients often begin to deploy our solutions on a limited basis, but nevertheless demand extensive configuration, integration services and pricing concessions, which increase our upfront investment in the sales effort with no guarantee that these clients will deploy our solution widely enough across their organization to justify our substantial upfront investment. It is possible that in the future we may experience even longer sales cycles, more complex client needs, higher upfront sales costs and less predictability in completing some of our sales, including as a result of the COVID-19 pandemic, as we continue to expand our direct sales force, expand into new territories and market additional solutions and services. If our sales cycle lengthens or our substantial upfront sales and implementation investments do not result in sufficient sales to justify our investments, our business, financial condition and results of operations could be materially adversely affected.

Developments affecting spending by the healthcare industry could adversely affect our business.

The U.S. healthcare industry has changed significantly in recent years, and we expect that significant changes will continue to occur. General reductions in expenditures by healthcare industry participants could result from, among other things:

•        government regulations or private initiatives that affect the manner in which healthcare providers interact with patients, payors or other healthcare industry participants, including changes in pricing or means of delivery of healthcare products and services;

•        consolidation of healthcare industry participants;

•        federal amendments to, lack of enforcement or development of applicable regulations for, or repeal of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (as amended, the “ACA”);

•        reductions in government funding for healthcare; and

•        adverse changes in business or economic conditions affecting healthcare payors or providers or other healthcare industry participants.

Any of these changes in healthcare spending could adversely affect our revenue. Even if general expenditures by industry participants remain the same or increase, developments in the healthcare industry may result in reduced spending in some or all of the specific market segments that we serve now or in the future. However, the timing and impact of developments in the healthcare industry are difficult to predict. We cannot assure you that the demand for our solutions and services will continue to exist at current levels or that we will have adequate technical, financial, and marketing resources to react to changes in the healthcare industry.

Economic uncertainties or prolonged downturns in the general economy, or political changes, could disproportionately affect the demand for our solutions and adversely affect our results of operations.

Current or future economic uncertainties or prolonged downturns, including those caused by the ongoing COVID-19 pandemic, could adversely affect our business and results of operations. Negative conditions in the general economy in the United States, including conditions resulting from changes in gross domestic product growth, financial and credit market fluctuations, political deadlock, natural catastrophes, pandemics, social unrest, warfare and terrorist attacks, could cause a decrease in funds available to our clients and potential clients and negatively affect the growth rate of our business.

These economic conditions may make it difficult for our clients and us to forecast and plan future budgetary decisions or business activities accurately, and they could cause our clients to reevaluate their decisions to purchase our solutions, which could delay and lengthen our sales cycles or result in cancellations of planned purchases. Furthermore, during challenging economic times or as a result of political changes, our clients may tighten their budgets and face constraints in gaining timely access to sufficient funding or other credit, which could result in an impairment of their ability to make timely payments to us. In turn, we may be required to increase our allowance for doubtful accounts, which would adversely affect our financial results.

To the extent our solutions are perceived by clients and potential clients to be discretionary, our revenues may be disproportionately affected by delays or reductions in general information technology and telemedicine spending. Also, clients may choose to develop in-house software as an alternative to using our Telemed IQ platform. Moreover, competitors may respond to market conditions by lowering prices and attempting to lure away our clients. In addition, the increased pace of consolidation in the healthcare industry may result in reduced overall spending on our solutions.

We cannot predict the timing, strength or duration of any economic slowdown, instability or recovery, generally or within the healthcare industry, or the effect of political changes. If the economic conditions of the general economy or the healthcare industry do not improve, or worsen from present levels, our business, financial condition and results of operations could be adversely affected.

If our existing clients do not continue or renew their contracts with us, renew at lower fee levels or decline to purchase additional services from us, our business, financial condition and results of operations may be adversely affected.

We expect to derive a significant portion of our revenues from renewal of existing client contracts and sales of additional services to existing clients. Factors that may affect our ability to sell additional solutions and services include, but are not limited to, the following:

•        the price, performance and functionality of our solutions;

•        the availability, price, performance and functionality of competing solutions;

•        our ability to develop and sell complementary solutions and services;

•        the stability, performance and security of our Telemed IQ software platform;

•        changes in healthcare laws, regulations or trends; and

•        the business environment and strategic priorities of our clients.

We typically enter into multi-year contracts with our clients. These contracts generally have stated initial terms between one to three years. Most of our clients have no obligation to renew their subscriptions for our solutions after the initial term expires. In addition, our clients may negotiate terms less advantageous to us upon renewal, which may reduce our revenues from these clients. If our clients fail to renew their contracts, renew their contracts upon less favorable terms or at lower fee levels or fail to purchase new solutions and services from us, our revenues may decline, or our future revenue growth may be constrained.

Our telemedicine business and growth strategy depend on our ability to maintain and expand a network of qualified physicians and other provider specialists. If we are unable to do so, our future growth would be limited and our business, financial condition and results of operations would be adversely affected.

Our success is dependent upon our continued ability to maintain a network of qualified physicians and other provider specialists. Fulfilling our clinical and client service obligations requires a robust supply of qualified specialist physicians who must be licensed across many states and privileged at a large number of our client hospitals. If we are unable to recruit and retain board-certified physicians and other healthcare professionals, it would have a material adverse effect on our business and ability to grow and would adversely affect our results of operations. In any particular market, these providers could demand higher payments or take other actions that could result in higher costs, less attractive service for our clients or difficulty meeting regulatory or accreditation requirements. Our ability to develop and maintain satisfactory relationships with these providers also may be negatively impacted by other factors not associated with us, such as changes in Medicare and/or Medicaid reimbursement levels and other pressures on healthcare providers and consolidation activity among hospitals, physician groups and healthcare providers. The failure to maintain or to secure new cost-effective provider contracts may result in a loss of or inability to grow our client base, higher costs, healthcare provider network disruptions, less attractive service for our clients and/or difficulty in meeting regulatory or accreditation requirements, any of which could have a material adverse effect on our business, financial condition and results of operations.

Our telemedicine business is dependent on our relationships with affiliated professional entities, which we do not own, to provide physician services, and our business would be adversely affected if those relationships were disrupted.

There is a risk that U.S. state authorities in some jurisdictions may find that our contractual relationships with our physicians providing telehealth services violate laws prohibiting the corporate practice of medicine. These laws generally prohibit the practice of medicine by lay persons or entities and are intended to prevent unlicensed persons or entities from interfering with or inappropriately influencing a physician’s professional judgment. The extent to which each state considers particular actions or contractual relationships to constitute improper influence of professional judgment varies across the states and is subject to change and to evolving interpretations by state boards of medicine and state attorneys general, among others. As such, we must monitor our compliance with laws in every jurisdiction in which we operate on an ongoing basis and we cannot guarantee that subsequent interpretation of the corporate practice of medicine laws will not circumscribe our business operations. State corporate practice of medicine doctrines also often impose penalties on physicians themselves for aiding the corporate practice of medicine, which could discourage physicians from participating in our network of providers.

The corporate practice of medicine prohibition exists in some form, by statute, regulation, board of medicine or attorney general guidance, or case law, in most states, though the broad variation between state application and enforcement of the doctrine makes an exact count difficult. Due to the prevalence of the corporate practice of medicine doctrine, including in the states where we predominantly conduct our business, we contract for provider services through administrative support services agreements with four 100% physician-owned, independent professional corporations in California, Georgia, New Jersey and Texas which employ or contract with physicians for the clinical and professional services provided to our clients. We do not own these physician organizations; instead, the physician organizations are owned by physicians licensed in their respective states. Although we expect that these relationships will continue, we cannot guarantee that they will. A material change in our relationship with any of these physician organizations, or among these physician organizations and their contracted physicians, whether resulting from a dispute among the parties, a change in government regulation or the loss of these affiliations, could impair our ability to provide services to our clients and could have a material adverse effect on our business, financial condition and results of operations. Any scrutiny, investigation or litigation with regard to our arrangement with these professional corporations could have a material adverse effect on our business, financial condition and results of operations.

We depend on a limited number of third-party suppliers for our telemedicine equipment, and the loss of any of these suppliers, or their inability to provide us with an adequate supply of materials, could adversely affect our business.

We rely on a limited number of third-party suppliers to manufacture and transport our telemedicine carts and equipment. For our business strategy to be successful, our suppliers must be able to provide us with components in sufficient quantities, in compliance with regulatory requirements and quality control standards, in accordance with agreed-upon specifications, at acceptable costs and on a timely basis. Increases in our leasing of telemedicine equipment to clients, whether forecasted or unanticipated, could strain the ability of our suppliers to deliver an increased supply of components in a manner that meets these various requirements. Further, in the event of a component shortage or supply interruption from suppliers of these components, we may not be able to increase capacity from other sources or develop alternate or secondary sources without incurring material additional costs and substantial delays. Quality or performance failures of the components or changes in the suppliers’ financial or business condition could also disrupt our ability to supply telemedicine equipment to our clients and thereby have a material adverse effect on our business, financial condition and results of operations.

Moreover, volatile economic conditions, including as a result of the global COVID-19 pandemic, may make it more likely that our suppliers may be unable to timely deliver supplies, or at all, and there is no guarantee that we will be able to timely locate alternative suppliers of components of comparable quality at an acceptable price. Further, since the beginning of 2018, there has been increasing rhetoric, in some cases coupled with legislative or executive action, from several U.S. and foreign leaders regarding tariffs against foreign imports of certain materials. Several of the components that go into the manufacturing of our telemedicine equipment are sourced internationally, including from China, where the Office of the U.S. Trade Representative has imposed tariffs on imports of specified products. These tariffs have an impact on our component costs and have the potential to have an even greater impact depending on the outcome of the current trade negotiations, which have been protracted and have resulted in increases in U.S. tariff rates on specified products from China. Increases in our component costs could have a material effect on our gross margins. The loss of a significant supplier, an increase in component costs, or delays or disruptions in the delivery of components, could adversely affect our ability to generate future revenue and earnings and have an adverse effect on our business, financial condition and results of operations.

Any failure to offer high-quality technical support services may adversely affect our relationships with our clients and our financial results.

Our clients depend on our support organization to resolve any technical issues relating to our services. In addition, our sales process is highly dependent on the quality of our solutions, our business reputation and on strong recommendations from our existing clients. Any failure to maintain high-quality and highly-responsive technical support, or a market perception that we do not maintain high-quality and highly-responsive support, could harm our reputation, adversely affect our ability to sell our solutions to existing and prospective clients, and harm our business, operating results and financial condition.

We offer technical support services with our solutions and may be unable to respond quickly enough to accommodate short-term increases in demand for support services, particularly as we increase the size of our client base. We also may be unable to modify the format of our support services to compete with changes in support services provided by competitors. It is difficult to predict demand for technical support services and if demand increases significantly, we may be unable to provide satisfactory support services to our clients. Additionally, increased demand for these services, without corresponding revenue, could increase costs and adversely affect our results of operations.

Because competition for qualified personnel is intense, we may not be able to attract and retain the highly skilled employees we need to support our continued growth.

To continue to execute on our growth plan, we must attract and retain highly qualified personnel. The pool of qualified personnel with experience working in the healthcare market is limited overall and the competition to hire them is intense. As such, we may not be successful in continuing to attract and retain qualified personnel. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. In addition, our search for replacements for departed employees may cause uncertainty regarding the future of our business, impact employee hiring and retention, and adversely impact our revenue, financial condition and results of operations. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospects could be severely harmed.

We depend on our senior management team, and the loss of one or more of these employees or an inability to attract and retain qualified key personnel could adversely affect our business.

Our success depends largely upon the continued services of our key executive officers. These executive officers are “at-will” employees and therefore may terminate employment with us at any time with no advance notice. We also rely on our leadership team in the areas of research and development, marketing, services and general and administrative functions. From time to time, there may be changes in our executive management team resulting from the hiring or departure of executives, which could disrupt our business. The replacement of one or more of our executive officers or other key employees would likely involve significant time and costs and may significantly delay or prevent the achievement of our business objectives. In addition, volatility or lack of performance in our stock price may affect our ability to attract and retain replacements should key personnel depart. If we are not able to retain any of our key personnel, our business could be harmed.

Our management team has limited experience managing a public company.

Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws, rules and regulations that govern public companies. Following the completion of the Business Combination, we are now subject to significant obligations relating to reporting, procedures and internal controls, and our management team may not successfully or efficiently manage such obligations or the ongoing transition of our business to a public company. These new obligations and constituents require significant attention from our management team and could divert their attention away from the day-to-day management of our business, which could harm our business, results of operations, and financial condition. In addition, we will need to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.

If we are not able to develop and release new solutions, or successful enhancements, new features and modifications to our existing solutions, our business could be adversely affected.

To date, we have derived a substantial majority of our revenues from sales of our telemedicine consultation services, and our longer-term results of operations and continued growth will depend on our ability successfully to develop and market new solutions in a timely manner. In addition, we have invested, and will continue to invest, significant resources in research and development to enhance our existing solutions, particularly the features, functionality and performance of our Telemed IQ software platform. If existing clients are not willing to make additional payments for such new solutions, or if new clients do not value such new solutions or enhancements, it could have a material adverse effect on our business, financial condition and results of operations. If we are unable to predict client and user preferences or if our industry changes, or if we are unable to enhance or modify our solutions on a timely basis, we may lose clients. In addition, our results of operations would suffer if our innovations are not responsive to the needs of our, appropriately timed with market opportunity or effectively brought to market. Delays in launching new solutions may open windows of opportunity for new and existing competitors to erode our market share and may negatively impact our revenues and profitability.

We may acquire other companies or technologies, which could divert our management’s attention, result in dilution to our stockholders, and otherwise disrupt our operations, and we may have difficulty integrating any such acquisitions successfully or realizing the anticipated benefits therefrom, any of which could have an adverse effect on our business, financial condition and results of operations.

We have in the past and may in the future seek to acquire or invest in businesses, applications and services or technologies that we believe could complement or expand our solutions, enhance our technical capabilities or otherwise offer growth opportunities. The pursuit of potential acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating and pursuing suitable acquisitions, whether or not they are consummated.

In addition, if we acquire additional businesses, we may not be able to integrate the acquired personnel, operations and technologies successfully, or effectively manage the combined business following the acquisition. We also may not achieve the anticipated benefits from the acquired business due to a number of factors, including, but not limited to:

•        inability to integrate or benefit from acquired technologies or services in a profitable manner;

•        unanticipated costs or liabilities, including legal liabilities, associated with the acquisition;

•        difficulty integrating the accounting systems, operations and personnel of the acquired business;

•        difficulties and additional expenses associated with supporting legacy products and hosting infrastructure of the acquired business;

•        difficulty converting the clients of the acquired business onto our platform and contract terms, including disparities in the revenue, licensing, support or professional services model of the acquired company;

•        diversion of management’s attention from other business concerns;

•        adverse effects to our existing business relationships with business partners and clients as a result of the acquisition;

•        the potential loss of key employees or contractors;

•        use of resources that are needed in other parts of our business; and

•        use of substantial portions of our available cash to consummate the acquisition.

In addition, a significant portion of the purchase price of businesses we acquire may be allocated to acquired goodwill and other intangible assets, which must be assessed for impairment at least annually. In the future, if our acquisitions do not yield expected returns, we may be required to take charges to our results of operations based on this impairment assessment process, which could adversely affect our results of operations.

Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect our results of operations. In addition, if an acquired business fails to meet our expectations, our business, financial condition and results of operations may suffer.

If we are unable to grow, or if we fail to manage future growth effectively, our revenues may not increase and we may be unable to implement our business strategy.

Our future success depends upon our ability to grow, and if we are unable to manage our growth effectively, we may incur unexpected expenses and be unable to meet our clients’ requirements, all of which could materially adversely affect our business, financial condition and results of operations. A key aspect to managing our growth is our ability to scale our capabilities, including in response to unexpected shifts in demand for telemedicine, such as during the COVID-19 pandemic. To manage our current and anticipated future growth effectively, we must continue to maintain and enhance our IT infrastructure, financial and accounting systems and controls. We must also attract, train and retain a significant number of qualified physicians, sales and marketing personnel, customer support personnel, professional services personnel, software engineers, technical personnel and management personnel, and the availability of such personnel, in particular physicians and software engineers, may be constrained.

Our growth depends on the acceptance of our solutions as a suitable supplement to traditional healthcare delivery systems and on our ability to overcome operational challenges. Our business model and solutions could lose their viability as a supplement to traditional healthcare delivery systems due to client dissatisfaction or new alternative solutions. If we are unable to address the needs of our clients, or our clients are dissatisfied with the quality of our solutions, our clients may not renew their contracts, seek to cancel or terminate their relationship with us or renew on less favorable terms, any of which could cause our annual net dollar retention rate to decrease.

As we continue to grow, including from the integration of employees and businesses acquired in connection with previous or future acquisitions, we may find it difficult to maintain important aspects of our corporate culture, which could negatively affect our profitability and our ability to retain and recruit qualified personnel who are essential for our future success. If we do not effectively manage our growth, we may not be able to execute on our business plan, respond to competitive pressures, take advantage of market opportunities, satisfy client requirements or maintain high-quality solutions. Additionally, we may not be able to expand and upgrade our systems and infrastructure to accommodate future growth.

Failure to effectively manage our growth could also lead us to over-invest or under-invest in development and operations, result in weaknesses in our infrastructure, systems or controls, give rise to operational mistakes, financial losses, loss of productivity or business opportunities and result in loss of employees and reduced productivity of remaining employees. Our growth is expected to require significant capital expenditures and may divert financial resources from other projects such as the development of new solutions and services. If we are unable to effectively manage our growth, our expenses may increase more than expected, our revenues may not increase or may grow more slowly than expected and we may be unable to implement our business strategy. The quality of our services may also suffer, which could negatively affect our reputation and harm our ability to attract and retain clients.

We may be unable to execute on our growth initiatives successfully, business strategies or operating plans.

We are continually executing a number of growth initiatives, strategies and operating plans designed to enhance our business. For example, we recently entered into new specialist healthcare professional markets. The anticipated benefits from these efforts are based on several assumptions that may prove to be inaccurate. Moreover, we may not be able to complete these growth initiatives successfully, strategies and operating plans and realize all of the benefits, including growth targets and cost savings, that we expect to achieve, or it may be more costly to do so than we anticipate. A variety of risks could cause us not to realize some or all of the expected benefits. These risks include, among others, delays in the anticipated timing of activities related to such growth initiatives, strategies and operating plans, increased difficulty and cost in implementing these efforts, including difficulties in complying with new regulatory requirements and the incurrence of other unexpected costs associated with operating the business. Moreover, our continued implementation of these programs may disrupt our operations and performance. As a result, we cannot assure you that we will realize these benefits. If, for any reason, the benefits we realize are less than our estimates or the implementation of these growth initiatives, strategies and operating plans adversely affect our operations or cost more or take longer to effectuate than we expect, or if our assumptions prove inaccurate, our business, financial condition and results of operations may be materially adversely affected.

Our growth depends in part on the success of our strategic relationships with third parties.

To grow our business, we anticipate that we will continue to depend on relationships with third parties, such as channel partners. In addition to growing our indirect sales channels, we intend to pursue additional relationships with other third parties, such as physician groups, integrated delivery networks and government contractors. Identifying partners, and negotiating and documenting relationships with them, requires significant time and resources. Our competitors may be effective in causing third parties to favor their products or services over our solutions. In addition, acquisitions of such partners by our competitors could result in a decrease in the number of our current and potential clients, as these partners may no longer facilitate the adoption of our solutions. Further, some of our partners are or may become competitive with certain of our solutions and may elect to no longer integrate with our platform. If we are unsuccessful in establishing or maintaining our relationships with third parties, our ability to compete in the marketplace or to grow our revenues could be impaired, and our results of operations may suffer. Even if we are successful, we cannot ensure that these relationships will result in increased client usage of our applications or increased revenue.

If the estimates and assumptions we use to determine the size of our total addressable market are inaccurate, our future growth rate may be affected and our business would be harmed.

Market opportunity estimates and growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. Even if the market in which we compete meets our size estimates and forecasted growth, our business could fail to grow at similar rates, if at all. The principal assumptions relating to our market opportunity include all hospitals in the United States adopting outsourced clinical resources via telemedicine and that we can successful add specialties to our solutions beyond those currently offered today. Our market opportunity is also based on the assumption that our existing and future offerings will be more attractive to our clients and potential clients than competing solutions. If these assumptions prove inaccurate, our business, financial condition, and results of operations could be adversely affected. For more information regarding our estimates of market opportunity and the forecasts of market growth included in this prospectus, see the section titled “Market and Industry Data.”

We may not grow at the rates we historically have achieved or at all, even if our key metrics may indicate growth, which may adversely affect the market price of our Class A common stock.

We have experienced significant growth in recent years. Future revenues may not grow at these same rates or may decline. Our future growth will depend, in part, on our ability to grow our revenues from existing clients, to complete sales to potential future clients, to expand our client base, to develop new solutions and services. We can provide no assurances that we will be successful in executing on these growth strategies or that, even if our key metrics would indicate future growth, we will continue to grow our revenues or to generate net income. Our ability to execute on our existing sales pipeline, create additional sales pipelines and expand our client base depends on, among other things, the attractiveness of our services relative to those offered by our competitors, our ability to demonstrate the value of our existing and future services and our ability to attract and retain a sufficient number of qualified sales and marketing leadership and support personnel. In addition, our existing clients may be slower to adopt our services than we currently anticipate, which could adversely affect our results of operations and growth prospects and the market price of our Class A common stock.

We have been and may in the future become subject to litigation, which could be costly and time-consuming to defend.

We have been and may in the future become subject to legal proceedings and claims that arise in the ordinary course of business, such as claims brought by our clients in connection with commercial disputes or employment claims made by our current or former associates. Litigation may result in substantial costs and may divert management’s attention and resources, which may substantially harm our business, financial condition and results of operations. Insurance may not cover such claims, may not provide sufficient payments to cover all of the costs to resolve one or more such claims and may not continue to be available on terms acceptable to us. Resolution of some of these types of matters against us may result in our having to pay significant fines, judgments, or settlements, which, if uninsured, or if the fines, judgments, and settlements exceed insured levels, could adversely affect our results of operations and cash flows, thereby harming our business and stock price. For example, fines or assessments could be levied against us under domestic or foreign data privacy laws (such as the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), the General Data Protection Regulation (“GDPR”), or the California Consumer Privacy Act of 2018 (“CCPA”)) or under authority of privacy enforcing governmental entities (such as the Federal Trade Commission (“FTC”), or the U.S. Department of Health and Human Services (“HHS”)) or as a result of private actions, such as class actions based on data breaches or based on private rights of action (such as that contained in the CCPA). Certain litigation or the resolution of certain litigation may affect the availability or cost of some of our insurance coverage, which could adversely affect our results of operations and cash flows, expose us to increased risks that would be uninsured and adversely affect our ability to attract directors and officers. In addition, such litigation could result in increased scrutiny by government authorities having authority over our business, such as the FTC, the HHS, Office for Civil Rights (“OCR”), and state attorneys general.

We may become subject to medical liability claims, which could cause us to incur significant expenses, may require us to pay significant damages if not covered by insurance, and could adversely affect our business, financial condition and results of operations.

Our business entails the risk of medical liability claims against us and our affiliated professional entities. We and our affiliated professional entities have in the past and may in the future be subject to medical liability claims and, if these claims are successful, substantial damage awards. Although we maintain insurance covering medical malpractice claims in amounts that we believe are appropriate in light of the risks attendant to our business, we cannot predict the outcomes of medical malpractice cases, the effect that any claims of this nature, regardless of their ultimate outcome, could have on our business or reputation or on our ability to attract and retain clients. Professional liability insurance is expensive and insurance premiums may increase significantly in the future, particularly as we expand our services. As a result, adequate professional liability insurance may not be available to our providers or to us in the future at acceptable costs or at all.

Any claims made against us that are not fully covered by insurance could be costly to defend against, result in substantial damage awards against us and divert the attention of our management and our providers from our operations, which could have a material adverse effect on our business, financial condition and results of operations. In addition, any claims may adversely affect our business or reputation.

Our ability to use our net operating losses to offset future taxable income may be subject to certain limitations.

In general, under Section 382 of the U.S. Internal Revenue Code of 1986, as amended, or the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change net operating losses, or NOLs, to offset future taxable income. A Section 382 “ownership change” generally occurs if one or more stockholders or groups of stockholders who own at least 5% of our stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Similar rules may apply under state tax laws. As of December 31, 2019, we had approximately $158.4 million of federal net operating loss carryforwards and $133.1 million of state net operating loss carryforwards. The federal net operating loss carryforwards created subsequent to the year ended December 31, 2017, of $37.4 million carry forward indefinitely, whereas the remaining federal net operating loss carryforwards of $121.0 million begin to expire in 2025. Our ability to utilize NOLs may be currently subject to limitations due to prior ownership changes. Future changes in our stock ownership, some of which are outside of our control, could result in an ownership change under Section 382 of the Code, further limiting our ability to utilize NOLs arising prior to such ownership change in the future. There is also a risk that due to regulatory changes, such as suspensions on the use of NOLs, or other unforeseen reasons, our existing NOLs could expire or otherwise be unavailable to offset future income tax liabilities. We have recorded a full valuation allowance against the deferred tax assets attributable to our NOLs that are not more likely than not expected to be utilized.

Taxing authorities may successfully assert that we should have collected or in the future should collect sales and use, value-added, or similar taxes, and we could be subject to liability with respect to past or future sales, which could adversely affect our results of operations.

We do not collect sales and use and similar taxes in any states for telemedicine services based on our belief that our services are not subject to such taxes in any state. Sales and use and similar tax laws and rates vary greatly from state to state. Certain states in which we do not collect such taxes may assert that such taxes are applicable, which could result in tax assessments, penalties and interest with respect to past services, and we may be required to collect such taxes for services in the future. Such tax assessments, penalties and interest or future requirements may adversely affect our results of operations.

If our relationships with physicians and other provider specialists within our network are characterized as employees, we would be subject to employment and withholding liabilities.

Although we believe that some of our physicians and other provider specialists within our network are properly characterized as independent contractors, tax or other regulatory authorities may in the future challenge our characterization of these relationships. If such regulatory authorities or state, federal or foreign courts were to determine that our providers or experts are employees, and not independent contractors, we would be required to withhold income taxes, to withhold and pay social security, Medicare and similar taxes and to pay unemployment and other related payroll taxes. We would also be liable for unpaid past taxes and subject to penalties. As a result, any determination that our providers or experts are our employees could have a material adverse effect on our business, financial condition and results of operations.

We may require additional capital from equity or debt financings to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new solutions or enhance our existing solutions, enhance our operating infrastructure and acquire complementary businesses and technologies. In order to achieve these objectives, we may make future commitments of capital resources. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through further issuances of equity or debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters. In addition, we may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly limited.

We have identified a material weakness in our internal control over financial reporting and we may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, which may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Prior to the Business Combination, Legacy SOC Telemed was a private company with limited accounting and financial reporting personnel and other resources with which to address its internal controls and procedures. In connection with the audit of its consolidated financial statements for the year ended December 31, 2019, Legacy SOC Telemed and its independent registered public accounting firm identified a material weakness in its internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Legacy SOC Telemed determined that it had a material weakness related to the design of its control environment because Legacy SOC Telemed did not (i) maintain a sufficient complement of personnel with an appropriate degree of knowledge, experience, and training, commensurate with its accounting and reporting requirements, (ii) did not maintain sufficient evidence of formal procedures and controls to achieve complete, accurate and timely financial accounting, reporting and disclosures nor were monitoring controls evidenced at a sufficient level to provide the appropriate level of oversight of activities related to its internal control over financial reporting and (iii) did not design and maintain effective controls over segregation of duties with respect to creating and posting manual journal entries. With the oversight of senior management and its audit committee, Legacy SOC Telemed implemented a remediation plan which includes (i) the hiring of personnel with technical accounting and financial reporting experience to further bolster its ability to assess judgmental areas of accounting and provide an appropriate level of oversight of activities related to internal control over financial reporting, (ii) the implementation of improved accounting and financial reporting procedures and controls to improve the timeliness of its financial reporting cycle, (iii) the implementation of new accounting and financial reporting systems to improve the completeness and accuracy of its financial reporting and disclosures and (iv) the establishment of formalized internal controls to maintain segregation of duties between control operators. We have continued the implementation of this plan following the Business Combination and believe the measures described above will remediate the material weakness identified and strengthen our internal control over financial reporting. We are committed to continuing to improve our internal control processes and will continue to diligently and vigorously review our financial reporting controls and procedures.

While we continue to implement our plan to remediate the material weakness described above, we cannot predict the success of such plan or the outcome of our assessment of these plans at this time. If our steps are insufficient to remediate the material weakness successfully and otherwise establish and maintain an effective system of internal control over financial reporting, the reliability of the our financial reporting, investor confidence in us, and the value of the our Class A common stock could be materially and adversely affected. We can give no assurance that the implementation of this plan will remediate these deficiencies in internal control or that additional material weaknesses or significant deficiencies in our internal control over financial reporting will not be identified in the future. Our failure to implement and maintain effective internal control over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, causing us to fail to meet our reporting obligations.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of the applicable listing standards of Nasdaq. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly and place significant strain on our personnel, systems and resources. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. We are also continuing to improve our internal control over financial reporting, which includes hiring additional accounting and financial personnel to implement such processes and controls. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight. If any of these new or improved controls and systems do not perform as expected, we may experience material weaknesses in our controls. Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business. Further, weaknesses in our disclosure controls and internal control over financial reporting may be discovered in the future.

Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our results of operations or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our Class A common stock. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on Nasdaq. We are required to comply with the SEC rules that implement Section 404 of the Sarbanes-Oxley Act and are required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. We will be required to provide an annual management report on the effectiveness of our internal control over financial reporting commencing with our annual report on Form 10-K for the year ended December 31, 2021. Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company” as defined in the JOBS Act or a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed, or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could have an adverse effect on our business and results of operations and could cause a decline in the price of our Class A common stock.

Changes in financial accounting standards may adversely affect our reported results of operations.

A change in accounting standards or practices, in particular with respect to revenue recognition, could adversely affect our operating results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. For example, in May 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), as amended, which supersedes nearly all existing revenue recognition guidance under accounting principles generally accepted in the United States of America. We will adopt Topic 606 for our annual reporting period beginning January 1, 2020, and interim reporting periods within the annual reporting period beginning January 1, 2021. We currently anticipate adopting the standard using the modified retrospective approach. We are in the process of evaluating the impact of the adoption of this new revenue standard on our consolidated financial statements. See Note 2 of the notes to our condensed consolidated financial statements included elsewhere in this prospectus for additional information on the new standard. These and other changes to existing rules or the questioning of current practices may adversely affect our operating results. In addition, any difficulties in implementing this new revenue standard could cause us to fail to meet our financial reporting obligations, which could result in regulatory discipline and harm investors’ confidence in us.

Risks Related to Governmental Regulation

Government regulation of healthcare creates risks and challenges with respect to our compliance efforts and our business strategies.

The healthcare industry is highly regulated and is subject to changing political, legislative, regulatory, and other influences. Existing and new laws and regulations affecting the healthcare industry could create unexpected liabilities for us, could cause us to incur additional costs, and could restrict our operations. Many healthcare laws are complex, and their application to specific products and services may not be clear. In particular, many existing healthcare laws and regulations, when enacted, did not anticipate the services that we provide. However, these laws and regulations may nonetheless be applied to our business. Our failure to accurately anticipate the application of these laws and regulations, or other failure to comply, could create liability for us, result in adverse publicity and materially affect its business, financial condition, and results of operations.

If we fail to comply with extensive healthcare laws and government regulations, we could suffer penalties or be required to make significant changes to our operations.

The healthcare industry is required to comply with extensive and complex laws and regulations at the federal, state and local government levels relating to, among other things:

•        licensure of health providers, certification of organizations and enrollment with government reimbursement programs;

•        necessity and adequacy of medical care;

•        relationships with physicians and other referral sources and referral recipients;

•        billing and coding for services;

•        properly handling overpayments;

•        quality of medical equipment and services;

•        qualifications of medical and support personnel;

•        confidentiality, maintenance, data breach, identity theft and security issues associated with health-related and personal information and medical records; and

•        communications with patients and consumers.

Among these laws are the federal Stark Law, the federal Anti-Kickback Statute, the False Claims Act, and similar state laws. If we fail to comply with applicable laws and regulations, we could suffer civil sanctions and criminal penalties, including the loss of our ability to participate in the Medicare, Medicaid and other federal and state healthcare programs. While we endeavor to ensure that our financial relationships with referral sources such as hospitals and physicians comply with the applicable laws (including applicable safe harbors and exceptions), evolving interpretations or enforcement of these laws and regulations could subject our current practices to allegations of impropriety or illegality or could require us to make changes in our operations. A determination that we have violated these or other laws, or the public announcement that we are being investigated for possible violations of these or other laws, could have a material adverse effect on our business, financial condition, results of operations or prospects, and our business reputation could suffer significantly. In addition, other legislation or regulations at the federal or state level may be adopted that adversely affect our business.

Our use and disclosure of personally identifiable information, including health information, is subject to federal and state privacy and security regulations, and our failure to comply with those regulations or to adequately secure the information we hold could result in significant liability or reputational harm and, in turn, a material adverse effect on our client base, business, financial condition and results of operations.

Numerous state and federal laws and regulations, including HIPAA, govern the collection, dissemination, use, privacy, confidentiality, security, availability and integrity of personally identifiable information, or PII, including protected health information. HIPAA establishes a set of basic national privacy and security standards for the protection of protected health information (“PHI”) by health plans, healthcare clearinghouses and certain healthcare providers, referred to as covered entities, and the business associates with whom such covered entities contract for services, which includes us.

HIPAA requires healthcare providers like us to develop and maintain policies and procedures with respect to PHI that is used or disclosed, including the adoption of administrative, physical and technical safeguards to protect such information. HIPAA also implemented the use of standard transaction code sets and standard identifiers that covered entities must use when submitting or receiving certain electronic healthcare transactions, including activities associated with the billing and collection of healthcare claims.

HIPAA imposes mandatory penalties for certain violations. HIPAA also authorizes state attorneys general to file suit on behalf of their residents. Courts will be able to award damages, costs and attorneys’ fees related to violations of HIPAA in such cases. While HIPAA does not create a private right of action allowing individuals to sue us in civil court for violations of HIPAA, its standards have been used as the basis for duty of care in state civil suits such as those for negligence or recklessness in the misuse or breach of PHI.

In addition, HIPAA mandates that the Secretary of HHS conduct periodic compliance audits of HIPAA covered entities or business associates for compliance with the HIPAA Privacy and Security Standards. It also tasks HHS with establishing a methodology whereby harmed individuals who were the victims of breaches of unsecured PHI may receive a percentage of the Civil Monetary Penalty fine paid by the violator.

HIPAA further requires that patients be notified of any unauthorized acquisition, access, use or disclosure of their unsecured PHI that compromises the privacy or security of such information, with certain exceptions related to unintentional or inadvertent use or disclosure by employees or authorized individuals. HIPAA specifies that such notifications must be made “without unreasonable delay and in no case later than 60 calendar days after discovery of the breach.” If a breach affects 500 patients or more, it must be reported to HHS without unreasonable delay, and HHS will post the name of the breaching entity on its public web site. Breaches affecting 500 patients or more in the same state or jurisdiction must also be reported to the local media. If a breach involves fewer than 500 people, the covered entity must record it in a log and notify HHS at least annually.

Numerous other federal and state laws protect the confidentiality, privacy, availability, integrity and security of PII, including PHI. These laws in many cases are more restrictive than, and may not be preempted by, the HIPAA rules and may be subject to varying interpretations by courts and government agencies, creating complex compliance issues for us and our clients and potentially exposing us to additional expense, adverse publicity and liability.

New health information standards, whether implemented pursuant to HIPAA, congressional action or otherwise, could have a significant effect on the manner in which we must handle healthcare related data, and the cost of complying with standards could be significant. If we do not comply with existing or new laws and regulations related to PHI, we could be subject to criminal or civil sanctions.

Because of the extreme sensitivity of the PII we store and transmit, the security features of our technology platform are very important. If our security measures, some of which are managed by third parties, are breached or fail, unauthorized persons may be able to obtain access to sensitive client and patient data, including HIPAA-regulated PHI. As a result, our reputation could be severely damaged, adversely affecting client or investor confidence. Clients may curtail their use of or stop using our services or our client base could decrease, which would cause our business to suffer. In addition, we could face litigation, damages for contract breach, penalties and regulatory actions for violation of HIPAA and other applicable laws or regulations and significant costs for remediation, notification to individuals and for measures to prevent future occurrences. Any potential security breach could also result in increased costs associated with liability for stolen assets or information, repairing system damage that may have been caused by such breaches, incentives offered to client or other business partners in an effort to maintain our business relationships after a breach and implementing measures to prevent future occurrences, including organizational changes, deploying additional personnel and protection technologies, training employees and engaging third-party experts and consultants. While we maintain insurance covering certain security and privacy damages and claim expenses, we may not carry insurance or maintain coverage sufficient to compensate for all liability and, in any event, insurance coverage would not address the reputational damage that could result from a security incident.

We outsource important aspects of the storage and transmission of client and patient information, and thus rely on third parties to manage functions that have material cyber-security risks. We attempt to address these risks by requiring outsourcing subcontractors who handle customer and patient information to sign business associate agreements contractually requiring those subcontractors to adequately safeguard personal health data to the same extent that applies to us and in some cases by requiring such outsourcing subcontractors to undergo third-party security examinations. However, we cannot assure you that these contractual measures and other safeguards will adequately protect us from the risks associated with the storage and transmission of such information on our behalf by our subcontractors.

We also publish statements to our clients that describe how we handle and protect personal information. If federal or state regulatory authorities or private litigants consider any portion of these statements to be untrue, we may be subject to claims of deceptive practices, which could lead to significant liabilities and consequences, including, without limitation, costs of responding to investigations, defending against litigation, settling claims and complying with regulatory or court orders.

We have specific requirements to protect the privacy and security of personal health information we collect from or on behalf of our clients.

Privacy and security of personal health information, particularly personal health information stored and transmitted electronically, is a major issue in the United States. The Privacy Standards and Security Standards under HIPAA establish a set of national privacy and security standards for the protection of individually identifiable health information by health plans, healthcare clearinghouses and healthcare providers (referred to as covered entities) and their business associates. We may be required to comply with the HIPAA Privacy and Security Standards for physical, technical, and administrative safeguards, among other requirements. We cannot assure you that it will adequately address the risks created by these requirements, and if it fails to do so we could potentially be subject to HIPAA’s criminal and civil penalties. The Health Information Technology for Economic and Clinical Health (or “HITECH”) Act, which was enacted as part of the American Recovery and Reinvestment Act of 2009, and amended HIPAA, increased civil penalty amounts for violations of HIPAA and significantly strengthened enforcement by requiring the United States Department of Health and Human Services to conduct periodic audits to confirm compliance and authorizing state attorneys general to bring civil actions seeking either injunctions or damages in response to violations of HIPAA Privacy and Security Standards that threaten the privacy of state residents.

Both federal and state governments continue to adopt and/or are considering a number of new regulations related to protection of personal information. Thus, we may incur costs to monitor, evaluate, and modify operational processes for compliance.

Federal healthcare reform legislation and its evolving regulation and enforcement could materially affect our business, financial condition and results of operations.

The Patient Protection and Affordable Care Act (“PPACA”) was signed into law in March 2010. The PPACA has made extensive changes to the system of healthcare insurance and benefits in the United States. The scope of the law, legislative amendments to certain provisions, and the continued changes to regulations and administrative policies implementing its many provisions make it difficult to predict how the law will continue to affect our clients and our business. Furthermore, states are making legislative and regulatory changes in response to the evolving status of the insurance markets in their states.

Accordingly, while we do not currently anticipate any adverse material adverse effects on its business as a direct result of application of the PPACA to its business, we are unable to predict what the indirect impacts of the PPACA will be on our business through its effects on other healthcare industry participants. Highly political and ongoing industry response to the PPACA, uncertainties created by the PPACA, and federal and state regulatory activity prompted by the PPACA could have a material adverse effect on our business, financial condition, and results of operations.

If we fail to comply with federal and state laws and policies governing claim submissions to government healthcare programs or commercial insurance programs, we or our clients may be subject to civil and criminal penalties or loss of eligibility to participate in government healthcare programs and contractual claims by commercial insurers.

We offer revenue cycle management services to our clients that include the preparation and submission of claims for professional service and billing agent collection processing with payers on behalf of our clients. Certain of these reimbursement claims are governed by federal and state laws with potential civil and criminal penalties for non-compliance. The HIPAA security, privacy and transaction standards also have a potentially significant effect on our claims preparation, transmission and submission services, because such services must be structured and provided in a way that supports our clients’ HIPAA compliance obligations. Errors by us or our systems with respect to entry, formatting, preparation or transmission of claim information may be determined or alleged to be in violation of these laws and regulations. If our revenue cycle management services fail to comply with these laws and regulations, we may be subjected to federal or state government investigations and possible penalties may be imposed upon us, false claims actions may have to be defended, private payers may file claims against us, and we may be excluded from Medicare, Medicaid or other government-funded healthcare programs. Further, our clients may seek contractual remedies and indemnification. Any investigation or proceeding related to these topics, even if unwarranted or without merit, could adversely affect demand for our services, could force us to expend significant capital, research and development and other resources to address the failure, and may have a material adverse effect on our business, results of operations and financial condition.

If we fail to comply with Medicare and Medicaid regulatory, guidance, or policy requirements, we may be subjected to reduced reimbursement, overpayment demands or loss of eligibility to participate in these programs.

Our affiliated professional entities enrolled and recently began participating in certain government health care programs covering certain of the professional services delivered by our affiliated professional entities. We expect a growing portion of our patient services to be reimbursed by government health care programs. The Medicare and Medicaid programs are highly regulated, and unique requirements governing the reimbursement of professional services delivered using telemedicine are evolving and complicated. In addition, changes in government health care programs may reduce the reimbursement we receive and could adversely affect our business and results of operations. In particular, there is uncertainty regarding whether temporary waivers of certain Medicare conditions of participation and payment for many virtual care services and temporary expansions of the types of Medicare-covered services that can be provided remotely will continue or be made permanent. If we fail to comply with applicable reimbursement laws and regulations, reimbursement under these programs and participation in these programs could be adversely affected. Federal or state governments may also impose other sanctions on us for failure to comply with the applicable reimbursement regulations, including but not limited to recovering an overpayment. Failure to comply with these or future laws and regulations could result in our or our affiliated provider network’s ability to provide telemedicine services to our clients.

Physician licensing and credentialing, a cost of providing professional services, can negatively impact our margins as we may incur increased expenses to utilize appropriately licensed and credentialed physicians for consult demands, especially when expanding to new jurisdictions and new hospital clients.

A physician’s ability to perform telemedicine consults is dictated by where the physician is licensed to practice and with whom the physician is privileged to provide services. State licensure and physician credentialing requirements take time to procure, often necessitating months of lead-time before a physician is able to take consults for a particular hospital facility. Our ability to manage and anticipate physician need and prioritize licensing and credentialing could impact profit margins and expense management. As consult demands increase in areas where only a limited number of physicians hold necessary licenses and credentials, those physicians with appropriate licensing and credentialing to meet client demands may assume additional overtime shifts or otherwise demand increased fees, thereby increasing our costs. Further, obtaining a license to practice medicine in a particular jurisdiction is at the discretion of the local state medical board, and, as such, timing to achieve licensure in certain jurisdictions may be outside our ability to accomplish within expected time frames.

Recent and frequent state legislative and regulatory changes specific to telemedicine may present us with additional requirements and state compliance costs, with potential operational impacts in certain jurisdictions.

In recent years, states have adopted an abundance of new legislation and regulations specific to telemedicine. In some cases, this legislation and regulation, typically targeting “direct to consumer” telehealth service offerings rather than specialty consultative services, such as our acute telemedicine solutions, incorporates informed consent, modality, medical record, and other requirements. Thus, where new legislation and regulations apply to our telemedicine solutions, we may incur costs to monitor, evaluate, and modify operational processes for compliance. All such activities increase our costs and could, in certain circumstances, impact our ability to make available telemedicine services in a particular state.

Risks Related to Our Use of Technology

Failure to keep pace with advances in technology could cause our solutions to become obsolete, which could harm our business, financial condition and results of operations.

The telemedicine industry is characterized by rapid technological change, changing consumer requirements, short product lifecycles and evolving industry standards. The successful implementation of our business model depends on our ability to anticipate and adapt to evolving technologies and industry standards and introduce new solutions accordingly. For example, we recently started deploying our Telemed IQ software platform to hospital organizations as a stand-alone software-as-a-service solution independent of our clinical services to enable these providers to optimize and scale our platform across all of their care sites. These new solutions carry risks, such as cost overruns, delays in delivery, performance problems, and lack of acceptance by our clients. If we cannot anticipate or adapt to rapidly evolving industry standards, technology, and increasingly sophisticated clients and their employees, our existing technology could become undesirable, obsolete, or harm our reputation. Moreover, we may not be successful in developing, using, marketing, selling or maintaining new technologies effectively or adapting our solutions to evolving client requirements or emerging industry standards, and, as a result, our business, financial condition and results of operations could be materially adversely affected. In addition, we have limited insight into trends that might develop and affect our business, which could lead to errors in our predicting and reacting to relevant business, legal, and regulatory trends and healthcare reform. Further, there can be no assurance that technological advances by one or more of our competitors or future competitors will not result in our present or future solutions and services becoming uncompetitive or obsolete. If any of these events occur, it could harm our business.

We depend upon third-party service providers for certain technologies. If these third-party providers fail to fulfill their contractual obligations, fail to maintain or support those technologies or choose to discontinue their services, our business and operations could be disrupted and our results of operations may be adversely affected.

We depend upon third-party service providers for important functions of our solutions. Software, network applications and data, as well as the core video and audio system integral to our business, are hosted on third-party sites. These facilities may be vulnerable to damage or interruption from earthquakes, hurricanes, floods, fires, cyber security attacks, terrorist attacks, power losses, telecommunications failures, COVID-19 pandemic-related business disruptions, and similar events. The occurrence of a natural disaster or an act of terrorism, a decision to close the facilities without adequate notice, or other unanticipated problems could result in lengthy interruptions in our providing our services. The facilities also could be subject to break-ins, computer viruses, sabotage, intentional acts of vandalism, and other misconduct. Redundancies and backup systems are in place to prevent operational disruptions and data loss, but if these technologies fail or are of poor quality, our business, reputation and results of operations could be materially adversely affected. Failures or disruption in the delivery of telemedicine services could result in client dissatisfaction, disrupt our operations, and materially adversely affect operating results. Additionally, we have significantly less control over the technologies third parties provide to us than if we maintained and operated them ourselves. In some cases, functions necessary to some of our solutions may be performed by these third-party technologies. If we need to find an alternative source for performing these functions, we may have to expend significant money, resources and time to develop the alternative, and if this development is not accomplished in a timely manner and without significant disruption to our business, we may be unable to fulfill our obligations to clients. Any errors, failures, interruptions, or delays experienced in connection with these third-party technologies and information services or our own systems could negatively impact our relationships with clients and adversely affect our business and could expose us to third-party liabilities.

If the systems that we use to provide our services experience security breaches, we may incur significant liabilities, and our reputation and business may be adversely affected.

Our services involve the storage and transmission of our clients’ proprietary information, sensitive or confidential data, including valuable personal information of patients, clients and others, as well as the PHI of our clients. Because of the extreme sensitivity of the information we store and transmit, the security features of our computer, network and communications systems infrastructure are critical to the success of our business. We are also dependent on third-party vendors to keep their systems secure in order to protect our information systems and data. A breach or failure of our or our third-party vendors’ security measures could result from a variety of circumstances and events, including third-party action, employee negligence or error, malfeasance, computer viruses, cyber-attacks by computer hackers, failures during the process of upgrading or replacing software and databases, power outages, hardware failures, telecommunication failures, user errors or catastrophic events. Information security risks have generally increased in recent years because of the proliferation of new technologies and the increased sophistication and activities of perpetrators of cyber-attacks. As cyber threats continue to evolve, we may be required to expend additional resources to further enhance our information security measures and/or to investigate and remediate any information security vulnerabilities. If our or our third-party vendors’ security measures fail or are breached, it could result in unauthorized persons accessing sensitive client or patient data (including PHI), a loss of or damage to our data, an inability to access data sources, or process data or provide our services to our clients. Such failures or breaches of our or our third-party vendors’ security measures, or our or our third-party vendors’ inability to effectively resolve such failures or breaches in a timely manner, could severely damage our reputation, adversely affect client or investor confidence in us, and reduce the demand for our services from existing and potential clients. In addition, we could face litigation, damages for contract breach, monetary penalties, or regulatory actions for violation of applicable laws or regulations, and incur significant costs for remedial measures to prevent future occurrences and mitigate past violations. Although we maintain insurance covering certain security and privacy damages and claim expenses, we may not carry insurance or maintain coverage sufficient to compensate for all liability and, in any event, insurance coverage would not address the reputational damage that could result from a security incident.

We or our third-party vendors may experience cyber-security and other breach incidents that remain undetected for an extended period. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until launched, we or our third-party vendors may be unable to anticipate these techniques or to implement adequate preventive measures. If an actual or perceived breach of our or our third-party vendors’ security occurs, or if we or our third-party vendors are unable to effectively resolve such breaches in a timely manner, the market perception of the effectiveness of our security measures could be harmed and we could lose sales and clients, which could have a material adverse effect on our business, financial condition and results of operations.

We rely on telecommunications and internet service providers for providing solutions to our clients, and any interruption or failure in the services provided by these third parties could adversely affect our reputation, business, financial condition and results of operations.

Our business is highly dependent on telecommunications and internet service providers. We serve our clients using third-party data centers and telecommunications solutions, including cloud infrastructure services. Our services are designed to operate 24-hours-a-day, seven-days-a-week, without interruption. However, we have experienced, and we expect that we will continue to experience, interruptions and delays in services and availability from time to time. We may not maintain redundant systems or facilities for some of these services. While we control and have access to our servers, we do not control the operation of these facilities. The cloud vendors and the owners of our data center facilities have no obligation to renew their agreements with us on commercially reasonable terms or at all. If we are unable to renew these agreements on commercially reasonable terms, or if one of our cloud vendors or data center operators is acquired, we may be required to transfer our servers and other infrastructure to a new vendor or a new data center facility, and we may incur significant costs and possible service interruption in connection with doing so. Problems faced by our cloud vendors or third-party data center locations with the telecommunications network providers with whom we or they contract or with the systems by which our telecommunications providers allocate capacity among their customers, including us, could adversely affect the experience of our clients. Our cloud vendors or third-party data center operators could decide to close their facilities without adequate notice. In addition, any financial difficulties, such as bankruptcy faced by our cloud vendors or third-party data centers operators or any of the service providers with whom we or they contract may have negative effects on our business, the nature and extent of which are difficult to predict.

Additionally, if our cloud or data centers vendors are unable to keep up with our growing needs for capacity, this could have an adverse effect on our business. For example, a rapid expansion of our business could affect the service levels at our cloud vendors or data centers or cause such cloud systems or data centers and systems to fail. Any changes in third-party service levels at our cloud vendors or data centers or any disruptions or other performance problems with our solution could adversely affect our reputation and may damage our clients’ and clients’ stored files or result in lengthy interruptions in our services. Interruptions in our services may reduce our revenue, cause us to issue refunds to clients for prepaid and unused subscriptions, subject us to potential liability or adversely affect client renewal rates.

In the event of a catastrophic event with respect to one or more of these systems or facilities, we may experience an extended period of system unavailability, which could negatively impact our relationships with clients. To operate without interruption, both we and our service providers must guard against:

•        damage from fire, power loss, natural disasters and other force majeure events outside our control;

•        communications failures;

•        software and hardware errors, failures and crashes;

•        security breaches, computer viruses, hacking, denial-of-service attacks and similar disruptive problems; and

•        other potential interruptions.

Moreover, system failures may result in loss of data, including patient data, which is critical to the provision of our services. Any errors, failures, interruptions or delays experienced in connection with our or our third parties’ systems could negatively impact our relationships with clients, adversely affect our brand and expose us to liabilities to third parties, all of which could materially adversely affect our business, financial condition and results of operations.

Failure to protect or enforce our intellectual property rights could impair our ability to protect our internally developed technology and our brand and the costs involved in such enforcement could harm our business, financial condition and results of operations.

Our intellectual property includes our internally developed processes, methodologies, algorithms, applications, technology platform, software code, website content, user interfaces, graphics, trade dress, databases and domain names. We rely on a combination of trademark, trade secret and copyright laws and confidentiality procedures and contractual provisions to protect our intellectual property rights in our internally developed technology and content. We believe that our intellectual property is an essential asset of our business. If we do not adequately protect our intellectual property, our brand and reputation could be harmed and competitors may be able to use our technologies and erode or negate any competitive advantage we may have, which could harm our business, negatively affect our position in the marketplace, limit our ability to commercialize our technology, and delay or render impossible our achievement of profitability. A failure to protect our intellectual property in a cost-effective and meaningful manner could have a material adverse effect on our ability to compete. We regard the protection of our trade secrets, copyrights, trademarks, trade dress, databases and domain names as critical to our success.

We strive to protect our intellectual property rights by relying on federal, state, and common law rights and other rights provided under foreign laws. However, the steps we take to protect our intellectual property rights may be inadequate. For example, other parties, including our competitors, may independently develop similar technology, duplicate our services, or design around our intellectual property and, in such cases, we may not be able to assert our intellectual property rights against such parties. Further, our contractual arrangements may not effectively prevent disclosure of our confidential information or provide an adequate remedy in the event of unauthorized disclosure of our confidential information, and we may be unable to detect the unauthorized use of, or take appropriate steps to enforce, our intellectual property rights.

We make business decisions about when to seek patent protection for a particular technology and when to rely upon trade secret protection, and the approach we select may ultimately prove to be inadequate. In particular, we do not currently hold a patent or other registered or applied for intellectual property protection for our Telemed IQ software platform. Even in cases where we seek patent protection, there is no assurance that the resulting patents will effectively protect every significant feature of our solutions, technology or proprietary information, or provide us with any competitive advantages, since intellectual property law, including statutory and case law, particularly in the United States, is constantly developing, and any changes in the law could make it harder for us to enforce our rights.

In order to protect our intellectual property rights, we may be required to spend significant resources to monitor and protect these rights. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights. An adverse determination of any litigation proceedings could put our intellectual property at risk of being invalidated or interpreted narrowly and could put any related pending patent applications at risk of not issuing. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential or sensitive information could be compromised by disclosure in the event of litigation. In addition, during the course of litigation, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock. Negative publicity related to a decision by us to initiate such enforcement actions against a client or former client, regardless of its accuracy, may adversely impact our other client relationships or prospective client relationships, harm our brand and business, and could cause the market price of our Class A common stock to decline. Our failure to secure, protect, and enforce our intellectual property rights could adversely affect our brand and our business.

We could incur substantial costs as a result of any claim of infringement of another party’s intellectual property rights.

There is considerable patent and other intellectual property development activity in our industry. Our future success depends in part on not infringing upon the intellectual property rights of others. Our competitors, as well as a number of other entities and individuals, including so-called non-practicing entities (NPEs), may own or claim to own intellectual property relating to our solutions. From time to time, third parties may claim that we are infringing upon their intellectual property rights or that we have misappropriated their intellectual property. For example, in some cases, very broad patents are granted that may be interpreted as covering a wide field of machine learning and predictive modeling methods in healthcare. As competition in our market grows, the possibility of patent infringement, trademark infringement and other intellectual property claims against us increases. In the future, we expect others to claim that our solutions and underlying technology infringe or violate their intellectual property rights. In a patent infringement claim against us, we may assert, as a defense, that we do not infringe the relevant patent claims, that the patent is invalid or both. The strength of our defenses will depend on the patents asserted, the interpretation of these patents, and our ability to invalidate the asserted patents. However, we could be unsuccessful in advancing non-infringement and/or invalidity arguments in our defense. In the United States, issued patents enjoy a presumption of validity, and the party challenging the validity of a patent claim must present clear and convincing evidence of invalidity, which is a high burden of proof. Conversely, the patent owner need only prove infringement by a preponderance of the evidence, which is a lower burden of proof. We may be unaware of the intellectual property rights that others may claim cover some or all of our technology or services. Because patent applications can take years to issue and are often afforded confidentiality for some period of time, there may currently be pending applications, unknown to us, that later result in issued patents that could cover one or more aspects of our technology and services. Any claims or litigation could cause us to incur significant expenses and, whether or not successfully asserted against us, could require that we pay substantial damages, ongoing royalty or license payments or settlement fees, prevent us from offering our solutions or using certain technologies, require us to re-engineer all or a portion of our platform, or require that we comply with other unfavorable terms. We may also be obligated to indemnify our clients or business partners or pay substantial settlement costs, including royalty payments, in connection with any such claim or litigation and to obtain licenses, modify applications or refund fees, which could be costly. Even if we were to prevail in such a dispute, any litigation regarding our intellectual property could be costly and time-consuming and divert the attention of our management and key personnel from our business operations.

Our use of open source software could adversely affect our ability to offer our solutions and subject us to possible litigation.

We use open source software in connection with our existing and future solutions. Some open source software licenses require those who distribute open source software as part of their own software product to make available the source code for any modifications or derivative works created based upon the open source software, and that such modifications or derivative works are licensed under the terms of a particular open source license or other license granting third parties certain rights of further use. By the terms of certain open source licenses, we could be required to release the source code of our internally developed software and make it available under open source licenses if we combine and/or distribute our internally developed software with open source software in certain manners. Although we monitor our use of open source software, we cannot be sure that all open source software is reviewed prior to use in our software, that our programmers have not incorporated open source software into our internally developed software or that they will not do so in the future. Additionally, the terms of many open source licenses to which we are subject have not been interpreted by U.S. or foreign courts. There is a risk that open source software licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to provide our existing and future solutions to our clients. In addition, the terms of open source software licenses may require us to provide software that we develop using such open source software to others, including our competitors, on unfavorable license terms. As a result of our current or future use of open source software, we may face claims or litigation, be required to release our internally developed source code, pay damages for breach of contract, re-engineer our technology, discontinue sales in the event re-engineering cannot be accomplished on a timely basis, or take other remedial action that may divert resources away from our development efforts, any of which could have an adverse effect on our business, financial condition and results of operations.

Our software platform may not perform properly due to errors or similar problems, which could damage our reputation, give rise to claims against us, or divert application of our resources from other purposes, any of which could have an adverse effect on our business, financial condition and results of operations.

Telemed IQ, our cloud-based software platform, provides our clients and providers with the ability to, among other things, complete, view and edit medical history; request a consult (either scheduled or on demand); conduct a consult (via video or phone); and initiate an expert medical service. Software development is time-consuming, expensive and complex, and may involve unforeseen difficulties. We may encounter technical obstacles, and it is possible that we may discover additional problems that prevent our software platform from operating properly. If our solutions do not function reliably or fail to achieve client expectations in terms of performance, clients could assert liability claims against us or attempt to cancel their contracts with us. This could damage our reputation and impair our ability to attract or maintain clients.

Moreover, complex software, such as ours, often contains defects and errors, some of which may remain undetected for a period of time. Material performance problems, defects or errors in our existing or new software and services may arise in the future and may result from interface of our solution with systems and data that we did not develop and the function of which is outside of our control or undetected in our testing. Such errors may be found after the introduction of new software or enhancements to existing software. If we detect any errors before we introduce a solution, we may have to delay deployment for an extended period of time while we address the problem. Any defects and errors, and any failure by us to identify and address them, could result in loss of revenue or market share, diversion of development resources, harm to our reputation and increased service and maintenance costs. Defects or errors may discourage existing or potential clients from purchasing our solutions from us. Correction of defects or errors could prove to be impossible or impracticable. The costs incurred in correcting any defects or errors may be substantial and could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Corporate Governance

Warburg Pincus has significant influence over us, and their interests may conflict with ours and those of our other stockholders in the future.

As of November 25, 2020, investment funds owned by Warburg Pincus LLC (“Warburg Pincus”) and its affiliates beneficially own approximately 44.1% of our outstanding Class A common stock. As long as Warburg Pincus owns or controls a significant percentage of our outstanding voting power, they will have the ability to significantly influence all corporate actions requiring stockholder approval, including the election and removal of directors and the size of the our board of directors, any amendment to our amended and restated certificate of incorporation or amended and restated bylaws, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets. In addition, in connection with the Business Combination, we entered into an Investor Rights Agreement with Warburg Pincus pursuant to which, among other things, Warburg Pincus will have the right to designate (i) up to five of nine directors for as long as it beneficially owns at least 50% of the issued and outstanding shares of Class A common stock, (ii) up to three of nine directors for so long as it beneficially owns at least 35% but less than 50% of the issued and outstanding shares of Class A common stock, (iii) up to two of seven directors for so long as it beneficially owns at least 15% but less than 35% of the issued and outstanding shares of Class A common stock and (iv) up to one of seven directors for so long as it beneficially owns at least 5% but less than 15% of the issued and outstanding shares of Class A common stock. Thomas J. Carella and Amr Kronfol, each a Managing Director of Warburg Pincus, are members of the Board and are deemed to be director designees of Warburg Pincus. Warburg Pincus’ influence over our management could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which could cause the market price of our Class A common stock to decline or prevent stockholders from realizing a premium over the market price for our Class A common stock.

Warburg Pincus’ interests may not align with our interests as a company or the interests of our other stockholders. Accordingly, Warburg Pincus could cause us to enter into transactions or agreements of which you would not approve or make decisions with which you would disagree. Further, Warburg Pincus is in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. Warburg Pincus may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. In recognition that directors, principals, officers, employees and other representatives of Warburg Pincus and its affiliates and investment funds may serve as our or our affiliates’ directors, officers or agents, our amended and restated certificate of incorporation provides, among other things, that none of Warburg Pincus or any director, principal, officer, employee or other representatives of Warburg Pincus has any duty to refrain from engaging directly or indirectly in an investment or corporate or business opportunity or offering a prospective economic or competitive advantage in which we or any of our controlled affiliates, directly or indirectly, could have an interest or expectancy or otherwise competing with us or any of our controlled affiliates. In the event that any of these persons or entities acquires knowledge of a potential investment or corporate or business opportunity which may be a corporate opportunity for itself and us, we will not have any expectancy in such corporate opportunity, and these persons and entities will not have any duty to communicate or present such corporate opportunity to us and may pursue or acquire such corporate opportunity for themselves or direct such opportunity to another person. These potential conflicts of interest could have a material adverse effect on our business, financial condition and results of operations if, among other things, attractive corporate opportunities are allocated by Warburg Pincus to itself or its other affiliates.

Provisions in our charter documents and under Delaware law could make an acquisition of our company, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Certain provisions of our amended and restated certificate of incorporation and amended and restated by-laws may have the effect of rendering more difficult, delaying, or preventing a change of control or changes in our management. These provisions provide for, among other things:

•        a classified board of directors whose members serve staggered three-year terms;

•        the authorization of “blank check” preferred stock, which could be issued by our board of directors without stockholder approval and may contain voting, liquidation, dividend and other rights superior to our Class A common stock;

•        a limitation on the ability of, and providing indemnification to, our directors and officers;

•        a requirement that special meetings of our stockholders can be called only by our board of directors, the Chairperson of our board of directors, or our Chief Executive Officer;

•        a requirement of advance notice of stockholder proposals for business to be conducted at meetings of our stockholders and for nominations of candidates for election to our board of directors;

•        a prohibition on cumulative voting in the election of directors;

•        a requirement that our directors may be removed only for cause and by a majority vote of the stockholders;

•        a prohibition on stockholder action by written consent;

•        a requirement that vacancies on our board of directors may be filled only by a majority of directors then in office (subject to limited exceptions), even though less than a quorum; and

•        a requirement of the approval of the board of directors or the holders of at least two-thirds of our outstanding shares of capital stock to amend the amended and restated by-laws and certain provisions of the amended and restated certificate of incorporation.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our management by making it more difficult for stockholders to replace members of the board of directors, which is responsible for appointing the members of our management. In addition, institutional stockholder representative groups, stockholder activists and others may disagree with our corporate governance provisions or other practices, including anti-takeover provisions, such as those listed above. We generally will consider recommendations of institutional stockholder representative groups, but we will make decisions based on what our board and management believe to be in the best long-term interests of our company and stockholders; however, these groups could make recommendations to our stockholders against our practices or our board members if they disagree with our positions.

Finally, we have not opted out of the provisions of Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any “interested” stockholder for a period of three years following the date on which the stockholder became an “interested” stockholder.

Any of the foregoing provisions could limit the price that investors might be willing to pay in the future for shares of our common stock, and they could deter potential acquirers of our company, thereby reducing the likelihood that you would receive a premium for your shares of our common stock in an acquisition.

Our amended and restated certificate of incorporation provides that a state or federal court located within the state of Delaware will be the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our amended and restated certificate of incorporation provides, to the fullest extent permitted by law, that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law:

•        any derivative action or proceeding brought on behalf of us;

•        any action asserting a claim of breach of a fiduciary duty owed by or other wrongdoing by any current or former director, officer, employee, agent or stockholder of ours to us or our stockholders;

•        any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our bylaws, or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware; or

•        any action asserting a claim governed by the internal affairs doctrine;

except for, as to each of the above clauses, any action as to which the Court of Chancery of the State of Delaware determines that there is an indispensable party not subject to the personal jurisdiction of the Court of Chancery of the State of Delaware (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery of the State of Delaware within ten (10) days following such determination), in which case the United States District Court for the District of Delaware or other state courts of the State of Delaware, as applicable, shall, to the fullest extent permitted by law, be the sole and exclusive forum for any such claims.

This provision would not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act or any claim for which the U.S. federal courts have exclusive or concurrent jurisdiction. Our amended and restated certificate of incorporation further provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder.

These exclusive-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers, and other employees. If any other court of competent jurisdiction were to find either exclusive-forum provision in our amended and restated certificate of incorporation to be inapplicable or unenforceable, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could adversely affect our business, financial condition and results of operations. In addition, although the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court were “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce our federal forum selection clause.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, particularly after we are no longer an “emerging growth company,” which could adversely affect our business, results of operations or financial condition.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of the applicable listing standards of Nasdaq. These requirements have increased and will continue to increase our legal, accounting, and financial compliance costs and have made and will continue to make some activities more time consuming and costly. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to maintain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors, our board committees or as our executive officers. After we cease to be an “emerging growth company,” we will incur greater legal, accounting, and other expenses than we previously incurred. In particular, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. In that regard, we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge.

Risks Related to Our Securities

There has been a limited public trading market for our Class A common stock, and an active trading market may not be sustained.

Prior to the Business Combination, there was a limited public trading market for our Class A common stock. Following the Business Combination, the price of our Class A common stock may fluctuate significantly due to the market’s reaction to the Business Combination, general market and economic conditions and forecasts, our general business condition, the release of our financial reports and other factors, some of which are beyond our control. Accordingly, we cannot assure you of the liquidity of an active trading market, your ability to sell your shares of our Class A common stock when desired, or the prices that you may obtain for your shares of our Class A common stock. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares of our Class A common stock and may impair our ability to acquire or make investments in complementary businesses and technologies by using shares of our Class A common stock as consideration.

The market price of our Class A common stock and warrants may be volatile, which could cause the value of your investment to decline.

The market price of our Class A common stock and warrants could be volatile and subject to wide fluctuations depending on a number of factors, including those described in this “Risk Factors” section, many of which are beyond our control and may not be related to our operating performance. Any of the factors listed below could have a material adverse effect on your investment in our Class A common stock and warrants, and our Class A common stock and warrants may trade at prices significantly below the price you were deemed to have paid for them. In such circumstances, the trading price of our Class A common stock and warrants may not recover and may experience a further decline.

Factors affecting the trading price of our Class A common stock and warrants may include:

•        actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•        changes in the market’s expectations about our operating results;

•        the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•        speculation in the press or investment community;

•        actual or anticipated developments in our business or our competitors’ businesses or the competitive landscape generally;

•        our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•        changes in financial estimates and recommendations by securities analysts concerning us or the market in general;

•        operating and stock price performance of other companies that investors deem comparable to us;

•        our ability to market new and enhanced solutions on a timely basis;

•        changes in laws and regulations affecting our business;

•        commencement of, or involvement in, litigation involving us;

•        changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•        the volume of Class A common stock available for public sale;

•        any major change in the Board or management;

•        sales of substantial amounts of Class A common stock by directors, officers or significant stockholders or the perception that such sales could occur;

•        general economic and political conditions such as recessions, interest rates, fuel prices, trade wars, pandemics (such as COVID-19), currency fluctuations and acts of war or terrorism; and

•        other risk factors listed under this “Risk Factors” section.

Broad market and industry factors may materially harm the market price of our Class A common stock and warrants, regardless of our actual operating performance. The stock market in general and Nasdaq have, from time to time, experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our Class A common stock and warrants, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our Class A common stock or warrants also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In addition, in the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigations have often been instituted against these companies. Litigation of this type, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments.

Our issuance of additional capital stock in connection with financings, acquisitions, investments, our equity incentive plans or otherwise will dilute all other stockholders.

We expect to issue additional capital stock in the future that will result in dilution to all other stockholders. We expect to grant equity awards to employees, directors and consultants under our equity incentive plans. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in complementary businesses and technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock may cause stockholders to experience significant dilution of their ownership interests and the per share value of our Class A common stock to decline.

Future sales of shares by existing stockholders and future exercise of registration rights may adversely affect the market price of our Class A common stock.

Sales of a substantial number of shares of our Class A common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of our Class A common stock and may make it more difficult for you to sell your shares of our Class A common stock at a time and price that you deem appropriate. As of October 30, 2020, after the completion of the Business Combination and the issuance and sale of 16.8 million PIPE shares of Class A common stock in a private placement that closed immediately prior to the Business Combination, we had outstanding approximately 76.8 million shares of our Class A common stock and warrants to purchase 12.85 million shares of our Class A common stock. All outstanding shares of our Class A common stock previously held by the pre-Business Combination public stockholders at the completion of the Business Combination and a substantial number of shares of our Class A common stock issued as merger consideration in the Business Combination are freely tradable without restriction under the Securities Act, except for any shares of our Class A common stock that may be held or acquired by our directors, executive officers and other affiliates (including affiliates of Warburg Pincus), as that term is defined in the Securities Act, which are subject to restrictions under the Securities Act.

We intend to file registration statements on Form S-8 under the Securities Act to register shares of our Class A common stock that may be issued under our equity incentive plans from time to time, as well as any shares of our Class A common stock underlying outstanding options that have been granted to our directors, executive officers and other employees, all of which are subject to time-based vesting conditions. Shares registered under these registration statements will be available for sale in the public market upon issuance subject to vesting arrangements and exercise of options, as well as Rule 144 in the case of our affiliates.

The Sponsor and executive officers and directors of the pre-Business Combination company entered into a letter agreement (the “Letter Agreement”) with HCMC, pursuant to which they agreed not to transfer, assign or sell (except to certain permitted transferees) (a) any of the 6.25 million founder shares initially purchased by the Sponsor in a private placement prior to HCMC’s initial public offering until one year after the closing of the Business Combination or earlier if subsequent to the Business Combination, (i) the last sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the completion of the Business Combination or (ii) we consummate a subsequent liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property and (b) any private placement units, private placement shares or private placement warrants to purchase shares of Class A common stock issued to the Sponsor in a private placement simultaneously with the closing of HCMC’s initial public offering until 30 days after the completion of the Business Combination. However, following the expiration of such lock-ups, the Sponsor and its permitted transferees will not be restricted from selling such securities, other than by applicable securities laws.

The registration statement of which this prospectus forms a part registers for resale an aggregate of 69.3 million shares of our Class A common stock, including 33.9 million shares of Class A common stock held by Warburg Pincus, 16.8 million PIPE shares and 12.85 million shares of our Class A common stock issuable upon exercise of our outstanding warrants. In connection with the completion of the Business Combination, we entered into an Amended and Restated Registration Rights Agreement with Warburg Pincus and the Sponsor, pursuant to which we are obligated to file a registration statement to register the resale of up to approximately 39.0 million shares of Class A common stock held by Warburg Pincus and the Sponsor in addition to the private placement warrants held by the Sponsor and the up to 350,000 shares of the Company’s Class A common stock issuable upon the exercise of the private placement warrants. In addition, pursuant to the terms of the Amended and Restated Registration Rights Agreement and subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, Warburg Pincus and the Sponsor and their respective permitted transferees may demand at any time or from time to time, that we file a registration statement on Form S-1, or any similar long-form registration statement, or, if available, on Form S-3, to register the shares of Class A common stock held by such stockholders. The Amended and Restated Registration Rights Agreement also provides “piggy-back” registration rights, subject to certain requirements and customary conditions. In the event such registration rights are exercised and a large number of shares of Class A common stock are sold in the public market, such sales could reduce the trading price of our Class A common stock. The Amended and Restated Registration Rights Agreement further provides that shares of Class A common stock held by the Sponsor or its permitted transferees will be locked-up in accordance with the Letter Agreement described above for certain time periods ranging from between 30 days after the completion of the Business Combination for the private placement shares to one year after the completion of the Business Combination for the founder shares, subject to certain exceptions. However, following the expiration of such lock-ups, the Sponsor and its permitted transferees will not be restricted from selling such securities, other than by applicable securities laws. We have also agreed to register for resale the PIPE shares and the shares of Class A common stock issuable upon exercise of our outstanding warrants to purchase shares of Class A common stock. Shares of Class A common stock sold under such registration statements can be freely sold in the public market. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A common stock.

We are unable to predict the effect that these sales, particularly sales by our directors, executive officers and significant stockholders, may have on the prevailing market price of our Class A common stock. If holders of these shares sell, or indicate an intent to sell, substantial amounts of our Class A common stock in the public market, the trading price of our Class A common stock could decline significantly and make it difficult for us to raise funds through securities offerings in the future.

Because we have no current plans to pay cash dividends on our Class A common stock, you may not receive any return on investment unless you sell your shares of for a price greater than that which you are deemed to have paid for it.

We have no current plans to pay cash dividends on our Class A common stock. The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition and operating results, our available cash, current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications on the payment of dividends by us to our stockholders and such other factors as the board of directors may deem relevant. In addition, the terms of any future indebtedness would likely contain a number of restrictive covenants that impose significant operating and financial restrictions on us, including restricting or limiting our ability to pay cash dividends. Furthermore, because we are a holding company, our ability to pay dividends will depend on our receipt of cash distributions and dividends, loans or other funds from our subsidiaries, which may be similarly affected by, among other things, the terms of any future indebtedness, other contractual restrictions and provisions of applicable law. Accordingly, we may not pay any dividends on our Class A common stock in the foreseeable future.

If securities and industry analysts do not publish or cease publishing research or reports, or publish inaccurate or unfavorable research or reports, about our business or our market, our stock price and trading volume could decline.

The trading market for our Class A common stock and warrants will depend, in part, on the research and reports that securities and industry analysts publish about us, our business and our market. We do not have any control over these analysts or the information contained in their reports. If securities and industry analysts do not commence and maintain coverage of our business, our stock price and trading volume would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our stock, publish inaccurate or unfavorable research about our business or our market, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets and demand for our Class A common stock could decrease, which might cause our stock price and trading volume to decline.

We are an “emerging growth company” as well as a “smaller reporting company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) December 31, 2024. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period and, therefore, we may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. This may make the comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our Class A common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our Class A common stock held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make the comparison of our financial statements with other public companies difficult or impossible.

Our actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in this prospectus.

The unaudited pro forma condensed combined financial information included in this prospectus is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated, nor is it indicative of our future financial position or results of operations. The unaudited pro forma adjustments represent our management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. See “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

The exercise of warrants for our Class A common stock would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

As of November 25, 2020, we had warrants to purchase an aggregate of approximately 12.85 million shares of our Class A common stock outstanding. These warrants will become exercisable on December 17, 2020, which is 12 months from the closing of HCMC’s initial public offering. The exercise price of these warrants will be $11.50 per share. To the extent such warrants are exercised, additional shares of Class A common stock will be issued, which will result in dilution to the then-existing holders of Class A common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of our Class A common stock. However, there is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you to: (1) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so; (2) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants; or (3) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

In addition, we may redeem your warrants after they become exercisable for a number of shares of Class A common stock determined based on the redemption date and the fair market value of our Class A common stock. Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the warrants are “out-of-the-money,” in which case you would lose any potential embedded value from a subsequent increase in the value of the Class A common stock had your warrants remained outstanding.

None of the private placement warrants will be redeemable by us so long as they are held by the Sponsor or its permitted transferees.

USE OF PROCEEDS

All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

Assuming the exercise of all outstanding warrants, we will receive an aggregate of approximately $147.8 million. We expect to use the net proceeds from the exercise of the warrants, if any, for working capital and general corporate purposes. We will have broad discretion over the use of any proceeds from the exercise of the warrants. There is no assurance that the holders of the warrants will elect to exercise any or all of such warrants. To the extent that any warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of Class A common stock underlying the warrants offered hereby is determined by reference to the exercise price of the warrants of $11.50 per share. The public warrants are listed on the Nasdaq Stock Market under the symbol “TLMDW.”

We cannot currently determine the price or prices at which shares of our Class A common stock may be sold by the Selling Securityholders under this prospectus.

MARKET INFORMATION FOR CLASS A COMMON STOCK AND DIVIDEND POLICY

Market Information

Our Class A common stock and public warrants are currently listed on the Nasdaq Capital Market under the symbols “TLMD” and “TLMDW,” respectively. Prior to the consummation of the Business Combination, our Class A common stock and public warrants were listed on the Nasdaq Capital Market under the symbols “HCCO” and “HCCOW,” respectively. We do not intend to list the private placement warrants on any securities exchange. As of November 25, 2020, there were 92 holders of record of our Class A common stock and 2 holders of record of the warrants. Such numbers do not include beneficial owners holding our securities through nominee names.

Dividend Policy

We have not paid any cash dividends on the Class A common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our board of directors at such time. We do not anticipate declaring any cash dividends to holders of the Class A common stock in the foreseeable future.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet of the Combined Company as of September 30, 2020 and the unaudited pro forma condensed combined statements of operations of the Combined Company for the nine months ended September 30, 2020 and for the year ended December 31, 2019 present the combination of the financial information of HCMC and Legacy SOC Telemed after giving effect to the Business Combination and related adjustments described in the accompanying notes. HCMC and Legacy SOC Telemed are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination, are referred to herein as the Combined Company.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 give pro forma effect to the Business Combination as if it had occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives pro forma effect to the Business Combination as if it were completed on September 30, 2020.

The unaudited pro forma condensed combined financial information was based on and should be read in conjunction with:

•        the accompanying notes to the unaudited pro forma condensed combined financial statements;

•        the historical unaudited interim financial statements of HCMC as of September 30, 2020, and for the nine months ended September 30, 2020, and the historical audited financial statements of HCMC as of December 31, 2019, and for the period from September 19, 2019 (inception) through December 31, 2019, and the related notes, in each case, included elsewhere in this prospectus;

•        the historical unaudited condensed consolidated financial statements of Legacy SOC Telemed as of September 30, 2020, and for the nine months ended September 30, 2020, and the historical consolidated financial statements of Legacy SOC Telemed as of and for the year ended December 31, 2019, and the related notes, in each case, included elsewhere in this prospectus; and

•        other information relating to HCMC and Legacy SOC Telemed contained in this prospectus, including the disclosures contained in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

On October 30, 2020, Legacy SOC Telemed consummated the previously announced Business Combination pursuant to the Merger Agreement dated July 29, 2020 between HCMC, First Merger Sub, Second Merger Sub and Legacy SOC Telemed, under the terms of which: (a) First Merger Sub merged with and into Legacy SOC Telemed, with Legacy SOC Telemed being the surviving corporation of the First Merger and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, Legacy SOC Telemed merged with and into Second Merger Sub, with Second Merger Sub being the surviving company of the Second Merger. After giving effect to the Business Combination, the Combined Company owns, directly or indirectly, all of the issued and outstanding equity interests of Legacy SOC Telemed and its subsidiaries, and the Legacy SOC Telemed shareholders hold a portion of the Combined Company Class A common stock.

The following pro forma condensed combined financial statements presented herein reflect the actual redemption of 18,606,033 shares of Class A common stock of HCMC’s stockholders in conjunction with the shareholder vote on the Business Combination contemplated by the Merger Agreement at a meeting held on October 30, 2020.

SOC Telemed, Inc.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
September 30, 2020
(in thousands)

	Healthcare Merger Corp. (Historical)	Specialists On Call, Inc. (Historical)	Pro Forma Adjustments	Note 3	Pro Forma
ASSETS
Current Assets
Cash and cash equivalents (from Specialists on Call, Inc. Variable interest entities $1,589)	$293	$2,395	$44,739	(a),(b)	$47,427
Accounts receivable, net of allowance for doubtful accounts of $458 (from Specialists on Call, Inc. Variable interest entities $8,339)	—	8,820	—		8,820
Prepaid expenses and other current assets	189	3,611	(2,169)	(b)	1,631
Total current assets	482	14,826	42,570		57,878
Property and equipment, net	—	3,905	—		3,905
Capitalized software costs, net	—	8,669	—		8,669
Intangible assets, net	—	6,348	—		6,348
Marketable securities held in Trust Account	252,039	—	(252,039)	(c)	—
Goodwill	—	16,281	—		16,281
Deposits and other assets	—	289	—		289
Total assets	$252,521	$50,318	$(209,469)		$93,370

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable (from Specialists on Call, Inc. Variable interest entities $868)	$—	$4,581	$(1,196)	(b)	$3,385
Accrued expenses (from Specialists on Call, Inc. Variable interest entities $1,948)	1,994	10,051	(3,864)	(b)	8,181
Deferred revenues, current	—	523	—		523
Capital lease obligations	—	9	—		9
Total current liabilities	1,994	15,164	(5,060)		12,098
Puttable option liabilities	—	518	(518)	(d)	—
Deferred revenues, noncurrent	—	1,013	—		1,013
Related party – Convertible bridge notes payable, net of unamortized issuance costs	—	3,982	(3,982)	(e)	—
Long term debt, net of unamortized discount and debt issuance costs	—	80,523	(80,523)	(f)	—
Deferred underwriting fee payable	8,750	—	(8,750)	(b)	—
Total liabilities	10,744	101,200	(98,833)		13,111

Contingently redeemable preferred stock	—	78,514	(78,514)	(h)	—
Common stock subject to possible redemption	236,777	—	(236,777)	(h)	—
Common stock	1	84	(77)	(h)	8
Preferred stock	—	—	—		—
Treasury stock	—	(768)	768	(h)	—
Additional paid-in capital	5,892	82,728	205,821	(g),(h)	294,441
Accumulated deficit	(893)	(211,440)	(1,857)	(g),(h)	(214,190)
Total stockholders’ equity (deficit)	5,000	(129,396)	204,655		80,259

Total liabilities, contingently redeemable stock and stockholders’ equity (deficit)	$252,521	$50,318	$(209,469)		$93,370

See accompanying notes to unaudited pro forma condensed combined financial information.

SOC Telemed, Inc.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020
(in thousands, except share and per share amounts)

	Healthcare Merger Corp. (Historical)	Specialists On Call, Inc. (Historical)	Pro Forma Adjustments	Note 3	Pro Forma
Revenues	$—	$43,493	$—		$43,493
Cost of revenues	—	29,277	—		29,277

Operating expenses
Selling, general and administrative	2,827	30,267	(4,338)	(i)	28,756
Total operating expenses	2,827	30,267	(4,338)		28,756
Loss from operations	(2,827)	(16,051)	4,338		(14,540)
Other income (expense)
Loss on puttable option liabilities	—	(517)	517	(j)	—
Interest earned on marketable securities held in Trust Account	1,912	—	(1,912)	(k)	—
Unrealized gain on marketable securities held in Trust Account	3	—	(3)	(k)	—
Interest expense	—	(8,469)	8,469	(l)	—
Interest expense – Related party	—	(21)	21	(m)	—
Loss before income taxes	(912)	(25,058)	11,430		(14,540)
Income tax expense	(3)	(10)	—		(13)
Net loss	$(915)	$(25,068)	$11,430		$(14,553)

Loss per share
Weighted average shares outstanding, basic and diluted	8,209,618	84,874,870		(n)	76,773,862
Basic and diluted net loss per common share	(0.31)	(0.36)		(n)	(0.19)

See accompanying notes to unaudited pro forma condensed combined financial information.

SOC Telemed, Inc.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2019
(in thousands, except share and per share amounts)

	Healthcare Merger Corp. (Historical)	Specialists On Call, Inc. (Historical)	Pro Forma Adjustments	Note 3	Pro Forma
Revenues	$—	$66,200	$—		$66,200
Cost of revenues	—	40,213	—		40,213

Operating expenses
Selling, general and administrative	97	35,931	—		36,028
Changes in the fair value of contingent consideration	—	(1,855)	—		(1,855)
Total operating expenses	97	34,076	—		34,173
Loss from operations	(97)	(8,089)	—		(8,186)
Other income (expense)
Gain on puttable option liabilities	—	163	(163)	(j)	—
Interest earned on marketable securities held in Trust Account	138	—	(138)	(k)	—
Unrealized loss on marketable securities held in Trust Account	(13)	—	13	(k)	—
Interest expense	—	(10,308)	10,308	(l)	—
Income (loss) before income tax expense	28	(18,234)	10,020		(8,186)
Income tax expense	(6)	(8)	—		(14)
Net income (loss)	$22	$(18,242)	$10,020		$(8,200)

Loss per share
Weighted average shares outstanding, basic and diluted	5,864,684	84,599,554		(n)	76,773,862
Basic and diluted net loss per common share	(0.01)	(0.28)		(n)	(0.11)

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Description of the Business Combination

On October 30, 2020, Legacy SOC Telemed consummated the previously announced Business Combination pursuant to the Merger Agreement dated July 29, 2020 between HCMC, First Merger Sub, Second Merger Sub and Legacy SOC Telemed, under the terms of which: (a) First Merger Sub merged with and into Legacy SOC Telemed, with Legacy SOC Telemed being the surviving corporation of the First Merger and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, Legacy SOC Telemed merged with and into Second Merger Sub, with Second Merger Sub being the surviving company of the Second Merger. After giving effect to the Business Combination, the Combined Company owns, directly or indirectly, all of the issued and outstanding equity interests of Legacy SOC Telemed and its subsidiaries, and the Legacy SOC Telemed shareholders hold a portion of the Combined Company Class A common stock.

As a result of Merger Agreement, Legacy SOC Telemed’s stockholders received aggregate consideration with a value equal to $563,035,971, which consists of (i) $75,058,894 of cash at closing of the Business Combination and (ii) $487,977,077 in shares of Combined Company Class A common stock at closing of the Business Combination, or 48,504,895 shares based on an assumed stock price of $10.06 per share.

In connection with the Business Combination, 1,875,000 shares of Combined Company Class A common stock previously issued to the Sponsor and its affiliates in exchange of the founder shares were placed in a lock-up (“Sponsor Earnout Shares”) and will be released from a lock-up upon achieving certain market share price milestones within a period of seven years post-Closing. These shares will be forfeited if the set milestones are not reached. The Sponsor Earnout Shares will be immediately released from a lock-up in the event of a change of control.

At the closing, Sponsor forfeited 1,875,000 shares of its HCMC Class B common stock that it owned as of the closing (“Sponsor Contingent Closing Shares”) as HCMC’s available cash at the closing was below $250,000,000. The Closing cash and cash equivalents included PIPE Investment proceeds and funds remaining in the Trust Account after redemptions of public stockholders, after the payment of HCMC’s transaction expenses and other liabilities due at the closing (“Closing Proceeds”).

The following summarizes the pro forma shares of Combined Company Class A common stock outstanding after giving effect to the Business Combination, excluding the potential dilutive effect of the Sponsor Earnout Shares and exercise of warrants:

	Shares	%
Legacy SOC Telemed’s existing shareholders	48,504,895	63.18%
HCMC’s existing public stockholders	6,393,967	8.33%
PIPE Investors	16,800,000	21.88%
Sponsor	5,075,000	6.61%
Closing shares	76,773,862	100%

Note 2 — Basis of presentation

The historical financial information of HCMC and Legacy SOC Telemed has been adjusted in the unaudited pro forma condensed combined financial information to give effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are prepared to illustrate the estimated effect of the Business Combination and certain other adjustments.

The Business Combination is accounted for as a reverse recapitalization because Legacy SOC Telemed has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The determination is primarily based on the evaluation of the following facts and circumstances taking into consideration:

•        The pre-combination equityholders of Legacy SOC Telemed will hold the majority of the voting rights in the Combined Company;

•        The pre-combination equityholders of Legacy SOC Telemed will have the right to appoint two directors, while HCMC will have the right to appoint one director. The remaining four directors (which will include the expected CEO of the Combined Company) must be mutually acceptable to Legacy SOC Telemed and HCMC;

•        Senior management of Legacy SOC Telemed will comprise the senior management of the Combined Company; and

•        Operations of Legacy SOC Telemed will comprise the ongoing operations of the Combined Company.

Under the reverse recapitalization model, the Business Combination is treated as Legacy SOC Telemed issuing equity for the net assets of HCMC, with no goodwill or intangible assets recorded.

In addition, the unaudited pro forma condensed combined statements of operations does not include any incremental salary or incentive based compensation expense related to our president since July 2020 and who is expected to transition to CEO upon consummation of the Business Combination since his hiring is not directly attributable to the Business Combination.

Note 3 — Pro Forma Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2020

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

a)      Cash.    Represents the impact of the Business Combination on the cash balance of the Combined Company.

The table below represents the sources and uses of funds as it relates to the Business Combination (in thousands):

	Note
Cash balance of Legacy SOC Telemed prior to Business Combination		$2,395
Cash balance of HCMC prior to Business Combination		293
HCMC cash held in Trust Account	(1)	252,039
PIPE Investment	(2)	168,000
Payment to redeeming HCMC public stockholders	(3)	(187,184)
Cash to existing Legacy SOC Telemed shareholders at the Business Combination	(4)	(75,059)
Payment of convertible bridge notes	(5)	(4,022)
Payment of historical debt	(6)	(83,402)
Payment of deferred underwriting commissions	(7)	(5,000)
Payment of HCMC accrued transaction costs	(8)	(1,836)
Payment of HCMC incremental transaction costs	(8)	(2,177)
Payment of Legacy SOC Telemed accrued transaction costs	(9)	(3,224)
Payment of Legacy SOC Telemed incremental transaction costs	(9)	(13,396)
Excess cash to balance sheet from Business Combination		$47,427

(1)    Represents the amount of the restricted investments and cash held in the Trust Account at the Closing.

(2)    Represents the issuance, in a private placement consummated concurrently with the Closing, to third-party PIPE Investors of 16,800,000 shares of Class A common stock at a stock price of $10 per share.

(3)    Represents the amount paid to HCMC public stockholders who exercised their redemption rights, including payment of accrued interest.

(4)    Represents the amount of cash paid to the existing Legacy SOC Telemed shareholders at the Closing.

(5)    Represents payment of Legacy SOC Telemed’s convertible bridge notes under the terms of the Bridge Note Agreement in the amount of $4,021,418 (see Note 3(e)).

(6)    Represents payment of Legacy SOC Telemed’s term loan facility under the terms of the Merger Agreement in the amount of $82,172,259 (see Note 3(f)) and associated prepayment fees in the amount of $1,230,019 (see Note 3(h)).

(7)    Represents the payment of underwriting costs incurred as part of the HCMC’s IPO (see Note 3(b)(1)).

(8)    Represents payment of HCMC accrued and incremental transaction costs (see Note 3(b)(2) and 3(b)(3)).

(9)    Represents payment of Legacy SOC Telemed accrued and incremental transaction costs (see Note 3(b)(4) and 3(b)(5)).

b)      Transaction costs.

(1)    Payment of deferred underwriting commissions incurred by HCMC in the amount of $5,000,000 (see Note 3(a)(7)) and reversal of deferred underwriting commissions accrued as of September 30, 2020, that were renegotiated and reduced in the amount of $3,750,000. The unaudited pro forma condensed combined balance sheet reflects payment of these costs as a reduction of cash, with a corresponding decrease in deferred underwriting commissions, and the reversal of accrued costs as an increase in additional paid-in-capital (see Note 3(h)) with a corresponding decrease in deferred underwriting commissions.

(2)    Payment of accrued transaction costs specific to HCMC related to the Business Combination in the amount of $1,835,825. The unaudited pro forma condensed combined balance sheet reflects these costs as a decrease in accrued expenses, with a corresponding decrease in cash (see Note 3(a)(8)).

(3)    Payment of incremental transaction costs specific to HCMC related to the Business Combination in the amount of $2,176,592 (see Note 3(a)(8)). The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash, with a corresponding decrease in additional paid-in capital (see Note 3(h)).

(4)    Payment of accrued transaction costs specific to Legacy SOC Telemed related to the Business Combination in the amount of $3,224,209. The unaudited pro forma condensed combined balance sheet reflects these costs as a decrease in accounts payable and accrued expenses, with a corresponding decrease in cash (see Note 3(a)(9)).

(5)    Payment of incremental transaction costs specific to Legacy SOC Telemed related to the Business Combination incurred through the Business Combination in the amount of $13,395,874 (see Note 3(a)(9)). The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash, with a corresponding decrease in additional paid-in capital (see Note 3(h)).

(6)    Recognition of Legacy SOC Telemed’s capitalized expenses related to the Business Combination in the amount of $2,169,044 as a reduction to equity proceeds. The unaudited pro forma condensed combined balance sheet reflects these costs as a decrease in prepaid expenses and other current assets, with a corresponding decrease in additional paid-in capital (see Note 3(h)).

c)      Trust Account.    Represents release of the restricted investments and cash held in the Trust Account upon consummation of the Business Combination to fund the closing of the Business Combination (see Note 3(a)(1)).

d)      Puttable option liabilities.    Represents the impact of the cancellation of puttable option liabilities as a result of the Business Combination.

e)      Convertible bridge notes.    Represents funds from the Business Combination used to repay Legacy SOC Telemed’s convertible bridge notes in the amount of $4,021,418 (see Note 3(a)(5)) and write-off of unamortized discounts, fees and issue costs in amount of $40,000 (see Note 3(h)).

f)       Long-Term Debt.    Represents funds from the Business Combination used to repay Legacy SOC Telemed’s term loan facility under the terms of the Merger Agreement in the amount of $82,172,259 (see Note 3(a)(6)) and write-off of unamortized discounts, fees and issue costs in the amount of $1,648,743 (see Note 3(h)).

g)      Share-based compensation.    Represents the accelerated vesting of the awards associated with the historical share-based compensation plan of Legacy SOC Telemed in the amount of $1,060,547. These awards fully vest upon a qualifying event (i.e., a change in control of the Combined Company), which was recognized upon closing of the Business Combination. This accelerated vesting adjustment is considered to be a one-time charge and is not expected to have a continuing impact on the combined results, thus it is not reflected in the pro forma statements of operations.

h)      Impact on equity.    The following table represents the impact of the Business Combination on the number of shares of Class A common stock and represents the total equity section (in thousands, except share amounts):

	Common stock				Stock	Additional paid-in capital	Accumulated deficit
	Number of Shares		Par Value
	Class A Stock	Class B Stock	Class A Stock	Class B Stock
HCMC equity as of September 30, 2020 – pre-Business Combination	2,202,610	6,250,000	$—	$1	$—	$5,892	$(893)
Legacy SOC Telemed equity as of September 30, 2020 – pre-Business Combination	—	—	—	—	77,830	82,728	(211,440)

Pro forma adjustments:
Reclassification of redeemable shares to Class A common stock	23,497,390	—	2	—	—	236,775	—
Founder Shares	6,250,000	(6,250,000)	1	(1)	—	—	—
Less: Redemption of redeemable stock	(18,606,033)	—	(2)	—	—	(187,182)	—
Forfeiture of contingent shares	(1,875,000)	—	—	—	—	—	—
Private Placement	16,800,000	—	2	—	—	167,998	—
Shares issued to Legacy SOC Telemed shareholders as consideration	48,504,895	—	5	—	—	(5)	—
Cash to existing Legacy SOC Telemed shareholders at Business Combination	—	—	—	—	—	(75,059)	—
Legacy SOC Telemed transaction costs	—	—	—	—	—	(15,565)	—
HCMC transaction costs	—	—	—	—	—	1,573	—
Elimination of historical accumulated deficit of HCMC	—	—	—	—	—	(893)	893
Elimination of historical shareholder shares of Legacy SOC Telemed	—	—	—	—	(77,830)	77,830	—
Write-off of unamortized discounts, fees and issue costs related to payoff of historical convertible bridge notes of Legacy SOC Telemed	—	—	—	—	—	—	(40)
Payment of fees related to payoff of historical debt of Legacy SOC Telemed and write-off of unamortized discounts, fees and issue costs	—	—	—	—	—	(1,230)	(1,649)
Cancellation of puttable option liabilities	—	—	—	—	—	518	—
Accelerated vesting of historical share-based compensation plan	—	—	—	—	—	1,061	(1,061)
Total pro forma adjustments	74,571,252	(6,250,000)	8	(1)	(77,830)	205,821	(1,857)
Post-Business Combination	76,773,862	—	$8	$—	$—	$294,441	$(214,190)

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2020 and year ended December 31, 2019

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 are as follows:

i)       Exclusion of transaction expenses.    Reflects adjustments made to eliminate non-recurring direct and incremental transaction expenses specifically incurred by HCMC of $2,257,518 the for nine months ended September 30, 2020, and specifically incurred by Legacy SOC Telemed of $2,080,224 for the nine months ended September 30, 2020, as part of the Business Combination as these expenses meet the directly attributable and factually supportable criteria.

j)       Gain (loss) on puttable option liabilities.    Represents elimination of the gain on puttable option liabilities as a result of their cancellation in the Business Combination (see Note 3(d)).

k)      Exclusion of interest income.    Adjustment to eliminate historical interest income and the respective unrealized gain (loss) to reflect the use of cash in the Trust Account to close the Business Combination.

l)       Interest expense.    Represents elimination of historical interest expense following the repayment of historical debt in connection with the Business Combination (see Note 3(f)).

m)     Related party interest expense.    Represents elimination of historical interest expense following the repayment of historical related party convertible bridge notes (see Note 3(e)).

n)      Net loss per share.    Represents pro forma net loss per share based on pro forma net loss and 76,773,862 total shares outstanding upon consummation of the Business Combination. For each period presented, there is no difference between basic and diluted pro forma net loss per share as the inclusion of all potential shares of Class A common stock of the Combined Company outstanding would have been anti-dilutive.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of our operations should be read together with our consolidated financial statements, including the related notes thereto, included elsewhere in this prospectus. The discussion and analysis should also be read together with the unaudited pro forma condensed combined financial information, including the notes thereto, included in this prospectus under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” The following discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this prospectus.

Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “we”, “our”, “us”, the “Company” or “SOC Telemed” is intended to mean the business and operations of Legacy SOC Telemed and its consolidated subsidiaries prior to the consummation of the Business Combination.

Overview

We are a leading provider of acute care telemedicine services and technology to U.S. hospitals and healthcare systems based on number of clients, which services include acute teleNeurology, telePsychiatry, and teleICU, and we believe that we have significant opportunities to expand into other specialties. We provide time-sensitive specialty care when patients are vulnerable. Our solution was developed to support complex workflows in the acute care setting by integrating our cloud-based software platform, Telemed IQ, with our network of qualified physicians and other provider specialists to create a seamless, acute telemedicine solution.

We derive a substantial portion of our revenues from consultation fees generated under contracts with facilities that access our Telemed IQ software platform and clinical provider network. In general, our contracts are non-cancellable and typically have an initial one-to-three-year term, with an automatic renewal provision. They provide for a predetermined number of consultations for a fixed monthly fee and consultations in excess of the monthly allotment generate additional consultation fees, which we characterize as variable fee revenue. Revenues are driven primarily by the number of facilities, the consultations from our facilities, the number of services contracted for by a facility, the contractually negotiated prices of our services, and the negotiated pricing that is specific to that particular facility.

Our revenues were $43.5 million and $49.6 million for the nine months ended September 30, 2020 and 2019, respectively, representing a period-over-period decrease of 12%, primarily resulting from decreased utilization of our core services due to the COVID-19 pandemic. In addition, our revenues were $66.2 million and $53.7 million for the years ended December 31, 2019 and 2018, respectively, representing a year-over-year growth rate of 23%. We incurred net losses of $25.1 million, $18.2 million and $18.1 million for the nine months ended September 30, 2020, and the years ended December 31, 2019 and 2018, respectively, primarily due to our investments in growth.

COVID-19 Update

In March 2020, the World Health Organization declared the 2019 novel coronavirus, or COVID-19, a global pandemic. We are closely monitoring the impact of COVID-19 on all aspects of our business. We have taken measures in response to the COVID-19 pandemic, including temporarily closing our offices and implementing a work-from-home policy for our workforce; suspending employee travel and in-person meetings; modifying our clinician provisioning protocols; and adjusting our supply chain and equipment levels. We may take further actions that alter our business operations as may be required by federal, state or local authorities or that we determine are in the best interests of our employees, clients, and stockholders. The effects of these operational modifications are unknown and may not be realized until further reporting periods.

The COVID-19 pandemic had an impact on the utilization levels of our core services when it was declared a global pandemic in March 2020, and as a result our financial condition and year-to-date results of operations have been negatively impacted. Immediately following the declaration of COVID-19 as a global pandemic, the utilization levels of our core services decreased by approximately 40% in the aggregate. However, we have seen improvement in the utilization rates of these solutions in recent periods and expect to return to normal utilization levels in the second quarter of 2021. The future impact of the COVID-19 pandemic on our operational and financial performance will depend on certain developments, including the duration and spread of the pandemic, impact on our clients and our sales cycles, impact on our marketing efforts, and effect on our suppliers, all of which are uncertain and cannot be predicted. Public and private sector policies and initiatives to reduce the transmission of COVID-19 and disruptions to our and our clients’ operations and the operations of our third-party suppliers, along with the related global slowdown in economic activity, may result in decreased revenues and increased costs, and we expect such impacts on our revenues and costs to continue through the duration of the pandemic. Further, the economic effects of COVID-19 have financially constrained some of our prospective and existing clients’ healthcare spending, offset by the increasing awareness that telemedicine can be a more cost-efficient model for hospitals and health systems to provide access to critical, clinical specialists and mitigate business disruption by assuring continuity of access to those providers. The net impact of these dynamics may negatively impact our ability to acquire new clients, complete implementations, and renew contracts with or sell additional solutions to our existing clients. The extent to which the coronavirus outbreak may materially impact our financial condition, liquidity or results of operations is uncertain. It is possible that the COVID-19 pandemic, the measures taken by the U.S. government, as well as state and local governments in response to the pandemic, and the resulting economic impact may materially and adversely affect our results of operations, cash flows and financial positions as well as our clients.

We believe our business is well-positioned to benefit from the trends that are accelerating digital transformation of the health care industry as a result from the COVID-19 pandemic. In recent periods, the disruptions caused by the pandemic have had a significant impact on the telemedicine market by increasing awareness and acceptance among patients and providers. Telemedicine provided access to care when access to healthcare facilities was limited due to state-mandated stay-at-home orders. Moreover, as the clinicians themselves were quarantined or otherwise relegated to their homes due to safety issues, telemedicine provided a solution for those remote providers to continue to provide care to patients or for hospitals to access additional specialists to augment their remaining staff. In addition, the Centers for Medicare and Medicaid Services have significantly reduced regulatory and reimbursement barriers for telehealth during the pandemic.

Key Factors Affecting SOC Telemed’s Performance

The following factors have been important to our business and we expect them to impact our business, results of operations and financial condition in future periods:

Attracting new facilities

Sustaining our growth requires continued adoption of our clinical solutions and platform by new and existing facilities. We will continue to invest in building brand awareness as we further penetrate our addressable markets. Our revenue growth rate and long-term profitability are affected by our ability to increase our number of facilities because we derive a substantial portion of our revenues from fixed and variable consultation fees. Our financial performance will depend on our ability to attract, retain and cross-sell additional solutions to facilities under favorable contractual terms. We believe that increasing our facilities is an integral objective that will provide us with the ability to continually innovate our services and support initiatives that will enhance experiences and lead to increasing or maintaining our existing recurring revenue streams.

Expanding number of consultations on the SOC Telemed platform

Our revenues are generated from consultations performed on our platform. We also realize variable revenue from facilities in connection with the completion of consultations that are in excess of their contracted number of monthly consultations. Accordingly, our consultation fee revenue generally increases as the number of visits increase. Consultation fee revenue is driven primarily by the number of consultations and facility utilization of our network of providers and the contractually negotiated prices of our services. Our success in driving increased utilization within the facilities under contract depends in part on the expansion of service lines with existing clients and the effectiveness of our client success organization which we deploy on-site and through targeted engagement programs. We believe that increasing our current facility utilization rate is a key objective in order for our clients to realize tangible clinical and financial benefits with our solutions.

Continued investment in growth

We plan to continue investing in our business, including our internally developed Telemed IQ software platform, so we can capitalize on our market opportunity and increasing awareness of the clinical and financial value that can be realized with telemedicine. We intend to grow marketing, client success and sales expenses to target expansion of our business and to attract new facilities. We expect to continue to make focused investments in marketing to drive brand awareness, increase the number of opportunities and expand our digital footprint. We also intend to continue to add headcount to sales, client success and marketing functions, as well as in general and administrative functions as we scale to meet our reporting, compliance and other obligations as a public company. Although we expect these activities will increase our net losses in the near term, we believe that these investments will contribute to our long-term growth and positively impact our business and results of operations.

Key Performance Measures

We review several key performance measures, discussed below, to evaluate business and results, measure performance, identify trends, formulate plans and make strategic decisions. We believe that the presentation of such metrics is useful to its investors because they are used to measure and model the performance of companies such as ours, with recurring revenue streams.

Number of facilities

We believe that the number of facilities using our platform are indicators of future revenue growth and our progress on our path to long-term profitability because we derive a substantial portion of our revenues from consultation fees under contracts with facilities that provide access to our professional provider network and platform. A facility represents a distinct physical location of a medical care site.

	As of September 30,		As of December 31,
	2020	2019	2019	2018
Facilities	843	603	585	570

Bookings

We believe that new bookings are an indicator of future revenue growth and provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance. Bookings represents the minimum contractual value for the initial 12 months of a contract as of the contract execution date. The minimum fixed consultation revenue, upfront implementation fees and technology and support fees are included in bookings. Estimates of variable revenue for utilization in excess of the contracted amounts of consultations is not included in the value of bookings. The minimum fixed consultation fee as well as the technology and support fees are invoiced and recognized as revenues on a monthly basis. The upfront implementation fees are invoiced upon contract signing and accounted for as deferred revenues over our average client relationship period.

	Nine Months Ended September 30,		Year Ended December 31,
	2020	2019	2019	2018
	(dollars in thousands)
Bookings	$8,289	$4,108	$6,110	$11,136

Number of implementations

An implementation is the process by which we enable a new service offering at a facility. We determine a new service offering has been enabled when facilities are fully able to access our platform which typically involves designing the solution, credentialing and privileging physicians, testing and installing telemedicine technologies, and training facility staff. Implementations result in new clients utilizing our services or delivery of new services to existing clients and are an indicator of revenue growth.

	Nine Months Ended September 30,		Year Ended December 31,
	2020	2019	2019	2018
Implementations	211	117	175	97

Number of core consultations

Because our consultation fee revenue generally increases as the number of visits increase, we believe the number of consultations provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance. We define core consultations as consultations utilizing our core services, including our teleNeurology, telePsychiatry and teleICU solutions. We experienced lower core consultation volume for the nine months ended September 30, 2020 as compared to the nine months ended September 30, 2019 due to the impact of COVID-19 on the utilization of our core services. We experienced growth in core consultation volume for the year ended December 31, 2019 as compared to the year ended December 31, 2018 due to bookings in 2018, growth in implementations in 2019 and increased utilization of our core services.

	Nine Months Ended September 30,		Year Ended December 31,
	2020	2019	2019	2018
Core consultations	98,686	121,894	163,466	138,132

Components of Results of Operations

Revenues

We enter into contracts with hospitals or hospital systems, physician practice groups, and other users. Under the contracts, the clients pay a fixed monthly fee for access to our Telemed IQ software platform and our clinical provider network. The fixed monthly fee provides for a predetermined number of monthly consultations. Should the number of consultations exceed the contracted amount, the client also pays a variable consultation fee for the additional utilization. To facilitate the delivery of the consultation services, facilities use telemedicine equipment which is either provided and installed by the Company or procured by the client from external vendors. We also provide the facilities with user training as well as technology and support services, which include monitoring and maintenance of our telemedicine equipment and access to our reporting portal. Prior to the start of a contract, clients make upfront nonrefundable payments when contracting for implementation services. Consideration received from these upfront fees is recognized ratably over our average client relationship period. Revenue is driven primarily by the number of facilities, the number of services contracted for by the facilities, the utilization of our services and the contractually negotiated prices of our services. We recognize revenue when the following criteria are met: (i) there is an executed contract, (ii) service is available to be accessed, (iii) collection of the fees is reasonably assured and (iv) the amount of fees to be paid is fixed and determinable. Our agreements typically have a term of one to three years with an auto renewal provision. We generally invoice our facilities in advance on a monthly basis. Variable consult fees are recognized as incurred and billed in arrears.

See “— Critical Accounting Policies and Estimates — Revenue Recognition” for a more detailed discussion of our revenue recognition policy.

Cost of Revenues

Cost of revenues primarily consists of fees paid to our physicians, costs incurred in connection with licensing our physicians, equipment leasing, maintenance and depreciation, amortization of capitalized software development costs (internal-use software), and costs related to medical malpractice insurance. Cost of revenues is driven primarily by the number of consultations completed in each period. Our business and operational models are designed to be highly scalable and leverage variable costs to support revenue-generating activities. We will continue to invest additional resources in our platform, providers, and clinical resources to expand the capability of our platform and ensure that clients are realizing the full benefit of our offerings. The level and timing of investment in these areas could affect our cost of revenues in the future.

Gross Profit and Gross Margin

Our gross profit is our total revenues minus our total cost of revenues, and our gross margin is our gross profit expressed as a percentage of our total revenues. Our gross margin has been and will continue to be affected by a number of factors, most significantly the fees we charge and the number of consultations we complete. We expect our annual gross margin to improve over the near term as we invest in technology enabled solutions to optimize deployment and utilization of our physicians.

Selling, General and Administrative Expenses

Our selling, general and administrative expenses consist of sales and marketing, research and development, operations, and general and administrative expenses. Personnel costs are the most significant component of selling, general and administrative expenses and consist of salaries, benefits, bonuses, stock-based compensation expense, and payroll taxes. Selling, general and administrative expenses also include overhead costs for facilities, professional fees, and shared IT related expenses, including depreciation expense.

Sales and Marketing

Sales and marketing expenses consist primarily of personnel and related expenses for our sales, client success, and marketing staff, including costs of communications materials that are produced to generate greater awareness and utilization among our facilities. Marketing costs also include third-party independent research, trade shows and brand messages, public relations costs and stock-based compensation for our sales and marketing employees. Our sales and marketing expenses exclude any allocation of occupancy expense and depreciation and amortization.

We expect our sales and marketing expenses to increase for the foreseeable future as we continue to increase the size of our sales and client success teams and marketing investments and expand into new products and markets. Our sales and marketing expenses will increase in the near term as we increase brand awareness, expand market presence and strategically invest to expand our business. We expect to continue to invest in sales and marketing by hiring additional personnel and promoting our brand through a variety of marketing and public relations activities. As we scale our sales and related client success and sales support personnel in the short- to medium-term, we expect these expenses to increase in both absolute dollars and as a percentage of revenue.

Research and development

Research and development, or R&D expense, consists primarily of engineering, product development, support and other costs associated with products and technologies that are in development. These expenses include employee compensation, including stock-based compensation. We expect R&D expenses as a percentage of revenues to vary over time depending on the level and timing of our new product development efforts, as well as the development of our clinical solutions and other related activities.

Operations

Operations expenses consist primarily of personnel and related expenses for our physician licensing, credentialing and privileging, project management, implementation, consult coordination center, and clinical provisioning functions.

We expect our operations expenses to increase as we continue to increase the size of our staff and expand into new products and markets.

General and Administrative

General and administrative expenses include personnel and related expenses of, and professional fees incurred by, our executive, finance, legal, information technology infrastructure, and human resources departments. They also include stock-based compensation, all facilities costs including utilities, communications and facilities maintenance, professional fees (including legal, tax, and accounting). Additionally, during 2020, we incurred significant integration, acquisition, transaction and executive severance costs in connection with the Business Combination. Integration, acquisition, transaction and executive severance costs represent the transaction and business integration costs related to the Business Combination, including incremental expenses incurred in connection with the Business Combination, such as advisory, legal, accounting, valuation, and other professional or consulting fees, as well as other related incremental executive severance costs. We expect our general and administrative expenses to increase for the foreseeable future following the completion of the Business Combination due to the additional legal, accounting, insurance, investor relations and other costs that we will incur as a public company, as well as other costs associated with continuing to grow our business.

Depreciation and amortization

Depreciation and amortization consists primarily of depreciation of fixed assets, amortization of capitalized software development costs (internal-use software) and amortization of acquisition-related intangible assets.

Changes in Fair Value of Contingent Consideration

Changes in fair value of contingent consideration consists of the change in fair value of contingent consideration associated with the acquisition of JSA Health Corporation (“JSA”), a provider of physician-based psychiatric telemedicine services, in August 2018.

Interest Expense

Interest expense consists primarily of interest incurred on our outstanding indebtedness and non-cash interest related to the amortization of debt discount and issuance costs associated with our term loan agreement.

Gain (Loss) on Puttable Option Liabilities

Gain (loss) on puttable option liabilities consists of changes in the fair value of puttable option liabilities. These puttable option liabilities are considered to expire between 2020 and 2024.

Results of Operations

The following table sets forth our consolidated statements of operations data for the periods indicated (in thousands):

	Nine Months Ended September 30,		Year Ended December 31,
	2020	2019	2019	2018
	(in thousands)
Consolidated Statement of Operations data:
Revenues	$43,493	$49,615	$66,200	$53,712
Cost of revenues	29,277	30,251	40,213	30,829
Operating expenses
Selling, general and administrative	30,267	25,805	35,931	34,800
Changes in fair value of contingent consideration	—	(1,712)	(1,855)	245
Total costs and expenses	30,267	24,093	74,289	65,874
Loss from operations	(16,051)	(4,729)	(8,089)	(12,162)
Other income (expense)	(517)	—	163	(55)
Interest expense	(8,490)	(7,495)	(10,308)	(7,607)
Loss before income taxes	(25,058)	(12,224)	(18,233)	(19,825)
Income tax (expense) benefit	(10)	(5)	(8)	1,760
Net loss	$(25,068)	$(12,229)	$(18,242)	$(18,063)

Comparison of the Nine Months Ended September 30, 2020 and 2019

Revenues

	Nine Months Ended September 30,
	2020	2019	Change	% Change
	(dollars in thousands)
Revenues	$43,493	$49,615	$(6,122)	(12)%

Revenues decreased by $6.1 million, or 12%, for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019. This decrease was primarily driven by lower volume of core consultations over the same period due to the COVID-19 pandemic.

Cost of Revenues and Gross Margin

	Nine Months Ended September 30,
	2020	2019	Change	% Change
	(dollars in thousands)
Cost of revenues	$29,277	$30,251	$(974)	(3)%
Gross margin	33%	39%

Cost of revenues decreased by $1.0 million, or 3%, for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019. This decrease was due to $2.4 million lower clinician fees due to lower volume of core consultations and $0.1 million decrease in equipment maintenance costs over the same period, partially offset by $0.9 million increase in depreciation and amortization of telemedicine equipment and internal-use software and $0.6 million increase in medical malpractice and licensing costs.

Gross margin was 33% for the nine months ended September 30, 2020 compared to 39% for the nine months ended September 30, 2019. The decrease in gross margin was due to the lower volume of core consultations over the same period due to the COVID-19 pandemic, partially offset by a decrease of $1.0 million in cost of revenues over the same period. Utilization levels of these core services have continued to recover since the initial impact of the COVID-19 pandemic in March 2020; however, we do not expect a return to normal utilization levels until the second quarter of 2021.

Selling, General and Administrative Expenses

	Nine Months Ended September 30,
	2020	2019	Change	% Change
	(dollars in thousands)
Selling, general and administrative expenses(1)	$30,267	$25,805	$4,462	17%
Sales and marketing	4,920	5,122	(202)	(4)%
Research and development	940	827	113)	14)%
Operations	6,539	5,916	623	11%
General and administrative	17,868	13,940	3,928	28%
	$30,267	$25,805	$4,462	17%

____________

(1)      Selling, general, and administrative expenses includes the following expenses for the periods presented:

	Nine Months Ended September 30, 2020			Nine Months Ended September 30, 2019
	Stock-Based Compensation	Depreciation and Amortization	Integration Costs	Stock-Based Compensation	Depreciation and Amortization	Integration Costs
	(dollars in thousands)
Sales and marketing	$18	$—	$—	$671	$—	$—
Research and development	48	—	—	38	—	—
Operations	45	—	—	34	—	—
General and administrative	1,169	1,201	3,521	372	1,252	1,050
Total selling, general and administrative expenses	$1,280	$1,201	$3,521	$1,115	$1,252	$1,050

Sales and marketing expenses decreased by $0.2 million, or 4%, for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019. This decrease was primarily due COVID-19 related travel restrictions and cancellation of trade shows and events.

Research and development expenses increased by $0.1 million, or 14% for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019, as we made additional investment in product development.

Operations expenses increased by $0.6 million, or 11%, for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019. This increase is due to salaries and benefits associated with additional headcount for our operations team, including consult coordination center, credentialing, licensing and privileging personnel.

General and administrative expenses increased by $3.9 million, or 28%, for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019. This increase was due to $2.5 million higher integration, acquisition, transaction, and severance costs, a $0.8 million increase in stock-based compensation expense and $0.8 million in additional accounting, finance and legal costs as part of preparing to become a public company in connection with the Business Combination.

Changes in Fair Value of Contingent Consideration

	Nine Months Ended September 30,
	2020	2019	Change	% Change
	(dollars in thousands)
Changes in fair value of contingent consideration	$—	$(1,712)	$1,712	*

____________

*        Percentage not meaningful

Changes in fair value of contingent consideration increased by $1.7 million for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019. This increase was due to the revaluation of the previously recorded contingent consideration associated with the JSA acquisition to reflect that thresholds requiring payment under the earn-out would not be met.

Loss from operations

	Nine Months Ended September 30,
	2020	2019	Change	% Change
	(dollars in thousands)
Loss from operations	$16,051	$4,729	$11,322	239%

Loss from operations increased by $11.3 million, or 239%, for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019. This increase was due to a decline in revenues resulting from the reduction in core consultations related to the COVID-19 pandemic, the increase in selling, general and administrative expenses described above, and the revaluation of the previously recorded contingent consideration associated with the JSA acquisition. We expect our selling, general, and administrative costs and our losses from operations to increase as we continue to invest in growing our business and operating as a public company.

Interest Expense

	Nine Months Ended September 30,
	2020	2019	Change	% Change
	(dollars in thousands)
Interest expense	$8,490	$7,495	$995	13%

Interest expense increased by $1.0 million, or 13%, for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019. This increase was due primarily to an additional $4.0 million in borrowings under the Term Loan Agreement in April and August 2019.

Income Tax Expense

	Nine Months Ended September 30,
	2020	2019	Change	% Change
	(dollars in thousands)
Income tax expense	$10	$5	$5	100%

Income tax expense was consistent for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019.

Net loss

	Nine Months Ended September 30,
	2020	2019	Change	% Change
	(dollars in thousands)
Net loss	$25,068	$12,229	$12,839	105%

Net loss increased by $12.8 million, or 105%, for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019. The change in net loss was due primarily to an increase in the loss from operations as described above and an increase in the interest expense related to additional borrowings under the Term Loan Agreement in April and August 2019.

Comparison of the Years Ended December 31, 2019 and 2018

Revenues

	Year Ended December 31,
	2019	2018	Change	% Change
	(dollars in thousands)
Revenues	$66,200	$53,712	$12,488	23%

Revenues increased by $12.5 million, or 23%, for the year ended December 31, 2019 compared to the year ended December 31, 2018. This increase was primarily driven by an increase in the volume of consultations over the same period and the $4.2 million related to the full year impact of our August 2018 acquisition of JSA.

Cost of Revenues and Gross Margin

	Year Ended December 31,
	2019	2018	Change	% Change
	(dollars in thousands)
Cost of revenues	$40,213	$30,829	$9,384	30%
Gross margin	39%	43%

Cost of revenue increased by $9.4 million, or 30%, for the year ended December 31, 2019 compared to the year ended December 31, 2018. This increase was primarily driven by an increase in the volume of consultations over the same period and the full year impact of our August 2018 acquisition of JSA. The reduction in gross margin was due to an increase of $1.5 million in the depreciation and amortization of telemedicine equipment and internal use software.

Selling, General and Administrative Expenses

	Year Ended December 31,
	2019	2018	Change	% Change
	(dollars in thousands)
Selling, general and administrative expenses(1)	$35,931	$34,800	$1,131	3%
Sales and marketing	6,789	6,495	294	5%
Research and development	1,099	1,778	(679)	(38)%
Operations	7,905	7,378	527	7%
General and administrative	20,138	19,149	989	5%
	$35,931	$34,800	$1,131	3%

____________

(1)      Selling, general, and administrative expenses includes the following expenses for the periods presented:

	Year Ended December 31, 2019			Year Ended December 31, 2018
	Stock-Based Compensation	Depreciation and Amortization	Integration Costs	Stock-Based Compensation	Depreciation and Amortization	Integration Costs
	(dollars in thousands)
Sales and marketing	$570	$—	$—	$2	$—	$—
Research and development	46	—	—	31	—	—
Operations	41	—	—	22	—	—
General and administrative	423	1,664	3,587	1,284	1,165	2,997
Total selling, general and administrative expenses	$1,079	$1,664	$3,587	$1,338	$1,165	$2,997

Sales and marketing expenses increased by $0.3 million, or 5%, for the year ended December 31, 2019 compared to the year ended December 31, 2018. This increase was primarily due to timing of travel and marketing spending.

Research and development expenses decreased by $0.7 million, or 38%, for the year ended December 31, 2019 compared to the year ended December 31, 2018 as we managed our level of investment in product development.

Operations expenses increased by $0.5 million, or 7%, for the year ended December 31, 2019 compared to the year ended December 31, 2018. This increase is due to salaries and benefits for additional staff for in our operations team including credentialing, licensing and privileging personnel.

General and administrative expenses increased by $1.0 million, or 5%, for the year ended December 31, 2019 compared to the year ended December 31, 2018 as a result of timing of integration, acquisition, transaction and severance costs.

Changes in Fair Value of Contingent Consideration

	Year Ended December 31,
	2019	2018	Change	% Change
	(dollars in thousands)
Changes in fair value of contingent consideration	$(1,855)	$245	$(2,100)	*

____________

*        Percentage not meaningful

Changes in fair value of contingent consideration decreased by $2.1 million for the year ended December 31, 2019 as compared to the year ended December 31, 2018. This decrease was due to the revaluation of the previously recorded contingent consideration associated with the JSA acquisition to reflect that thresholds requiring payment under the earn-out would not be met.

Loss from operations

	Year Ended December 31,
	2019	2018	Change	% Change
	(dollars in thousands)
Loss from operations	$8,089	$12,162	$(4,073)	(50)%

Loss from operations decreased by $4.1 million, or 50%, for the year ended December 31, 2019 compared to the year ended December 31, 2018. The reduction in loss from operations was due to an increase in revenues from higher volume of consultations over the same period, the full year impact of our August 2018 acquisition of JSA, and the revaluation of previously recorded contingent consideration associated with the JSA acquisition.

Interest Expense

	Year Ended December 31,
	2019	2018	Change	% Change
	(dollars in thousands)
Interest expense	$10,308	$7,607	$2,701	36%

Interest expense increased by $2.7 million, or 36%, for the year ended December 31, 2019 compared to the year ended December 31, 2018 as a result of an additional $8.0 million in borrowings under the Term Loan Agreement in two separate tranches, in April and in August 2019.

Income Tax (Benefit) Expense

	Year Ended December 31,
	2019	2018	Change	% Change
	(dollars in thousands)
Income tax expense (benefit)	$8	$(1,760)	$1,768	*

____________

*        Percentage not meaningful

Income tax expense increased $1.8 million for the year ended December 31, 2019 compared to the year ended December 31, 2018 as a result of the release of a valuation allowance upon recording a deferred tax liability in connection with the JSA acquisition.

Net loss

	Year Ended December 31,
	2019	2018	Change	% Change
	(dollars in thousands)
Net loss	$18,242	$18,063	$(179)	(1)%

Net loss decreased by $0.1 million, or 1%, for the year ended December 31, 2019 compared to the year ended December 31, 2018. The change in net loss was due to the decrease in the loss from operations as described above and an increase in the interest expense related to additional borrowings under the Term Loan Agreement in April 2019.

Certain Non-GAAP Financial Measures

We believe that, in addition to our financial results determined in accordance with GAAP, adjusted gross profit, adjusted gross margin, and adjusted EBITDA, all of which are non-GAAP financial measures, are useful in evaluating our business, results of operations, and financial condition.

	Nine Months Ended September 30,		Year Ended December 31,
	2020	2019	2019	2018
	(dollars in thousands)
Adjusted gross profit	$17,080	$21,470	$28,878	$24,915
Adjusted gross margin	39%	43%	44%	46%
Adjusted EBITDA	$(7,242)	$(1,126)	$(967)	$(4,930)

However, our use of the terms adjusted gross profit, adjusted gross margin and adjusted EBITDA may vary from that of others in our industry. Adjusted gross profit, adjusted gross margin and adjusted EBITDA should not be considered as an alternative to gross profit, net loss, net loss per share or any other performance measures derived in accordance with GAAP as measures of performance. Adjusted gross profit, adjusted gross margin and adjusted EBITDA have important limitations as analytical tools and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•        Adjusted EBITDA does not reflect the significant interest expense on our debt;

•        although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect any expenditures for such replacements; and

•        other companies in our industry may calculate these financial measures differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by using these non-GAAP financial measures along with other comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance. Such GAAP measurements include gross profit, net loss, net loss per share and other performance measures. In evaluating these financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. When evaluating our performance, you should consider these non-GAAP financial measures alongside other financial performance measures, including the most directly comparable GAAP measures set forth in the reconciliation tables below and our other GAAP results.

Adjusted Gross Profit and Adjusted Gross Margin

Adjusted gross profit and adjusted gross margin are non-GAAP financial measures that our management uses to assess our overall performance. We define adjusted gross profit as GAAP gross profit, plus depreciation and amortization (including internal-use software) and equipment leasing costs. Our practice of procuring equipment through lease financing ceased in the second quarter of 2017. We define adjusted gross margin as our adjusted gross profit divided by our revenues. We believe adjusted gross profit and adjusted gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these metrics eliminate the effects of depreciation and amortization and equipment lease costs. The following table presents a reconciliation of adjusted gross profit from the most comparable GAAP measure, gross profit, for the periods presented:

	Nine Months Ended September 30,		Year Ended December 31,		Nine Months Ended September 30,		Year Ended December 31,
	2020	2019	2019	2018	2020	2019	2019	2018
					Change	% Change	Change	% Change
	(dollars in thousands)
Revenues	$43,493	$49,615	$66,200	$53,712	$(6,122)	(12)%	$12,488	23%
Cost of revenues	29,277	30,251	40,213	30,829	(974)	(3)%	9,384	30%
Gross profit	14,216	19,364	25,987	22,883	(5,148)	(27)%	3,104	14%
Add:
Depreciation and amortization	2,807	1,898	2,647	1,487	909	48%	1,160	78%
Equipment leasing costs	57	208	244	545	(151)	(73)%	(301)	(55)%
Adjusted gross profit	$17,080	$21,470	$28,878	$24,915	(4,390)	(20)%	3,963	16%
Adjusted gross margin (as a percentage of revenues)	39%	43%	44%	46%

Adjusted gross profit decreased by $4.4 million, or 20%, for the nine months ended September 30, 2020, compared to the nine months ended September 30, 2019. This decrease was primarily due to lower revenues as a result of lower volume of core consultations over the same periods, primarily due to the impact of the COVID-19 pandemic.

Adjusted gross profit increased by $4.0 million, or 16%, for the year ended December 31, 2019 compared to the year ended December 31, 2018. This increase was primarily driven by an increase in the volume of consultations over the same period and the full year impact of our August 2018 acquisition of JSA.

Adjusted EBTIDA

We believe that adjusted EBTIDA enhances an investor’s understanding of our financial performance as it is useful in assessing our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. Adjusted EBITDA consists of net loss before interest, taxes, stock-based compensation, gain or loss on puttable options, depreciation and amortization (including internal-use software) and integration, acquisition, transaction and executive severance costs. We believe adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following table reconciles net loss to adjusted EBITDA:

	Nine Months Ended September 30,		Year Ended December 31,		Nine Months Ended September 30,		Year Ended December 31,
	2020	2019	2019	2018	2020	2019	2019	2018
					Change	% Change	Change	% Change
	(dollars in thousands)
Net loss	$(25,068)	$(12,229)	$(18,242)	$(18,064)	$(12,839)	105%	$(178)	1%
Add:
Interest expense	8,490	7,495	10,308	7,607	995	13%	2,701	35%
Income tax expense (benefit)	10	5	8	(1,760)	5	100	1,768	*
Depreciation and amortization	4,008	3,150	4,311	2,652	858	27%	1,659	63%
Stock-based compensation	1,280	1,115	1,079	1,338	165)	15)%	(259)	(19)%
Gain/(Loss) on puttable option revaluation	517	—	(163)	55	517	*	(218)	*
Changes in fair value of contingent consideration	—	(1,712)	(1,855)	245	1,712	*	(2,100)	*
Integration, acquisition, transaction, and severance costs	3,521	1,050	3,587	2,997	2,471	235%	590	20%
Adjusted EBITDA	$(7,242)	$(1,126)	$(967)	$(4,930)	(6,116)	543%	3,963	(80)%

____________

*        Percentage not meaningful

Adjusted EBITDA decreased by $6.1 million for the nine months ended September 30, 2020, compared to the nine months ended September 30, 2019. This change is driven by lower adjusted gross profit over the same period, primarily due to the impact from the COVID-19 pandemic.

Adjusted EBITDA increased by $4.0 million, or 80%, for the year ended December 31, 2019 compared to the year ended December 31, 2018. This increase is driven by an increase in adjusted gross profit.

Liquidity and Capital Resources

Since the Company’s inception in 2004 and prior to the consummation of the Business Combination, we have financed operations primarily through the net proceeds received from private placements of convertible preferred stock, borrowings on our senior loan facilities, the convertible bridge note funding commitment under a support letter from two entities affiliated with Warburg Pincus (“WP”), our controlling shareholder, described below, and revenue from the sale of our services. As of September 30, 2020, our principal source of liquidity was cash and cash equivalents totaling $2.4 million and funding available under the support letter from WP. We believe that our cash and cash equivalents as of September 30, 2020, together with our expected revenues and funding available under our support letter from WP and the additional cash and cash equivalents we received upon the consummation of the Business Combination, will be sufficient to meet our capital requirements and fund our operations for at least the next 12 months. We expect our principal sources of liquidity following the Business Combination will be our cash and cash equivalents and any additional capital we may obtain through additional equity or debt financings. Our future capital requirements will depend on many factors, including investments in growth and technology. We may in the future enter into arrangements to acquire or invest in complementary businesses, services, and technologies which may require us to seek additional equity or debt financing.

Indebtedness

Term Loan Agreement

We entered into a Term Loan Agreement with CRG Servicing LLC (“CRG”) on June 17, 2016, which was most recently amended on September 3, 2020, that established a secured term loan facility of up to $68.0 million. Interest-only payments on the outstanding balance is payable quarterly in arrears at a rate of 13.0% per annum, payable, at our election, as 9.0% cash interest and 4.0% paid-in-kind interest during the paid-in-kind interest period, which continues until March 31, 2022. If we deliver financial statements to CRG evidencing EBITDA (as defined in the Term Loan Agreement) greater than or equal to zero for any consecutive six-month period, the interest rate will be reduced permanently to 12.5% (payable, at our election, as 9.0% cash interest and 3.5% paid-in-kind interest). We have elected to make the paid-in-kind interest payments and accrue and capitalize the paid-in-kind interest of 4% each quarter as an addition to the principal debt balance. The outstanding principal balance is repayable in four equal quarterly installments commencing June 30, 2022. The term loan matures on March 31, 2023. As of September 30, 2020, the principal amount outstanding under the term loan was $80.5 million. The term loan also has a final payoff fee of 6% of the principal balance payable at maturity or upon prepayment. We repaid the term loan on October 30, 2020, with proceeds received upon the consummation of the Business Combination.

The term loan is guaranteed by certain of our subsidiaries and secured by substantially all of our assets and certain of our subsidiaries. The Term Loan Agreement includes several affirmative and negative covenants, including a requirement that we maintain minimum liquidity, minimum revenue and observe restrictions on dispositions of property, changes in our business, mergers or acquisitions, incurring indebtedness, and distributions or investments. Additionally, the Term Loan Agreement requires us to provide audited financial statements within 180 days after our year-end. We obtained a waiver to this reporting covenant for the year ended December 31, 2019 to extend the requirement to 270 days after year-end. We were in compliance with all such applicable covenants as of September 30, 2020.

Convertible Bridge Notes

In August 2020, WP committed to fund up to $15.0 million available from August 2020 through December 31, 2021, subject to ongoing evaluations between the parties following the closing of the Business Combination. In September 3, 2020, we sold to WP $2.0 million aggregate principal amount of subordinated convertible promissory notes (“Bridge Notes”) in a financing pursuant to this support letter. WP subsequently recommitted to fund up to $15.0 million available from September 2020 through December 31, 2021, subject to ongoing evaluations between the parties following the closing of the Business Combination, under a new support letter dated September 23, 2020, that superseded and replaced the August support letter. On September 28, 2020, we sold to WP an additional $2.0 million aggregate principal amount of Bridge Notes pursuant to the September support letter. On October 13, 2020, we sold to WP an additional $1.9 million aggregate principal amount of Bridge Notes pursuant to the September support letter. The Bridge Notes accrue payment-in-kind interest at a rate of 13% per annum, become immediately due and payable upon the closing of the Business Combination or other change of control, and otherwise become due and payable upon the written demand of WP upon the earlier of any time after June 30, 2023, and the occurrence, and during the continuance of, an event of default under the Bridge Notes. We may voluntarily prepay the Bridge Notes in whole or in part without penalty upon the approval of the majority of our disinterested directors. On October 30, 2020, we repaid the then-outstanding Bridge Notes with proceeds received upon the consummation of the Business Combination.

See Note 7 in our condensed consolidated financial statements included elsewhere in this prospectus for further information.

Cash Flows

The following table shows a summary of our cash flows for the periods presented:

	Nine Months Ended September 30,		Year Ended December 31,
	2020	2019	2019	2018
	(in thousands)
Net cash (used in) provided by:
Operating activities	$(11,940)	$(8,736)	$(10,766)	$(13,702)
Investing activities	(4,976)	(3,975)	(5,233)	(14,495)
Financing activities	14,770	12,782	16,551	22,815
Net increase (decrease) in cash, cash equivalents and restricted cash	$(2,146)	$(71)	$552	$(5,382)

Operating Activities

Net cash used in operating activities for the nine months ended September 30, 2020 was $11.9 million, consisting primarily of a net loss of $25.1 million offset by changes in working capital of $3.9 million and non-cash charges of $9.3 million. The changes in working capital was primarily due to a decrease in accounts receivable and increase in accounts payable and accrued liabilities due to timing of payments. The non-cash charges primarily consisted of depreciation, amortization, stock-based compensation expense, provision for accounts receivable allowances, and non-cash interest expense.

Net cash used in operating activities for the nine months ended September 30, 2019 was $8.7 million, consisting primarily of a net loss of $12.2 million and changes in working capital of $2.2 million offset by non-cash charges of $5.7 million. The changes in working capital was primarily due to an increase in accounts receivable due to growth of our operations. The non-cash charges primarily consisted of depreciation, amortization, stock-based compensation expense, provision for accounts receivable allowances, and non-cash interest expense offset by changes in fair value of contingent consideration.

Net cash used in operating activities for the year ended December 31, 2019 was $10.8 million, consisting primarily of a net loss of $18.2 million and changes in working capital of $0.2 million offset by net non-cash charges of $7.6 million. The changes in working capital was primarily due to an increase in accounts receivable and decrease in accounts payable and accrued liabilities due to timing of payments and growth of our operations. The non-cash charges primarily consisted of depreciation, amortization, stock-based compensation, provision for accounts receivable allowances, and non-cash interest expense offset by a gain on the changes in fair value of contingent consideration.

Net cash used in operating activities for the year ended December 31, 2018 was $13.7 million, consisting primarily of a net loss of $18.1 million and changes in working capital of $1.2 million offset by net non-cash charges of $5.6 million. The changes in working capital was primarily due to an increase in accounts receivable due to growth of our operations offset by decrease in accounts payable and accrued liabilities due to timing of payments. The non-cash charges primarily consisted of depreciation, amortization, stock-based compensation, provision for accounts receivable allowances, and non-cash interest expense offset by changes in fair value of contingent consideration.

Investing Activities

Net cash used in investing activities in the nine months ended September 30, 2020 was $5.0 million consisting of $3.3 million capitalized software development costs and $1.7 million in purchases of property and equipment.

Net cash used in investing activities in the nine months ended September 30, 2019 was $4.0 million consisting of $3.0 million capitalized software development costs and $1.0 million in purchases of property and equipment.

Net cash used in investing activities in the year ended December 31, 2019 was $5.2 million consisting of $3.8 million capitalized labor and $1.4 million in purchases of property and equipment.

Net cash used in investing activities in the year ended December 31, 2018 was $14.5 million consisting of acquisition of JSA Health for $10.5 million, $0.6 million in capitalized labor and $3.4 million in purchases of property and equipment.

Financing Activities

Net cash provided by financing activities in the nine months ended September 30, 2020 was $14.8 million consisting primarily of net proceeds from the issuance of our Series J preferred stock of $10.9 million and the issuance of our convertible bridge notes payable of $4.0 million.

Net cash provided by financing activities in the nine months ended September 30, 2019 was $12.8 million consisting primarily of net proceeds from additional borrowings under the Term Loan Agreement.

Net cash provided by financing activities in the year ended December 31, 2019 was $16.6 million consisting of net proceeds of $3.8 million from the issuance of our Series J preferred stock and $12.9 million net proceeds from additional borrowings under the Term Loan Agreement offset by principal payments on capital lease obligations of $0.1 million.

Net cash provided by financing activities in the year ended December 31, 2018 was $22.8 million consisting of $13.3 million net proceeds from the issuance of our Series J preferred stock and $9.7 million from additional borrowings under the Term Loan Agreement offset by principal payments on capital lease obligations of $0.2 million.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and currently do not have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Contractual Obligations and Commitments

Our principal obligations consist of the operating lease for our principal executive offices and our Term Loan Agreement. The following table sets out, as of December 31, 2019, our contractual obligations due by period:

	Payments Due by Period
	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
	(in thousands)
Operating lease obligations	$769	$735	$34	$—	$—
Term Loan Agreement with CRG	94,164	6,979	87,185	—	—
	$94,933	$7,714	$87,219	$—	$—

Critical Accounting Policies and Estimates

Management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and assumptions for the reported amounts of assets, liabilities, revenue, expenses and related disclosures. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material.

While our significant accounting policies are more fully described in Note 2 “Summary of Significant Accounting Policies” of our audited consolidated financial statements included elsewhere in this prospectus, we believe the following discussion addresses our most critical accounting policies, which are those that are most important to our financial condition and results of operations and require our most difficult, subjective and complex judgments.

Revenue Recognition

Our revenues are generated from service contracts with client hospitals or physician practice groups. We have determined that separate deliverables under contracts include the fixed and variable medical consultation services, as well as the monthly maintenance and support services. We allocate contract consideration to each of the elements based on their relative selling price, using the best estimate of selling price (“BESP”), because vendor specific objective evidence (“VSOE”) and third-party evidence (“TPE”) are not available. BESP is estimated as if the elements were sold regularly on a stand-alone basis considering internal factors such as historical pricing practices, gross margin objectives, customer demands, and geography.

Stock-Based Compensation

We maintain an equity incentive plan to provide long-term incentive for employees, consultants and members of our board of directors. The plan allows for the issuance of non-statutory and incentive stock options to employees and non-statutory stock options to consultants and directors.

We recognize compensation costs related to stock options granted to employees based on the estimated fair value of the awards on the date of grant. We estimate the grant date fair value, and the resulting stock-based compensation expense, using the Black-Scholes option pricing model. The grant date fair value of stock-based awards is expensed on a straight-line basis over the period during which the employee is required to provide service in exchange for the award, which is typically the vesting period. We estimate forfeitures based on historical experience.

We estimate the fair value of our stock-based awards using the Black-Scholes option-pricing model, which requires the input of highly subjective assumptions. Our assumptions are as follows:

Fair value — Because our common stock is not publicly traded, we must estimate the fair value of common stock. Our board of directors considers numerous objective and subjective factors to determine the fair value of our common stock at each meeting in which awards are approved.

Expected volatility — As our common stock has never been publicly traded, the expected volatility is derived from the average historical volatilities of publicly traded companies within our industry that we consider to be comparable to our business over a period approximately equal to the expected term for employees’ options and the remaining contractual life for nonemployees’ options. In evaluating similarity, we considered factors such as stage of development, risk profile, enterprise value and position within the life sciences industry.

Expected term — We determine the expected term based on the average period the stock options are expected to remain outstanding using the simplified method, generally calculated as the midpoint of the stock options’ vesting term and contractual expiration period, as we do not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior.

Risk-free rate — The risk-free interest rate is based on the U.S. Treasury yield in effect at the time of the grant for zero-coupon U.S. Treasury notes with remaining terms similar to the expected term of the options.

Expected dividend yield — We utilize a dividend yield of zero, as we do not currently issue dividends, nor do we expect to do so in the future.

The following assumptions were used to calculate the fair value of stock options granted to employees:

	Nine Months Ended September,		Year Ended December 31,
	2020	2019	2019	2018
Expected dividend	0.0%	0.0%	0.0%	0.0%
Weighted average volatility	80.0%	55.0%	55.0%	55.0%
Expected term	5 – 10 years	5 – 10 years	5 – 10 years	5 – 10 years
Risk-free interest rate	2.50% – 3.00%	1.98% – 2.64%	1.98% – 2.64%	2.64% – 2.86%

We will continue to use judgment in evaluating the assumptions related to stock-based compensation on a prospective basis. As we continue to accumulate additional data related to common stock, we may have refinements to estimates, which could materially impact future stock-based compensation expense.

Common Stock Valuations

The fair value of the common stock underlying our stock-based awards has historically been determined by our board of directors, with input from management and contemporaneous third-party valuations. We believe that our board of directors has the relevant experience and expertise to determine the fair value of its common stock. Given the absence of a public trading market of our common stock, and in accordance with the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately-Held Company Equity Securities Issued as Compensation, our board of directors exercised reasonable judgment and considered numerous objective and subjective factors to determine the best estimate of the fair value of its common stock at each grant date. These factors include:

•        contemporaneous valuations of our common stock performed by independent third-party specialists;

•        the prices, rights, preferences, and privileges of our convertible preferred stock relative to those of its common stock;

•        lack of marketability of our common stock;

•        our actual operating and financial performance;

•        current business conditions and projections;

•        hiring of key personnel and the experience of management;

•        the history of our introduction of new services;

•        likelihood of achieving a liquidity event, such as an initial public offering, or IPO, or a merger or acquisition given prevailing market conditions;

•        the market performance of comparable publicly traded companies; and

•        the U.S. and global capital market conditions.

In valuing its common stock, our board of directors determined the equity value of our business using various valuation methods including combinations of income and market approaches with input from management. The income approach estimates value based on the expectation of future cash flows that a company will generate. These future cash flows are discounted to their present values using a discount rate derived from an analysis of the cost of capital of comparable publicly traded companies in our industry or similar business operations as of each valuation date and is adjusted to reflect the risks inherent in our cash flows.

Application of these approaches involves the use of estimates, judgment, and assumptions that are highly complex and subjective, such as those regarding our expected future revenue, expenses, and future cash flows, discount rates, market multiples, the selection of comparable companies, and the probability of possible future events. Changes in any or all of these estimates and assumptions or the relationships between those assumptions impact our valuations as of each valuation date and may have a material impact on the valuation of our common stock.

Business Combinations

We account for our business combinations using the acquisition method of accounting. The cost of an acquisition is measured as the aggregate of the acquisition date fair values of the assets transferred and liabilities assumed by us to the sellers. Transaction costs directly attributable to the acquisition are expensed as incurred. Identifiable assets and liabilities acquired or assumed are measured separately at their fair values as of the acquisition date. The excess of (i) the total costs of acquisition over (ii) the fair value of the identifiable net assets of the acquiree is recorded as goodwill.

When required, a contingent consideration liability is recognized, measured at fair value, and classified as a Level 3 fair value liability. The fair value of the contingent consideration is estimated as the present value of the expected contingent payments, determined using valuation techniques such as probability-weighted average payout, option pricing model and/or discounted cash flow methods, as appropriate.

Impairment of Goodwill and Long-lived Assets

Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired in a business combination. Goodwill is not amortized but is tested for impairment annually on December 31 or more frequently if events or changes in circumstances indicate that the asset may be impaired. An impairment charge is recognized for the excess of the carrying value of goodwill over its implied fair value. The Company compares the estimated fair value of a reporting unit to its book value, including goodwill. If the fair value exceeds book value, goodwill is considered not to be impaired and no additional steps are necessary. However, if the book value of a reporting unit exceeds its fair value, an impairment loss will be recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit Our annual goodwill impairment test resulted in no impairment charges in any of the periods presented in the consolidated financial statements.

Intangible assets resulted from business acquisitions and include Hospital contract relationships, Non-compete agreements, and Trade names. Hospital contract relationships are amortized over a period of 6 to 10 years, Non-compete agreements are amortized over a period of 4 to 5 years, and Trade names are amortized over 4 to 5 years. All intangible assets are amortized using the straight-line method.

Long-lived assets (property and equipment and capitalized software costs) used in operations are reviewed for impairment whenever events or changes in circumstances indicate that carrying amounts may not be recoverable. Upon indication of possible impairment of long-lived assets held for use, the Company evaluates the recoverability of such assets by measuring the carrying amount of the long-lived asset group against the related estimated undiscounted future cash flows of the long-lived asset group. For long-lived assets to be held and used, we recognize an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and fair value. There were no impairment losses through September 30, 2020.

Quantitative and Qualitative Disclosures About Market Risk

Interest Rate Risk

We had cash and cash equivalents totaling $2.4 million, $4.5 million and $4.0 million as of September 30, 2020, and December 31, 2019 and 2018, respectively. Our cash is held in non-interest-bearing accounts at high-credit quality financial institutions and are not subject to interest rate risk. At times, such amounts may exceed federally insured limits.

Recently Adopted Accounting Pronouncements

See the sections titled “Summary of Significant Accounting Policies — Recently Issued Accounting Pronouncements — Accounting pronouncements issued but not yet adopted” in Note 2 to our condensed consolidated financial statements included elsewhere in this prospectus for more information.

Emerging Growth Company

Pursuant to the JOBS Act, an emerging growth company is provided the option to adopt new or revised accounting standards that may be issued by FASB or the SEC either (i) within the same periods as those otherwise applicable to non-emerging growth companies or (ii) within the same time periods as private companies. Following the completion of the Business Combination, we intend to take advantage of the exemption for complying with new or revised accounting standards within the same time periods as private companies. Accordingly, the information contained herein may be different than the information you receive from other public companies.

We also intend to take advantage of some of the reduced regulatory and reporting requirements of emerging growth companies pursuant to the JOBS Act so long as we qualify as an emerging growth company, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation, and exemptions from the requirements of holding non-binding advisory votes on executive compensation and golden parachute payments.

Internal Control Over Financial Reporting

A company’s internal control over financial reporting is a process designed by, or under the supervision of, that company’s principal executive and principal financial officers, or persons performing similar functions, and influenced by that company’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate.

Prior to the completion of the Business Combination, we were a private company and had limited accounting and financial reporting personnel and other resources with which to address our internal control over financial reporting. In connection with the audit of our consolidated financial statements for the year ended December 31, 2019, we identified a material weakness in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. We determined that we had a material weakness related to the design of our control environment because we (i) did not maintain a sufficient complement of personnel with an appropriate degree of knowledge, experience, and training, commensurate with our accounting and reporting requirements, (ii) did not maintain sufficient evidence of formal procedures and controls to achieve complete, accurate and timely financial accounting, reporting and disclosures nor were monitoring controls evidenced at a sufficient level to provide the appropriate level of oversight of activities related to our internal control over financial reporting, and (iii) did not design and maintain effective controls over segregation of duties with respect to creating and posting manual journal entries

With the oversight of senior management and our audit committee, we are implementing a remediation plan which includes (i) the hiring of personnel with technical accounting and financial reporting experience to further bolster our ability to assess judgmental areas of accounting and provide an appropriate level of oversight of activities related to internal control over financial reporting, (ii) the implementation of improved accounting and financial reporting procedures and controls to improve the timeliness of our financial reporting cycle, (iii) the implementation of new accounting and financial reporting systems to improve the completeness, and accuracy of our financial reporting and disclosures, and (iv) the establishment of formalized internal controls to maintain segregation of duties between control operators. We believe the measures described above will remediate the material weakness identified and strengthen our internal control over financial reporting. We are committed to continuing to improve our internal control processes and will continue to diligently and vigorously review our financial reporting controls and procedures.

BUSINESS

Our Mission

Our mission is to connect patients to the highest quality clinicians at the right time, regardless of proximity.

Overview

We are a leading provider of acute care telemedicine services and technology to U.S. hospitals and healthcare systems based on number of clients. We provide technology enabled clinical solutions which include acute teleNeurology, telePsychiatry, and teleICU, and we believe that we have significant opportunities to expand into other specialties. We support time-sensitive specialty care when patients are vulnerable and may not otherwise have access. Our solution was developed to support complex workflows in the acute care setting by integrating our cloud-based software platform, Telemed IQ, with a panel of consult coordination experts and a network of clinical specialists to create a seamless, acute telemedicine solution. We have delivered over one million telemedicine consultations since the founding of our business in 2004.

Hospitals and health systems today face many challenges. Over the next decade, the U.S. is expected to face a shortage of primary and specialist physicians in both urban and rural communities, which will adversely impact access to care and clinical outcomes. In addition, hospitals and health systems have difficulty efficiently staffing with unknown and unpredictable patient demand, leading to increased costs or delays in patient care. These challenges, combined with increased financial pressure, are driving hospitals and healthcare systems to seek solutions that can deliver cost-effective access to qualified clinicians and high-quality care.

We focus on the acute telemedicine industry. Access to timely care is essential to improved health outcomes, but the complexity in the operating environment for acute telemedicine creates significant barriers to entry. Technology enablers and network reliability are critical to connect remote specialists to patients and bedside providers within minutes. Additionally, predictive analytics, actionable data, a flexible decision engine and workflow assurance facilitate rapid clinician deployment and intelligent support in prioritizing critical patient needs. An effective telemedicine platform also must be integrated across hospitals and health systems yet work within the local system hardware and software infrastructure in order to optimize workflow and enhance clinical outcomes.

Our mission is to connect patients and bedside providers to the highest quality specialty clinicians at the right time, regardless of proximity. Our cloud-based Telemed IQ technology platform and deployment engine optimizes workflows and supports both scheduled and on-demand telemedicine evaluations via any web-enabled device, at any care location, across the care continuum. Our platform is a fully integrated and configurable technology solution that seamlessly combines voice, video, imaging, electronic medical record (EMR) integration, clinical workflow optimization, clinical resource management, analytics, predictive modeling and other reporting tools. As an enterprise offering, Telemed IQ allows hospitals, health systems and other healthcare organizations the ability to provide telemedicine programs either with their own clinical team or in conjunction with our affiliated network of qualified physicians and other provider specialists. Our affiliated national provider network is comprised of more than 170 board certified neurologists, psychiatrists and intensivists, representing a critical mass of scarce clinical resources ready for deployment and collaboration at health facilities nationwide. Telemedicine has been growing rapidly over the last several years and this growth has accelerated as a result of the COVID-19 pandemic, leading to unprecedented change in the way healthcare is delivered both in the United States and around the world. According to recent market studies, health system spending on acute care telemedicine is expected to increase over the next 12 to 18 months and hospital usage of telemedicine services is expected to remain above pre-COVID-19 levels.

We have experienced significant growth since the founding of our business in 2004. We derive our revenues primarily from hospitals and health systems, physician groups and government clients. Our clients generally enter into multi-year agreements where they pay us a fixed monthly fee for the availability to perform a pre-determined number of consults. If our clients exceed that fixed monthly allotment, we charge a per consult rate for any subsequent consultations during that period. In 2019, approximately 60% of our revenues were from fixed monthly fees. Clients may also choose to license the Telemed IQ platform as a stand-alone software-as-a-service (SaaS) solution for virtualizing their own clinician networks. In these instances, we receive a subscription license fee for each clinician that uses our platform. Although revenues from Telemed IQ subscription license fees have been immaterial to date, they have been increasing in recent periods and we plan to continue to invest in developing these revenue streams to address our market opportunity. Recently, our affiliated provider network began enrolling with and seeking payment from certain payers where professional services delivered are eligible for reimbursement under payer programs.

The revenues of Legacy SOC Telemed were $43.5 million and $49.6 million for the nine months ended September 30, 2020 and 2019, respectively, representing a period-over-period decrease of 12%, primarily resulting from decreased utilization of our core services due to the COVID-19 pandemic. In recent periods, we have seen an improvement in our utilization rates for these services and expect this trend to continue, although it may take several quarters before there is a recovery to pre-COVID-19 levels. The revenues of Legacy SOC Telemed were $66.2 million and $53.7 million for the years ended December 31, 2019 and 2018, respectively, representing a year-over-year growth rate of 23%. Legacy SOC Telemed incurred net losses of $25.1 million, $18.2 million and $18.1 million for the nine months ended September 30, 2020, and the years ended December 31, 2019 and 2018, respectively, primarily due to our investments in growth.

Our Industry

The U.S. telemedicine industry is a large and growing market. Telemedicine involves providing medical care using technology in clinical settings that enable providers to deliver care remotely to patients. Telemedicine has multiple applications and can be used for different services and segmented across many sub-sectors, including consumer telehealth and acute telemedicine. Consumer telehealth increases access to care, improves quality of care, reduces healthcare costs and can provide individuals with the convenience of accessing a physician on-demand or at a predetermined time and place of their convenience. Purchasers of consumer telehealth services are individuals, payors and employers, among others. Acute telemedicine is purchased by hospitals, health systems, and other providers, and shares similarities with consumer telehealth, including increasing access to care, improving quality of care and reducing costs, but focuses on clinical patient outcomes and clinical workflows.

We focus on the acute telemedicine industry. Within acute telemedicine, the operating environment in hospitals and health systems is complex, creating significant barriers to entry. Better outcomes are often driven by access to timely care. In order to connect remote specialists with patients in minutes, technology enablement and reliability are critical. Predictive analytics, actionable data, a flexible decision engine and workflow assurance facilitate efficient clinician deployment, giving priority to the sickest patients. The telemedicine platform also needs to be integrated across hospitals and health systems, and work with the local system hardware and software infrastructure, in order to optimize workflow and enhance clinical outcomes.

Hospitals and health systems today face significant operating challenges, including:

•        Shortage of specialists, as demand from patients outpaces the supply of local specialists;

•        Inability to efficiently staff physicians to support what may be unknown and unpredictable patient demand, leading to a potential increase in costs or delays in patient care; and

•        Increasing financial pressure.

Shortage of Specialists

The Association of American Medical Colleges projects that the U.S. will face a physician shortage of between 54,100 and 139,000 by 2033. This shortage in primary and specialist care is expected to impact both urban and rural communities. Additionally, many acute care facilities, struggle to recruit full-time neurologists as demand for neurology services continues to increase. At the same time, transferring a patient from a local hospital to a neurologist-staffed medical facility increases costs and often consumes the optimal time to treat the patient and reduce complications. As treatment for acute conditions such as stroke care advance, access to more neurologists will be needed to meet the requirement of decreased response times to deliver better clinical outcomes. By 2025, the American Academy of Neurology estimates in a 2013 study that demand for neurologists will exceed supply by 19%.

Similarly, according to a 2017 Institute for Health Metrics and Evaluation study, more than 18% of adults in the United States struggle with a mental, behavioral or emotional disorder. Over the last 10 years, there has been a 77% reduction in inpatient psychiatric capacity and more than 60% of U.S. counties currently face a psychiatrist shortage according to a 2017 report. As a result, patients are turning to emergency departments for treatment. The Centers for Disease Control and Prevention estimates that 10% of all emergency department patients present with a psychiatric illness and can experience wait times of up to 2.5 days before being admitted, discharged or transferred. Without a proper psychiatric evaluation, these patients are kept in the emergency department, which can result in overcrowding, unnecessary risk to patients and inefficient use of emergency department services. Acute care telemedicine can address these specialist shortages by fractionalizing specialists to serve a wider population across facilities and states, addressing staffing issues for hospitals, reducing overcrowding in the emergency department and improving patient outcomes.

Total Addressable Market

We currently operate in 548 acute care hospitals out of a total of approximately 6,000 hospitals in the United States that we believe can benefit from our solutions. If we were to fully penetrate this market opportunity, we believe the addressable market for our current core specialties in neurology, psychiatry, and intensive care represents a $2.8 billion market opportunity. If we extend our market opportunity to include adjacent specialties like cardiology, infectious disease, hospitalists, emergency medicine, maternal-fetal medicine, palliative care and oncology, all of which are high targets for telemedicine delivery in acute settings, we believe the combination of our existing and adjacent specialties represents an $8.9 billion opportunity.

COVID-19 Impact on Telemedicine

In January 2020, the United States Department of Health and Human Services (“HHS”) declared the Novel Coronavirus Disease 2019 (“COVID-19)” a public health emergency. HHS renewed this determination in April 2020, and more recently again in July 2020. In March 2020, the World Health Organization also declared COVID-19 a pandemic. The COVID-19 pandemic has negatively impacted the global economy, disrupted global supply chains and created significant volatility and disruption of global financial markets. In response, many countries, including the United States, have implemented business closures and restrictions, stay-at-home and social distancing ordinances and similar measures to combat the pandemic.

The COVID-19 pandemic has had a significant impact on the telemedicine market by increasing utilization, awareness and acceptance among patients and providers. In the current environment, telemedicine has been promoted at the highest levels of government as a key tool for on-going healthcare delivery while infection control and government orders require individuals to shelter in-place. Telemedicine provides access to care when access to healthcare facilities are limited due to state-mandated stay-at-home orders. Moreover, as the clinicians themselves were quarantined or otherwise relegated to their homes due to safety issues, telemedicine provided a solution for remote providers to continue care for patients and for hospitals to access additional specialists to augment remaining staff. During the COVID-19 public health emergency, the U.S. Congress and the Centers for Medicare and Medicaid Services (“CMS”) significantly reduced regulatory and reimbursement barriers for telemedicine. As a result, we believe telemedicine spending increased in the second quarter of 2020, and we expect this trend to continue after the public health emergency. In addition to Medicare and Medicaid, many states have issued executive orders or even permanent legislation removing or reducing the regulatory and reimbursement barriers for telemedicine. According to an EY-Parthenon study in June 2020, approximately 90% of health systems expect to increase spend on clinician-to-clinician acute care telemedicine in the next 12 to 18 months. Additionally, approximately 90% of hospitals expect increased telehealth usage to persist in comparison to pre-COVID-19 levels according to an L.E.K. Consulting study in April 2020.

Our Stakeholders

We deliver value to all our stakeholders — the hospital, physician and patient.

•        Hospitals:    We provide hospitals with efficient, collaborative high-quality care at a lower cost. We enable hospitals to retain high-value capabilities benefiting their communities, such as stroke care, to avoid costly backlogs for psychiatric evaluations in emergency departments, and to improve patient quality of care, through timely access to specialized resources.

•        Physician Groups:    We enable physician groups to more effectively deploy clinical capital. By doing so, physician groups can better optimize scarce and expensive clinical resources to better match clinician supply to patient demand and improve their productivity and profitability.

•        Patients:    We provide patients with access to quality care when and where it is needed. We ensure patients have access to scarce clinical specialists and rapid intervention to address acute procedures for better outcomes.

Our Telemed IQ SaaS Platform

Adapting the acute care workflow to telemedicine involves a complex orchestration between patient, remote physician, bedside health provider and the consult coordination experts. All of these participants are mediated by a low-code, highly configurable software platform, which features an artificial intelligence (AI)-based decision engine, matching patients and physicians and coordinating the various stages of the procedure and follow-up.

Telemed iQ
PATIENT / HOSPITAL
Patient arrives at hospital
HOSPITAL
Hospital requests consult
Telemed iQ REQUEST
Telemed iQ EMR PLUGIN
Telemed iQ PARTNERS
SOC COORDINATION CENTER
Client-configurable decision engine matches patient and clinician. SOC queues, assigns, & dispatches request
Telemed iQ COORDINATE
TELECLINICAN
teleClinican engages with patient and / or care team and documents consult
Telemed iQ ENGAGE
Telemed iQ IMAGING
Telemed iQ VIDEO
Telemed iQ DOCUMENT
Telemed IQ sends consult note seamlessly into patient medical record in hospital EMR
Telemed iQ INTEGRATE
Telemed iQ INSIGHTS

Illustrative example:

•        Patient presents in the emergency room with stroke symptoms.

•        Onsite clinician initiates a consult request to a teleNeurologist using our Telemed IQ platform.

•        Our configurable AI-based decision engine prioritizes the consult given clinically based acuity and required response time data points.

•        Simultaneously, the platform scores and ranks the physicians who are eligible to handle this consult.

•        After the most appropriate and available teleNeurologist is selected, contacted and engaged on our Telemed IQ platform, the physician evaluates the patient over an automated video connection. Through our platform, the physician views the same images that are available in the hospital and collaborates with the onsite clinicians for the patient’s care. Upon completion of the consultation, evaluation notes are seamlessly transferred via the Telemed IQ into the patient record of the hospital’s electronic medical record.

Our Solution

CLINICAL WORKFLOWS
On-Demand
Scheduled
Rounds
Care Coordination Task Management
Store & Forward
ANY SPECIALTY / CLINICAL SERVICE LINE
Neurology
Psychiatry
Critical Care
Hospitalist
Cardiology
Emergency Medicine
Infectious Disease
ANY MIX OF PROVIDER NETWORKS
Health System Clinicians
Contracted Physician Groups
SOC Clinicians
Hybrid
ANY DEVICE, ANY LOCATION
Client Equipment
SOC Carts
SOC
Hybrid
SOC
Telemed iQ

Acute care is a complex and heterogeneous environment where every department within a single hospital and every hospital within a larger integrated delivery network can have its own unique workflows. To operate in this environment, we need to be flexible, adapting to these workflows and the technology infrastructure. We built our platform technology and solutions around this premise and have successfully addressed this complexity. As a result, we can enable varying provider-to-patient and provider-to-provider interactions across different specialties, provider groups, locations and technology infrastructure. Our solution supports both scheduled and on-demand telemedicine evaluations, can be deployed across our network of qualified physicians and other provider specialists, third-party clinicians or both, and can run on any telemedicine endpoint at any location. All of these capabilities have been built into our cloud-based Telemed IQ technology platform. We leverage this platform across three different configurations that we sell to the market.

•        Core Services:    We integrate the Telemed IQ SaaS platform with our own consult coordination center and provider network of neurologists, psychiatrists and intensivists to provide a complete, turnkey acute telemedicine solution.

•        Managed Services:    We provide the combination of our Telemed IQ SaaS platform with our consult coordination center and the client integrates these services with its own or other third-party clinicians.

•        Telemed IQ SaaS Platform:    We provide our platform by itself to health systems and other provider groups that want to incorporate their own consult coordination center and clinician networks.

Our Competitive Strengths

Flexible Enterprise Telemedicine Solution:    Telemed IQ was initially designed to optimize our own acute care services business, which was built and continuously enhanced based on experience from more than 1 million telemedicine consultations. Our platform was designed to be flexible, aligned and client configurable and has been architected using a low-code development platform for rapid implementations. Telemed IQ is flexible because it incorporates the discrete modules of clinical workflows which we believe can be configured to capture the unique workflows of any clinical specialty. Telemed IQ is also interoperative, allowing results to be delivered directly into our client’s electronic medical records. Our solution can be deployed with our network providers or with the client’s own or other third-party clinicians and we believe can run on any telemedicine endpoint at any location. For example, we recently deployed our platform for a government agency across 15 physician specialties, several of which were unique to the client, connected to approximately 200 locations, incorporating complex and unique consult protocols.

National Provider Network of On-Demand Specialists:    We utilize a national provider network comprised of more than 170 board certified neurologists, psychiatrists and intensivists, who provide telemedicine services in coordination with us, and represent a critical mass of scarce clinical resources. We believe the scale of our acute neurology and psychiatry networks provides a significant barrier to entry based on the substantial costs, resources and lead time required to recruit, license and credential a critical mass of scarce specialists.

Panel of Consult Coordination Experts:    We utilize a panel of consult coordination experts that facilitate a seamless, just-in-time tele-interaction that is either provider-to-patient or provider-to-provider. In addition to qualified physicians and other provider specialists within our network, we deploy coordination experts to help ensure hospital and physician readiness to quickly prioritize and assign consults, and provide workflow assurance in support of the rapid response needed to care for the acute needs of the patients. Our consult coordination experts are all highly trained in telemedicine, emergency medical protocols and workflow procedures. Our scaled and turnkey consult coordination center allows our clients to avoid the cost and risks of building out this capability in-house.

Diversified and Growing Client Base:    As of September 30, 2020, we provided services to 843 facilities in 47 states, including 548 acute care hospitals. Our clients represent urban, suburban and rural facilities in addition to large healthcare systems. We service many of the most well-known hospital systems in the United States, including 18 of the largest 25 health systems. We also provide services to 2 of the top 5 physician groups. Our clients generally enter into multi-year agreements and we have maintained longstanding client relationships with a current average tenure of 48 months and increasing. No client represents over 10% of our revenues as of September 30, 2020, with our top 10 clients accounting for less than 25% of our revenues.

Data Analytics Provides Insights for Clients:    Our scale and access to relevant data allow us to provide actionable insights and relevant benchmarking information to our clients which is unique in acute telemedicine. Our analytic tools enable clients to compare through various user-selected criteria their clinical and operational metrics with other sites within their health system and across our client base on a blinded basis. Using analytics and tools, our benchmarking identifies opportunities to improve specific workflows, improve clinical outcomes and share best practices using our data. As we continue to expand our client base and our platform ingests more data, our actionable insights improve, contributing to a powerful network effect for the benefit of our clients.

Our Growth Strategy

Drive New Bookings:    We will continue to make significant investments expanding our sales organization and investing in digital marketing to drive new bookings. In 2020, we doubled the size of our sales organization to ten sales representatives and we expect to meaningfully increase our investments in all of our go-to-market functions to take advantage of the accelerated adoption of telemedicine and the increased interest of the associated benefits for healthcare organizations.

Cross-Sell and Up-Sell Existing Clients:    We seek to sell additional acute care services to existing clients who already use one or more of our services today to further increase the number of consultations and facility utilization of our solution. Since 2015, we have increased the number of services per facility from 1.38 to 1.72 in 2019. We also seek to expand our services to additional facilities within our existing clients. In some cases, our expansion to additional facilities has benefited from the consolidation of healthcare systems and we expect this trend to continue. We believe the addressable white space opportunity to expand services to our existing clients is approximately $860 million.

Invest in Software Platform Channels:    We intend to accelerate the sale of subscriptions for our Telemed IQ SaaS platform as a standalone solution to clients seeking to use our telemedicine platform with their own clinicians, which will provide us with additional sources of recurring revenues. We currently provide this service to several multi-site integrated delivery networks. In addition, our Telemed IQ platform is used by other physician networks and enables us to leverage channel partners, including physician groups and government system integrators. By doing so, we can expand our addressable market, offering adjacent clinical specialties where we do not have specialist staffing services such as hospitalists and emergency medicine. Sales of our Telemed IQ SaaS platform generate attractive gross margins, contributing to cash flow from operations, and align with our long-term profitability goals.

Expand Through Strategic Acquisitions:    We intend to augment our organic growth strategy with select acquisitions to increase our market share in existing specialties, accelerate our entry into new specialties and expand our services into new channels and markets. We will continue to evaluate and, where strategically appropriate, pursue acquisition opportunities that are complementary to our business following the consummation of the Business Combination.

Our Offerings

Core Services:    We integrate our Telemed IQ SaaS platform, consult coordination center and physician network of neurologists, psychiatrists and intensivists to provide a turnkey acute telemedicine solution that addresses the clinical provisioning and financial needs of our clients. The benefits of our core services are to rapidly provide access to scarce physicians and other provider specialists to help our hospital partners increase access to specialist care, improve outcomes for their patients, retain high-value capabilities, reduce costs and enable clients to care for more clinically complex cases.

Managed Services:    We provide the combination of our Telemed IQ SaaS platform with our consult coordination center and the client integrates these services with its own or other third-party physicians. This flexible approach enables our clients to optimize the provisioning of their valuable clinical resources across a broad geography utilizing a proven and scaled telemedicine platform that is configurable for their needs on a multi-specialty basis.

Telemed IQ SaaS Platform:    We provide our Telemed IQ platform on a standalone basis as a Saas solution to health systems and other provider groups that want to incorporate their own consult coordination center and physician resources. This subscription-based model allows clients to fully leverage their investments in transfer, call and coordination centers to manage and facilitate telemedicine interactions across their enterprise, using a technology platform that was purpose-built to support the complex and unique needs of an acute patient care setting.

Technology

Our Telemed IQ SaaS platform was purpose-built to run our acute care services business. We developed a scaled, configurable platform with sophisticated functionality to meet our clinical, financial and operational needs. Our clients benefit from our experience, data analysis, continuous enhancements and best practices. Our Telemed IQ platform helps our clients achieve their clinical, financial and operational goals by facilitating the efficient deployment of clinical resources to where it is needed most. Our platform can be extended to other specialties and service lines, based on the client’s needs, and has been utilized across more than fifteen specialties with a high degree of customization. Clients can deploy the platform with their own network of clinicians, our network of qualified physicians and other provider specialists, third-party clinicians, or any combination thereof.

Our low-code development platform provides us with a significant competitive advantage. We can conceptualize, configure, and deploy new workflows and clinical service lines rapidly, adding value to our clients and facilitating growth. Our browser-based platform lets clinicians conduct telemedicine evaluations using a laptop, table or phone application on iOS and Android platforms. We offer two-way integration with electronic medical record systems and have received formal certification from both Epic and Cerner.

To optimize the assignment of clinicians to the telemedicine consult, our platform uses multiple automated decision support engines that sort incoming consults according to client-guided custom priority rules. The decision support engines determine the most appropriate clinician who can and should take the consult based on each client’s predetermined rules. Our platform also manages the structured communication between the clinician initiating the consult and the clinician accepting the consult assigned action.

Our Telemed IQ platform captures a significant volume of clinical, financial and operational data that is utilized on a de-identified basis to provide our clients with actionable data analytics and insights. We also enable our clients to run analyses and benchmark their performance against similar or geographically proximate organizations. We believe our data analytic tools and transparency fosters trust among our clients and helps optimize their workflow while improving quality of care, throughput, response time, and productivity.

Scalability and Security

We host our applications and serve our customers from several cloud-based data centers, including those operated by AWS, which are designed to support high levels of availability and have redundant subsystems and compartmentalized security zones. Our data center facilities employ advanced measures to ensure physical integrity, including redundant power and cooling systems and advanced fire and flood prevention. We have implemented telehealth industry-standard processes, policies and tools across our software development and network administration, including regularly scheduled vulnerability scanning and third-party penetration testing in order to reduce the risk of vulnerabilities in our system. We also have achieved HITRUST CSF security certification, a recommended framework trusted by many health systems and hospitals to manage risk.

We have achieved over 99.99% uptime over the 12 months ended September 30, 2020. We monitor our systems for any signs of trouble and take precautions as necessary. Systems transmit encrypted backup files and logs over secure connections to multiple storage devices.

Operations

Our implementation, training, clinical provisioning, credentialing, client service and technical teams work collaboratively to onboard new clients and efficiently execute acute care telemedicine consultation requests.

Implementation and Training

We can deploy our solution rapidly, in less than 72 hours, as we demonstrated during the COVID-19 pandemic. In the ordinary course, a typical installation requires approximately 90 to 120 days, depending on client availability. We provide training for our clients to ensure a seamless transition to our telemedicine services. Prior to any implementation, we analyze our clients’ workflow and develop an implementation plan that meets their objectives and incorporates industry best practices.

Clinical Provisioning

Our clinical provisioning team matches clinical supply to demand by focusing on both our client’s long-term and short-term staffing needs. We analyze historical data and use our proprietary and predictive analytics and tools to evaluate each clinical service line to project consult demand in order to assess the number of specialists needed for each hour of the day and for each day of the week. We continuously monitor and analyze utilization data from across the country to identify patterns, surges and spikes and adjust coverage as necessary. We also use a variety of data sources and analytics to strategically drive our long-term staffing strategy and scale our practice in advance of demand.

Credentialing, Licensing, and Privileging

Acute telemedicine is different from consumer telehealth offerings because physicians must be both licensed in the state where the patient is located and be credentialed at the healthcare facility where the patient is being treated. These requirements create a highly complex compliance environment, because there is significant variability in the licensing and privileging requirements and procedures mandated by individual state licensing boards and related lead times. At the facility level, the administrative burden associated with credentialing and privileging is a resource-intensive process. We ensure that our network of qualified physicians and other provider specialists acquire and maintain the qualifications required for their specialty and receive the licenses and privileges necessary to practice across multiple states and facilities in a timely manner. We have established rigorous processes and policies that allow us to meet the expectations of our clients and comply with applicable federal, state and accreditation standards. Every physician who applies for privileges is reviewed by a group of peers in accordance with applicable regulatory and accreditation requirements. We currently manage approximately 2,600 licenses and 13,500 privileges on behalf of our network physicians.

Consult Coordination Center

The critical nature of our work often requires making life-saving decisions shortly after interacting with a health facility or patient. Every inbound request and consultation is monitored by a team of highly trained consult coordination experts. These experts are responsible for monitoring and managing the efficient execution of our services from the initial consult request through preparation, physician assignment, and post evaluation documentation on a 24-hour, 7-days-a-week, 365-days-a-year basis. Our technology solution empowers the team managing this capability with tools to manage consult flow, prioritize by consult severity and ensure that the technology, physician, bedside provider and patient are ready for clinical interaction. All of our communications take place in real-time providing physicians and other provider specialists with immediate updates around patient status. Appropriate metrices are captured regarding telemedicine consults for quality assurance purposes and evaluation in quality care and client satisfaction.

Quality

We are focused on providing the highest level of clinical and operational quality. We have developed a comprehensive quality management program that supports evidence-based practices, tracks client satisfaction levels and encourages continuous improvement of telemedicine services. Our clinical leaders regularly review industry accepted standards and when appropriate, make changes to our protocols. As new practice standards are introduced, our network of qualified physicians and other provider specialists review these standards and adapt them for national telemedicine practice. Our network physicians and other specialists are continuously trained and evaluated to appropriately integrate and utilize these updated practice standards.

In 2006, we were the first telemedicine organization to earn The Joint Commission’s Gold Seal of Approval for Ambulatory Health Care Accreditation, a status we have retained since that time. Similar to our hospital clients, we are evaluated for compliance with ambulatory care standards, including coordination of care, physician credentialing, management of medications, monitoring of clinical quality, operational infrastructure, security and emergency procedures. In 2019, we earned the ClearHealth Quality Institute (CHQI) accreditation for telemedicine, an accreditation program acquired by URAC in early 2020. Our processes undergo regular review by The Joint Commission and URAC as part of their ongoing accreditation processes.

Sales and Marketing

We have a team of experienced sales executives who are primarily responsible for selling our core solutions and services directly to hospitals and health systems. Our team is organized into geographic territories and supported by clinical experts, technical experts, business development and lead-generation managers. In addition, we have developed channel clients who incorporate our platform as part of a model that combines on-site staffing solutions with telemedicine.

Our marketing program supports our growth and lead generation though content development, brand awareness, search engine optimization, field marketing events, integrated campaigns, industry relations and public media.

Research and Development

Our ability to continue to differentiate and enhance our platform depends on our capacity to continue to introduce new services, technologies and functionality. Our product development team, which as of September 30, 2020, consisted of 30 employees, is responsible for the design, development, testing and certification of our solution. We are a client-led organization that has invested heavily in our strategic product management team, low-code development platform, network of industry relationships and innovative infrastructure. We focus our research and development spend on delivering new products and further enhancing the functionality, performance and flexibility of our solution.

Competition

The telemedicine market is relatively new, rapidly evolving and highly competitive. We expect competition to intensify in the future as existing competitors and new entrants introduce new telemedicine services and software platforms or other technology to U.S. healthcare providers, particularly hospitals and healthcare systems. We currently face competition from a range of companies, including other incumbent providers of acute care telemedicine consultation services and specialized software providers that are continuing to grow and enhance their service offerings and develop more sophisticated and effective transaction and service platforms. In addition, large, well-financed healthcare providers have in some cases developed their own telemedicine services and technologies and may provide these solutions to their patients at discounted prices.

While there are many competitors in our industry, many began from a hardware-centric focus, with the goal of extending and integrating their devices into hospitals. We approached the development of our Telemed IQ SaaS platform differently by focusing on optimizing a large network of qualified physicians and other provider specialists across numerous complex workflows. As a result, configurability, modularity and AI-based optimization became imperative and we subsequently made these capabilities available on a low-code development platform to address the configurability needs of our clients.

We believe we compete favorably based on the following key competitive factors for our industry:

•        access to broad network of qualified physicians and other provider specialists;

•        demonstrated scalability;

•        clinical and service quality;

•        client and end customer satisfaction;

•        value;

•        reporting, analytics and benchmarking;

•        experience; and

•        flexibility.

Tele-Physicians Practices

We support and coordinate the services of our affiliated clinician network through administrative support services agreements (“Administrative Agreements”) with four independent professional entities: Tele-Physicians, P.C. (d/b/a California Tele-Physicians), Tele-Physicians, P.C. (d/b/a Georgia Tele-Physicians), Tele-Physicians, P.C. (d/b/a New Jersey Tele-Physicians) and Tele-Physicians, P.A. (d/b/a Texas Tele-Physicians) (collectively, the “Tele-Physicians Practices”). The Tele-Physician Practices are 100% physician-owned and employ or contract with physicians for the clinical and professional services provided to clients of ours and the Tele-Physicians Practices. Under the Administrative Agreements, we have agreed to serve as the sole and exclusive administrator of all non-clinical, day-to-day operations and business functions required for the administrative operation of each Tele-Physicians Practice, including business support services, contracting support, accounting, billing and payables support and technology support, so that each Tele-Physicians Practice may provide to its customers professional medical diagnosis, evaluation and therapeutic intervention services in certain specialty areas through telemedicine consultations. The Administrative Agreements require the Tele-Physicians Practices to maintain the state licensure and other credentialing requirements of its physicians and professional liability insurance covering each of its physicians. We separately carry a medical professional liability insurance policy. Under each of the Administrative Agreements, the applicable Tele-Physicians Practice pays us a monthly administrative fee of a fixed dollar amount multiplied by the average number of client facilities then under contract with the Tele-Physicians Practice, plus certain direct costs incurred by us on behalf of the Tele-Physicians Practice. Each of the Administrative Agreements has an initial five-year term and expires in January 2022. Unless earlier terminated upon mutual agreement of the parties or unilaterally by a party following the commencement of bankruptcy or liquidation proceedings by the non-terminating party, a material breach of the applicable Administrative Agreement by the non-terminating party or otherwise pursuant to the terms thereof, each of the Administrative Agreements automatically renews for a one-year term, unless either party to the applicable services agreement delivers written notice of its intent not to renew at least 90 days prior to the expiration of the preceding term. The Tele-Physicians Practices are considered variable interest entities and their financial results are included in our consolidated financial statements. See Note 2 of our audited consolidated financial statements included elsewhere in this prospectus.

Intellectual Property

We believe that our intellectual property rights are valuable and important to our business. We primarily rely on a combination of trademarks, copyrights, trade secrets, intellectual property assignment agreements, confidentially procedures, nondisclosure agreements and employee nondisclosure and invention assignment agreements and other similar measures to establish and protect our intellectual property and internally developed technology, including our Telemed IQ software platform. Our trademarks include SOC Telemed, marks for our acquired businesses, and various marketing slogans. Although we do not currently hold a patent for Telemed IQ, we continually assess the most appropriate methods of protecting our intellectual property and may decide to pursue available protections in the future. However, these intellectual property rights and procedures may not prevent others from competing with us. Despite our efforts to protect our intellectual property rights, unauthorized parties may attempt to copy aspects of our solution or to obtain and use information that we regard as proprietary, and may also attempt to develop similar technology independently. We may be unable to obtain, maintain and enforce the intellectual property rights on which our business depends, and assertions by third parties that we violate their intellectual property rights could have a material adverse effect on our business, financial position and results of operations.

Regulatory Environment

Our operations are subject to comprehensive United States federal, state and local regulation in the jurisdictions in which we do business. The laws and rules governing our business and interpretations of those laws and rules continue to expand and become more restrictive each year and are subject to frequent change, especially health regulatory requirements. Our ability to operate profitably will depend in part upon our ability, and that of our affiliated provider network, to operate in compliance with applicable laws and rules. Those laws and rules continue to evolve, and we therefore devote significant resources to monitoring developments in healthcare regulation. As the applicable laws and rules change, we are likely to make conforming modifications in our business processes from time to time. We cannot be assured that a review of our business by courts or regulatory authorities will not result in determinations that could adversely affect our operations or that the healthcare regulatory environment will not change in a way that restricts our operations.

Provider Licensing, Medical Practice, Telemedicine Standards and Related Laws and Guidelines

The practice of medicine is subject to various federal, state and local laws, regulations and approvals, relating to, among other things, the health provider licensure, adequacy and continuity of medical care, medical practice standards (including specific requirements when providing healthcare utilizing telemedicine technologies and consulting services among providers), medical records maintenance, personnel supervision, and prerequisites for the prescription of medication. The application of some of these laws to telemedicine is unclear and subject to differing interpretation. Further, laws and regulations specific to delivering medical services utilizing telemedicine technologies continues to evolve with some states incorporating modality and consent requirements for certain telemedicine encounters.

U.S. Corporate Practice of Medicine; Fee-Splitting

We contract with physician-owned professional associations and professional corporations to make available coordinated telemedicine services on our platform. In connection with these arrangements, we administer all non-clinical aspects of the telemedicine services to support the independent professional associations, professional corporations, and their health providers, including billing, scheduling and a wide range of other administrative and support services, and they pay us a pre-determined amount for those services. These contractual relationships are subject to various state laws that prohibit fee-splitting (sharing of professional services income with nonprofessionals) or the practice of medicine by lay entities or unlicensed persons.

State corporate practice of medicine and fee-splitting laws vary from state to state and are not always consistent among states. In addition, these requirements are subject to broad powers of interpretation, enforcement discretion by state regulators, and, in some cases, dated, yet still valid case law. Some of these requirements may apply to us or our affiliated provider network even if we do not have a physical presence in the state, based solely on the engagement of a provider licensed in the state or the provision of telemedicine to a resident of the state. However, regulatory authorities or other parties, including providers in our affiliated provider network, may assert that, despite these arrangements, we are engaged in the corporate practice of medicine or that our contractual arrangements with affiliated physician groups constitute unlawful fee-splitting. In this event, failure to comply could lead to adverse judicial or administrative action against us and/or our providers, civil or criminal penalties, receipt of cease-and-desist orders from state regulators, loss of provider licenses, or the need to make changes to the arrangements with our affiliated provider network; each of which could interfere with our business or prompt other materially adverse consequences.

U.S. Federal and State Fraud and Abuse Laws

Federal Stark Law

Our affiliated provider network may be subject to the federal self-referral prohibitions, commonly known as the Stark Law. Where applicable, this law prohibits a physician from referring beneficiaries of certain government programs to an entity providing “designated health services” if the physician or a member of such physician’s immediate family has a “financial relationship” with the entity, unless an exception applies. The penalties for violating the Stark Law include the denial of payment for services ordered in violation of the statute, mandatory refunds of any sums paid for such services, civil penalties for each violation, and possible exclusion from future participation in the federally funded healthcare programs. A person who engages in a scheme to circumvent the Stark Law’s prohibitions may be fined for each applicable arrangement or scheme. The Stark Law is a strict liability statute, which means proof of specific intent to violate the law is not required. In addition, the government and some courts have taken the position that claims presented in violation of the various statutes, including the Stark Law can be considered a violation of the federal False Claims Act (described below) based on the contention that a provider impliedly certifies compliance with all applicable laws, regulations and other rules when submitting claims for reimbursement. A determination of liability under the Stark Law could have a material adverse effect on our business, financial condition and results of operations.

Federal Anti-Kickback Statute

We are also subject to the federal Anti-Kickback Statute. The Anti-Kickback Statute is broadly worded and prohibits the knowing and willful offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, (i) the referral of a person covered by Medicare, Medicaid or other governmental programs, (ii) the furnishing or arranging for the furnishing of items or services reimbursable under Medicare, Medicaid or other governmental programs or (iii) the purchasing, leasing or ordering or arranging or recommending purchasing, leasing or ordering of any item or service reimbursable under Medicare, Medicaid or other governmental programs. Certain federal courts have held that the Anti-Kickback Statute can be violated if “one purpose” of a payment is to induce referrals. In addition, a person or entity does not need to have actual knowledge of this statute or specific intent to violate it to have committed a violation, making it easier for the government to prove that a defendant had the requisite state of mind or “scienter” required for a violation. Moreover, the government may assert that a claim including items or services resulting from a violation of the Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act, as discussed below. Violations of the Anti-Kickback Statute can result in exclusion from Medicare, Medicaid or other governmental programs as well as civil and criminal penalties, including fines per violation and damages of up to three times the amount of the unlawful remuneration, and imprisonment of up to ten years. Imposition of any of these remedies could have a material adverse effect on our business, financial condition and results of operations. In addition to a few statutory exceptions, the U.S. Department of Health and Human Services Office of Inspector General, or OIG, has published safe-harbor regulations that outline categories of activities deemed protected from prosecution under the Anti-Kickback Statute provided all applicable criteria are met. The failure of a financial relationship to meet all of the applicable safe harbor criteria does not necessarily mean that the particular arrangement violates the Anti-Kickback Statute. However, conduct and business arrangements that do not fully satisfy each applicable safe harbor may result in increased scrutiny by government enforcement authorities, such as the OIG.

False Claims Act

Both federal and state government agencies have continued civil and criminal enforcement efforts as part of numerous ongoing investigations of healthcare companies and their executives and managers. Although there are a number of civil and criminal statutes that can be applied to healthcare providers, a significant number of these investigations involve the federal False Claims Act. These investigations can be initiated not only by the government but also by a private party asserting direct knowledge of fraud. These “qui tam” whistleblower lawsuits may be initiated against any person or entity alleging such person or entity has knowingly or recklessly presented, or caused to be presented, a false or fraudulent request for payment from the federal government, or has made a false statement or used a false record to get a claim approved. In addition, the improper retention of an overpayment for 60 days or more is also a basis for a False Claim Act action. Penalties for False Claims Act violations include fines for each false claim, plus up to three times the amount of damages sustained by the federal government. A False Claims Act violation may provide the basis for exclusion from the federally funded healthcare programs. In addition, some states have adopted similar fraud, whistleblower and false claims provisions.

State Fraud and Abuse Laws

Most states in which we operate have also adopted similar fraud and abuse laws as described above. The scope of these laws and the interpretations of them vary from state to state and are enforced by state courts and regulatory authorities, each with broad discretion. Some state fraud and abuse laws apply to items or services reimbursed by any payor, including patients and commercial insurers, not just those reimbursed by a federally funded healthcare program. A determination of liability under such state fraud and abuse laws could result in fines and penalties and restrictions on our ability to operate in these jurisdictions.

Other Healthcare Laws

The federal Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, and their implementing regulations, which we collectively refer to as HIPAA, established several separate criminal penalties for making false or fraudulent claims to insurance companies and other non-governmental payors of healthcare services. Under HIPAA, these two additional federal crimes are: “Healthcare Fraud” and “False Statements Relating to Healthcare Matters.” The Healthcare Fraud statute prohibits knowingly and recklessly executing a scheme or artifice to defraud any healthcare benefit program, including private payors. A violation of this statute is a felony and may result in fines, imprisonment or exclusion from government sponsored programs. The False Statements Relating to Healthcare Matters statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact by any trick, scheme or device or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. A violation of this statute is a felony and may result in fines or imprisonment. These criminal statutes punish certain conduct resulting in the submission of claims to private payors that may also implicate the federal False Claims Act if resulting in claims to governmental health programs.

In addition, the Civil Monetary Penalties Law imposes civil administrative sanctions for, among other violations, inappropriate billing of services to federally funded healthcare programs and employing or contracting with individuals or entities who are excluded from participation in federally funded healthcare programs. Moreover, a person who offers or transfers to a Medicare or Medicaid beneficiary any remuneration, including waivers of co-payments and deductible amounts, that the person knows or should know is likely to influence the beneficiary’s selection of a particular provider, practitioner or supplier of Medicare or Medicaid payable items or services may be liable for civil monetary penalties of up to $20,000 for each wrongful act. Moreover, in certain cases, providers who routinely waive copayments and deductibles for Medicare and Medicaid beneficiaries without appropriate justification can also be held liable under the federal Anti-Kickback Statute and False Claims Act, which can impose additional penalties. One of the statutory exceptions to the prohibition is non-routine, unadvertised waivers of copayments or deductible amounts based on individualized determinations of financial need or exhaustion of reasonable collection efforts. The OIG emphasizes, however, that this exception should only be used occasionally to address special financial needs of a particular patient. Although this prohibition applies only to federal healthcare program beneficiaries, the routine waivers of copayments and deductibles offered to patients covered by commercial payers may implicate applicable state laws related to, among other things, unlawful schemes to defraud, excessive fees for services, tortious interference with patient contracts and statutory or common law fraud.

U.S. Federal and State Health Information Privacy and Security Laws

There are numerous U.S. federal and state laws and regulations related to the privacy and security of personally identifiable information, or PII, including health information. In particular, HIPAA establishes privacy and security standards that limit the use and disclosure of protected health information, or PHI, and require the implementation of administrative, physical, and technical safeguards to ensure the confidentiality, integrity and availability of individually identifiable health information in electronic form. Our affiliated network providers and our hospital, health system and other provider clients are all regulated as covered entities under HIPAA. Since the effective date of the HIPAA Omnibus Final Rule on September 23, 2013, HIPAA’s requirements are also directly applicable to the independent contractors, agents and other “business associates” of covered entities that create, receive, maintain or transmit PHI in connection with providing services to covered entities. SOC Telemed is a business associate under HIPAA when we are working on behalf of our affiliated medical groups and hospital, health system, and other provider clients.

Violations of HIPAA may result in civil and criminal penalties. The civil penalties range from $114 to $57,051 per violation, with a cap of $1.7 million per year for violations of the same standard during the same calendar year. However, a single breach incident can result in violations of multiple standards. We must also comply with HIPAA’s breach notification rule. Under the breach notification rule, covered entities must notify affected individuals without unreasonable delay in the case of a breach of unsecured PHI, which may compromise the privacy, security or integrity of the PHI. In addition, notification must be provided to the HHS and the local media in cases where a breach affects more than 500 individuals. Breaches affecting fewer than 500 individuals must be reported to HHS on an annual basis. The regulations also require business associates of covered entities to notify the covered entity of breaches by the business associate.

State attorneys general also have the right to prosecute HIPAA violations committed against residents of their states. While HIPAA does not create a private right of action that would allow individuals to sue in civil court for a HIPAA violation, its standards have been used as the basis for the duty of care in state civil suits, such as those for negligence or recklessness in misusing personal information. In addition, HIPAA mandates that HHS conduct periodic compliance audits of HIPAA covered entities and their business associates for compliance. It also tasks HHS with establishing a methodology whereby harmed individuals who were the victims of breaches of unsecured PHI may receive a percentage of the Civil Monetary Penalty fine paid by the violator. In light of the HIPAA Omnibus Final Rule, recent enforcement activity, and statements from HHS, we expect increased federal and state HIPAA privacy and security enforcement efforts.

HIPAA also required HHS to adopt national standards establishing electronic transaction standards that all healthcare providers must use when submitting or receiving certain healthcare transactions electronically.

Many states in which we operate and in which patients of our clients reside also have laws that protect the privacy and security of sensitive and personal information, including health information. These laws may be similar to or even more protective than HIPAA and other federal privacy laws. For example, the laws of the State of California, in which we operate, are more restrictive than HIPAA. Where state laws are more protective than HIPAA, we must comply with the state laws we are subject to, in addition to HIPAA. In certain cases, it may be necessary to modify our planned operations and procedures to comply with these more stringent state laws. Not only may some of these state laws impose fines and penalties upon violators, but also some, unlike HIPAA, may afford private rights of action to individuals who believe their personal information has been misused. In addition, state laws are changing rapidly, and there is discussion of a new federal privacy law or federal breach notification law, to which we may be subject.

In addition to HIPAA, state health information privacy and state health information privacy laws, we may be subject to other state and federal privacy laws, including laws that prohibit unfair privacy and security practices and deceptive statements about privacy and security and laws that place specific requirements on certain types of activities, such as data security and texting.

In recent years, there have been a number of well-publicized data breaches involving the improper use and disclosure of PII and PHI. Many states have responded to these incidents by enacting laws requiring holders of personal information to maintain safeguards and to take certain actions in response to a data breach, such as providing prompt notification of the breach to affected individuals and state officials. In addition, under HIPAA and pursuant to the related contracts that we enter into with our business associates, we must report breaches of unsecured PHI to our contractual partners following discovery of the breach. Notification must also be made in certain circumstances to affected individuals, federal authorities and others.

Reimbursement

Medicare

The Medicare program offers beneficiaries different ways to obtain medical benefits: (i) Medicare Part A, which covers, among other things, in-patient hospital, SNFs, home healthcare, and certain other types of healthcare services; (ii) Medicare Part B, which covers physicians’ services, outpatient services, durable medical equipment, and certain other types of items and healthcare services; (iii) Medicare Part C, also known as Medicare Advantage, which is a managed care option for beneficiaries who are entitled to Medicare Part A and enrolled in Medicare Part B; and (iv) Medicare Part D, which provides coverage for prescription drugs that are not otherwise covered under Medicare Part A or Part B for those beneficiaries that enroll.

Our affiliated provider network is reimbursed by the Part B and Part C programs for certain of the telemedicine services it provides to Medicare beneficiaries. Medicare coverage for telemedicine services is treated distinctly from other types of professional medical services and is limited by federal statute and subject to specific conditions of participation and payment pursuant to Medicare regulations, policies and guidelines, including the location of the patient, the type of service, and the modality for delivering the telemedicine service, among others.

Medicaid

Medicaid programs are funded jointly by the federal government and the states and are administered by states (or the state’s designated managed care or other similar organizations) under approved plans. Our affiliated provider network is reimbursed by certain state Medicaid programs for certain of the telemedicine services it provides to Medicaid beneficiaries. Medicaid coverage for telemedicine services varies by state and is subject to specific conditions of participation and payment.

Participation in Medicare/Medicaid Programs

Participation in the Medicare, including Medicare Advantage, and Medicaid programs is heavily regulated by federal and state (in the case of Medicaid) statute, regulation, policy, and guidance protocols. If a provider fails to comply substantially with the requirements for participating in the programs, the provider’s participation may be terminated and/or civil or criminal penalties may be imposed. Our affiliated network providers are enrolled with Medicare and certain Medicaid programs, and they also participate in arrangements administered by commercial payers under the Medicare Advantage program. In the ordinary course of business, we may from time to time be subject to inquiries, investigations and audits by federal and state agencies that oversee applicable government program participation. In addition to auditing compliance with program requirements, these audits can trigger, particularly when issues are identified, investigations, repayments, and requirements under certain of the U.S. Federal and State Fraud and Abuse Laws described above.

COVID-19 Waivers and Limited Statutory Changes

As a result of the COVID-19 pandemic, federal and state governments have enacted legislation, promulgated regulations, and taken other administrative actions intended to assist healthcare providers seeking to utilize telemedicine methods in providing care to patients during the public health emergency. These measures include temporary relief from Medicare conditions of participation requirements for healthcare providers, temporary relaxation of licensure requirements for healthcare professionals, temporary relaxation of privacy restrictions for telemedicine remote communications, promoting use of telemedicine by temporarily expanding the scope of services for which Medicare and Medicaid reimbursement is available, and limited waivers of fraud and abuse laws for activities related to COVID-19 during the emergency period. These changes have temporarily increased reimbursement available to our affiliated provider network for telemedicine services provided.

Employees

As of September 30, 2020, we had 287 employees, including 21 in research and development and 20 in sales and marketing. We consider our relationship with our employees to be good. None of our employees are represented by a labor union.

Facilities

Our principal executive offices are located in Reston, Virginia under a lease that expires in June 2021. We also have offices in Miami, Florida and Houston, Texas. We believe that our properties are generally suitable to meet our needs for the foreseeable future. In addition, to the extent we require additional space in the future, we believe that it would be readily available on commercially reasonable terms.

Legal Proceedings

We are from time to time subject to, and are presently involved in, litigation and other legal proceedings. We believe that there are no pending lawsuits or claims that, individually or in the aggregate, may have a material effect on our business, financial position, results of operations or cash flows.

MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information, including ages as of October 30, 2020, of our executive officers and members of our board of directors (the “Board”):

Name	Age	Position(s)
Executive Officers
John W. Kalix	47	Chief Executive Officer and Director
Hai Tran	51	Chief Financial Officer and Chief Operating Officer
R. Jason Hallock	48	Chief Medical Officer
Sean Banerjee	51	Chief Technology Officer
Eunice J. Kim	47	General Counsel and Corporate Secretary
Non-Employee Directors
Steven J. Shulman(2)(3)	69	Chairman of the Board
Dr. Bobbie Byrne(1)	53	Director
Thomas J. Carella(2)(3)	45	Director
Joseph P. Greskoviak(1)	55	Director
Amr Kronfol(2)(3)	40	Director
Anne M. McGeorge(1)	59	Director

____________

(1)      Member of the audit committee.

(2)      Member of the compensation committee.

(3)      Member of the nominating and corporate governance committee.

Executive Officers

John W. Kalix has served as our Chief Executive Officer and as a member of the Board since the Closing and previously served as the President of Legacy SOC Telemed since July 2020. Prior to joining SOC Telemed, Mr. Kalix served as Executive Vice President and Chief Operating Officer of North American Partners in Anesthesia, a single-specialty anesthesia and pain management company, from March 2017 to July 2020. From July 2010 to March 2017, he held various positions at GE Healthcare, a subsidiary of General Electric Company that provides technologies and solutions to the global healthcare industry, including President of the Life Sciences Core Imaging Division for the U.S. and Canada (May 2015 to March 2017) and General Manager, Magnetic Resonance Imaging for the U.S. and Canada (March 2012 to May 2015). Mr. Kalix holds a B.A. in zoology from Miami University. Mr. Kalix is well-qualified to serve as a director due to his extensive leadership and business experience in the healthcare industry.

Hai Tran has served as our Chief Financial Officer and Chief Operating Officer since the Closing and previously held the same positions with Legacy SOC Telemed’s since March 2015. Prior to joining SOC Telemed, from May 2012 to March 2015, he served as the Chief Financial Officer of BioScrip, Inc., a provider of infusion and home care management solutions (now part of Option Care Health Care, Inc.). From July 2011 to May 2012, Mr. Tran served as Chief Financial Officer and Vice President International of Harris Healthcare Solutions, the healthcare subsidiary of Harris Corporation, a diversified technology company. From May 2008 to July 2011, he served as Chief Financial Officer of Catalyst Health Solutions, Inc., a pharmacy benefits management company (now part of UnitedHealth Group’s OptumRX division). Mr. Tran holds a B.S. in electrical engineering from the University of Virginia and an M.B.A. from the University of Richmond.

R. Jason Hallock has served as our Chief Medical Officer since the Closing and previously held the same position with Legacy SOC Telemed since December 2019. Prior to joining SOC Telemed, from July 2013 to November 2019, Dr. Hallock held various positions at US Acute Care Solutions (“USACS”), a provider of physician-owned emergency medicine, hospitalist and observation services, including System Chief of Lifebridge Health Emergency Services (July 2017 to January 2019) and Chief of Emergency Services of Union Hospital of Cecil (July 2014 to February 2018). Dr. Hallock holds a B.A. in human biology and anthropology from the University of Pennsylvania, an M.D. from the University of Connecticut and an M.M.M. from the University of Southern California.

Sean Banerjee has served as our Chief Technology Officer since the Closing and previously held the same position with Legacy SOC Telemed since August 2015. Prior to joining SOC Telemed, he served as Vice President of Engineering at Evolent Health, a healthcare company that delivers value-based care solutions to payers and providers, from July 2012 to July 2015. Prior to Evolent Health, Mr. Banerjee served as Director at Anthem, Inc., a health insurance provider, from July 2005 to July 2012. Mr. Banerjee holds a B.E. in metallurgical engineering from Jadavpur University, an M.Tech. in materials engineering from the Indian Institute of Technology, Kanpur, India and an M.S. in materials science and engineering from the University of Cincinnati.

Eunice J. Kim has served as our General Counsel and Corporate Secretary since the Closing and previously held the same positions with Legacy SOC Telemed since October 2020. Prior to joining SOC Telemed, from 2004 to June 2020, Ms. Kim served in a variety of roles at NortonLifeLock Inc. (formerly known as Symantec Corporation), a cybersecurity software company, including most recently as Vice President, Legal and Assistant Secretary from August 2016 to June 2020. Prior to joining Symantec Corporation, she was an associate at Coudert Brothers LLP, a global law firm. Ms. Kim holds a B.A. in English and biochemistry from Smith College and a J.D. from Boston College Law School.

Non-Employee Directors

Steven J. Shulman has served as Chairman of the Board since the Closing, previously served as HCMC’s Chief Executive Officer and one of its directors since its inception and has over 45 years of experience leading and acquiring businesses in the healthcare industry. Mr Shulman is currently the Chairman of Magellan Health, Inc. (“Magellan”) where he previously served as Chief Executive Officer from 2002 to 2008 and spearheaded its turnaround and restructuring following bankruptcy. Magellan is now a leader in managing what HCMC believes are among the fastest growing, most complex areas of health, including special populations and other specific areas of healthcare. Mr. Shulman also currently serves as Chairman of Quartet Health, Inc., a healthcare technology company which connects primary care and mental health providers, a position he has held since 2014, CareCentrix, Inc., a post-acute managed care company, a position he has held since 2008 and Co-Chairman of Healthmap Solutions Inc., a health management company focused on progressive diseases, since 2018. He is also the Managing Partner at Shulman Family Ventures, Inc., a healthcare-focused private equity firm, a position he has held since 2008. In the last five years, he has served as a Director of several other privately-held companies, including VillageMD, a primary care medical management company, MedImpact, the largest privately held prescription drug benefits management company, Healthmarkets, a healthcare distribution and specialty insurance company, Pager, a digital health company and Facet Technologies, an OEM of lancets and lancing devices for diabetics. Previously, from 2013 to 2018, Mr. Shulman served as Chairman of the Board of R1 RCM Inc., a technology-enabled revenue cycle management service for healthcare providers and from 2013 to 2014 as Chairman of Health Management Associates, Inc., a hospital company. He served as an Operating Partner at Water Street Healthcare Partners, LLC from 2008 until 2015 and Tower Three Partners LLC from 2008 until 2013. He also served as Chairman and Chief Executive Officer of Internet Healthcare Group, LLC from 2000 to 2002 and as Chairman, President and Chief Executive Officer of Prudential Healthcare, Inc. from 1997 to 1999. Prior to that, Mr. Shulman served in senior executive positions at Value Health, Inc., a specialty managed care company he founded and took public, including as a Director and as President of the Pharmacy and Disease Management Group. He also previously held senior executive positions at each of Cigna Corporation, including as President of the East Central Division, and Kaiser Permanente, an integrated managed-care company, including as Director, Medical Economics. He received his Bachelor’s degree in Economics and Master’s degree in Health Services Administration from the State University of New York at Stony Brook. Mr. Shulman is well-qualified to serve as a director due to his extensive operational, investment and board experience in the healthcare industry.

Dr. Barbara “Bobbie” P. Byrne has served as a member of the Board since the Closing. Dr. Byrne has served as Chief Information Officer at Advocate Aurora Health, a not-for-profit healthcare system, since 2017. Prior to joining Advocate Aurora Health, Dr. Byrne served as Chief Medical Officer of Edward-Elmhurst Health, a hospital system in Illinois, from January 2017 to July 2017 and as its Chief Information Officer from December 2009 to January 2017. Dr. Byrne previously served as the Clinical Director at the Certification Commission for Healthcare Information Technology from April 2009 to December 2009 and as the Senior Vice President, Clinical Solutions for Eclipsys, Inc. (now Allscripts, Inc.) from 2005 to April 2009. Since January 2020, Dr. Byrne has served on the board of directors of Spok Holdings, Inc., a provider of communications solutions for the healthcare and public safety sectors. Dr. Byrne holds a B.A. in history from Northwestern University, an M.B.A. from the Kellogg School of Management at Northwestern University and an M.D. from Northwestern University. Dr. Byrne is well-qualified to serve as a director due to her extensive operational and executive management experience in the healthcare industry.

Thomas J. Carella has served as a member of the Board since the Closing and previously served on Legacy SOC Telemed’s board of directors since February 2017. Mr. Carella has served as a Managing Director at Warburg Pincus, a private equity firm, since September 2016. Prior to joining Warburg Pincus, Mr. Carella was a Partner in the Merchant Banking Division of Goldman Sachs where he was global head of the division’s private equity activities in the healthcare sector. In addition to his board role at SOC Telemed, Mr. Carella serves on the board of directors of Alignment Healthcare, CityMD/Summit Medical Group, Outset Medical, Polyplus Transfection SA, Vertice Pharma and WebPT. Mr. Carella has previously served on numerous boards, including T2 Biosystems, Inc., a diagnostics company, from March 2013 to March 2016. Mr. Carella holds a B.A. from Harvard College and an M.B.A. from Harvard Business School. Mr. Carella is well-qualified to serve as a director due to his extensive investment and board experience in the healthcare industry.

Joseph P. Greskoviak has served as a member of the Board since the Closing. Since 2012, Mr. Greskoviak has held various positions at Press Ganey, a provider of patient experience measurement, performance analytics and strategic advisory solutions for health care organizations, including Vice Chairman since March 2020, Chief Executive Officer from December 2018 to March 2020, and President and Chief Operating Officer from 2012 to December 2018. Prior to joining Press Ganey, Mr. Greskoviak worked at MedAssets, where he served as President of its spend and clinical resource management business (now part of Vizient) from 2010 to 2012. Mr. Greskoviak holds a B.A. in political science from DePaul University. Mr. Greskoviak is well-qualified to serve as a director due to his extensive executive leadership and management experience in the healthcare industry.

Amr Kronfol has served as a member of the Board since the Closing and previously served on Legacy SOC Telemed’s board of directors since June 2015. Mr. Kronfol joined Warburg Pincus, a private equity firm, in July 2009 and has been a Managing Director since 2018, focusing on investment activities at the intersection of healthcare and technology. Mr. Kronfol has served on numerous boards, including Silk Road Medical, AmRest, Modernizing Medicine, Qualifacts, WebPT and Helix. Mr. Kronfol holds an A.B. in computer science from Princeton University and an M.B.A. from The Wharton School at the University of Pennsylvania. Mr. Kronfol is well-qualified to serve as a director due to his extensive investment and board experience in the healthcare industry.

Anne M. McGeorge has served as a member of the Board since the Closing. Ms. McGeorge has over 35 years of experience providing strategic guidance and operational oversight to health care organizations. Ms. McGeorge has served as an Operating Partner of Havencrest Healthcare, a private equity investment firm specializing in the healthcare industry, since January 2018 and as an adjunct professor at the University of North Carolina at Chapel Hill since August 2005. Since June 2019, Ms. McGeorge has served on the board of directors and as the chair of the audit committee of Magenta Therapeutics, a clinical-stage biotechnology company. Prior to her retirement in July 2017, Ms. McGeorge served as Managing Partner of Grant Thornton LLP’s Health Care Industry Practice from 2006 to July 2017 and as Global Managing Partner for Grant Thornton International’s Health Care Industry Practice from 2015 to July 2017. Ms. McGeorge was formerly a partner at Deloitte LLP from 2002 to 2005 and at Arthur Andersen LLP from 1994 to 2002. Ms. McGeorge holds a B.B.A. in accounting from the College of William & Mary and an M.S. in accounting from the University of Virginia. Ms. McGeorge is well-qualified to serve as a director due to her extensive experience providing auditing and financial services for the healthcare industry.

Board Composition

Our business and affairs are organized under the direction of the Board. The Board consists of seven members, provided, that the size of the Board may be increased to nine members if (and for so long as) SOC Holdings LLC beneficially owns at least 35% of the issued and outstanding shares of Class A common stock. Subject to the terms of the Investor Rights Agreement and our amended and restated certificate of incorporation and amended and restated by-laws, the number of directors will be fixed by the Board.

Upon the Closing, we entered into the Investor Rights Agreement with SOC Holdings LLC pursuant to which, among other things, SOC Holdings LLC will have the right to designate (i) up to five of nine directors for as long as it beneficially owns at least 50% of the issued and outstanding shares of Class A common stock, (ii) up to three of nine directors for so long as it beneficially owns at least 35% but less than 50% of the issued and outstanding shares of Class A common stock, (iii) up to two of seven directors for so long as it beneficially owns at least 15% but less than 35% of the issued and outstanding shares of Class A common stock and (iv) up to one of seven directors for so long as it beneficially owns at least 5% but less than 15% of the issued and outstanding shares of Class A common stock. SOC Holdings LLC has been deemed to have designated Messrs. Carella and Kronfol for election to the Board. See “Certain Relationships and Related Person Transactions — Investor Rights Agreement.”

In accordance with our amended and restated certificate of incorporation, the Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors will be divided among the three classes as follows:

•        the Class I directors will be Mr. Shulman and Mr. Greskoviak, and their terms will expire at our first annual meeting of stockholders to be held after the Closing;

•        the Class II directors will be Dr. Byrne and Ms. McGeorge, and their terms will expire at our second annual meeting of stockholders to be held after the Closing; and

•        the Class III directors will be Mr. Carella, Mr. Kalix and Mr. Kronfol, and their terms will expire at our third annual meeting of stockholders to be held after the Closing.

We expect that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Director Independence

The Board determined that each of Mr. Shulman, Dr. Byrne, Mr. Carella, Mr. Greskoviak, Mr. Kronfol and Ms. McGeorge qualify as independent directors, as defined under the listing standards of Nasdaq, and the Board consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq listing rules relating to director independence requirements.

Committees of the Board

Effective upon the Closing, the Board established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and the responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by the Board. The Board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

The members of our audit committee consist of Dr. Byrne, Mr. Greskoviak and Ms. McGeorge, each of whom meets the requirements for independence under the listing standards of Nasdaq and SEC rules and regulations. The chair of the audit committee is Ms. McGeorge, who is an “audit committee financial expert” within the meaning of SEC regulations. Our audit committee is responsible for, among other things:

•        managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•        helping to ensure the independence and overseeing performance of the independent registered public accounting firm;

•        reviewing and discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;

•        reviewing our financial statements and our critical accounting policies and estimates;

•        reviewing the adequacy and effectiveness of our internal controls;

•        developing procedures for employees to submit concerns anonymously about questionable accounting, internal accounting controls, or audit matters;

•        overseeing our policies on risk assessment and risk management;

•        overseeing compliance with our code of business conduct and ethics;

•        reviewing related-party transactions; and

•        pre-approving all audit and all permissible non-audit services (other than de minimis non-audit services) to be performed by the independent registered public accounting firm.

Our audit committee operates under a written charter that satisfies the applicable listing standards of Nasdaq, and which is available on the investor relations portion of our website.

Compensation Committee

The members of our compensation committee consist of Mr. Shulman, Mr. Carella and Mr. Kronfol, each of whom meets the requirements for independence under the listing standards of Nasdaq and SEC rules and regulations. In addition, each member of our compensation committee is a non-employee director, as defined pursuant to Rule 16b-3 of the Exchange Act. The chair of the compensation committee is Mr. Shulman. Our compensation committee is responsible for, among other things:

•        reviewing, approving and determining, or making recommendations to the Board regarding, the compensation of our executive officers, including our Chief Executive Officer;

•        administering our equity compensation plans and agreements with our executive officers;

•        reviewing, approving and administering incentive compensation and equity compensation plans;

•        reviewing and approving our overall compensation philosophy; and

•        making recommendations regarding non-employee director compensation to the full Board.

Our compensation committee operates under a written charter that satisfies the applicable listing standards of Nasdaq, and which is available on the investor relations portion of our website.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee consist of Mr. Shulman, Mr. Carella and Mr. Kronfol, each of whom meets the requirements for independence under the listing standards of Nasdaq and SEC rules and regulations. The chair of our nominating and corporate governance committee is Mr. Shulman. Our nominating and corporate governance committee is responsible for, among other things:

•        identifying, evaluating and selecting, or making recommendations to the Board regarding, nominees for election to the Board and its committees;

•        overseeing the evaluation and the performance of the Board and of individual directors;

•        considering and making recommendations to the Board regarding the composition of the Board and its committees;

•        overseeing our corporate governance practices;

•        contributing to succession planning; and

•        developing and making recommendations to the Board regarding corporate governance guidelines and matters.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of Nasdaq, and which is available on the investor relations portion of our website.

Code of Business Conduct and Ethics

The Board has adopted a code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The code of business conduct and ethics is available on the investor relations portion of our website. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the code.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is or has been at any time an officer or employee of SOC Telemed. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers that will serve as a member of the Board or compensation committee. See the section titled “Certain Relationships and Related Person Transactions” for information about related party transactions involving members of our compensation committee or their affiliates.

Limitations on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation limits our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•        for any transaction from which the director derives an improper personal benefit;

•        for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•        for any unlawful payment of dividends or redemption of shares; or

•        for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and our amended and restated by-laws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, we have entered into, and expect to continue to enter into, separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in our amended and restated certificate of incorporation and amended and restated by-laws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Non-Employee Director Compensation

Prior to the Closing, we did not pay compensation to any of our directors.

In connection with the Closing, the Board approved the Company’s Director Compensation Policy (the “Director Compensation Policy”), pursuant to which each member of the Board who is not an employee of the Company (each such member, an “Outside Director”) will be compensated for his or her Board service. In accordance with the Director Compensation Policy, each Outside Director will receive an annual cash retainer equal to $40,000 and any Outside Director serving as (i) the lead independent director of the Board, if any, will receive an additional annual cash retainer equal to $15,000, (ii) the chairperson of the Audit Committee, who is currently Anne M. McGeorge, will receive an additional annual cash retainer equal to $20,000, (iii) a member of the Audit Committee (other than the chairperson) will receive an additional annual cash retainer equal to $10,000, (iv) the chairperson of the Compensation Committee, who is currently Steven J. Shulman, will receive an additional annual cash retainer equal to $10,000, (v) a member of the Compensation Committee (other than the chairperson) will receive an additional annual cash retainer equal to $5,000, (vi) the chairperson of the Nominating and Corporate Governance Committee, who is currently Steven J. Shulman, will receive an additional annual cash retainer equal to $7,500, and (vii) a member of the Nominating and Corporate Governance Committee (other than the chairperson) will receive an additional annual cash retainer of $3,750, in each case, payable on a quarterly basis in arrears.

After each annual meeting of the Company’s stockholders, each continuing Outside Director and each new Outside Director who commenced service at least six months before such annual meeting (or, with respect to the first annual meeting following the Closing Date, who commenced service prior to December 31, 2020) will be granted an award of restricted stock units under the 2020 Plan having an RSU Value (as defined in the Director Compensation Policy) of $150,000, which award will vest in equal monthly installments over the 12-month period following the grant date, subject to the Outside Director’s continued service as a member of the Board through each such vesting date.

In addition, each Outside Director who serves on the Board on the Closing Date or who is initially elected or appointed to the Board after the Closing Date will be automatically granted, on the first practicable date following such Outside Director’s initial election or appointment, pursuant to the 2020 Plan, an award of restricted stock units having an RSU Value equal to $300,000, which award will vest in equal annual installments over the three-year period following the grant date, subject to the Outside Director’s continued service as a member of the Board through each such vesting date.

While the Company currently expects to provide its Outside Directors with cash and equity compensation consistent with the Director Compensation Policy, the Company also currently expects to review its Outside Director cash and equity compensation policies from time to time and such policies may be subject to change.

EXECUTIVE COMPENSATION

2019 Summary Compensation Table

The following table provides information regarding the total compensation awarded to, earned by and paid to the named executive officers by Legacy SOC Telemed during the year ended December 31, 2019. Mr. Kalix, our Chief Executive Officer since the Closing, and Ms. Kim, our General Counsel and Corporate Secretary since the Closing, are not included in this table because they were hired after December 31, 2019, and Dr. Hallock, our Chief Medical Officer, is not included in this table because his total compensation did not exceed $100,000 during the year ended December 31, 2019.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(2)	Total ($)
Hai Tran	2019	365,798	—	—	137,891	11,000	514,689
Chief Operating Officer & Chief Financial Officer
Sean Banerjee	2019	277,205	—	—	56,448	11,000	344,653
Chief Technology Officer

____________

(1)      Represents the annual performance-based cash bonuses earned by the named executive officers based on the achievement of certain corporate performance objectives in 2019. These amounts were paid to the named executive officers in March 2020.

(2)      Represents matching 401(k) contributions provided to the named executive officers on the same terms as provided to all of Legacy SOC Telemed’s regular full-time employees.

Executive Incentive Bonus Plan

On October 30, 2020, the Board considered and approved the Executive Incentive Bonus Plan (the “Bonus Plan”), an annual cash bonus plan that became effective on the Closing Date. The purpose of the Bonus Plan is to motivate and reward eligible officers and employees for their contributions toward the achievement of certain performance goals of the Company. The Bonus Plan will be administered by the Compensation Committee of the Board, or such other committee as may be designated by the Board from time to time. Awards under the Bonus Plan may be subject to cash bonus targets and/or corporate performance metrics for a specific performance period or fiscal year pursuant to the terms of the Bonus Plan. Unless otherwise determined by the plan administrator, participants must be actively employed and in good standing with the Company on the date the award is paid. The plan administrator may terminate the Bonus Plan at any time, provided such termination shall not affect the payment of any awards accrued under the Bonus Plan prior to the date of the termination.

Employment Arrangements

We have entered into offer letters or employment agreements with our executive officers. The agreements generally provide for at-will employment and set forth the executive officer’s initial base salary, bonus opportunities and eligibility for employee benefits. In addition, each of the executive officers is subject to confidentiality obligations and has agreed to assign to SOC Telemed any inventions developed during the term of their employment.

Agreement with John W. Kalix

On June 24, 2020, Mr. Kalix entered into an employment agreement to initially serve as President and then transition to the position of Chief Executive Officer within six months of his start date, which was July 27, 2020. In connection with the Closing, Mr. Kalix was appointed as our Chief Executive Officer. The agreement has no specific term, provides for at-will employment and sets forth Mr. Kalix’s initial annual base salary of $450,000, an annual target cash incentive bonus of 50% of his annual base salary upon the achievement of certain objective and/or subjective criteria determined by the Board or compensation committee, a guaranteed bonus of at least 50% of the target bonus with respect to the calendar 2020 cash bonus period and a cash bonus payment in the event of a change of control of SOC Telemed (other than in connection with the Business Combination). The agreement also provides that Mr. Kalix is eligible to participate in employee benefit plans maintained by SOC Telemed. In addition, upon the Closing, Mr. Kalix will be granted restricted stock or restricted stock units equal to (i) three percent of the fully diluted ownership of SOC Telemed, subject to vesting as to 25% of the award on the 12-month anniversary of his start date, and as to 1/16th of the award on the corresponding day of each third month thereafter, so that the award will be fully vested four years from his start date, plus (ii) fifteen percent of the Sponsor Earnout Shares, if any, that vest in accordance with the terms of the Merger Agreement and pursuant to the Sponsor Agreement. If Mr. Kalix’s employment is terminated by SOC Telemed without “cause,” if his employment is terminated as a result of disability or death or if he resigns for “good reason,” subject to certain obligations, including signing and not revoking a separation agreement and release of claims, he or his estate, as the case may be, is entitled to receive termination benefits, including (a) severance pay comprising 12-months’ continuation of his annual base salary, (b) reimbursement of premiums for COBRA coverage during the applicable period of severance pay, (c) payment of the guaranteed bonus (if then unpaid) and (d) full participation in the Sponsor Earnout Share-based award described above (if the Sponsor earns such award within 6 months thereafter).

Agreements with Hai Tran

On January 27, 2015, Mr. Tran entered into an employment agreement to serve as Chief Financial Officer commencing in March 2015. The agreement has no specific term, provides for at-will employment and sets forth Mr. Tran’s initial annual base salary of $350,000 and an annual target cash incentive bonus of 50% of his annual base salary upon the achievement of certain operational performance objectives determined by the Board or compensation committee. Mr. Tran also received incentive stock options pursuant to the 2014 Plan. The agreement also provides that Mr. Tran is eligible to participate in employee benefit plans maintained by SOC Telemed. If Mr. Tran’s employment is terminated by SOC Telemed without “cause” (and other than due to death or disability) or if Mr. Tran resigns for “good reason,” subject to certain obligations, including delivery of a general release of claims in favor of SOC Telemed, Mr. Tran is entitled to receive, as severance benefits, 12-months’ continuation of his annual base salary and a pro-rated, cash lump-sum payment in an amount equal to the bonus he would have earned in respect of the fiscal year in which termination occurs.

On October 23, 2020, Mr. Tran entered into a side letter agreement regarding his outstanding stock option grants of 977,565 and 418,956 shares of Legacy SOC Telemed common stock, each granted June 7, 2018, and each of which would have vested only upon a Change in Control (as defined in the 2014 Plan) of Legacy SOC Telemed. The side letter provides that these options will instead vest on November 15, 2021, subject to Mr. Tran’s continued service through such date and subject to accelerated vesting upon a prior termination by the Company without Cause (as defined in the side letter). Upon a change in control of the Company (which the Business Combination did not constitute) prior to November 15, 2021, the vesting of the options described above will accelerate, subject to Mr. Tran’s continued service through such date. All separation payments and benefits pursuant to this side letter are contingent upon Mr. Tran executing and not revoking a release of claims in favor of Legacy SOC Telemed and the Company.

Agreements with R. Jason Hallock

On October 28, 2019, Dr. Hallock entered into an employment agreement to serve as Chief Medical Officer commencing in December 2019. The agreement has no specific term, provides for at-will employment and sets forth Dr. Hallock’s initial annual base salary of $320,000 and an annual target cash incentive bonus of 40% of his annual base salary upon the achievement of certain operational performance objectives determined by the Board. Dr. Hallock is also entitled to receive incentive stock options pursuant to the 2014 Plan. The agreement also provides that Dr. Hallock is eligible to participate in employee benefit plans maintained by SOC Telemed. If Dr. Hallock’s employment is terminated by SOC Telemed without “cause” (and other than due to death or disability) or if Dr. Hallock resigns for “good reason,” subject to certain obligations, including delivery of a general release of claims in favor of SOC Telemed, Dr. Hallock is entitled to receive, as severance benefits, 6-months’ continuation of his annual base salary and six months of COBRA coverage.

In connection with the Closing, Dr. Hallock entered into an agreement by which he waived his rights to the incentive stock options described above in exchange for (a) a cash payment equal to the aggregate spread that would have existed under such options, had they been granted as contemplated and to the extent they would have been vested as of the Closing Date, and (b) a forthcoming issuance to Dr. Hallock of a mix of time- and performance-based restricted stock units pursuant to the 2020 Plan with a target value equal to $1,500,000, subject to Dr. Hallock’s continued service on each applicable vesting date.

Agreements with Sean Banerjee

On July 15, 2015, Mr. Banerjee entered into an employment agreement to serve as Chief Technology Officer commencing in August 2015. The agreement has no specific term, provides for at-will employment and sets forth Mr. Banerjee’s initial annual base salary of $260,000 and an annual target cash incentive bonus of 40% of his annual base salary upon the achievement of certain operational performance objectives determined by the Board or compensation committee. Mr. Banerjee also received incentive stock options pursuant to the 2014 Plan. The agreement also provides that Mr. Banerjee is eligible to participate in employee benefit plans maintained by SOC Telemed. If Mr. Banerjee’s employment is terminated by SOC Telemed without “cause” (and other than due to death or disability) or if Mr. Banerjee resigns for “good reason,” subject to certain obligations, including delivery of a general release of claims in favor of SOC Telemed, Mr. Banerjee is entitled to receive, as severance benefits, 12-months’ continuation of his annual base salary and a pro-rated, cash lump-sum payment in an amount equal to the bonus he would have earned in respect of the fiscal year in which termination occurs.

In connection with the Closing, Mr. Banerjee entered into a side letter pursuant to which his base salary was increased to $320,000 and his 2021 target bonus opportunity was increased to 50% of his base salary, and which also described a forthcoming issuance of a mix of time- and performance-based restricted stock units pursuant to the 2020 Plan with a target value equal to $1,500,000, subject to Mr. Banerjee’s continued service on each applicable vesting date.

Arrangement with Eunice Kim

Pursuant to an offer letter, as amended and restated on October 23, 2020, Ms. Kim serves as an at-will employee with an annual base salary of $300,000 and an annual target cash incentive bonus of 50% of her annual base salary payable upon achievement of certain operational performance objectives determined by the Board or compensation committee. Ms. Kim’s offer letter also describes a forthcoming issuance of a mix of time- and performance-based restricted stock units pursuant to the 2020 Plan with a target value equal to $1,500,000, subject to Ms. Kim’s continued service on each applicable vesting date.

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table provides information regarding outstanding stock options (pre-Business Combination) held by the named executive officers as of December 31, 2019.

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date
Hai Tran	1,955,129	—		$1.00	3/30/2025
	837,913	—		$1.50	8/15/2026
	—	977,565	(2)	$1.00	6/7/2028
	—	418,956	(2)	$1.50	6/7/2028
Sean Banerjee	454,682	—		$1.00	3/30/2025
	194,864	—		$1.50	8/15/2026
	85,200	141,998	(3)	$1.00	6/7/2028
	36,514	60,856	(3)	$1.50	6/7/2028

____________

(1)      All of the option awards were granted under the 2014 Plan, the terms of which are described in Note 17 to the audited consolidated financial statements of Legacy SOC Telemed included in this prospectus. All of the option awards were granted with a per share exercise price equal to the fair market value of one share of Legacy SOC Telemed common stock on the date of grant, as determined in good faith by the Legacy SOC Telemed board of directors.

(2)      The unvested option awards will vest in full on November 15, 2021, subject to Mr. Tran’s continued service through such date or earlier qualifying termination by SOC Telemed without “cause.”

(3)      The unvested option awards are scheduled to vest over a four-year period commencing June 7, 2018, with 1/48th of the shares vesting each month, subject to continued service with Legacy SOC Telemed through each relevant vesting date. In addition, the unvested option awards will vest in full if a “Change in Control” as defined in the 2014 Plan occurs and Mr. Banerjee’s employment is terminated other than by Legacy SOC Telemed for “cause” or by Mr. Banerjee without “good reason.”

Equity Incentive Plans

SOC Telemed, Inc. 2020 Equity Incentive Plan

In October 2020, the Board adopted and our stockholders approved the SOC Telemed, Inc. 2020 Equity Incentive Plan (the “2020 Plan”). The 2020 Plan became effective on the Closing Date.

Purpose

The 2020 Plan is intended to (i) attract and retain the best available personnel to ensure our success and accomplish our goals; (ii) incentivize employees, directors and independent contractors with long-term equity-based compensation to align their interests with our stockholders, and (iii) promote the success of our business. The 2020 Plan is a successor to the Specialists On Call, Inc. 2014 Equity Incentive Plan (the “2014 Plan”), which we assumed in the Business Combination. No additional stock awards will be granted under the 2014 Plan as in effect immediately prior to the Closing Date, although all outstanding stock awards granted under the 2014 Plan as in effect immediately prior to the Closing Date will continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the applicable plan.

Types of Stock Awards

The 2020 Plan permits the grant of incentive stock options, nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights (“SARs”), performance units and performance shares (all such types of awards, collectively, “stock awards”).

Share Reserve

Number of Shares

Subject to adjustments as set forth in the 2020 Plan, the maximum aggregate number of shares that may be issued under the 2020 Plan is 9,707,040 shares of Class A common stock, plus the number of shares becoming available for reuse under the 2014 Plan (on an as-converted basis to Class A common stock under the 2020 Plan) following the Closing Date. The shares may be authorized, but unissued, or reacquired shares of Class A common stock. Furthermore, subject to adjustments as set forth in the 2020 Plan, in no event shall the maximum aggregate number of shares that may be issued under the 2020 Plan pursuant to incentive stock options exceed the number set forth above plus, to the extent allowable under Section 422 of the Code and the regulations promulgated thereunder, any shares that again become available for issuance pursuant to the 2020 Plan.

The number of shares available for issuance under the 2020 Plan will be increased on the first day of each fiscal year beginning with the 2021 fiscal year, in an amount equal to the lesser of (i) 5% of the outstanding shares on the last day of the immediately preceding fiscal year and (ii) such number of shares determined by the Board.

Lapsed Awards

To the extent a stock award expires or is forfeited or becomes unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an exchange program (as set forth in the 2020 Plan), the unissued shares that were subject thereto shall continue to be available under the 2020 Plan for issuance pursuant to future stock awards. In addition, any shares which we retain in order to satisfy the exercise or purchase price for any stock award or any withholding taxes due with respect to any stock award shall be treated as not issued and shall continue to be available under the 2020 Plan for issuance pursuant to future stock awards. Shares issued under the 2020 Plan and later forfeited to us due to the failure to vest or repurchased by us at the original purchase price paid to us for the shares (including without limitation upon forfeiture to or repurchase by us in connection with a participant ceasing to be a service provider) shall again be available for future grant under the 2020 Plan. To the extent a stock award under the 2020 Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the 2020 Plan.

Eligibility

Employees, directors and independent contractors of us or our affiliates are all eligible to participate in the 2020 Plan. Incentive stock options may only be granted to employees.

Administration

The 2020 Plan will be administered by the Board or a committee thereof, which committee will be constituted to satisfy applicable laws (the “Administrator”). To the extent desirable to qualify transactions under the 2020 Plan as exempt under Rule 16b-3 of the Exchange Act, the transactions contemplated under the 2020 Plan will be structured to satisfy the requirements for exemption under Rule 16b-3.

Subject to the terms of the 2020 Plan, the Administrator has the authority, in its discretion, to (i) determine the fair market value of a share of Class A common stock in accordance with the 2020 Plan; (ii) select the service providers to whom stock awards may be granted under the 2020 Plan; (iii) determine the number of shares to be covered by each stock award granted under the 2020 Plan; (iv) approve forms of stock award agreements for use under the 2020 Plan; (v) determine the terms and conditions, not inconsistent with the terms of the 2020 Plan, of any stock award granted thereunder; (vi) institute and determine the terms and conditions of an exchange program under the terms of the 2020 Plan (subject to stockholder approval); (vii) construe and interpret the terms of the 2020 Plan and stock awards granted pursuant to the 2020 Plan; (viii) prescribe, amend and rescind rules and regulations relating to the 2020 Plan; (ix) modify or amend each stock award (subject to the terms of the 2020 Plan); (x) allow participants to satisfy tax withholding obligations in such manner as prescribed in the 2020 Plan; (xi) authorize any person to execute on our behalf any instrument required to effect the grant of a stock award previously granted by the Administrator; (xii) subject to the requirements of applicable law, allow a participant to defer the receipt of the payment of cash or the delivery of shares that would otherwise be due to such participant under a stock award; and (xiii) make all other determinations deemed necessary or advisable for administering the 2020 Plan.

To the extent permitted by applicable law, the Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the 2020 Plan to one or more of our directors or officers.

Stock Options

Each stock option will be designated in the stock award agreement as either an incentive stock option (which is entitled to favorable tax treatment) or a nonstatutory stock option. However, notwithstanding such designation, to the extent that the aggregate fair market value determined on the date of grant of the shares with respect to which incentive stock options are exercisable for the first time by the participant during any calendar year exceeds $100,000, such stock options will be treated as nonstatutory stock options. Incentive stock options may only be granted to our or our subsidiaries’ employees.

The term of each stock option will be stated in the stock award agreement. In the case of an incentive stock option, the term will be 10 years from the date of grant or such shorter term as may be provided in the stock award agreement. Moreover, in the case of an incentive stock option granted to a participant who owns stock representing more than 10% of the total combined voting power of all classes of our stock or the stock of any subsidiary, the term of the incentive stock option will be 5 years from the date of grant or such shorter term as may be provided in the stock award agreement.

The per share exercise price for the shares to be issued pursuant to exercise of a stock option will be determined by the Administrator, subject to the following: in the case of an incentive stock option (i) granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any subsidiary, the per share exercise price will be no less than 110% of the fair market value per share on the date of grant; and (ii) granted to any other employee, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. In the case of a nonstatutory stock option, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. Notwithstanding the foregoing, stock options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to a corporate reorganization, liquidation, etc., described in Internal Revenue Code Section 424(a).

At the time a stock option is granted, the Administrator will fix the period within which the stock option may be exercised and will determine any conditions that must be satisfied before the stock option may be exercised. The Administrator will also determine the acceptable form of consideration for exercising a stock option, including the method of payment.

If a participant ceases to be a service provider other than for “Cause,” as defined in the 2020 Plan, the participant may exercise his or her stock option within such period of time as is specified in the stock award agreement to the extent that the stock option is vested on the date of termination (but in no event later than the expiration of the term of such stock option). In the absence of a specified time in the stock award agreement, to the extent vested as of a participant’s termination, the stock option will remain exercisable for 12 months following a termination for death or disability, and three months following a termination for any other reason other than Cause. Any outstanding stock option (including any vested portion thereof) held by a participant shall immediately terminate in its entirety upon the participant being first notified of his or her termination for Cause.

Stock Appreciation Rights (SARs)

The Administrator will determine the terms and conditions of each SAR, except that the exercise price for each SAR cannot be less than 100% of the fair market value of the underlying shares of Class A common stock on the date of grant. Upon exercise of a SAR, a participant will receive payment from us in an amount determined by multiplying the difference between the fair market value of a share on the date of exercise over the exercise price by the number of shares with respect to which the SAR is exercised. SARs may be paid in cash or shares of Class A common stock, as determined by the Administrator. SARs are exercisable at the times and on the terms established by the Administrator.

Restricted Stock and RSUs

Restricted stock awards are grants of shares of Class A common stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions, as set forth in the award agreement. Shares of restricted stock will vest and the restrictions on such shares will lapse in accordance with terms and conditions established by the Administrator. Each RSU is a bookkeeping entry representing an amount equal to the fair market value of one share of Class A common stock.

In determining whether restricted stock or RSUs should be granted, and/or the vesting schedule for such a stock award, the Administrator may impose whatever conditions on vesting as it determines to be appropriate. For example, the Administrator may determine to grant restricted stock or RSUs only if performance goals established by the Administrator are satisfied. Any performance goals may be applied on a Company-wide or an individual business unit basis, as determined by the Administrator. Please refer to the discussion below under “— Performance Goals” for more information.

During the period of restriction, participants holding restricted stock may exercise full voting rights with respect to such shares unless the Administrator determines otherwise. Any dividends or distributions paid with respect to such shares will be subject to the same restrictions, including without limitation restrictions on transferability and forfeitability, as the restricted stock with respect to which they were paid.

During the vesting period, participants holding RSUs will hold no voting rights by virtue of such RSUs. The Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of RSUs that may be settled in cash, in shares of equivalent value, or in some combination thereof.

Performance Units and Performance Shares

Performance units and performance shares are stock awards that will result in a payment to a participant only if the performance goals that the Administrator establishes are satisfied. The Administrator will determine the applicable performance goals. Please refer to the discussion below under “— Performance Goals” for more information. After the applicable performance period has ended, the participant will be entitled to receive a payout of the number of performance units or shares earned during the performance period, depending upon the extent to which the applicable performance objectives have been achieved.

Performance Goals

The Administrator in its discretion may make performance goals applicable to a participant with respect to a stock award. In the Administrator’s discretion, one or more of the following performance goals may apply: (1) sales or non-sales revenue; (2) return on revenues; (3) operating income; (4) income or earnings including operating income; (5) income or earnings before or after taxes, interest, depreciation and/or amortization; (6) income or earnings from continuing operations; (7) net income; (8) pre-tax income or after-tax income; (9) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (10) raising of financing or fundraising; (11) project financing; (12) revenue backlog; (13) gross margin; (14) operating margin or profit margin; (15) capital expenditures, cost targets, reductions and savings and expense management; (16) return on assets, return on investment, return on capital, or return on stockholder equity; (17) cash flow, free cash flow, cash flow return on investment, net cash provided by operations, or cash flow in excess of cost of capital; (18) performance warranty and/or guarantee claims; (19) stock price or total stockholder return; (20) earnings or book value per share; (21) economic value created; (22) pre-tax profit or after-tax profit; (23) strategic business criteria; (24) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (25) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, compliance, headcount, performance management, completion of critical staff training initiatives; (26) objective goals relating to projects; and (27) enterprise resource planning. Stock awards issued to participants may take into account other criteria (including subjective criteria).

Outside Director Limitations

No non-employee director (“Outside Director”) may receive awards under the 2020 Plan with a total grant date fair value that, when combined with cash compensation received for service as an Outside Director, exceeds $500,000 in a calendar year, increased to $1,000,000 in the calendar year of his or her initial services as an Outside Director (and the first twelve months after the Closing Date). Stock awards granted to an individual while he or she was serving in the capacity as an employee or while he or she was an independent contractor but not an Outside Director will not count for purposes of these limitations.

Leaves of Absence/Transfer Between Locations

The Administrator has the discretion to determine at any time whether and to what extent the vesting of stock awards shall be suspended during any leave of absence. A participant will not cease to be an employee in the case of (i) any leave of absence approved by the participant’s employer or (ii) transfers between our locations or between us and any subsidiary. If an employee holds an incentive stock option and such leave exceeds three months then, for purposes of incentive stock option status only, such employee’s service as an employee shall be deemed terminated on the first day following such three month period and the incentive stock option shall thereafter automatically treated for tax purposes as a nonstatutory stock option in accordance with applicable laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy.

Nontransferability of Stock Awards

Unless determined otherwise by the Administrator, a stock award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. If the Administrator makes a stock award transferable, such stock award will contain such additional terms and conditions as the Administrator deems appropriate.

Recoupment Policy

All stock awards granted under the 2020 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in a stock award agreement as the Board determines necessary or appropriate. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with us.

Corporate Transaction

Except as set forth in a stock award agreement, in the event of (i) a transfer of all or substantially all of our assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of us with or into another corporation, entity or person, or (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner directly or indirectly, of more than 50% of our then outstanding capital stock, each outstanding stock award (vested or unvested) will be treated as the Administrator determines, which may include (a) our continuation of such outstanding stock awards (if we are the surviving corporation); (b) the assumption of such outstanding stock awards by the surviving corporation or its parent; (c) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such stock awards; (d) the cancellation of such stock awards in exchange for a payment to the participants equal to the excess of (1) the fair market value of the shares subject to such stock awards as of the closing date of such corporate transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the shares subject to the stock awards (which payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, subject to applicable law); or (e) the opportunity for participants to exercise the stock options prior to the occurrence of the corporate transaction and the termination (for no consideration) upon the consummation of such corporate transaction of any stock options not exercised prior thereto.

Change in Control

A stock award may be subject to additional acceleration of vesting and exercisability upon or after a “Change in Control” (as defined in the 2020 Plan) as may be provided in the award agreement for such stock award or as may be provided in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will occur.

Amendment, Termination and Duration of the 2020 Plan

The 2020 Plan will continue in effect until terminated by the Administrator under the terms of the 2020 Plan. The Administrator may at any time amend, alter, suspend or terminate the 2020 Plan pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as otherwise required by applicable law.

Legacy SOC Telemed 2014 Plan and Stock Options Assumed in Connection with the Business Combination

Legacy SOC Telemed’s board of directors adopted, and Legacy SOC Telemed’s stockholders approved, the 2014 Plan in January 2014, and the 2014 Plan was amended from time to time thereafter. No new awards will be granted under the 2014 Plan.

The 2014 Plan provided for the grant of incentive stock options to Legacy SOC Telemed employees (and employees of any parent or subsidiary of Legacy SOC Telemed), and for the grant of non-statutory stock options and stock purchase rights to Legacy SOC Telemed employees, directors and consultants (and employees and consultants of any parent, subsidiary or affiliate of Legacy SOC Telemed). In connection with the Business Combination, we assumed the 2014 Plan. The terms of the 2014 Plan as described herein will continue to govern the terms and conditions of the outstanding awards previously granted thereunder.

In connection with the Business Combination, each unvested stock option granted under the 2014 Plan that was outstanding immediately prior to the effective time of the Mergers was converted into an option to purchase a number of shares of Class A common stock (each, an “Exchanged Option”) equal to the number of shares of Legacy SOC

Telemed common stock the applicable Legacy SOC Telemed option entitled the holder thereof to acquire immediately prior to the effective time of the Mergers, as equitably adjusted in accordance with the terms of the Merger Agreement and rounded down to the nearest whole number, with an exercise price per share equal to the exercise price per share of the applicable Legacy SOC Telemed option immediately prior to the effective time of the Mergers, as equitably adjusted in accordance with the terms of the Merger Agreement and rounded up to the nearest whole cent. Each Exchanged Option continues to be governed by the same terms and conditions (including vesting and exercisability terms and the applicable terms of the 2014 Plan) as were applicable to the corresponding Legacy SOC Telemed option immediately prior to the effective time of the Mergers, provided that in October 2020, the board of directors of Legacy SOC Telemed modified the vesting with respect to employees’ and consultants’ (except for members of the board) unvested stock options that would have vested only upon the occurrence of a change in control of Legacy SOC Telemed (which the Business Combination did not constitute) to provide that such options would instead vest on the earlier of (a) a change in control of the Company (which the Business Combination did not constitute) or (b) November 15, 2021 (as to fifty percent thereof) and November 15, 2022 (as to the remaining fifty percent thereof).

The Board or a committee thereof administers the 2014 Plan, including without limitation the Exchanged Options.

In the event of certain corporate events or changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2014 Plan, the Board will make adjustments to one or more of the number, kind and class of securities that may be delivered under the 2014 Plan and/or the number, kind, class and price of securities covered by each outstanding Exchanged Option.

In the event of the Company’s dissolution or liquidation, each outstanding Exchanged Option will terminate immediately prior to the consummation of such action, unless otherwise determined by the Board.

The 2014 Plan provides that in the event of certain significant corporate transactions, including: (i) a transfer of all or substantially all of the Company’s assets, (ii) a merger, consolidation or similar transaction of the Company with or into another corporation, entity or person, or (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner, directly or indirectly, of more than 50% of the combined voting power of the Company’s then outstanding capital stock, each outstanding Exchanged Option will be treated as determined by the Board.

SOC Telemed, Inc. 2020 Employee Stock Purchase Plan

In October 2020, the Board adopted and our stockholders approved the SOC Telemed, Inc. 2020 Employee Stock Purchase Plan (the “ESPP”). The ESPP became effective on the Closing Date.

Purpose

The ESPP provides a means by which eligible employees and/or eligible service providers of either the Company or an affiliate may be given an opportunity to purchase shares of Class A common stock. The ESPP permits us to grant a series of purchase rights to eligible employees and/or eligible service providers. By means of the ESPP, we seek to retain and assist our affiliates in retaining the services of such eligible employees and eligible service providers, to secure and retain the services of new eligible employees and eligible service providers and to provide incentives for such persons to exert maximum efforts for our success and that of our affiliates.

The ESPP includes two components: a “423 Component” and a “Non-423 Component.” We intend the 423 Component to qualify as an employee stock purchase plan pursuant to Section 423 of the Internal Revenue Code (the “Code”). The provisions of the 423 Component will be construed in a manner that is consistent with the requirements of Section 423 of the Code, including without limitation to extend and limit ESPP participation in a uniform and non-discriminating basis. In addition, the ESPP authorizes grants of purchase rights under the Non-423 Component that do not meet the requirements of an employee stock purchase plan under Section 423 of the Code. Except as otherwise provided in the ESPP or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component. Eligible employees will be able to participate in the 423 Component or Non-423 Component of the ESPP. Eligible service providers (who may or may not be eligible employees) will only be able to participate in the Non-423 Component of the ESPP.

Administration

The Board administers the ESPP and has the final power to construe and interpret both the ESPP and the rights granted under it. Further, the Board has the power, subject to the provisions of the ESPP, to determine when and how rights to purchase Class A common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether any employee or other service provider will be eligible to participate in the ESPP.

The Board has the power to delegate administration of the ESPP to a committee composed of one or more members of the Board. As used herein with respect to the ESPP, the term “Board” refers to any committee the Board appoints, and to the Board. Whether or not the Board has delegated administration of the ESPP to a committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the ESPP.

Stock Subject to the ESPP

Subject to adjustments as provided in the ESPP, the maximum number of shares of Class A common stock that may be issued under the ESPP will not exceed 1,764,916, plus the number of shares of Class A common stock that are automatically added on the first day of each fiscal year beginning with the 2021 fiscal year and ending on (and including) the first day of the 2031 fiscal year in an amount equal to 1% of the total number of shares of Class A common stock outstanding on the last day of the calendar month prior to the date of such automatic increase, unless the Board determines prior to the first day of any fiscal year that there will be no increase in the share reserve for such fiscal year or that the increase in the share reserve for such fiscal year will be a lesser number of shares of Class A common stock. If any purchase right granted under the ESPP terminates without having been exercised in full, the shares of Class A common stock not purchased under such purchase right will again become available for issuance under the ESPP.

Offerings

The ESPP is implemented by offerings of rights to all eligible employees and eligible service providers from time to time. Offerings may comprise one or more purchase periods. The maximum length for an offering under the ESPP is 27 months. The provisions of separate offerings need not be identical. When a participant elects to join an offering, he or she is granted a purchase right to acquire shares of Class A common stock on each purchase date within the offering, each corresponding to the end of a purchase period within such offering. On each purchase date, all payroll deductions collected from the participant during such purchase period are automatically applied to the purchase of Class A common stock, subject to certain limitations.

Eligibility

Purchase rights may be granted only to our employees, employees of qualifying related corporations or, solely with respect to the Non-423 Component, employees of an affiliate (other than a qualifying related corporation) or eligible service providers. The Board may provide that employees will not be eligible to be granted purchase rights under the ESPP if, on the offering date, the employee (i) has not completed at least two years of service since the employee’s last hire date (or such lesser period as the Board may determine), (ii) customarily works not more than 20 hours per week (or such lesser period as the Board may determine), (iii) customarily works not more than five months per calendar year (or such lesser period as the Board may determine), (iv) is an officer within the meaning of Section 16 of the Exchange Act, (v) is a highly compensated employee within the meaning of the Code, or (vi) has not satisfied such other criteria as the Board may determine is consistent with Section 423 of the Code. Unless otherwise determined by the Board for any offering, an employee will not be eligible to be granted purchase rights unless, on the offering date, the employee customarily works more than 20 hours per week and more than five months per calendar year.

No employee will be eligible for the grant of any purchase rights if, immediately thereafter, such employee owns stock possessing 5% or more of the total combined voting power or value of all classes of our stock or the stock of any related corporation. An eligible employee may be granted purchase rights only if such purchase rights, together with any other rights granted under all our and any related corporations’ employee stock purchase plans, do not permit such eligible employee’s rights to purchase stock in excess of $25,000 worth of stock in any calendar year.

Participation in the ESPP

On each offering date, each eligible employee or eligible service provider, pursuant to an offering made under the ESPP, will be granted a purchase right to purchase up to that number of shares of Class A common stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board; provided however, that in the case of eligible employees, such percentage or maximum dollar amount will in either case not exceed 15% of such employee’s eligible earnings during the period that begins on the offering date (or such later date as the Board determines for a particular offering) and ends on the date stated in the offering, which date will be no later than the end of the offering, unless otherwise provided for in an offering.

Purchase Price

The purchase price of shares of Class A common stock acquired pursuant to purchase rights will be not less than the lesser of (i) 85% of the fair market value of the shares of Class A common stock on the offering date; or (ii) 85% of the fair market value of the shares of Class A common stock on the applicable purchase date (i.e., the last day of the applicable purchase period).

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the offering. To the extent permitted in the offering document, a participant may increase, reduce or terminate his or her payroll deductions. All payroll deductions made on behalf of a participant are credited to his or her account under the ESPP and deposited with our general funds. No interest will accrue on such payroll deductions. To the extent permitted in the offering document, a participant may make additional payments into such account. If required under applicable laws or regulations or if specifically provided in the offering, in addition to or instead of making contributions by payroll deductions, a participant may make contributions through a payment by cash, check, or wire transfer prior to a purchase date, in a manner we direct.

Purchase of Stock

The Board will establish one or more purchase dates during an offering on which purchase rights granted for that offering will be exercised and shares of Class A common stock will be purchased in accordance with such offering. In connection with each offering, the Board may specify a maximum number of shares of Class A common stock that may be purchased by any participant or all participants. If the aggregate purchase of shares of Class A common stock issuable on exercise of purchase rights granted under the offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each participant’s accumulated contributions) allocation of the shares of Class A common stock available will be made in as nearly a uniform manner as will be practicable and equitable.

Withdrawal

During an offering, a participant may cease making contributions and withdraw from the offering by delivering a withdrawal form. We may impose a deadline before a purchase date for withdrawing. On such withdrawal, such participant’s purchase right in that offering will immediately terminate and we will distribute as soon as practicable to such participant all of his or her accumulated but unused contributions without interest and such participant’s purchase right in that offering will then terminate. A participant’s withdrawal from that offering will have no effect on his or her eligibility to participate in any other offerings under the ESPP, but such participant will be required to deliver a new enrollment form to participate in subsequent offerings.

Termination of Employment

Purchase rights granted pursuant to any offering under the ESPP will terminate immediately if the participant either (i) is no longer an eligible employee or eligible service provider for any reason or for no reason, or (ii) is otherwise no longer eligible to participate. We shall have the exclusive discretion to determine when a participant is no longer actively providing services and the date of the termination of employment or service for purposes of the ESPP. As soon as practicable, we will distribute to such individual all of his or her accumulated but unused contributions without interest.

Restrictions on Transfer

During a participant’s lifetime, purchase rights will be exercisable only by such participant. Purchase rights are not transferable by a participant, except by will, by the laws of descent and distribution, or, if we so permit, by a beneficiary designation.

Exercise of Purchase Rights

On each purchase date, each participant’s accumulated contributions will be applied to the purchase of shares of Class A common stock, up to the maximum number of shares of Class A common stock permitted by the ESPP and the applicable offering, at the purchase price specified in the ESPP. Unless otherwise specified in the offering, no fractional shares will be issued and, if any amount of accumulated contributions remains in a participant’s account after the purchase of shares of Class A common stock on the final purchase date in an offering, such remaining amount will roll over to the next offering.

No purchase rights may be exercised to any extent unless and until the shares of Class A common stock to be issued on such exercise under the ESPP are covered by an effective registration statement pursuant to the Securities Act, and the ESPP is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control, and other laws applicable to the ESPP. If, on the purchase date, as delayed to the maximum extent permissible, the shares of Class A common stock are not registered and the ESPP is not in material compliance with all applicable laws or regulations, no purchase rights will be exercised and all accumulated but unused contributions will be distributed as soon as practicable to the participants without interest.

Capitalization Adjustments

In the event of a capitalization adjustment, the Board will appropriately and proportionately adjust: (i) the classes and maximum number of securities subject to the ESPP, (ii) the classes and maximum number of securities by which the share reserve is to increase automatically each year pursuant to the ESPP, (iii) the classes and number of securities subject to, and the purchase price applicable to outstanding offerings and purchase rights, and (iv) the classes and number of securities that are the subject of the purchase limits under each ongoing offering.

Dissolution or Liquidation

In the event of the Company’s dissolution or liquidation, the Board will shorten any offering then in progress by setting a new purchase date prior to the consummation of such proposed dissolution or liquidation. The Board will notify each participant in writing, prior to the new purchase date that the purchase date for the participant’s purchase rights has been changed to the new purchase date and that such purchase rights will be automatically exercised on the new purchase date, unless prior to such date the participant has withdrawn from the offering.

Effect of Certain Corporate Transactions

In the event of:

•        a transfer of all or substantially all of the Company’s assets;

•        a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person; or

•        the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner, directly or indirectly, of more than 50% of our then outstanding capital stock;

any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding purchase rights or may substitute similar rights for outstanding purchase rights, or, if any surviving or acquiring corporation (or its parent company) does not assume or continue such purchase rights or does not substitute similar rights for such purchase rights, then the participants’ accumulated contributions will be used to purchase shares of Class A common stock prior to the corporate transaction under the outstanding purchase rights, and the purchase rights will terminate immediately after such purchase. The Board will notify each participant in writing prior to the new purchase date that the purchase date for the participant’s purchase rights has been changed to the new purchase date and that such purchase rights will be automatically exercised on the new purchase date unless prior to such date the participant has withdrawn from the offering.

Amendment, Termination or Suspension of the ESPP

The Board may amend the ESPP at any time in any respect the Board deems necessary or advisable. However, except with respect to capitalization adjustments described above, stockholder approval will be required for any amendment of the ESPP for which stockholder approval is required by applicable laws, regulations or listing requirements, including any amendment that either (i) increases the number of shares of Class A common stock available for issuance under the ESPP, (ii) expands the class of individuals eligible to become participants and receive purchase rights, (iii) materially increases the benefits accruing to participants under the ESPP or reduces the price at which shares of Class A common stock may be purchased under the ESPP, (iv) extends the term of the ESPP, or (v) expands the types of awards available for issuance under the ESPP, but in each case only to the extent stockholder approval is required by applicable laws, regulations, or listing requirements.

The Board may suspend or terminate the ESPP at any time. No purchase rights may be granted under the ESPP while the ESPP is suspended or after it is terminated.

Any benefits, privileges, entitlements, and obligations under any outstanding purchase rights granted before an amendment, suspension, or termination of the ESPP will not be materially impaired by any such amendment, suspension, or termination except (i) with the consent of the person to whom such purchase rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations, or (iii) as necessary to obtain or maintain any special tax, listing, or regulatory treatment.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than compensation arrangements for our directors and executive officers, which are described elsewhere in this prospectus, the following describes transactions since January 1, 2017, and each currently proposed transaction in which:

•        we, HCMC or Legacy SOC Telemed have been or are to be a participant;

•        the amounts involved exceeded or will exceed $120,000; and

•        any of our directors, executive officers, or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Amended and Restated Registration Rights Agreement

In connection with the Closing, we, the Sponsor and SOC Holdings LLC entered into an Amended and Restated Registration Rights Agreement, dated as of October 30, 2020 (the “Amended and Restated Registration Rights Agreement”). Under the Amended and Restated Registration Rights Agreement, we are obligated to file a registration statement to register the resale of up to approximately 39.0 million shares of our Class A common stock held by the Sponsor and SOC Holdings LLC in addition to the private placement warrants held by the Sponsor and the up to 350,000 shares of Class A common stock issuable upon the exercise of the private placement warrants. In addition, pursuant to the terms of the Amended and Restated Registration Rights Agreement and subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Sponsor and SOC Holdings LLC and their respective permitted transferees may demand at any time or from time to time, that the we file a registration statement on Form S-1, or any similar long-form registration statement, or, if available, on Form S-3, to register the shares of Class A common stock, including the private placement warrants and shares of Class A common stock issuable upon exercise of the private placement warrants, held by such stockholders. The Amended and Restated Registration Rights Agreement also provides “piggy-back” registration rights to such stockholders, subject to certain requirements and customary conditions. The Amended and Restated Registration Rights Agreement further provides that the founder shares of Class A common stock held by the Sponsor or its permitted transferees will be locked-up for certain time periods ranging from between 30 days after the Closing for the private placement shares to one year after the Closing for the founder shares, subject to certain exceptions.

Investor Rights Agreement

In connection with the Closing, we and SOC Holdings LLC entered into an Investor Rights Agreement, dated as of October 30, 2020 (the “Investor Rights Agreement”), pursuant to which, (a) for so long as SOC Holdings LLC, an entity affiliated with Warburg Pincus, holds at least fifty percent (50%) of the outstanding shares of our Class A common stock, it will have the right to designate up to five (5) directors for election to the Board, and the size of the Board will be set at nine (9) directors, (b) for so long as SOC Holdings LLC holds at least thirty-five percent (35%) but less than fifty percent (50%) of the outstanding shares of our Class A common stock, it will have the right to designate up to three (3) directors for election to the Board, and the size of the Board will be set at nine (9) directors, (c) for so long as SOC Holdings LLC holds at least fifteen percent (15%) but less than thirty-five percent (35%) of the outstanding shares of our Class A common stock, it will have the right to designate up to two (2) directors for election to the Board, and the size of the Board will be set at seven (7) directors and (d) for so long as SOC Holdings LLC holds at least five percent (5%) but less than fifteen percent (15%) of the outstanding shares of our Class A common stock, it will have the right to designate one (1) director for election to the Board, and the size of the Board will be set at seven (7) directors. Pursuant to the Investor Rights Agreement, we will take all necessary and desirable actions within our control such that, as of the effective time of the consummation of the Mergers and from time to time, the size of the Board will be set at either seven (7) directors or nine (9) directors (in accordance with the terms above), unless the Board takes authorized action to increase the size of the Board and SOC Holdings LLC approves such action. Thomas J. Carella and Amr Kronfol, each a Managing Director of Warburg Pincus, are members of the Board and are deemed to be director designees of SOC Holdings LLC.

Sponsor Agreement

Concurrently with the execution of the Merger Agreement, the Sponsor and HCMC entered into a letter agreement dated as of July 29, 2020 (the “Sponsor Agreement”), pursuant to which, among other things, the Sponsor agreed to (a) waive certain anti-dilution rights set forth in HCMC’s existing charter that may result from the transactions contemplated by the Merger Agreement, (b) surrender to HCMC, immediately prior to the consummation of the Mergers and for no consideration, up to 1,875,000 founder shares of HCMC’s then-outstanding Class B common stock (the “Sponsor Contingent Closing Shares”), with such number of surrendered shares being equal to the product of (i) 1,875,000 and (ii) the difference between (A) 1, minus (B) a fraction (not greater than 1 nor less than 0), the numerator of which is an amount equal to (w) HCMC’s cash as of the Closing, minus (x) the aggregate amount of cash proceeds that will be required to satisfy any stockholder redemptions, minus (y) the amount of HCMC’s transaction costs that remain unpaid at the Closing, minus (z) $250,000,000, and the denominator of which is $35,000,000, (c) subject to potential forfeiture 1,875,000 founder shares (the “Sponsor Earnout Shares”) in accordance with the terms of the Merger Agreement, such that 50% of such shares will be forfeited if HCMC’s share price does not reach $12.50 for 20 out of 30 consecutive trading days, and 50% of such shares will be forfeited if HCMC’s share price does not reach $15.00 for 20 out of 30 consecutive trading days, in each case, prior to the seventh (7th) anniversary of the closing (subject to early vesting in the event of certain change of control transactions) and (d) support the transactions contemplated by the Merger Agreement, including agreeing to vote in favor of the adoption of the Merger Agreement at the special meeting of stockholders held on October 30, 2020. In connection with the Closing, the Sponsor surrendered and forfeited to the Company the 1,875,000 Sponsor Contingent Closing Shares. Steven J. Shulman, the Chairman of the Board of the Company and the Chief Executive Officer and a director of HCMC prior to the Closing, and Charles J. Ditkoff, the President and a director of HCMC prior to the Closing, are the managing members of the Sponsor.

Pre-Business Combination Related Party Transactions of Legacy SOC Telemed

Equity Financings

In multiple closings during December 2017, April 2018 and August 2018, Legacy SOC Telemed sold an aggregate of 16,481 units, each unit consisting of one share of Series I preferred stock and a warrant to purchase 23 shares of common stock at an exercise price of $0.01 per share, at a purchase price of $1,000 per unit, to SOC Holdings LLC for an aggregate purchase price of $16.5 million.

In multiple closings during December 2019, January 2020, March 2020 and June 2020, Legacy SOC Telemed sold an aggregate of 13,609 units, each unit consisting of one share of Series J preferred stock and a warrant to purchase 67 shares of common stock at an exercise price of $0.01 per share, at a purchase price of $1,000 per unit, to SOC Holdings LLC for an aggregate purchase price of $15.0 million.

Stockholder Agreements

Legacy SOC Telemed previously entered into a tenth amended and restated investor rights agreement with certain holders of its capital stock, including SOC Holdings LLC and other entities affiliated with certain of Legacy SOC Telemed’s directors. The agreement provided these holders with registration rights and certain of these holders with preemptive rights with regard to certain issuances of Legacy SOC Telemed capital stock. Legacy SOC Telemed amended and terminated this agreement at the Closing.

Legacy SOC Telemed previously entered into an eighth amended and restated stock restriction and right of first refusal agreement with certain holders of its capital stock, including SOC Holdings LLC and other entities affiliated with certain of Legacy SOC Telemed’s directors. The agreement provided for customary rights of first refusal and co-sale in respect of certain sales of Legacy SOC Telemed capital stock. All of these rights and this agreement terminated upon the Closing.

Legacy SOC Telemed previously entered into an eleventh amended and restated voting agreement with certain holders of its capital stock, including SOC Holdings LLC and other entities affiliated with certain of Legacy SOC Telemed’s directors. The parties to this agreement agreed to vote in a certain way on certain matters, including with respect to the election of directors of Legacy SOC Telemed. The agreement also provided for certain drag-along rights in connection with a sale of the company and granted SOC Holdings LLC a right of first negotiation in the event of a sale. All of these rights and this agreement terminated upon the Closing.

Convertible Promissory Note Financing

In multiple closings during September 2020 and October 2020, Legacy SOC Telemed sold approximately $6.0 million aggregate principal amount of its subordinated convertible promissory notes to SOC Holdings LLC pursuant to a subordinated convertible promissory note purchase agreement, dated as of September 3, 2020. The notes accrued payment-in-kind interest at a rate of 13% per annum, would become immediately due and payable upon the Closing or other change of control, and otherwise become due and payable upon the written demand of SOC Holdings LLC upon the earlier of any time after June 30, 2023, and the occurrence, and during the continuance of, an event of default under the notes. Legacy SOC Telemed could voluntarily prepay the notes in whole or in part without penalty upon the approval of the majority of its disinterested directors. The notes entitled SOC Holdings LLC to elect, on behalf of all holders, to convert the principal amount of all outstanding notes into securities of the same type issued and sold by Legacy SOC Telemed for cash in its next equity financing or, in the event the Merger Agreement was terminated pursuant to its terms and the next equity financing was not consummated within three months after such termination, into units of Series J preferred stock and warrants as described above under “— Equity Financings.” The notes were repaid and extinguished in connection with the Closing.

Support Letter from Warburg Pincus

On August 14, 2020, WPXI Finance, LP and Warburg Pincus XI Partners, L.P., affiliates of Warburg Pincus and SOC Holdings LLC, issued a support letter to Legacy SOC Telemed for up to $15.0 million of funding to the extent needed so that Legacy SOC Telemed could meet its financial obligations through December 31, 2021. Following the initial closing of the financing described above under “— Convertible Promissory Note Financing,” the support letter was superseded and replaced by a new support letter dated September 23, 2020, pursuant to which WPXI Finance, LP and Warburg Pincus XI Partners, L.P. recommitted up to $15.0 million of funding to the extent needed so that Legacy SOC Telemed could meet its financial obligations through December 31, 2021. Following the Closing, it is anticipated that the Company will have adequate funding to meet these obligations. Assuming the Company has such adequate funding, the Company and Warburg Pincus expect to discuss, and may agree to, the termination of the support letter.

Pre-Business Combination Related Party Transactions of HCMC

Financings with the Sponsor

In September 2019, the Sponsor agreed to loan HCMC an aggregate of up to $300,000 pursuant to a promissory note to cover expenses related to HCMC’s initial public offering. The promissory note was non-interest bearing and payable on the earlier of March 31, 2020 or the completion of the initial public offering. The outstanding balance under the promissory note of $273,436 was repaid in December 2019.

In October 2019, HCMC issued an aggregate of 5,750,000 founder shares of its then-authorized Class B common stock in a private placement to the Sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.004 per share. On December 12, 2019, HCMC effected a 1.1-for-1 stock dividend for each share of Class B common stock outstanding, resulting in the Sponsor holding an aggregate of 6,325,000 founder shares. Because the underwriters of HCMC’s initial public offering did not exercise their over-allotment opinion in full, 75,000 of such shares were forfeited in December 2019, resulting in 6,250,000 founder shares outstanding. In connection with the consummation of the Business Combination, 4,375,000 founder shares were converted into shares of Class A common stock on a one-for-one basis and the Sponsor surrendered and forfeited to the Company 1,875,000 Sponsor Contingent Closing Shares pursuant to the terms of the Merger Agreement and the Sponsor Agreement.

In December 2019, and simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 700,000 private placement units, each of which consists of one private placement share and one-half of one private placement warrant, in a private placement pursuant to a unit subscription agreement, dated December 12, 2019, at a price of $10.00 per unit, for an aggregate purchase price of $7,000,000. Each whole private placement warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. Upon the Closing, the private placement units separated into the component securities.

Agreements with MTS Health Partners, L.P.

HCMC agreed to pay MTS Health Partners L.P., an affiliate of the Sponsor, a fee in an amount equal to $1,750,000 for financial advisory services rendered in connection with HCMC’s identification, negotiation and consummation of the Business Combination, the payment of which was payable upon the consummation of the Business Combination. Charles J. Ditkoff, the President and a director of HCMC prior to the Closing, is a senior advisor to MTS Health Partners, L.P., and Dennis Conroy, the Chief Financial Officer of HCMC prior to the Closing, serves as Chief Operating and Financial Officer for MTS Health Partners, L.P. HCMC paid the fee to MTS Health Partners L.P. upon the consummation of the Business Combination.

HCMC entered into an administrative support agreement dated December 12, 2019, with MTS Health Partners, L.P., an affiliate of the Sponsor, pursuant to which, commencing on December 13, 2019, through the earlier of HCMC’s consummation of an initial business combination and its liquidation, HCMC would pay a total of $10,000 per month for office space, utilities and secretarial and administrative support provided by MTS Health Partners, L.P. HCMC incurred $5,000 of such fees in 2019 and $90,000 of such fees for the nine months ended September 30, 2020, and ceased paying these monthly fees upon the Closing.

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated by-laws provide that we will indemnify the directors and executive officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated by-laws also provide the Board with discretion to indemnify other employees and agents when determined appropriate by the Board. In addition, we have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements provide the directors and executive officers with contractual rights to indemnification and advancement for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers. For more information regarding these agreements, see the section titled “Description of Securities—Limitations on Liability and Indemnification of Directors and Officers.”

Related Person Transactions Policy

In connection with the Closing, the Board adopted a formal written policy setting forth the policies and procedures for the identification, review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and a related person were or will be participants and the amount involved exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, and guarantees of indebtedness. In reviewing and approving any such transactions, our audit committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable products or services, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related person transaction, and the extent of the related person’s interest in the transaction.

PRINCIPAL SECURITYHOLDERS

The following table sets forth information with respect to the beneficial ownership of our Class A common stock as of November 25, 2020, for:

•        each person who is known to be the beneficial owner of more than 5% of the outstanding shares of Class A common stock;

•        each of our current named executive officers and directors; and

•        all of our current executive officers and directors, as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

The beneficial ownership percentages set forth in the table below are based on 76,773,862 shares of Class A common stock issued and outstanding as of November 25, 2020. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options or warrants held by the person that are currently exercisable, or exercisable within 60 days of November 25, 2020. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o SOC Telemed, Inc., 1768 Business Center Drive, Suite 100, Reston, Virginia 20190.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number (#)	Percent (%)
Greater than 5% Stockholders:
SOC Holdings LLC(1)	33,874,965	44.1%
Executive Officers and Directors:
John W. Kalix	—	*
Hai Tran	458,066	*
R. Jason Hallock	—	*
Sean Banerjee(2)	155,995	*
Steven J. Shulman(3)	1,774,500	2.3%
Dr. Bobbie Byrne	—	*
Thomas J. Carella	32,204	*
Joseph P. Greskoviak	—	*
Amr Kronfol	42,939	*
Anne M. McGeorge	—	*
All executive officers and directors as a group (11 individuals)(4)	2,463,704	3.2%

____________

*        Represents beneficial ownership of less than one percent.

(1)      SOC Holdings LLC is controlled by WPXI Finance, LP (“WPXIF”) and Warburg Pincus XI Partners, L.P. (“WPXI Partners”). WPXIF is a subsidiary of Warburg Pincus Private Equity XI, L.P. (“WPXI”). WPXI Partners and WPXI are collectively referred to as the “WPXI Funds.” WPXI GP, L.P. (“WPXIF GP”) is the managing general partner of WPXIF. WPXI is the general partner of WPXIF GP. Warburg Pincus XI, L.P. (“WP XI GP”) is the general partner of each of WPXI and WPXI Partners. WP Global LLC (“WP Global”) is the general partner of WP XI GP. Warburg Pincus Partners II, L.P. (“WPP II”) is the managing member of WP Global. Warburg Pincus Partners GP LLC (“WPP GP LLC”) is the general partner of WPP II. Warburg Pincus & Co. (“WP”) is the managing member of WPP GP LLC. Warburg Pincus LLC (“WP LLC”) is the manager of the WPXI Funds. Investment and voting decisions with respect to the shares held by SOC Holdings LLC are made by a committee comprised of three or more individuals and all members of such committee disclaim beneficial ownership of the shares. The business address of SOC Holdings LLC and the Warburg Pincus entities is c/o Warburg Pincus LLC, 450 Lexington Avenue, New York, New York 10017. Thomas J. Carella and Amr Kronfol, each a Managing Director of Warburg Pincus, are members of the Company’s board of directors, and neither has voting or dispositive power with respect to any of the shares held by SOC Holdings LLC and each disclaims beneficial ownership of such shares except to the extent of his respective pecuniary interest therein. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their pecuniary interest therein.

(2)      Represents (i) 147,786 shares and (ii) 8,209 shares issuable pursuant to stock options exercisable within 60 days of November 25, 2020.

(3)      Represents (i) 808,286 founder shares, (ii) 606,214 Sponsor Earnout Shares, (iii) 240,000 private placement shares and (iv) 120,000 shares underlying private placement warrants that will become exercisable on December 17, 2020.

(4)      Interests shown include (i) 2,335,495 shares held by the Company’s executive officers and directors, (ii) 120,000 shares underlying the private placement warrants held by Mr. Shulman that will become exercisable on December 17, 2020, and (iii) 8,209 shares issuable pursuant to stock options exercisable within 60 days of November 25, 2020.

SELLING SECURITYHOLDERS

The Selling Securityholders listed in the table below may offer and sell, from time to time, any or all of the shares of Class A common stock or warrants being offered for resale pursuant to this prospectus, which includes the private placement warrants (representing warrants to purchase 350,000 shares of Class A common stock) and:

•        up to 16,800,000 PIPE shares;

•        up to 5,075,000 founder shares;

•        up to 700,000 private placement shares;

•        up to 350,000 shares of Class A common stock issuable upon exercise of the private placement warrants; and

•        up to 34,555,960 closing shares.

When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below and their permitted transferees.

Prior to HCMC’s initial public offering, the Sponsor purchased 6,250,000 founder shares of HCMC Class B common stock in a private placement. Simultaneously with the consummation of HCMC’s initial public offering, the Sponsor purchased 700,000 units, comprising 700,000 private placement shares and 350,000 private placement warrants, in a private placement. In connection with the Closing, the HCMC Class B common stock converted automatically by operation of law, on a one-for-one basis without giving effect to any rights of adjustment or other anti-dilution protections, into 6,250,000 founder shares of Class A common stock and the Sponsor surrendered and forfeited to the Company the 1,875,000 Sponsor Contingent Closing Shares pursuant to the terms of the Merger Agreement and the Sponsor Agreement. An aggregate of 1,875,000 Sponsor Earnout Shares of the remaining founder shares are subject to forfeiture in accordance with the terms of the Merger Agreement and the Sponsor Agreement, such that 50% of such shares will be forfeited if the share price of our Class A common stock does not reach $12.50 for 20 out of 30 consecutive trading days and 50% of such shares will be forfeited if the share price of our Class A common stock does not reach $15.00 for 20 out of 30 consecutive trading days, in each case, prior to the seventh anniversary of the Closing (subject to early vesting in the event of certain change of control transactions). Such shares are also subject to lock-up pursuant to the Amended and Restated Registration Rights Agreement and a letter agreement dated December 12, 2019 (the “Letter Agreement”), entered into by and among HCMC, the Sponsor and certain of HCMC’s officers and directors, and may not be sold for the period ending on the earlier of (A) one year after the Closing Date, (B) the first date the closing price of the Class A common stock equals or exceeds $12.00 per share for any 20 out of 30 consecutive trading days commencing at least 150 days after the Closing Date or (C) the date on which the Company undergoes certain change of control transactions, after which such shares will be released from lock-up, but will remain subject to forfeiture and may not be sold. The private placement shares, private placement warrants and shares of Class A common stock issuable upon exercise of the private placement warrants are subject to lock-up pursuant to the Amended and Restated Registration Rights Agreement and the Letter Agreement and may not be sold for the period ending thirty days after the Closing Date. For additional information regarding the Amended and Restated Registration Rights Agreement and the Sponsor Agreement, see the section entitled “Certain Relationships and Related Person Transactions.”

On October 30, 2020, we consummated the Business Combination. In connection with the Business Combination, we, among other things, issued the 16,800,000 PIPE shares in a private placement pursuant to subscription agreements entered into prior to the consummation of the Business Combination and issued 48,504,895 shares of Class A common stock to the former stockholders, optionholders and warrantholders of Legacy SOC Telemed, including the 34,555,960 closing shares covered by this prospectus.

The securities being registered by the registration statement of which this prospectus forms a part are being registered pursuant to registration rights that have been granted to certain of the Selling Securityholders in respect of the securities described above. For additional information regarding these registration rights, see the section entitled “Description of Securities — Registration Rights.”

The following table sets forth, based on written representations from the Selling Securityholders, certain information as of November 18, 2020, concerning the shares of Class A common stock and private placement warrants that may be offered from time to time by each Selling Securityholder under this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Please see the section entitled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these securities.

	Shares of Class A Common Stock				Warrants to Purchase Class A Common Stock
Name	Number Beneficially Owned Prior to Offering(1)	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering(2)	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering(2)
Holders of PIPE shares
Alyeska Master Fund, L.P.(3)	2,480,000	2,480,000	—	—	—	—	—	—
Alyeska Master Fund 3, L.P.(3)	20,000	20,000	—	—	—	—	—	—
Baron Small Cap Fund(4)	3,000,000	1,500,000	1,500,000	1.7%	—	—	—	—
BlackRock, Inc.(5)	2,500,000	2,500,000	—	—	—	—	—	—
BMO Nesbitt Burns Inc. ITF Polar Long/Short Master Fund(6)	735,894	467,161	268,733	*	—	—	—	—
BMO Nesbitt Burns Inc. ITF Polar Multi Strategy Master Fund(6)	530,215	332,839	197,376	*	—	—	—	—
Bon Secours Mercy Health, Inc.(7)	100,000	100,000	—	—	—	—	—	—
Carilion Clinic(8)	200,000	200,000	—	—	—	—	—	—
ClearBridge Small Cap CIF(9)	33,610	33,610	—	—	—	—	—	—
ClearBridge Small Cap Fund(9)	753,270	753,270	—	—	—	—	—	—
Guardian Small Cap Core VIP Fund(9)	211,350	211,350	—	—	—	—	—	—
HBK Master Fund L.P.(10)	500,000	500,000	—	—	—	—	—	—
Integrated Core Strategies (US) LLC(11)	1,740,550	1,400,000	340,550	*	—	—	—	—
Jeffrey Scott	1,770	1,770	—	—	—	—	—	—
Magnetar Capital Master Fund, Ltd(12)	108,481	100,000	8,481	*	—	—	—	—
Magnetar Constellation Master Fund, Ltd(12)	724,188	540,000	184,188	*	—	—	—	—
Magnetar Lake Credit Fund LLC(12)	119,000	119,000	—	—	—	—	—	—
Magnetar Longhorn Fund, LP(12)	90,000	90,000	—	—	—	—	—	—
Magnetar SC Fund Ltd(12)	194,968	147,000	47,968	*	—	—	—	—
Magnetar Structured Credit Fund, LP(12)	274,999	197,000	77,999	*	—	—	—	—
Magnetar Xing He Master Fund Ltd(12)	271,844	195,000	76,844	*	—	—	—	—
Millais Limited(13)	425,000	425,000	—	—	—	—	—	—
MMCAP International Inc. SPC(14)	798,184	625,000	173,184	*	—	—	—	—
Moore Global Investments, LLC(15)	1,500,000	1,500,000	—	—	—	—	—	—
Nineteen77 Global Merger Arbitrage Master Limited(16)	500,000	500,000	—	—	—	—	—	—

	Shares of Class A Common Stock				Warrants to Purchase Class A Common Stock
Name	Number Beneficially Owned Prior to Offering(1)	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering(2)	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering(2)
Nineteen77 Global Multi-Strategy Alpha Master Limited(16)	500,000	500,000	—	—	—	—	—	—
Purpose Alternative Credit Fund – F LLC(12)	74,000	74,000	—	—	—	—	—	—
Purpose Alternative Credit Fund – T LLC(12)	38,000	38,000	—	—	—	—	—	—
Riverview Group LLC(11)	1,215,000	250,000	965,000	1.1%	—	—	—	—
Tech Opportunities LLC(17)	1,000,000	1,000,000	—	—	—	—	—	—
Total PIPE shares		16,800,000				—

Holders of founder shares, private placement shares and private placement warrants
Dennis Conroy(18)	73,938	73,938	—	—	5,000	5,000	—	—
James Cowles(19)	166,359	166,359	—	—	11,250	11,250	—	—
Charles Ditkoff(20)	334,469	334,469	—	—	12,500	12,500	—	—
David Glaser(21)	18,484	18,484	—	—	1,250	1,250	—	—
Jonathan Lane	99,750	99,750	—	—	—	—	—	—
MTS Co-Invest I LLC(22)	794,828	794,828	—	—	53,750	53,750	—	—
Reimer 2015 Gifting Trust(23)	147,875	147,875	—	—	10,000	10,000	—	—
Rick Matros(24)	92,422	92,422	—	—	6,250	6,250	—	—
Steven Shulman(25)	1,774,500	1,774,500	—	—	120,000	120,000	—	—
The Curtis Lane 2020 Annuity Trust I(26)	1,922,375	1,922,375	—	—	130,000	130,000	—	—
Total founder shares, private placement shares and private placement warrants		5,425,000				350,000

Holders of closing shares
SOC Holdings LLC(27)	33,874,965	33,874,965	—	—	—	—	—	—
Hai Tran(28)	458,066	458,066	—	—	—	—	—	—
Sean Banerjee(29)	147,786	147,786	—	—	—	—	—	—
Thomas J. Carella(30)	32,204	32,204	—	—	—	—	—	—
Amr Kronfol(30)	42,939	42,939	—	—	—	—	—	—
Total closing shares		34,555,960				—

____________

*        Represents beneficial ownership of less than one percent.

(1)      Includes PIPE shares, founder shares, private placement shares, closing shares and shares of common stock issuable upon exercise of the warrants included in this table.

(2)      Based upon 89,623,862 shares of Class A common stock outstanding, assuming the exercise of all currently outstanding warrants.

(3)      Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. and Alyeska Master Fund 3, L.P. (collectively, the “Alyeska Funds”), has voting and investment control of the shares held by the Alyeska Funds. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Alyeska Funds.

(4)      Mr. Ronald Baron has voting and/or investment control over the shares held by Baron Small Cap Fund. Mr. Baron disclaims beneficial ownership of the shares held by Baron Small Cap Fund. This Selling Securityholder has represented to us that it is an affiliate of a limited-purpose broker-dealer but that its shares were purchased in the ordinary course of business and that at the time of its purchase it had no agreements or understandings, directly or indirectly, with any person to distribute such shares.

(5)      The registered holders of the referenced shares to be registered are the following funds under management by a subsidiary of BlackRock, Inc.: BlackRock Global Allocation Fund, Inc.; BlackRock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc.; BlackRock Global Allocation Portfolio of BlackRock Series Fund, Inc.; BlackRock Global Funds — Global Dynamic Equity Fund; BlackRock Global Allocation Collective Fund; BlackRock Global Allocation Fund (Australia); BlackRock Global Funds — Global Allocation Fund; and BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V. BlackRock, Inc. is the ultimate parent holding company of such subsidiary. On behalf of such subsidiary, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund, have voting and investment power over the shares held by the fund which is the registered holder of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund. The address of such fund, such subsidiary and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders or BlackRock, Inc.

(6)      Paul Sabourin, Chief Investment Officer of Polar Asset Management Partners Inc., an investment advisor to BMO Nesbitt Burns Inc. ITF Polar Long/Short Master Fund and BMO Nesbitt Burns Inc. ITF Polar Multi Strategy Master Fund (the “ITF Polar Funds”), is deemed to have voting and investment control of the shares held by the ITF Polar Funds.

(7)      Jerome R. Judd, Senior Vice President, Treasury at Bon Secours Mercy Health, Inc., has voting and investment control of the shares held by Bon Secours Mercy Health, Inc.

(8)      G. Robert Vaughan, Jr., Senior Vice President, Finance and Treasurer at Carilion Clinic, and David S. Hagadorn, Financial Services Director and Assistant Treasurer at Carilion Clinic, are deemed to have voting and investment control of the shares held by Carilion Clinic.

(9)      ClearBridge Investments, LLC is the discretionary investment adviser of ClearBridge Small Cap Fund, ClearBridge Small Cap CIF and Guardian Small Cap Core VIP Fund (collectively, the “ClearBridge Funds”). Albert Grosman and Brian Lund are portfolio managers at ClearBridge Investments, LLC and have voting and investment control of the shares held by the ClearBridge Funds.

(10)    HBK Investments L.P., a Delaware limited partnership, has shared voting and dispositive power over the Company’s securities pursuant to an Investment Management Agreement between HBK Investments L.P. and the Selling Securityholder. HBK Investments L.P. has delegated discretion to vote and dispose of the Company’s securities to HBK Services LLC, a Delaware limited liability company. The following individuals may be deemed to have control over HBK Investments L.P. and HBK Services LLC: Jamiel A. Akhtar, Richard L. Booth, David C. Haley, Jon L. Mosle III and Matthew Luth.

(11)    Millennium Management LLC, a Delaware limited liability company (“Millennium Management”), is the general partner of the managing member of Integrated Core Strategies (US) LLC (“Integrated Core Strategies”) and Riverview Group LLC (“Riverview Group”) and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies and Riverview Group. Millennium Group Management LLC, a Delaware limited liability company (“Millennium Group Management”), is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies and Riverview Group. The managing member of Millennium Group Management is a trust of which Israel A. Englander, a United States citizen (“Mr. Englander”), currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies and Riverview Group. The foregoing should not be construed in and of itself as an admission by Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core Strategies or Riverview Group, as the case may be. The address of these entities and Mr. Englander is c/o Millennium Management LLC, 666 Fifth Avenue, New York, NY 10103.

(12)    Magnetar Financial LLC (“MFL”) serves as investment manager of each Magnetar Capital Master Fund, Ltd, Magnetar Constellation Master Fund, Ltd, Magnetar Longhorn Fund LP, Magnetar SC Fund Ltd and Magnetar Xing He Master Fund Ltd. MFL is the manager of Magnetar Lake Credit Fund LLC, Purpose Alternative Credit Fund — F LLC and Purpose Alternative Credit Fund — T LLC. MFL is the general partner of Magnetar Structured Credit Fund, LP (together with all of the foregoing funds, the “Magnetar Funds”). In such capacities, MFL exercises voting and investment power over the shares held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar Capital Partners LP (“MCP”), is the sole member and parent holding company of MFL. Supernova Management LLC (“Supernova”), is the sole general partner of MCP. The manager of Supernova is Alec N. Litowitz, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and Alec N. Litowitz disclaim beneficial ownership of these shares except to the extent of their pecuniary interest in the shares.

(13)    BlueCrest Capital Management Limited, the investment manager of Millais Limited, has voting and investment control of the shares held by Millais Limited. Michael Platt is the Chief Executive Officer of BlueCrest Capital Management Limited and may be deemed to be the beneficial owner of such shares. The address of these entities and Mr. Platt is c/o Millais USA LLC, 767 5th Ave., 9th Fl., New York, NY 10153.

(14)    MM Asset Management Inc. is Investment Advisor to MMCAP International Inc. SPC. Matthew MacIsaac is the Secretary of MM Asset Management Inc. and has voting and investment control of the shares held by MMCAP International Inc. SPC.

(15)    Moore Capital Management, LP, the investment manager of Moore Global Investments, LLC (“MGI LLC”), has voting and investment control of the shares held by MGI LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MGI LLC. Mr. Bacon also is the indirect majority owner of MGI LLC. The address of MGI LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.

(16)    Kevin Russell, the Chief Investment Officer of UBS O’Connor LLC, is deemed to have power to vote or dispose of the shares held by Nineteen77 Global Merger Arbitrage Master Limited and Nineteen77 Global Multi-Strategy Alpha Master Limited.

(17)    Hudson Bay Capital Management LP, the investment manager of Tech Opportunities LLC, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Tech Opportunities LLC and Sander Gerber disclaims beneficial ownership over these securities.

(18)    Mr. Conroy was the Chief Financial Officer of HCMC prior to the Closing and is a party to the Letter Agreement.

(19)    Mr. Cowles was a director of HCMC prior to the Closing and is a party to the Letter Agreement.

(20)    Mr. Ditkoff was the President and a director of HCMC prior to the Closing and is a party to the Letter Agreement.

(21)    Mr. Glaser was a director of HCMC prior to the Closing and is a party to the Letter Agreement.

(22)    MTS Health Partners, L.P. is the managing member of MTS Co-Invest I LLC and Curtis S. Lane, the founding partner of MTS Health Partners, L.P., is deemed to have power to vote or dispose of these shares. MTS Health Partners, L.P. provided financial advisory services to HCMC in connection with the Business Combination.

(23)    Lisa Reimer is the trustee of the Reimer 2015 Gifting Trust.

(24)    Mr. Matros was a director of HCMC prior to the Closing and is a party to the Letter Agreement.

(25)    Mr. Shulman is the Chairman of the Board of SOC Telemed and was the Chief Executive Officer and a director of HCMC prior to the Closing and is a party to the Letter Agreement.

(26)    Curtis S. Lane is the trustee of the Curtis Lane Trust.

(27)    SOC Holdings LLC is controlled by WPXI Finance, LP (“WPXIF”) and Warburg Pincus XI Partners, L.P. (“WPXI Partners”). WPXIF is a subsidiary of Warburg Pincus Private Equity XI, L.P. (“WPXI”). WPXI Partners and WPXI are collectively referred to as the “WPXI Funds.” WPXI GP, L.P. (“WPXIF GP”) is the managing general partner of WPXIF. WPXI is the general partner of WPXIF GP. Warburg Pincus XI, L.P. (“WP XI GP”) is the general partner of each of WPXI and WPXI Partners. WP Global LLC (“WP Global”) is the general partner of WP XI GP. Warburg Pincus Partners II, L.P. (“WPP II”) is the managing member of WP Global. Warburg Pincus Partners GP LLC (“WPP GP LLC”) is the general partner of WPP II. Warburg Pincus & Co. (“WP”) is the managing member of WPP GP LLC. Warburg Pincus LLC (“WP LLC”) is the manager of the WPXI Funds. Investment and voting decisions with respect to the shares held by SOC Holdings LLC are made by a committee comprised of three or more individuals and all members of such committee disclaim beneficial ownership of the shares. Messrs. Carella and Kronfol, each a Managing Director of Warburg Pincus, are members of the SOC Telemed board of directors, and neither has voting or dispositive power with respect to any of the shares held by SOC Holdings LLC and each disclaims beneficial ownership of such shares except to the extent of his respective pecuniary interest therein. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their pecuniary interest therein.

(28)    Mr. Tran is the Chief Financial Officer and Chief Operating Officer of SOC Telemed.

(29)    Mr. Banerjee is the Chief Technology Officer of SOC Telemed.

(30)    Messrs. Carella and Kronfol are members of the SOC Telemed board of directors and each is a Managing Director of Warburg Pincus.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the amended and restated certificate of incorporation (for purposes of this section, the “charter”), the amended and restated by-laws (for purposes of this section, the “by-laws”) and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge to you read each of the charter, the by-laws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Our charter authorizes the issuance of shares of capital stock, each with a par value of $0.0001, consisting of (a) 500,000,000 shares of Class A common stock and (b) 5,000,000 shares of preferred stock.

As of November 25, 2020, there were 76,773,862 shares of Class A common stock and no shares of preferred stock outstanding.

Class A Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Class A common stock possess all voting power for the election of directors and all other matters requiring stockholder action and are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Subject to the rights, if any, of the holders of any outstanding shares of preferred stock, the holders of Class A common stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution, or winding-up of the Company, the holders of Class A common stock will be entitled to receive all the remaining assets of the Company available for distribution to stockholders, ratably in proportion to the number of shares of Class A common stock held by them, after the rights of creditors of the Company and the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

The holders of Class A common stock will not have preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the Class A common stock.

Election of Directors

The Board is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year.

There is no cumulative voting with respect to the election of directors, with the result that directors will be elected by a plurality of the votes cast at a meeting of stockholders by holders of Class A common stock.

Preferred Stock

The charter provides that shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Class A common stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. No shares of preferred stock are currently outstanding, and we have no present plan to issue any shares of preferred stock.

Warrants

As of November 25, 2020, there were public warrants outstanding to purchase an aggregate of 12,500,000 shares of Class A common stock and private placement warrants outstanding to purchase an aggregate of 350,000 shares of Class A common stock. Each whole warrant entitles the registered holder to purchase one whole share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on December 17, 2020, which is 12 months from the closing of HCMC’s initial public offering. The warrants will expire at 5:00 p.m., New York City time, on October 30, 2025, which is the fifth anniversary of the Closing, or earlier upon redemption or liquidation.

The warrants are issued under a warrant agreement between the Company and Continental Stock Transfer & Trust Company, as warrant agent. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares of Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrantholder.

Public Warrants

We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a public warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the public warrants is then effective and a prospectus relating thereto is current, subject to the Company’s satisfying its obligations described below with respect to registration. No public warrant will be exercisable and we will not be obligated to issue shares of Class A common stock upon exercise of a public warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the public warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a public warrant, the holder of such public warrant will not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless. In no event will we be required to net cash settle any public warrant.

We have agreed pursuant to the warrant agreement to use our best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the public warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the public warrants expire or are redeemed, as specified in the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the public warrants is not effective by the 60th business day after the Closing, warrantholders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise public warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their public warrants on a cashless basis.

Once the public warrants become exercisable, we may call the public warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per public warrant;

•        upon not less than 30 days’ prior written notice of redemption given after the public warrants become exercisable (the “30-day redemption period”) to each warrantholder; and

•        if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the public warrants become exercisable and ending three business days before we send the notice of redemption to the warrantholders.

If and when the public warrants become redeemable by us, we may not exercise this redemption right if the issuance of shares of Class A common stock upon exercise of the public warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.

We established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the public warrants, each warrantholder will be entitled to exercise its public warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the public warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its public warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their public warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of public warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of the public warrants. If management takes advantage of this option, all holders of public warrants would surrender their public warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the public warrants, multiplied by the difference between the exercise price of the public warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public warrants. If management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the public warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption.

A holder of a public warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such public warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each whole warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) and (ii) one (1) minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the public warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of our capital stock into which the public warrants are convertible), other than as described above or certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each public warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the public warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the public warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of out outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the public warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the public warrants and in lieu of the shares of Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the public warrants would have received if such holder had exercised their public warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the public warrant properly exercises the public warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the public warrant. The purpose of such exercise price reduction is to provide additional value to holders of the public warrants when an extraordinary transaction occurs during the exercise period of the public warrants pursuant to which the holders of the public warrants otherwise do not receive the full potential value of the public warrants in order to determine and realize the option value component of the public warrant. This formula is to compensate the holder for the loss of the option value portion of the public warrant due to the requirement that the holder exercise the public warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrant agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The public warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of public warrants being exercised. The warrantholders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their public warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the public warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the public warrants. If, upon exercise of the public warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A common stock to be issued to the warrantholder.

Private Placement Warrants

Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants, including as to exercise price, exercisability and exercise period. The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the Closing (except, among other limited exceptions, to certain persons or entities affiliated with the Sponsor). They will also be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are held by the Sponsor or its permitted transferees. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would surrender their private placement warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the private placement warrants, multiplied by the difference between the exercise price of the private placement warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Dividends

We have not paid any cash dividends on our capital stock to date. We currently intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of the Board, subject to applicable laws, and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors the Board may deem relevant. In addition, our ability to declare and pay dividends may be limited by restrictive covenants of any existing and future outstanding indebtedness we or our subsidiaries incur.

Certain Anti-Takeover Provisions of Delaware Law, HCMC’s Certificate of Incorporation and Bylaws

Provisions of the DGCL and the charter and by-laws could make it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with the Board. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of the Board to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of the Company that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price of our Class A common stock.

Pursuant to the charter, the Company is subject to the provisions of Section 203 of the DGCL, which we refer to as “Section 203,” regulating corporate takeovers. Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•        A stockholder who owns fifteen percent (15%) or more of the corporation’s outstanding voting stock (otherwise known as an “interested stockholder”);

•        an affiliate of an interested stockholder; or

•        an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than ten percent (10%) of the corporation’s assets.

However, the above provisions of Section 203 do not apply if:

•        the corporation’s board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•        after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•        on or subsequent to the date of the transaction, the business combination is approved by the corporation’s board of directors and authorized at a meeting of the corporation’s stockholders, and not by written consent, by an affirmative vote of two-thirds of the outstanding voting stock not owned by the interested stockholder.

In addition, the charter provides for certain other provisions that may have an anti-takeover effect:

•        a classified board of directors whose members serve staggered three-year terms;

•        the authorization of “blank check” preferred stock, which could be issued by the Board without stockholder approval and may contain voting, liquidation, dividend and other rights superior to the Class A common stock;

•        a limitation on the ability of, and providing indemnification to, our directors and officers;

•        a requirement that special meetings of our stockholders can be called only by the Board, the Chairperson of the Board, or our Chief Executive Officer, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•        a requirement of advance notice of stockholder proposals for business to be conducted at meetings of our stockholders and for nominations of candidates for election to the Board, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company;

•        a prohibition on cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•        a requirement that our directors may be removed only for cause and by a majority vote of the stockholders;

•        a prohibition on stockholder action by written consent;

•        a requirement that vacancies on the Board may be filled only by a majority of directors then in office (subject to limited exceptions), even though less than a quorum, which prevents stockholders from being able to fill vacancies on the Board; and

•        a requirement of the approval of the Board or the holders of at least two-thirds of our outstanding shares of capital stock to amend the by-laws and certain provisions of the charter.

Choice of Forum

Our charter provides that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by or other wrongdoing by any current or former director, officer, employee, agent or stockholder to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL, the existing charter or the proposed charter or our by-laws, or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (iv) any action asserting a claim governed by the internal affairs doctrine; except for, as to each of the above clauses, any action as to which the Court of Chancery of the State of Delaware determines that there is an indispensable party not subject to the personal jurisdiction of the Court of Chancery of the State of Delaware (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery of the State of Delaware within ten (10) days following such determination), in which case the United States District Court for the District of Delaware or other state courts of the State of Delaware, as applicable, shall, to the fullest extent permitted by law, be the sole and exclusive forum for any such claims. The charter further provides that such exclusive forum provision does not apply to any suits brought to enforce any duty or liability under the Securities Act or the Exchange Act, or any other claim for which the federal courts have exclusive or concurrent jurisdiction. In addition, the charter adopts, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America as the sole and exclusive forum for the resolution of any action asserting a claim arising under the Securities Act, or the rules and regulations promulgated thereunder.

Limitations on Liability and Indemnification of Directors and Officers

Our charter provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, the charter provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Delaware law and the by-laws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We plan to maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the charter and the by-laws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability, advancement and indemnification provisions in the charter and the by-laws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Rule 144

Rule 144 under the Securities Act (“Rule 144”) is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as the Company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

Upon the Closing, the Company ceased to be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of our securities.

When and if Rule 144 becomes available for the resale of our securities, a person who has beneficially owned restricted shares of Class A common stock or warrants of the Company for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of Class A common stock or warrants of the Company for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of shares of Class A common stock then outstanding; or

•        the average weekly reported trading volume of the Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Lock-Up Restrictions

The Sponsor and its permitted transferees are subject to restrictions on transfer with respect to certain of our securities held by them ranging from between 30 days after the Closing for the private placement shares, private placement warrants and shares of Class A common stock issuable upon exercise of the private placement warrants to one year after the Closing for the founder shares, subject to certain exceptions. See the section entitled “Selling Securityholders” for more information about lock-up restrictions on these securities under the Amended and Restated Registration Rights Agreement and the Letter Agreement.

Registration Rights

Under the Amended and Restated Registration Rights Agreement, we agreed to file a registration statement covering the founder shares, private placement shares and private placement warrants (including the shares of Class A common stock issuable upon exercise of the private placement warrants) held by the Sponsor and its permitted transferees and the closing shares held by SOC Holdings LLC and to provide the Sponsor and SOC Holdings LLC and their permitted transferees with certain other registration rights, including, among other things, customary “demand” and “piggyback” registration rights, with respect to their shares of Class A common stock, subject to certain requirements and customary conditions. For more information on the Amended and Restated Registration Rights Agreement, please see the section entitled “Certain Relationships and Related Person Transactions — Amended and Restated Registration Rights Agreement.”

In addition, we agreed to file a registration statement covering the PIPE shares purchased by the investors in the private placement pursuant to their respective subscription agreements.

As described above under “— Warrants,” we also agreed pursuant to the warrant agreement to file a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants.

Transfer Agent and Warrant Agent

The transfer agent, warrant agent and registrar for our Class A common stock and warrants is Continental Stock Transfer & Trust Company. The transfer agent, warrant agent and registrar’s telephone number and address is (212) 509-4000 and 1 State Street, 30th Floor, New York, NY 10004.

Listing of Securities

Our Class A common stock and warrants are listed on the Nasdaq Capital Market under the symbols “TLMD” and “TLMDW,” respectively.

PLAN OF DISTRIBUTION

The Selling Securityholders may offer and sell, from time to time, their respective shares of Class A common stock and private placement warrants covered by this prospectus. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their securities by one or more of, or a combination of, the following methods:

•        purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•        ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•        block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        an over-the-counter distribution in accordance with the rules of Nasdaq;

•        through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•        short sales;

•        distribution to employees, members, limited partners or stockholders of the Selling Securityholders;

•        through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise

•        by pledge to secured debts and other obligations;

•        delayed delivery arrangements;

•        to or through underwriters or agents;

•        in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•        in privately negotiated transactions;

•        in options transactions; and

•        through a combination of any of the above methods of sale, as described below, or any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates and/or the Selling Securityholders or one or more of its respective affiliates in the ordinary course of business for which they receive compensation.

A holder of public warrants or private placement warrants may exercise its warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent, Continental Stock Transfer & Trust Company, the certificate evidencing such warrants, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of such warrants, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

We have agreed to indemnify the Selling Securityholders party to the Amended and Restated Registration Rights Agreement against certain civil liabilities, including certain liabilities under the Securities Act, relating to the registration of the shares of Class A common stock or warrants offered by them pursuant to this prospectus, and such Selling Securityholders will be entitled to contribution from us with respect to those liabilities. The Selling Securityholders party to the Amended and Restated Registration Rights Agreement will indemnify us against certain civil liabilities, including liabilities under the Securities Act, and we will be entitled to contribution from such Selling Securityholders with respect to those liabilities. In addition, we or the Selling Securityholders party to the Amended and Restated Registration Rights Agreement may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to those liabilities. For additional information regarding the Amended and Restated Registration Rights Agreement, see the section entitled “Description of Securities — Registration Rights.”

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A common stock and warrants, which we refer to collectively as our securities. This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, dealers or traders in securities, tax-exempt organizations (including private foundations), taxpayers that have elected mark-to-market accounting, S corporations, regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, U.S. Holders (as defined below) that will hold Class A common stock or warrants as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, expatriates or former long-term residents of the United States, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. This summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations or the Medicare tax or alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the “Code”) and that acquire our Class A common stock and warrants for cash pursuant to this prospectus. No ruling from the Internal Revenue Service, (the “IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax aspects set forth below.

For purposes of this summary, a “U.S. Holder” is a beneficial holder of securities who or that, for U.S. federal income tax purposes is:

•        an individual who is a United States citizen or resident of the United States;

•        a corporation or other entity treated as a corporation for United States federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof;

•        an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

•        a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

A “non-U.S. Holder” is a beneficial holder of securities who or that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.

U.S. Holders

Taxation of Distributions

If we pay distributions or make constructive distributions (other than certain distributions of our capital stock or rights to acquire our capital stock) to U.S. Holders of shares of our Class A common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock

A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Class A common stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A common stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Class A common stock so disposed of. A U.S. Holder’s adjusted tax basis in its Class A common stock will generally equal the U.S. Holder’s acquisition cost for such Class A common stock (or, in the case of Class A common stock received upon exercise of a warrant, the U.S. Holder’s initial basis for such Class A common stock, as discussed below), less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations. Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible for reduced rates of tax. If the U.S. Holder’s holding period for the Class A common stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a warrant for cash. The U.S. Holder’s initial tax basis in the share of our Class A common stock received upon exercise of the warrant will generally be an amount equal to the sum of the U.S. Holder’s acquisition cost of the warrant and the exercise price of such warrant. It is unclear whether a U.S. Holder’s holding period for the Class A common stock received upon exercise of the warrant would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the warrants.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s initial tax basis in the Class A common stock received generally should equal the holder’s adjusted tax basis in the warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A common stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. Holder held the warrant. If, instead, the cashless exercise were treated as a recapitalization, the holding period of the Class A common stock generally would include the holding period of the warrant.

It is also possible that a cashless exercise of a warrant could be treated in part as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder could be deemed to have surrendered a portion of the warrants being exercised having a value equal to the exercise price of such warrants in satisfaction of such exercise price. Although not free from doubt, such U.S. Holder generally should recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered to satisfy the exercise price and the U.S. Holder’s adjusted tax basis in such warrants. In this case, a U.S. Holder’s initial tax basis in the Class A common stock received would equal the sum of the exercise price and the U.S. holder’s adjusted tax basis in the warrants exercised. It is unclear whether a U.S. Holder’s holding period for the Class A common stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. Holder held the warrant. Due to the uncertainty and absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Class A common stock received, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption (other than a redemption for Class A common stock), or expiration of a warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s adjusted tax basis in the warrant. A U.S. Holder’s adjusted tax basis in its warrants will generally equal the U.S. Holder’s acquisition cost, increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “U.S. Holders — Possible Constructive Distributions”). Such gain or loss generally will be treated as long-term capital gain or loss if the warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration. If a warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s adjusted tax basis in the warrant. The deductibility of capital losses is subject to certain limitations.

A redemption of warrants for Class A common stock described in this prospectus under “Description of Securities — Warrants — Public Warrants” should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, you should not recognize any gain or loss on the redemption of warrants for shares of our Class A common stock. Your aggregate initial tax basis in the shares of Class A common stock received in the redemption should equal your aggregate adjusted tax basis in your warrants redeemed and your holding period for the shares of Class A common stock received in redemption of your warrants should include your holding period for your surrendered warrants.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants — Public Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. Holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A common stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Class A common stock which is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described above under “U.S. Holders — Taxation of Distributions” in the same manner as if such U.S. Holder received a cash distribution from us on Class A common stock equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of shares of Class A common stock and warrants, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares of our Class A common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend (as described below under “Non-U.S. Holders — Possible Constructive Distributions”), it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a warrant will generally correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. Holder, as described under “U.S. Holders — Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. Holder would be the same as those described below in “Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.”

Redemption of Warrants for Class A Common Stock

A redemption of warrants for Class A common stock described in this prospectus under “Description of Securities — Warrants — Public Warrants” should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, you should not recognize any gain or loss on the redemption of warrants for shares of our Class A common stock. Your aggregate initial tax basis in the shares of Class A common stock received in the redemption should equal your aggregate adjusted tax basis in your warrants redeemed and your holding period for the shares of Class A common stock received in redemption of your warrants should include your holding period for your surrendered warrants.

Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants

A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A common stock or warrants or an expiration or redemption of our warrants, unless:

•        the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

•        the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•        we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Class A common stock or warrants and, in the case where shares of our Class A common stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our Class A common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Class A common stock. There can be no assurance that our Class A common stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our Class A common stock or warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A common stock or warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation, however there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants — Public Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a non-U.S. Holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A common stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Class A common stock which is taxable to such holders as a distribution. A non-U.S. Holder would be subject to U.S. federal income tax withholding as described above under “Non-U.S. Holders — Taxation of Distributions” under that section in the same manner as if such non-U.S. Holder received a cash distribution from us on Class A common stock equal to the fair market value of such increased interest.

Foreign Account Tax Compliance Act

Provisions of the Code and Treasury Regulations and administrative guidance promulgated thereunder commonly referred as the “Foreign Account Tax Compliance Act” (“FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, however, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of shares of Class A common stock and warrants. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Orrick, Herrington & Sutcliffe LLP. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The financial statements of Specialists On Call, Inc. as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019, included in this prospectus have been so included in reliance on the report (which contains an emphasis of matter relating to Specialists On Call, Inc.’s ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

In connection with the Transactions, PricewaterhouseCoopers LLP (“PwC”) completed an independence assessment to evaluate the services and relationships with Specialists On Call, Inc. and its affiliates that may bear on PwC’s independence under the SEC and PCAOB independence rules for an audit period commencing January 1, 2018. PwC informed Specialists On Call, Inc. that certain of its member firms within PricewaterhouseCoopers International Limited, each member firm of which is a separate legal entity (each, a “PwC member firm”), had performed non-audit services for certain entities that were affiliates of Specialists On Call, Inc. The performance of employee activities, deemed a management function pursuant to Rule 2-01(c)(4)(vi) of Regulation S-X under the SEC’s auditor independence rules, and the provision of legal services in violation of Rule 2-01(c)(4)(ix) of Regulation S-X identified at certain controlled portfolio companies of investment funds controlled by Warburg Pincus LLC, which currently are the majority equity holders of Specialists On Call, Inc.’s immediate parent company, are described below:

•        From July 2018 to September 2019, a PwC member firm prepared and filed documents with a regulator/government authority (other than a taxing authority) on behalf of an entity under common control with Specialists On Call, Inc. The fees for these services were approximately $3,600.

•        From June 2018 to May 2019, a PwC member firm provided legal due diligence services to an entity under common control with Specialists On Call, Inc., which included the provision of legal advice and interpretations and the preparation of related legal documents. The fees for these services were approximately $65,000, of which approximately $40,000 was invoiced and collected.

•        From May 2020 to June 2020, a PwC member firm provided legal services, which included the preparation of legal documents in connection with a real estate acquisition, to an entity under common control with Specialists On Call, Inc. The fees for these services were approximately $19,000.

PwC noted, among other things, the non-audit services entered into by PwC member firms with sister entities under common control with Specialists On Call, Inc., the non-audit services have no impact on the consolidated financial statements of Specialists On Call, Inc. and were not subject to PwC’s audits, and the fees relating to the non-audit services were immaterial to Specialists On Call, Inc., PwC, the respective PwC member firms, and the sister entities under common control with Specialists On Call, Inc.

After consideration of the relevant facts and circumstances, management and the Audit Committee of Specialists On Call, Inc. concurred with PwC’s conclusion that, for the reasons described above, the impermissible services did not impair PwC’s objectivity and impartiality with respect to the planning and execution of the audits of Specialists On Call, Inc.’s financial statements as of and for each of the years ended December 31, 2019 and 2018 as well as the quarterly review of the nine month period ended September 30, 2020, that are included elsewhere in this prospectus and that no reasonable investor would conclude otherwise.

The financial statements of Healthcare Merger Corp. as of December 31, 2019, and for the period from September 19, 2019 (inception) through December 31, 2019, included in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance on such report given upon such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Class A common stock and warrants offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company, its Class A common stock and warrants, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. We also maintain a website at www.soctelemed.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Specialists On Call, Inc. and Subsidiaries and Affiliates
CONSOLIDATED BALANCE SHEETS
(In thousands, except shares and per share amounts)
(Unaudited)

	September 30, 2020	December 31, 2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents (from Variable interest entities $1,589 and $3,509, respectively)	$2,395	$4,541
Accounts receivable, net of allowance for doubtful accounts of $458 and $538 (from Variable interest entities, net of allowance $8,339 and $10,125, respectively)	8,820	10,545
Prepaid expenses and other current assets	3,611	843
Total current assets	14,826	15,929

Property and equipment, net	3,905	2,387
Capitalized software costs, net	8,669	7,647
Intangible assets, net	6,348	7,429
Goodwill	16,281	16,281
Deposits and other assets	289	321
Total assets	$50,318	$49,994

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable (from Variable interest entities $868 and $1,882, respectively)	$4,581	$3,435
Accrued expenses (from Variable interest entities $1,948 and $1,226, respectively)	10,051	6,078
Deferred revenues	523	516
Capital lease obligations	9	48
Total current liabilities	15,164	10,077

Puttable option liabilities	518	1
Deferred revenues	1,013	807
Related party – Convertible bridge notes payable, net of unamortized issuance costs	3,982	—
Long term debt, net of unamortized discount and debt issuance costs	80,523	77,140
Total liabilities	$101,200	$88,025
COMMITMENTS AND CONTINGENCIES (Note 11)

CONTINGENTLY REDEEMABLE PREFERRED STOCK (Redeemable convertible preferred stock, $0.001 par value; 21,816,134 and 21,805,134 shares authorized as of September 30, 2020 and December 31, 2019, respectively; 21,816,134 and 21,805,134 shares issued and outstanding as of September 30, 2020 and December 31, 2019 respectively; aggregate liquidation preference of $79,094 and, $62,466 as of September 30, 2020 and December 31, 2019 respectively)	78,514	61,907

STOCKHOLDERS’ DEFICIT
Common stock, $0.001 par value; 132,034,637 and 132,034,637 shares authorized as of September 30, 2020 and December 31, 2019; 84,370,027 and 84,370,027 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively.	84	84
Treasury stock 223,157 shares, at cost, as of September 30, 2020 and December 31, 2019	(768)	(768)
Additional paid-in capital	82,728	87,118
Accumulated deficit	(211,440)	(186,372)
Total stockholders’ deficit	(129,396)	(99,938)
Total liabilities, contingently redeemable preferred stock and stockholders’ deficit	$50,318	$49,994

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Specialists On Call, Inc. and Subsidiaries and Affiliates
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except shares and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues	$15,132	$17,052	$43,493	$49,615
Cost of revenues	9,534	9,853	29,277	30,251

Operating expenses
Selling, general and administrative	11,993	8,135	30,267	25,805
Changes in fair value of contingent consideration	—	(258)	—	(1,712)
Total operating expenses	11,993	7,878	30,267	24,093
Loss from operations	(6,395)	(678)	(16,051)	(4,729)

Other income (expense)
Gain (Loss) on puttable option liabilities	(412)	—	(517)	—
Interest expense	(2,853)	(2,650)	(8,469)	(7,495)
Interest expense – Related party	(21)	—	(21)	—
Total other expense	(3,286)	(2,650)	(9,007)	(7,495)
Loss before income taxes	(9,681)	(3,328)	(25,058)	(12,224)

Income tax expense	7	2	10	5

Net loss and comprehensive loss	$(9,688)	$(3,330)	$(25,068)	$(12,229)
Accretion of redeemable convertible preferred stock	(2,152)	(1,412)	(5,670)	(4,054)
Net loss attributable to common stockholders	$(11,840)	$(4,742)	$(30,738)	$(16,283)

Net loss per share attributable to common stockholders
Basic	$(0.14)	$(0.06)	$(0.36)	$(0.19)
Diluted	$(0.14)	$(0.06)	$(0.36)	$(0.19)

Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	84,874,870	84,581,205	84,874,870	84,581,205
Diluted	84,874,870	84,581,205	84,874,870	84,581,205

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Specialists On Call, Inc. and Subsidiaries and Affiliates
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
(In thousands, except share amounts)
(Unaudited)

	Common Stock		Treasury Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance, December 31, 2019	84,370,027	$84	223,157	$(768)	$87,118	$(186,372)	$(99,938)
Stock-based compensation	—	—	—	—	99	—	99
Accretion of stock issuance costs and dividends on Series H, I and J contingently redeemable preferred stock	—	—	—	—	(1,495)	—	(1,495)
Net loss	—	—	—	—	—	(7,217)	(7,217)
Balance, March 31, 2020	84,370,027	$84	223,157	$(768)	$85,722	$(193,589)	$(108,551)
Stock-based compensation	—	—	—	—	148	—	148
Accretion of stock issuance costs and dividends on Series H, I and J contingently redeemable preferred stock	—	—	—	—	(2,023)	—	(2,023)
Net loss	—	—	—	—	—	(8,163)	(8,163)
Balance, June 30, 2020	84,370,027	$84	223,157	$(768)	$83,847	$(201,752)	$(118,589)
Stock-based compensation	—	—	—	—	1,033	—	1,033
Accretion of stock issuance costs and dividends on Series H, I and J contingently redeemable preferred stock	—	—	—	—	(2,152)	—	(2,152)
Net loss	—	—	—	—	—	(9,688)	(9,688)
Balance, September 30, 2020	84,370,027	$84	223,157	$(768)	$82,728	$(211,440)	$(129,396)
	Common Stock		Treasury Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance, December 31, 2018	84,341,527	$84	223,157	$(768)	$91,533	$(168,130)	$(77,281)
Stock-based compensation	—	—	—	—	619	—	619
Accretion of stock issuance costs and dividends on Series H and Series I contingently redeemable preferred stock	—	—	—	—	(1,242)	—	(1,242)
Net loss	—	—	—	—	—	(4,678)	(4,678)
Balance, March 31, 2019	84,341,527	$84	223,157	$(768)	$90,910	$(172,080)	$(82,582)
Stock-based compensation	—	—	—	—	244	—	244
Accretion of stock issuance costs and dividends on Series H and Series I contingently redeemable preferred stock	—	—	—	—	(1,400)	—	(1,400)
Net loss	—	—	—	—	—	(4,221)	(4,221)
Balance, June 30, 2019	84,341,527	$84	223,157	$(768)	$89,754	$(177,029)	$(87,959)
Exercise of stock options	23,500	—	—	—	18	—	18
Stock-based compensation	—	—	—	—	252	—	252
Accretion of stock issuance costs and dividends on Series H, I and J contingently redeemable preferred stock	—	—	—	—	(1,412)	—	(1,412)
Net loss	—	—	—	—	—	(3,330)	(3,330)
Balance, September 30, 2019	84,365,027	$84	223,157	$(768)	$88,612	$(180,359)	$(92,431)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Specialists On Call, Inc. and Subsidiaries and Affiliates
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(25,068)	$(12,229)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	4,008	3,150
Stock-based compensation	1,280	1,115
Loss on puttable option liabilities	517	—
Change in fair value of contingent consideration	—	(1,712)
Bad debt expense	64	150
Accrued interest on convertible bridge debt (related party)	21	—
Paid-in kind interest on senior debt	2,310	2,055
Amortization of debt issuance costs and accretion of original issuance discount	1,073	920
Change in assets and liabilities, net of acquisitions
Accounts receivable, net of allowance	1,661	(262)
Prepaid expense and other current assets	(599)	(32)
Deposits and other assets	32	—
Accounts payable	891	214
Accrued expenses and other liabilities	1,657	(2,012)
Deferred revenues	213	(93)
Net cash used in operating activities	(11,940)	(8,736)

Cash flows from investing activities:
Capitalization of software development costs	(3,252)	(3,002)
Purchase of property and equipment	(1,724)	(973)
Net cash used in investing activities	(4,976)	(3,975)

Cash flows from financing activities:
Principal payments under capital lease obligations	(66)	(104)
Proceeds from long term debt, net of issuance costs	3,961	12,867
Exercise of stock options	—	19
Payment of deferred transaction related costs	(63)	—
Issuance of contingently redeemable preferred stock, net of offering costs	10,938	—
Net cash provided by financing activities	14,770	12,782
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,146)	771
Cash and cash equivalents at beginning of the period	4,541	3,989
Cash and cash equivalents at end of the period	$2,395	$4,060

Supplemental disclosure of cash flow information:
Cash paid during the period for taxes	$46	$15
Cash paid during the period for interest	5,198	4,624

Supplemental schedule of non-cash investing and financing transactions:
Accretion of contingently redeemable preferred stock	$5,670	$4,054
Assets acquired under capital lease arrangements	26	59
Purchase of property and equipment reflected in accounts payable and accruals at the period end	465	110

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Specialists On Call, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Specialists On Call, Inc. was formed on July 14, 2004 as a Delaware C-Corporation. Specialists On Call, Inc. and Subsidiaries and Affiliates (collectively, the “Company”, “Specialists On Call”, “SOC”) is committed to improving patient care by providing advanced, real-time telemedicine and the highest quality critical consultation services by connecting emergency physicians with critical care experts 24 hours a day, every day of the year. The Company is a health services management company that is responding to the need for rapid, effective treatment of emergency patients and the shortage of critical care experts. The Company operates as a single operating and reportable segment.

On July 29, 2020, the Company entered into an Agreement and Plan of Merger (the “Agreement”) with Healthcare Merger Corp. (“HCMC”) Pursuant to the Agreement, HCMC will acquire the Company with consideration of a combination of cash and shares. As discussed in Note 14, on October 30, 2020 the business combination was consummated with Specialists On Call, Inc. and Subsidiaries becoming wholly owned subsidiaries of HCMC, which was renamed as SOC Telemed, Inc. as a result of the transaction.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of Specialists On Call, Inc. and its Subsidiaries and Affiliates and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).

The accompanying interim unaudited condensed consolidated financial statements include the accounts of the Company. All intercompany balances and transactions are eliminated upon consolidation. In the opinion of the Company, the accompanying unaudited condensed financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its financial position as of September 30, 2020, and its results of operations for the three and nine months ended September 30, 2020, and 2019, and cash flows for the nine months ended September 30, 2020, and 2019. The condensed balance sheet at December 31, 2019, was derived from the Company’s audited annual financial statements but does not contain all of the footnote disclosures from the annual financial statements.

These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes of the Company included in HCMC’s definitive proxy statement/definitive consent solicitation statement/final prospectus dated October 14, 2020, filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on October 15, 2020 (the “Proxy Statement”).

As discussed in Note 3, Variable Interest Entities, Specialists On Call, Inc. holds a variable interest in the Tele-Physician Practices which contract with physicians in order to provide services to the customers. The Tele-Physician Practices are considered variable interest entities (“VIE” or “VIEs”) which are denominated Affiliates for consolidation purposes.

COVID — 19 Outbreak

The recent outbreak of the novel coronavirus (“COVID-19”), which was declared a pandemic by the World Health Organization on March 11, 2020 and declared a National Emergency by the President of the United States on March 13, 2020, has led to adverse impacts on the U.S. and global economies and created uncertainty regarding potential impacts on the Company’s operating results, financial condition and cash flows. The full extent to which the COVID-19 pandemic will directly or indirectly impact the Company’s business, results of operations and financial condition, including expenses and research and development costs, will depend on future developments that are highly uncertain, including as a result of new information that may emerge concerning COVID-19 and the actions taken to contain or treat COVID-19, as well as the economic impacts.

Specialists On Call, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

While not currently known, the full impact of COVID-19 could have a material impact on the operations of our business. For the three and nine months ended September 30, 2020 our variable revenues decreased as a result of the lower volume of consultations due to the COVID-19 pandemic with corresponding impacts on our cost of sales due to declined demand for physicians. For more details, see Going Concern Consideration below.

The Company continues to closely monitor the current macro environment related to monetary and fiscal policies, as well as pandemics or epidemics, such as the recent COVID-19 outbreak.

Going Concern Consideration

As of September 30, 2020, the Company has experienced negative cash flows from operations each year since inception and has an accumulated deficit of $211 million. The Company incurred net losses of $25.1 million and $12.2 million for the nine months ended September 30, 2020 and 2019, respectively and cash outflows from operations of $12.0 million and $8.7 million for the nine months ended September 30, 2020 and 2019, respectively. In March 2020, the World Health Organization declared the 2019 novel coronavirus, or COVID-19, a global pandemic. The Company experienced a reduction in service utilization in and around the same time and consequently experienced a decrease in revenue and margin. The Company immediately adjusted variable costs, including physician fees, travel expenses, other discretionary spending to preserve margins. The Company is closely monitoring the impact of COVID-19 on all aspects of the business and continuously modifying operational protocols, cost structure, and discretionary spending to evolving business conditions.

The Company has historically funded its operations through the issuance of preferred stock and long-term debt. Given the historical operating and cash flow losses from the Company’s result of operations and expected cash needs, management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. This evaluation does not consider the potential mitigating effect of management’s plans that have not been fully implemented. When substantial doubt is deemed to exist, management may evaluate the mitigating effect of its plans to determine if it is probable that (1) the plans will be effectively implemented within one year after the date the financial statements are issued, and (2) when implemented, the plans will mitigate the relevant conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

In December 2019, the Company raised additional capital through the issuance of Series J preferred stock to Warburg Pincus (“WP”), SOC’s controlling shareholder, for $4 million. The Series J purchase agreement further provided additional closings with call dates to be determined in 2020 based on the Company’s needs for $11.0 million. The total available amount was called and funded in cash on January 28, 2020 for $3.7 million, on March 27, 2020 for $3.7 million, and on June 12, 2020 for $3.6 million. Additionally, on August 14, 2020, WP, signed a support letter committing funds (the “Warburg Commitment Letter”) up to $15.0 million available to the Company from August 2020 through December 2021 to enable the Company to meet all obligations as they come due. On September 3, 2020, SOC sold to WP through SOC Holdings LLC an entity controlled by WP and Specialists On Call, Inc.’s controlling shareholder, $2.0 million aggregate principal amount of subordinated convertible promissory notes in a financing pursuant to the August support letter. WP subsequently recommitted to fund up to $15.0 million available from September 2020 through December 31, 2021, subject to ongoing evaluations between the parties following the closing of the Merger transaction, under a new support letter dated September 23, 2020, that superseded and replaced the August support letter. On September 28, 2020, SOC sold to WP through SOC Holdings LLC an additional $2.0 million aggregate principal amount of subordinated convertible promissory notes pursuant to the September support letter. These proceeds were utilized to fund the operations of the Company through the date of these financial statements, with $2.4 million in cash remaining on September 30, 2020.

As discussed in Note 14, on October 30, 2020 the business combination between HCMC and SOC Telemed was approved with Specialists On Call, Inc. and Subsidiaries becoming wholly owned subsidiaries of HCMC, which was renamed as SOC Telemed, Inc. as a result of the transaction. The closing of the transaction resulted in settlement of the long term debt and the related party convertible bridge notes payable of $84.2 million and $6.1 million, respectively, with remaining cash balance (net of transaction costs) of $45 million.

Specialists On Call, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company rapidly adapted to the impacts of COVID-19 and modified its variable cost structure effectively to preserve margins which included real time assessment of physician coverage needs to appropriately align with changes in utilization experienced as a result of COVID-19. The Company’s financial forecasts have been revised to incorporate these changes and our assessment of the financial impact of COIVD-19. The Company’s financial forecasts, combined with existing cash and cash equivalents resulting from the merger transaction with HCMC, indicate sufficient liquidity for at least the next twelve months. Accordingly, the Company believes its liquidity plans described above have alleviated the substantial doubt raised. Accordingly, the Company’s unaudited condensed consolidated financial statements have been prepared on the basis that it will continue as a going concern for a period of one year from the financial statement issuance date.

Concentration of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents with high-credit quality financial institutions. At times, such amounts may exceed federally insured limits.

During the nine months ended September 30, 2020 and 2019, no customer accounts for more than 10% of the Company’s total revenues. As of September 30, 2020 and December 31, 2019, no customer accounts for more than 10% of the Company’s total accounts receivable.

Impairment of Goodwill

Goodwill is tested for impairment on an annual basis as of December 31st or between annual tests if events occur or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The Company operates as one operating segment, which the Company has determined to be one reporting unit for the purposes of impairment testing. The Company compares the estimated fair value of a reporting unit to its book value, including goodwill. If the fair value exceeds book value, goodwill is considered not to be impaired and no additional steps are necessary. However, if the book value of a reporting unit exceeds its fair value, an impairment loss will be recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit.

The fair value of the reporting unit is determined using various techniques, including multiple of earnings and discounted cash flow valuation methodologies. Determining the fair value of the reporting unit is judgmental in nature and involves the use of significant estimates and assumptions. These estimates and assumptions include changes in revenue and operating margins used to project future cash flows, discount rates, valuation multiples of entities engaged in the same or similar lines of business, and future economic and market conditions.

No impairments were recorded during the nine months ended September 30, 2020 and 2019.

Impairment of Long-Lived Assets

The Company determines whether long-lived assets are to be held for use or disposal. The Company monitors its long-lived assets for events or changes in circumstances that indicate that their carrying values may not be recoverable. Upon indication of possible impairment of long-lived assets held for use, the Company evaluates the recoverability of such assets by measuring the carrying amount of the long-lived asset group against the related estimated undiscounted future cash flows of the long-lived asset group. When an evaluation indicates that the future undiscounted cash flows are not sufficient to recover the carrying value of the asset, the asset is adjusted to its estimated fair value. No impairments were recorded during the nine months ended September 30, 2020 and 2019.

Specialists On Call, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenue Recognition

The Company recognizes revenue from contracts when all of the following criteria are met:

•         Persuasive evidence of an arrangement exists

•        The price is fixed or determinable

•        Services have been rendered, and

•        Collectability is reasonably assured

The Company enters into service contracts with hospitals or hospital systems, physician practice groups, and other users. Under the contracts, the clients pay a fixed monthly fee for physician consultation services. The fixed monthly fee provides for a predetermined number of monthly consultations. Should the number of consultations exceed the contracted amount, the clients also pay a variable consultation fee for the additional service. To facilitate the delivery of the consultation services, the facilities use telemedicine equipment, which can be provided and installed by the Company. The Company also provides the hospitals with user training, maintenance and support services for the telemedicine equipment used to perform the consultation services. Prior to the start of a contract, clients generally make upfront nonrefundable payments to the Company when contracting for Company training, maintenance, equipment, and implementation services. Consideration received from these upfront fees is recognized ratably over the client relationship period.

The Company has determined that the separate deliverables under its contracts include the fixed and variable medical consultation services, as well as the monthly maintenance and support services. The Company allocates contract consideration to each of the elements based on their relative selling price, using the best estimate of selling price (“BESP”), because vendor specific objective evidence (“VSOE”) and third-party evidence (“TPE”) are not available. BESP is estimated as if the elements were sold regularly on a stand-alone basis considering internal factors such as historical pricing practices, gross margin objectives, customer demands, and geography.

Consideration allocated to fixed and variable medical consultation services is recognized in the period in which the physician consultation service is provided. Consideration allocated to the maintenance and support services is recognized ratably over the life of the service contract. Deferred revenue consists of the unamortized balance of nonrefundable upfront fees and maintenance fees which are classified as current and non-current based on the timing of when the Company expects to recognize revenue.

Use of estimates and judgements

The preparation of the unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions about future events that affect the amounts reported in its unaudited condensed consolidated financial statements and the accompanying notes. Future events and their effects cannot be determined with certainty. On an ongoing basis, management evaluates these estimates, judgments and assumptions. Significant estimates and assumptions are included within, but not limited to: (1) revenue recognition, including the determination of the customer relationship period, (2) accounts receivable and allowance for doubtful accounts, (3) long-lived asset recoverability, (4) useful lives of long-lived and intangible assets, (5) stock-based compensation, option, and warrant liabilities, (6) fair value of identifiable purchased tangible and intangible assets in a business combination, (7) determination of the cash flows for goodwill impairment testing, (8) fair value measurements, and (9) the provision for income taxes and related deferred tax accounts. The Company bases these estimates on historical and anticipated results and trends and on various other assumptions that the Company believes are reasonable under the circumstances, including assumptions as to future events. Actual results could differ from those estimates, and any such differences may be material to the Company’s unaudited condensed consolidated financial statements.

Specialists On Call, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company is unable to predict the full impact that COVID-19 will have on its financial position, operating results, and cash flows due to numerous uncertainties. The extent to which COVID-19 impacts the Company’s results will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of COVID-19 and the actions to contain the virus or treat its impact, among others. The Company’s unaudited condensed consolidated financial statements presented herein reflect the latest estimates and assumptions made by management that affect the reported amounts of assets and liabilities and related disclosures as of the date of the consolidated financial statements and reported amounts of revenue and expenses during the reporting periods presented. Actual results may differ significantly from these estimates and assumptions.

Emerging Growth Company

As an emerging growth company (“EGC”), the Jumpstart Our Business Startups Act (“JOBS Act”) allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are applicable to private companies. The Company has elected to use the extended transition period under the JOBS Act until such time the Company is not considered to be an EGC. The adoption dates are discussed below to reflect this election.

Recently Issued Accounting Pronouncements

Accounting pronouncements issued and adopted

In August 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-13, Fair Value Measurement (“Topic 820”), which modifies, removes and adds certain disclosure requirements on fair value measurements. The new guidance was required for the Company for the annual reporting period beginning January 1, 2020 and interim periods within that fiscal year. The Company adopted this guidance starting from January 1, 2020, however, there was no material impact resulting from the adoption of this pronouncement.

Accounting pronouncements issued but not yet adopted

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (“Topic 606”) and Other Assets and Deferred Costs (“Topic 340”), which updates numerous requirements in U.S. GAAP, including industry-specific requirements, and provides companies with a single revenue recognition model for recognizing revenue from contracts with customers. This standard, as amended, contains principles with respect to the measurement and timing of recognition of revenue. The Company will recognize revenue to reflect the transfer of goods or services to customers at an amount that it expects to be entitled to receive in exchange for those goods or services. New disclosures about the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers are also required. The guidance permits two methods of adoption: retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the cumulative catch-up transition method). Subsequent to the issuance of ASU 2014-09, the FASB also issued several updates related to ASU 2014-09 including deferring its adoption date. As per the latest ASU 2020-05, issued by the FASB, the entities who have not yet issued or made available for issuance the financial statements as of June 3, 2020 can defer the new guidance for one year. The Company will be adopting this guidance for the annual reporting period beginning January 1, 2020, and interim reporting periods within the annual reporting period beginning January 1, 2021. The guidance permits two methods of adoption: retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (modified retrospective method). The Company plans on applying the modified retrospective method of adoption for this guidance. The Company is in the process of evaluating the impact that the pronouncement will have on the consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (“Topic 842”) which outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize almost all of their leases on the balance sheet by recording a lease liability and corresponding right-of-use assets for all

Specialists On Call, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

leases with lease terms greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. As per the latest ASU 2020-05 issued by FASB, the entities who have not yet issued or made available for issuance the financial statements as of June 3, 2020 can defer the new guidance for one year. The Company will be adopting this guidance for the annual reporting period beginning January 1, 2022, and interim reporting periods within annual reporting period beginning January 1, 2023. This will require application of the new accounting guidance at the beginning of the earliest comparative period presented in the year of adoption. The Company is in the process of evaluating the impact that the pronouncement will have on the consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13 Financial Instruments — Credit Losses (“Topic 326”) Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires an entity to utilize a new impairment model known as the current expected credit loss (“CECL”) model to estimate its lifetime “expected credit loss” and record an allowance that, when deducted from the amortized cost basis of the financial asset, presents the net amount expected to be collected on the financial asset. The CECL model is expected to result in more timely recognition of credit losses. ASU 2016-13 also requires new disclosures for financial assets measured at amortized cost, loans, and available-for-sale debt securities. As per the latest ASU 2020-02, the FASB deferred the timelines for certain small public and private entities. The new guidance will be adopted by the Company for the annual reporting period beginning January 1, 2023, including interim periods within that annual reporting period. The standard will apply as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Company is in the process of evaluating the impact of the adoption of ASU 2016-13 on the Company’s consolidated financial statements and disclosures.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (“Topic 740”): Simplifying the Accounting for Income Taxes. ASU 2019-12 is intended to simplify various aspects related to accounting for income taxes. The Company is expecting to adopt the guidance from annual periods beginning after December 15, 2021 and interim periods beginning December 15, 2022. The Company is currently evaluating the impact that the pronouncement will have on the consolidated financial statements.

3. VARIABLE INTEREST ENTITIES

Specialists On Call, Inc. holds a variable interest in the Tele-Physicians Practices which contract with physicians in order to provide services to the customers. Specialists On Call, Inc. and the Tele-Physicians Practices have entered into a management services agreement with each other. Under these agreements, Specialists On Call, Inc. agrees to serve as the sole and exclusive administrator of all non-clinical, day-to-day operations and business functions required for the operation of each Tele-Physicians Practice, including business support services, contracting support with customers and payers, accounting, billing and payables support, technology support, licensing exclusive telemedicine technologies, and working capital support to cover the expenses of each Tele-Physicians Practice. The Tele-Physicians Practices are considered variable interest entities (“VIE” or “VIEs”) since they do not have sufficient equity to finance their activities without additional subordinated financial support. An enterprise having a controlling financial interest in a VIE must consolidate the VIE if it has both power and benefits — that is, it has (1) the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance (power) and (2) the obligation to absorb losses of the VIE that potentially could be significant to the VIE or the right to receive benefits from the VIE that potentially could be significant to the VIE (benefits). Under the management services agreements, Specialists On Call, Inc. has the power and rights to direct all non-clinical activities of the professional corporations and funds and absorbs all losses of the VIEs. Therefore, each of the Tele-Physicians Practices are consolidated with Specialists On Call, Inc.

NeuroCall and JSA Health are wholly owned subsidiaries and as such consolidated by Specialists On Call, Inc. JSA Health comprises four entities: JSA Health Corporation (“Corporate”), JSA Health California LLC (“LLC”), JSA California PC (“CAPC”), and JSA Texas PLLC (“PLLC”). CAPC and PLLC are medical practices (the “Medical Practices”) and Corporate and LLC provide management services to the Medical Practices (the “Management Companies”). More specifically, Corporate and PLLC have entered into a management services agreement with each other, and LLC and CAPC have entered into a management services agreement with each other. As a result, Corporate

Specialists On Call, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements

3. VARIABLE INTEREST ENTITIES (cont.)

and LLC hold variable interests in their respective Medical Practices which contract with physicians in order to provide services to Corporate and LLC. The Medical Practices are considered VIEs since they do not have sufficient equity to finance their activities without additional subordinated financial support. These relationships are similar to the relationship between Specialists On Call, Inc. and the Tele-Physician Practices. Therefore, each of the Medical Practices are consolidated with JSA Health.

Specialists On Call, Inc. consolidates certain VIEs for which it was determined to be the primary beneficiary. The assets of the consolidated VIEs may only be used to settle obligations of the consolidated VIEs, if any. In addition, there is no recourse to the Company for the consolidated VIEs’ liabilities. Specialists On Call, Inc. reassesses whether changes in the facts and circumstances regarding the Company’s involvement with a VIE could cause a change in its conclusions related to consolidation. Changes in consolidation status are applied prospectively.

4. FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair value.

The Company measures fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The Company utilizes a three-tier hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1 —	Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.
Level 2 —

Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities. The Company has no assets or liabilities valued with Level 2 inputs.

Level 3 —	Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Liabilities historically valued with Level 3 inputs on a recurring basis are warrants and puttable stock options. As of September 30, 2020 and December 31, 2019, the Company’s outstanding liability consisted of only puttable stock options. Puttable option liabilities’ fair value is computed using the Black-Scholes model.

As a result of the JSA Health acquisition in 2018, the Company measured its contingent consideration at fair value determined at Level 3. The Company estimated the fair value of contingent consideration as the present value of the expected contingent payments, determined using an Option Pricing Model and Discounted Cash Flow methods. As of September 30, 2020, December 31, 2019 and September 30, 2019 the Company had contingent consideration liabilities of $0 million, $0 million, and $0.1 million, respectively. The change in fair value of the Company’s contingent liability was recorded in other expenses as “Change in fair value of contingent consideration” in the consolidated statements of operations. For the nine months ended September 30, 2019, the Company recognized a gain of $1.7 million in changes in fair value of contingent consideration on the unaudited consolidated statement of operations

The carrying value of Cash and Cash Equivalents approximate their fair value because of the short-term or on demand nature of these instruments.

There were no transfers between fair value measurement levels during the nine months ended September 30, 2020.

Specialists On Call, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements

4. FAIR VALUE OF FINANCIAL INSTRUMENTS (cont.)

The following tables present information about the Company’s financial assets and liabilities measured at fair value on a recurring basis (in thousands):

	Carrying Value	Fair Value Measurements as of September 30, 2020 Using:
		Level 1	Level 2	Level 3	Total
Assets
Cash and cash equivalents	$2,395	$2,395	—	—	$2,395
Total	$2,395	$2,395	—	—	$2,395

Liabilities
Puttable option liabilities	$518	$—	—	$518	$518
Total	$518	$—	—	$518	$518
	Carrying Value	Fair Value Measurements as of December 31, 2019 Using:
		Level 1	Level 2	Level 3	Total
Assets
Cash and cash equivalents	$4,541	$4,541	—	—	$4,541
Total	$4,541	$4,541	—	—	$4,541

Liabilities
Puttable option liabilities	$1	$—	—	$1	$1
Total	$1	$—	—	$1	$1

The following table represents a reconciliation of Puttable option liabilities fair value measurements using the significant unobservable inputs (Level 3) (in thousands):

	Puttable Option Liabilities
	Shares	Fair Value (in thousands)
Balance, December 31, 2018	382,417	$164
Change in fair value	—	—
Balance, March 31, 2019	382,417	$164
Change in fair value	—	—
Balance, June 30, 2019	382,417	$164
Change in fair value	—	—
Balance, September 30, 2019	382,417	$164
Shares expired unexercised	(80,000)	(22)
Change in fair value	—	(141)
Balance, December 31, 2019	302,417	$1
Shares expired unexercised	(30,000)	(4)
Change in fair value	—	13
Balance, March 31, 2020	272,417	$10
Change in fair value	—	96
Balance, June 30, 2020	272,417	$106
Change in fair value	—	412
Balance, September 30, 2020	272,417	$518

Specialists On Call, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements

5. PREPAID EXPENSES AND OTHER CURRENT ASSETS

At September 30, 2020 and December 31, 2019 prepaid expenses and other currents assets consisted of the following (in thousands):

	September 30, 2020	December 31, 2019
Prepaid expenses	$1,440	$789
Deferred transaction related costs	2,169	—
Other current assets	2	54
	$3,611	$843

Prepaid expenses include prepayments related to information technology, insurance, tradeshows and conferences.

Deferred transaction related costs primarily includes attorney and consulting fees in support of the Company’s anticipated reverse merger. Upon completion, these costs will be offset against the gross proceeds of the reverse merger.

6. INTANGIBLE ASSETS

The carrying amount of the Intangible Assets as of September 30, 2020 and December 31, 2019 consisted of the following (in thousands):

September 30, 2020	Useful Life	Gross Value	Accumulated Amortization	Net Carrying Value	Weighted Average Remaining Useful Life (in years)
Hospital contracts relationships	6 to 10 years	$8,480	$(2,830)	$5,650	6.9
Non-compete agreements	4 to 5 years	45	(29)	16	2.5
Trade names	4 to 5 years	1,810	(1,128)	682	1.7
Intangible assets, net		$10,335	$(3,987)	$6,348	6.3
December 31, 2019	Useful Life	Gross Value	Accumulated Amortization	Net Carrying Value	Weighted Average Remaining Useful Life (in years)
Hospital contracts relationships	6 to 10 years	$8,480	$(2,066)	$6,414	7.5
Non-compete agreements	4 to 5 years	45	(21)	24	3.0
Trade names	4 to 5 years	1,810	(819)	991	2.4
Intangible assets, net		$10,335	$(2,906)	$7,429	6.8

Periodic amortization that will be charged to expense over the remaining life of the intangible assets as of September 30, 2020 is as follows (in thousands):

Years ending December 31,	Amortization Expense
Remainder of 2020	$360
2021	1,437
2022	1,193
2023	629
2024	590
Thereafter	2,139
$6,348

Specialists On Call, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements

7. DEBT

Related party — Convertible Bridge Notes Payable

The table below represents the components of outstanding debt (in thousands):

	September 30, 2020	December 31, 2019
Related party – Convertible bridge notes payable	4,022	—
Less: Unamortized discounts, fees and issue costs	(40)	—
Balance at	$3,982	$—

On September 1, 2020, the Company entered into a convertible bridge note purchase agreement (the “Bridge Notes”, the “Bridge Note Agreement”) with its controlling stockholder, SOC Holdings LLC (“SOC Holdings”, “the Lead Investor”). SOC Holdings constitutes a related party of the Company, pursuant to ASC 850, Related Parties.

Under the Bridge Note Agreement, the Company is permitted to borrow aggregate principal of up to $8.0 million, pursuant to an initial closing and potential additional closings that may take place on or before January 29, 2021. The initial closing of $2.0 million occurred on September 3, 2020. Two additional closings of $2.0 million each occurred on September 28, 2020 and October 13, 2020 respectively.

The terms of the Bridge Notes are summarized as follows:

•        Annual interest rate: 13% paid “in-kind” (PIK), compound quarterly based on a 365 day year.

•        Stated maturity: Any time after June 30, 2023, the outstanding principal and accrued PIK interest becomes due and payable upon the written demand of the Lead Investor.

•        Optional prepayments: The Company may prepay the Bridge Notes and PIK interest any time before June 30, 2023 without penalty.

The Bridge Notes include the following redemption and conversion features that may accelerate settlement of principal and PIK interest prior to the stated maturity. As discussed below, the Bridge Notes may become convertible into the Company’s equity securities only following the termination of the Company’s Merger Agreement with Healthcare Merger Corporation (HCMC), dated July 29, 2020 (“the Merger”, the “Merger Agreement”).

•        Upon the occurrence of the Merger or any other change of control, the principal and PIK interest become immediately due and payable.

•        Upon the occurrence of an event of default, the principal and PIK interest become due and payable upon the written demand of the Lead Investor.

•        If the Merger Agreement is terminated, a post-termination period of three months applies. Upon the closing of a transaction during the post-termination period in which the Company issues and sells shares of equity securities yielding cash proceeds of at least $5.0 million (the “Next Equity Financing”), the Bridge Note principal and PIK interest will be converted as follows:

At the Lead Investor’s option, into the Company’s Series J preferred units at a conversion price of $1,000 per unit. Each Series J unit comprises one share of the Company’s Series J contingently redeemable preferred stock and one warrant to purchase 67 shares of the Company’s common stock at an exercise price of $0.01 per common share. Refer to Note 9 for further details regarding the Company’s contingently redeemable preferred stock and common warrants.

If the Lead Investor does not elect to convert into Series J preferred units, principal and PIK interest automatically convert into the equity securities issued in Next Equity Financing upon its closing. The number of equity securities issued upon conversion is variable and shall be based upon the per-unit market value of the equity securities.

Specialists On Call, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements

7. DEBT (cont.)

If the Merger Agreement is terminated, but the Next Equity Financing is not consummated prior to the end of the post-termination period, the Lead Investor may elect to convert into Series J preferred units any time subsequent to the post-termination period.

As of September 30, 2020, outstanding principal and PIK interest on the Bridge Notes totaled approximately $4.0 million. The Bridge Notes are classified as a non-current liability on the Company’s consolidated balance sheet. For the nine months ended September 30, 2020, interest expense of less than $0.1 million was recognized.

On October 30, 2020, the Bridge Notes were extinguished in connection with the closing of the Company’s Merger with HCMC. Refer to Note 2, Going Concern Consideration section, and 14 for further discussion. .

Term Loan Agreement

The table below represents the components of outstanding debt (in thousands):

	September 30, 2020	December 31, 2019
Term Loan Agreement with an effective interest rate of 14.7%, due 2023	$82,172	$79,862
Less: Unamortized discounts, fees and issue costs	(1,649)	(2,722)
Balance at	$80,523	$77,140

In June 2016, the Company entered into a Term Loan Agreement with CRG Servicing LLC (“CRG). In addition to the principal and PIK interest balances, the Company will also be liable for a final payoff fee of 6% of the principal balance payable at maturity or upon prepayment. The Company estimated the payoff fee to be $4.7 million, which is included as a debt discount offset against the Company’s outstanding debt balance on the consolidated balance sheets and amortized as a component of interest expense over the term of the loan.

Interest expense related to the long-term debt agreements, including amortization of debt issuance costs and discount, for the nine months ended September 30, 2020 and 2019 was $8.5 million and $7.5 million, respectively.

On April 15, 2020, the Term Loan Agreement with CRG was amended (“the Fourth Amendment”) to incorporate the following modifications: (i) extend the interest-only period until March 31, 2022; (ii) extend the PIK period until March 31, 2022; and (iii) change the stated maturity date of all tranches to March 31, 2023.

The following reflects the contractually required payments under the term loan agreement as amended by the Fourth Amendment (in thousands):

Years ending December 31,	Amount
Remainder of 2020	$—
2021	—
2022	61,694
2023	25,500
2024 and thereafter	—

The Term Loan Agreement includes two financial covenants: (i) minimum liquidity of $2.0 million at all times while the principal is outstanding under the term loan and (ii) minimum revenue of at least $37.5 million in 2018, $42.5 million in 2019, $47.5 million in 2020 and $52.5 million in 2021. On August 31, 2020, the Term Loan Agreement with CRG was amended (“the Sixth Amendment”) to change the minimum liquidity financial covenant to $1.0 million effective from August 31, 2020 to November 30, 220. Additionally, the Sixth Amendment approved the issuance of the Related party — Convertible bridge notes payable, as detailed above. The Company was in compliance with all financial covenants at September 30, 2020 and December 31, 2019 and 2018. The Term Loan Agreement contains affirmative covenants which include the delivery of audited financial statements within 180 days of year end and an audit opinion not subject to any “going-concern” or like qualification. As discussed in Note 14, as a result of the merger transaction with Healthcare Merger Corp., on June 4, 2020, the Term Loan Agreement with CRG was

Specialists On Call, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements

7. DEBT (cont.)

amended (“the Fifth Amendment”) to allow the Company to provide the lender with audited consolidated financial statements for the year ending December 31, 2019 within 270 days after the end of such fiscal year. Therefore, the Company was in compliance with this covenant for 2019. The Term Loan Agreement also contains negative covenants which, in certain circumstances, would limit the Company’s ability to engage in acquisitions. The Company obtained waivers for this covenant in 2018 and 2017 in order to consummate the acquisitions of JSA Health and NeuroCall, respectively. Also, the Company’s obligations under the term loan are senior to the Series H, I and J contingently redeemable preferred stock, meaning that all such obligations must be paid before the holders of the Series H, I and J contingently redeemable preferred stock receive any return.

The Company determines the fair value of long-term debt using discounted cash flows, applying current interest rates and current credit spreads, based on its own credit risk. Such instruments are classified as Level 2. The fair value amounts were approximately $81.0 million and $76.9 million as of September 30, 2020 and December 31 2019, respectively.

The Term Loan Agreement contains a material adverse change provision which permits the lender to accelerate the scheduled maturities of the obligations under the loan. The conditions which would permit this acceleration are not objectively determinable or defined within the agreement. A potential condition which could qualify as a material adverse change would be substantial doubt about the Company’s ability to continue as a going concern. As disclosed in Note 2, as a result of the support letter provided by WP, Specialists On Call, Inc.’s controlling shareholder, committing funds up to $15.0 million available to Specialists On Call, Inc. through December 2021, the Company’s plans have alleviated substantial doubt with respect to going concern and acceleration of the Term Loan is not deemed probable. Therefore, the Company classified the term loan as a non-current liability on the consolidated balance sheets as of September 30, 2020 and December 31, 2019.

Both amendments were accounted for as modifications of debt.

On October 30, 2020, the Term Loan was extinguished in connection with the closing of the Company’s Merger with HCMC. Refer to Note 2, Going Concern Consideration section, and 14 for further discussion.

8. ACCRUED EXPENSES

At September 30, 2020 and December 31, 2019 accrued expenses consisted of the following (in thousands):

	September 30, 2020	December 31, 2019
Accrued compensation	$3,402	$2,473
Accrued bonuses	2,197	1,082
Accrued professional and service fees	3,403	2,228
Accrued other expenses	1,049	295
	$10,051	$6,078

9. CONTINGENTLY REDEEMABLE PREFERRED STOCK

The Company has three outstanding series of redeemable preferred stock. The authorized, issued and outstanding shares, issue price, and carrying value are as follows:

	As of September 30, 2020 (in thousands, except share and per share amounts)
	Shares Authorized	Shares Issued and Outstanding	Issue Price	Carrying Amount
Series H	21,781,134	21,781,134	$1.14	$34,202
Series I	20,000	20,000	1,000.00	28,288
Series J	15,000	15,000	1,000.00	16,024
	21,816,134	21,816,134		$78,514

Specialists On Call, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements

9. CONTINGENTLY REDEEMABLE PREFERRED STOCK (cont.)

	As of December 31, 2019 (in thousands, except share and per share amounts)
	Shares Authorized	Shares Issued and Outstanding	Issue Price	Carrying Amount
Series H	21,781,134	21,781,134	$1.14	$32,675
Series I	20,000	20,000	1,000.00	25,412
Series J	4,000	4,000	1,000.00	3,820
	21,805,134	21,805,134		$61,907

Based on the Series J Preferred Stock Purchase Agreement the Company conducted three subsequent closings totaling $11.0 million, fully funded in cash for $3.7 million on January 28, 2020, $3.7 million on March 27, 2020, and $3.6 million on June 12, 2020.

10. NET LOSS PER SHARE

Basic net loss per share is computed by dividing the net loss by the weighted-average number of shares of common stock of the Company outstanding during the period. Diluted net loss per share is computed by giving effect to all potential shares of common stock of the Company, including outstanding stock options, warrants, contingently redeemable preferred stock and convertible notes, to the extent dilutive. Basic and diluted net loss per share was the same for each period presented as the inclusion of all potential shares of common stock of the Company outstanding would have been anti-dilutive.

The following table presents the calculation of basic and diluted net loss per share for the Company’s common stock (in thousands, except shares and per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Numerator:
Net loss	$(9,688)	$(3,330)	$(25,068)	$(12,229)
Preferred stock dividends	(2,152)	(1,412)	(5,670)	(4,054)
Numerator for Basic and Dilutive EPS – Loss available to common stockholders	$(11,840)	$(4,742)	$(30,738)	$(16,283)
Denominator:
Common stock	84,146,870	84,121,205	84,146,870	84,121,205
Series I and Series J common warrants	728,000	460,000	728,000	460,000
Denominator for Basic and Dilutive EPS – Weighted-average common stock outstanding	84,874,870	84,581,205	84,874,870	84,581,205
Basic net loss per share	$(0.14)	$(0.06)	$(0.36)	$(0.19)
Dilutive net loss per share	$(0.14)	$(0.06)	$(0.36)	$(0.19)

Specialists On Call, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements

10. NET LOSS PER SHARE (cont.)

The adjusted net loss per share and shares in the table below reflect the impact of the two and four hundred eighty-eight thousandths-for-one stock conversion ratio of the reverse recapitalization of Specialists On Call, Inc. and Healthcare Merger Corporation which occurred on October 30, 2020 which will be retroactively recast in the period in which the reverse recapitalization occurs. This information is unaudited and is presented to facilitate the understanding of the impact of the reverse recapitalization on net loss per share prior to its consummation.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Numerator:
Net loss	$(9,688)	$(3,330)	$(25,068)	$(12,229)
Preferred stock dividends	(2,152)	(1,412)	(5,670)	(4,054)
Numerator for Basic and Dilutive EPS – Loss available to common stockholders	$(11,840)	$(4,742)	$(30,738)	$(16,283)
Denominator:
Common stock	33,825,936	33,815,619	33,825,936	33,815,619
Series I and Series J common warrants	292,646	184,914	292,646	184,914
Denominator for Basic and Dilutive EPS – Weighted-average common stock outstanding	34,118,582	34,000,533	34,118,582	34,000,533
Basic net loss per share	$(0.35)	$(0.14)	$(0.90)	$(0.48)
Dilutive net loss per share	$(0.35)	$(0.14)	$(0.90)	$(0.48)

11. COMMITMENTS AND CONTINGENCIES

Commitments

The Company leases three separate facilities under non-cancelable operating agreements expiring on December 31, 2020, December 31, 2021 and October 31, 2022, respectively. Rent expense is recognized on the straight-line method over the life of the lease and was approximately $0.4 million and $0.5 million for the nine months ended September 30, 2020 and 2019, respectively. Rent expense is included in selling, general and administrative expenses on the statements of operations.

The Company also leases telemedicine and office equipment under various non-cancelable operating leases through July 2021. Rent expense under these leases was less than $0.1 million and $0.2 million for the nine months ended September 30, 2020 and 2019, respectively, and included in cost of revenues on the statements of operations. The Company also leased office equipment under various non-cancelable operating leases through December 2019. Rent expense under these leases was $0 million and less than $0.1 million for the nine months ended September 30, 2020 and 2019, respectively, and included in selling, general and administrative expenses on the statements of operations.

There was no sublease income for the nine months ended September 30, 2020 and 2019. There were no future minimum sublease payments to be received under non-cancelable subleases as of September 30, 2020.

The following reflects the future minimum non-cancelable lease payments required under the above operating leases (in thousands):

Years ending December 31,	Amount
Remainder of 2020	$162
2021	543
2022 and thereafter	33

Specialists On Call, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements

11. COMMITMENTS AND CONTINGENCIES (cont.)

Contingencies

The Company is involved in litigation and legal matters which have arisen in the normal course of business, including but not limited to medical malpractice matters. Although the ultimate results of these matters are not currently determinable, management does not expect that they will have a material adverse effect on the Company’s consolidated statements of financial position, results of operations, or cash flows.

12. INCOME TAXES

Income tax expense equals the current tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities during the year.

The realizability of the deferred tax assets, generated primarily from net operating loss carryforwards, is dependent upon future taxable income generated during the periods in which net operating loss carryforwards are available. Management considers projected future taxable income and tax planning strategies, which can be implemented by the Company in making this assessment. Since the history of cumulative losses provides strong evidence that it is unlikely that future taxable income will be generated in the periods net operating losses are available, management has established a valuation allowance equal to the net deferred tax assets.

The Company’s effective tax rate was not material for the nine months ended September 30, 2020 and 2019. The income tax expense for the three and nine months ended September 30, 2020 and 2019 is attributable to U.S. state income tax.

Income tax expense during interim periods is based on the Company’s estimated annual effective income tax rate plus any discrete items that are recorded in the period in which they occur. The Company’s tax rate is affected by discrete items that may occur in any given year but may not be consistent from year to year.

There are no unrecognized income tax benefits for the nine-month periods ended September 30, 2020 and 2019 and the Company does not anticipate any material changes in its unrecognized tax benefits in the next twelve months.

13. RELATED-PARTY TRANSACTIONS

During the nine months ended September 30, 2020 and 2019, respectively, the Company issued 11,000 and 4,000 shares of Series J contingently redeemable preferred stock to certain previous Company stockholders in exchange for cash consideration (See Note 9).

As discussed in Note 2, Going Concern Consideration, on August 14, 2020, WP, Specialists On Call, Inc.’s controlling shareholder, signed a support letter committing funds up to $15.0 million available to Specialists On Call, Inc. from August 2020 through December 2021. On September 3, 2020, SOC sold to WP $2.0 million aggregate principal amount of subordinated convertible promissory notes in a financing pursuant to this support letter. WP subsequently recommitted to fund up to $15.0 million available from September 2020 through December 31, 2021, subject to ongoing evaluations between the parties following the closing of the Merger transaction, under a new support letter dated September 23, 2020, that superseded and replaced the August support letter. This transaction is also discussed in Note 7, Debt, and Note 14, Subsequent Events, as appropriate.

14. SUBSEQUENT EVENTS

The Company evaluated its financial statements for subsequent events through November 27, 2020, the date the financial statements were available to be issued. The Company is not aware of any subsequent events which would require recognition or disclosure in the financial statements except as discussed below.

On July 29, 2020, the Company entered into an Agreement and Plan of Merger (the “Agreement”) with Healthcare Merger Corp., a Delaware corporation (“HCMC”). Pursuant to the Agreement, HCMC will acquire the Company with consideration of a combination of cash and shares. The terms of the Agreement contain customary

Specialists On Call, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements

14. SUBSEQUENT EVENTS (cont.)

representations, warranties, covenants, closing conditions, termination fee provisions and other terms relating to the mergers and the other transactions contemplated. On October 30, 2020 the business combination was consummated with Specialists On Call, Inc. and Subsidiaries becoming wholly owned subsidiaries of HCMC, which was renamed as SOC Telemed, Inc. Total consideration paid for the transaction was $723.9 million, a portion of which was used to extinguish $90.3 million of outstanding debt. The closing of the transaction will trigger the grant of awards to several officers and directors of the surviving publicly-held corporation.

As discussed in Note 7, Debt, and Note 13, Related-Party Transactions, on October 13, 2020 SOC sold to WP through SOC Holdings LLC, an entity controlled by WP and Specialists On Call, Inc.’s controlling shareholder, additional $1.9 million aggregate principal amount of subordinated convertible promissory notes in a financing pursuant to the support letter dated September 23, 2020, that superseded and replaced the August support letter and $0.1 million to other existing shareholders pursuant to the Convertible Bridge Note Agreement. Additionally, as discussed in Note 2, Going Concern Consideration section, on October 30, 2020 the business combination between HCMC and SOC Telemed was consummated. The closing of the transaction resulted in settlement of the long term debt and the related party convertible bridge notes payable of $84.2 million and $6.1 million, respectively, with remaining cash balance of $55.3 million.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and
Stockholders of Specialists On Call, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Specialists On Call, Inc. and its subsidiaries (the “Company”) as of December 31, 2019 and 2018, and the related consolidated statements of operations, of changes in stockholders’ deficit, and of cash flows for the years then ended, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

As discussed in Note 2 to the consolidated financial statements, the Company has experienced negative cash flows from operations and has historically funded its operations through the issuance of preferred stock and long-term debt. Management’s evaluation of the events and conditions and management’s plans to mitigate these matters are also described in Note 2.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia

August 17, 2020

We have served as the Company’s auditor since 2015.

Specialists On Call, Inc. and Subsidiaries and Affiliates
CONSOLIDATED BALANCE SHEETS
(In thousands, except shares and per share amounts)
As of December 31, 2019 and 2018

	2019	2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents (from Variable interest entities $3,509 and $2,680, respectively)	$4,541	$3,989
Accounts receivable, net of allowance for doubtful accounts of $538 and $373 (from Variable interest entities, net of allowance $10,125 and $8,761, respectively)	10,545	9,822
Prepaid expenses and other current assets	843	858
Total current assets	15,929	14,669

Property and equipment, net	2,387	1,625
Capitalized software costs, net	7,647	5,919
Intangible assets, net	7,429	8,871
Goodwill	16,281	16,281
Deposits and other assets	321	364
Total assets	$49,994	$47,729

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable (from Variable interest entities $1,882 and $1,434, respectively)	$3,435	$2,625
Accrued expenses (from Variable interest entities $1,226 and $1,242, respectively)	6,078	6,042
Deferred revenues	516	754
Capital lease obligations	48	72
Puttable option liabilities	—	3
Total current liabilities	10,077	9,496

Puttable option liabilities	1	161
Deferred revenues	807	674
Long term debt, net of unamortized discount and debt issuance costs	77,140	60,184
Contingent Consideration	—	1,855
Other long-term liabilities	—	45
Total liabilities	$88,025	$72,415

COMMITMENTS AND CONTINGENCIES (Note 20)

CONTINGENTLY REDEEMABLE PREFERRED STOCK (Redeemable convertible preferred stock, $0.001 par value; 21,805,134 and 21,801,134 shares authorized as of December 31, 2019 and 2018, respectively; 21,805,134 and 21,801,134 shares issued and outstanding as of December 31, 2019 and 2018, respectively; aggregate liquidation preference of $62,466 and, $53,009 as of December 31, 2019 and 2018, respectively)	61,907	52,595

STOCKHOLDERS’ DEFICIT
Common stock, $0.001 par value; 132,034,637 and 130,393,926 shares authorized as of December 31, 2019 and 2018; 84,370,027 and 84,341,527 shares issued and outstanding at December 31, 2019 and 2018, respectively	84	84
Treasury stock 223,157 shares, at cost, as of December 31, 2019 and 2018	(768)	(768)
Additional paid-in capital	87,118	91,533
Accumulated deficit	(186,372)	(168,130)
Total stockholders’ deficit	(99,938)	(77,281)
Total liabilities, contingently redeemable preferred stock and stockholders’ deficit	$49,994	$47,729

The accompanying notes are an integral part of these consolidated financial statements.

Specialists On Call, Inc. and Subsidiaries and Affiliates
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except shares and per share amounts)
Years ended December 31, 2019 and 2018

	2019	2018
Revenues	$66,200	$53,712
Cost of revenues	40,213	30,829

Operating expenses
Selling, general and administrative	35,931	34,800
Changes in fair value of contingent consideration	(1,855)	245
Total operating expenses	34,076	35,045

Loss from operations	(8,089)	(12,162)

Other income (expense)
Gain (Loss) on puttable option liabilities	163	(55)
Interest expense	(10,308)	(7,607)

Total other expense	(10,145)	(7,662)

Loss before income taxes	(18,234)	(19,824)

Income tax (expense) benefit	(8)	1,760

Net loss and comprehensive loss	$(18,242)	$(18,064)
Accretion of redeemable convertible preferred stock	(5,514)	(4,133)
Net loss attributable to common stockholders	$(23,756)	$(22,197)

Net loss per share attributable to common stockholders
Basic	(0.28)	(0.26)
Diluted	(0.28)	(0.26)
Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	84,599,554	84,387,780
Diluted	84,599,554	84,387,780

The accompanying notes are an integral part of these consolidated financial statements.

Specialists On Call, Inc. and Subsidiaries and Affiliates

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(In thousands, except share amounts)

Years ended December 31, 2019 and 2018

	Common Stock		Treasury Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance, December 31, 2017	84,214,153	$84	223,157	$(768)	$94,277	$(150,066)	$(56,473)

Exercise of stock options	127,374	—	—	—	51	—	51
Stock-based compensation	—	—	—	—	1,338	—	1,338
Accretion of stock issuance costs and dividends on Series H and Series I contingently redeemable preferred stock	—	—	—	—	(4,133)	—	(4,133)
Net loss	—	—	—	—	—	(18,064)	(18,064)

Balance, December 31, 2018	84,341,527	84	223,157	(768)	91,533	(168,130)	(77,281)

Exercise of stock options	28,500	—	—	—	20	—	20
Stock-based compensation	—	—	—	—	1,079	—	1,079
Accretion of stock issuance costs and dividends on Series H, I and J contingently redeemable preferred stock	—	—	—	—	(5,514)	—	(5,514)
Net loss	—	—	—	—	—	(18,242)	(18,242)

Balance, December 31, 2019	84,370,027	$84	223,157	$(768)	$87,118	$(186,372)	$(99,938)

The accompanying notes are an integral part of these consolidated financial statements.

Specialists On Call, Inc. and Subsidiaries and Affiliates
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
Years ended December 31, 2019 and 2018

	2019	2018
Cash flows from operating activities:
Net loss	$(18,242)	$(18,064)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	4,311	2,652
Stock-based compensation	1,079	1,338
(Gain) Loss on puttable option liabilities	(163)	55
Change in fair value of contingent consideration	(1,855)	245
Bad debt expense	200	135
Paid-in kind interest on senior debt	2,815	2,099
Amortization of debt issuance costs and accretion of original issuance discount	1,273	870
Income tax benefit	—	(1,786)
Change in assets and liabilities, net of acquisitions
Accounts receivable, net of allowance	(923)	(2,763)
Prepaid expense and other current assets	15	146
Deposits and other assets	43	51
Accounts payable	795	291
Accrued expenses and other liabilities	(9)	1,527
Deferred revenues	(105)	(498)
Net cash used in operating activities	(10,766)	(13,702)

Cash flows from investing activities:
Capitalization of software development costs	(3,880)	(3,423)
Purchase of property and equipment	(1,353)	(582)
Acquisition of business, net of cash acquired	—	(10,490)
Net cash used in investing activities	(5,233)	(14,495)

Cash flows from financing activities:
Principal payments under capital lease obligations	(134)	(214)
Proceeds from the issuance of debt, net of discount	12,867	9,725
Exercise of stock options and warrants	20	51
Issuance of contingently redeemable preferred stock, net of offering costs	3,798	13,253
Net cash provided by financing activities	16,551	22,815

Net increase (decrease) in Cash and cash equivalents	552	(5,382)
Cash and cash equivalents at beginning of year	3,989	9,371
Cash and cash equivalents at end of year	$4,541	$3,989

Supplemental disclosure of cash flow information:
Cash paid during the year for taxes	$15	$9
Cash paid during the year for interest	6,335	4,743

Supplemental schedule of non-cash investing and financing transactions:
Accretion of contingently redeemable preferred stock	$5,514	$4,133
Contingent consideration on the acquisition of JSA Health	—	1,610
Assets acquired under capital lease arrangements	110	173
Purchase of property and equipment reflected in accounts payable at year end	15	110

The accompanying notes are an integral part of these consolidated financial statements.

Specialists On Call, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2019 and 2018

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Specialists On Call, Inc. was formed on July 14, 2004 as a Delaware C-Corporation. Specialists On Call, Inc. and Subsidiaries and Affiliates (collectively, the “Company”, “Specialists On Call”, “SOC”) is committed to improving patient care by providing advanced, real-time telemedicine and the highest quality critical consultation services by connecting emergency physicians with critical care experts 24 hours a day, every day of the year. The Company is a health services management company that is responding to the need for rapid, effective treatment of emergency patients and the shortage of critical care experts. The Company operates as a single operating and reportable segment.

On August 14, 2018, Specialists On Call, Inc. acquired 100% of JSA Health Corporation (“JSA Health” or “JSA”). JSA is a specialty provider of physician based psychiatric telemedicine services. JSA contracts with various types of institutions, including: hospitals, mental health emergency centers, community health clinics, learning institutions, and correctional facilities to provide psychiatric services to their patients. Services are provided to patients via real-time telemedicine communication (e.g., video conferencing). JSA is headquartered in Houston, Texas, and provides services to clients located in Texas, California, and Louisiana.

As discussed in Note 24, on July 29, 2020, the Company entered into an Agreement and Plan of Merger (the “Agreement”) with Healthcare Merger Corp. Pursuant to the Agreement, HCMC will acquire the Company with consideration of a combination of cash and shares.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Specialists On Call, Inc. and its Subsidiaries and Affiliates and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).

As of December 31, 2019, Specialists On Call, Inc. is party to four Services Agreements in Georgia, California, Texas and New Jersey by and among it and the professional corporations (the “Tele-Physicians Practices”) pursuant to which each professional corporation provides services to Specialists On Call, Inc. Each Tele-Physician Practice is established pursuant to the requirements of its respective domestic jurisdiction governing the corporate practice of medicine. As discussed in Note 5, Variable Interest Entities, Specialists On Call, Inc. holds a variable interest in the Tele-Physician Practices and, accordingly, the Tele-Physician Practices are considered variable interest entities (“VIE” or “VIEs”) which are denominated Affiliates for consolidation purposes.

The accompanying consolidated financial statements include the accounts of the Company. All intercompany balances and transactions are eliminated upon consolidation.

Going Concern Consideration

As of December 31, 2019, the Company has experienced negative cash flows and losses from operations each year since inception and has an accumulated deficit of $186.4 million. The Company incurred net losses of $18.2 million and $18.1 million for the years ended December 31, 2019 and 2018, respectively, and cash outflows from operations of $10.8 million and $13.7 million for the years ended December 31, 2019 and 2018, respectively. In March 2020, the World Health Organization declared the 2019 novel coronavirus, or COVID-19, a global pandemic. The Company experienced a reduction in service utilization in and around the same time and consequently experienced a decrease in revenue and margin. The Company immediately adjusted variable costs, including physician fees, travel expenses, and other discretionary spending to preserve margins. The Company is closely monitoring the impact of COVID-19 on all aspects of the business and continuously modifying operational protocols, cost structure, and discretionary spending to evolving business conditions.

Specialists On Call, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2019 and 2018

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company has historically funded its operations through the issuance of preferred stock and long-term debt. Given the historical operating and cash flow losses from the Company’s results of operations and expected cash needs, management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. This evaluation does not consider the potential mitigating effect of management’s plans that have not been fully implemented. When substantial doubt is deemed to exist, management may evaluate the mitigating effect of its plans to determine if it is probable that (1) the plans will be effectively implemented within one year after the date the financial statements are issued, and (2) when implemented, the plans will mitigate the relevant conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

In December 2019, the Company raised additional capital through the issuance of Series J preferred stock to Warburg Pincus (“WP”), SOC’s controlling shareholder, for $4 million. The Series J purchase agreement further provided additional closings with call dates to be determined in 2020 based on the Company’s needs for $11.0 million. The total available amount was called and funded in cash on January 28, 2020 for $3.7 million, on March 27, 2020 for $3.7 million, and on June 12, 2020 for $3.6 million. These proceeds were utilized to fund the operations of the Company through the issuance of these financial statements, with $3.6 million in cash remaining on July 31, 2020. Additionally, on August 14, 2020, WP, signed a support letter committing funds (the “Warburg Commitment Letter”) up to $15.0 million available to the Company from August 2020 through December 31, 2021 to enable the Company to meet all obligations as they come due.

The Company rapidly adapted to the impacts of COVID-19 and modified its variable cost structure effectively to preserve margins which included real time assessment of physician coverage needs to appropriately align with changes in utilization experienced as a result of COVID-19. The Company’s financial forecasts have been revised to incorporate these changes and our assessment of the financial impact of COVID-19. The Company’s financial forecasts, combined with existing cash and cash equivalents and the Warburg Commitment Letter, indicate sufficient liquidity for at least the next twelve months. Accordingly, the Company believes its liquidity plans described above have alleviated the substantial doubt raised. As such, the Company’s financial statements have been prepared on the basis that it will continue as a going concern for a period of one year from the financial statement issuance date.

Concentration of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents with high-credit quality financial institutions. At times, such amounts may exceed federally insured limits.

For the years ended December 31, 2019 and 2018 no customer accounts for more than 10% of the Company’s accounts receivable or total revenues.

Business Combination

The Company applies the acquisition method of accounting for business acquisitions. The results of operations of the businesses acquired by the Company are included as of the respective acquisition date. The Company allocates the fair value of purchase consideration to the assets acquired and liabilities assumed, based on their estimated fair values. The excess of the fair value of purchase consideration over the value of these identifiable assets and liabilities is recorded as goodwill. When determining the fair value of assets acquired and liabilities assumed, management makes significant estimates and assumptions, especially with respect to fair value of acquired intangible assets. The Company may adjust the preliminary purchase price allocation, as necessary, for up to one year after the acquisition closing date if it obtains more information regarding asset valuations and liabilities assumed. Acquisition-related expenses are recognized separately from the business combination and are expensed as incurred.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity at the date of purchase of three months or less to be cash equivalents.

Specialists On Call, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2019 and 2018

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accounts Receivable

The Company carries its accounts receivable at net realizable value. The Company maintains an allowance for doubtful accounts for the estimated losses resulting from the inability of the Company’s customers to pay their invoices. The allowance for doubtful accounts is calculated based on a specific reserve for identified at risk balances considering the Company’s history of write-offs and collections as well as current credit conditions. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The cost of property and equipment acquired under capital lease arrangements represents the lesser of the present value of the minimum lease payments or the fair value of the leased asset as of the inception of the lease. Depreciation expense is computed using the straight-line method over the estimated useful lives of the related assets as follows:

Software	3 years
Computer Equipment	3 years
Furniture and Fixtures	3 years
Telemedicine Equipment	2 to 5 years
Leasehold Improvements	Shorter of remaining lease term or the economic life

Depreciation of leasehold improvements is computed using the shorter of the remaining lease term or the economic life. Telemedicine equipment consists of computer equipment and monitors, optical equipment, and accessories that allow doctors and others in separate locations to communicate and collaborate with each other. Depreciation expense for telemedicine equipment and software is included within cost of revenues, while depreciation for all other assets is included within selling, general and administrative expenses in the statements of operations. Upon installation of the telemedicine equipment at the customer’s location, the Company retains title to the equipment, which is held and used by the customer and thus is retained on the Company’s books or financed through operating and capital leases with third parties. Telemedicine equipment that has not yet been installed is not depreciated. At December 31, 2019 and 2018 the Company has $0.2 million and $0.3 million of uninstalled telemedicine equipment classified as work in progress within Property and equipment, net on the consolidated balance sheets.

Expenditures for major renewals and improvements are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred and included within selling, general and administrative expenses in the statements of operations.

Capitalized Software Costs

The Company capitalizes the cost of developing internal-use software, consisting primarily of personnel and related expenses (including stock-based compensation and employee taxes and benefits) for employees and third parties who devote time to their respective projects. The Company also capitalizes avoidable interest costs as the amount of interest that could have been avoided if funds were used to pay off the debt instead of developing the asset. Capitalized interest costs were $0.1 million for each of the years ended December 31, 2019 and 2018. Capitalization of software costs occurs during the application development stage. Software costs incurred during the preliminary project and post implementation stages are expensed as incurred. The application development stage occurs when the research stage is complete and management has committed to a project to develop software that will be used for its intended purpose. Any costs incurred during subsequent efforts to significantly upgrade and enhance the functionality of the software are also capitalized. Depreciation of capitalized software costs are recorded as a component of telemedicine equipment and software depreciation within cost of revenues on the statements of operations on a straight-line basis over their estimated useful life of four years and begins once the project is substantially complete and the software is ready for its intended purpose.

Specialists On Call, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2019 and 2018

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Intangibles Assets

All intangible assets were acquired in connection with the acquisitions of NeuroCall Holdings, LLC and its subsidiaries (“NeuroCall”) on January 31, 2017, and JSA Health and are amortized over their estimated useful lives based on the pattern of economic benefit derived from each asset. Intangible assets resulting from these acquisitions include hospital contracts relationships, non-compete agreements and trade names. Hospital contracts relationships are amortized over a period of 6 to 10 years using a straight-line method. Non-compete agreements are amortized over a period of 4 to 5 years using the straight-line method. The trade names represented by NeuroCall and JSA Health are amortized over 5 and 4 years, respectively, using the straight-line method.

Impairment of Goodwill

Goodwill is tested for impairment on an annual basis as of December 31 or between annual tests if events occur or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The Company operates as one operating segment, which the Company has determined to be one reporting unit for the purposes of impairment testing. The Company compares the estimated fair value of a reporting unit to its book value, including goodwill. If the fair value exceeds book value, goodwill is considered not to be impaired and no additional steps are necessary. However, if the book value of a reporting unit exceeds its fair value, an impairment loss will be recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit.

The fair value of the reporting unit is determined using various techniques, including multiple of earnings and discounted cash flow valuation methodologies. Determining the fair value of the reporting unit is judgmental in nature and involves the use of significant estimates and assumptions. These estimates and assumptions include changes in revenue and operating margins used to project future cash flows, discount rates, valuation multiples of entities engaged in the same or similar lines of business, and future economic and market conditions.

The Company’s annual goodwill impairment tests performed on December 31, 2019 and 2018 resulted in no impairment charges for the years ended December 31, 2019 and 2018.

Impairment of Long-Lived Assets

The Company determines whether long-lived assets are to be held for use or disposal. The Company monitors its long-lived assets for events or changes in circumstances that indicate that their carrying values may not be recoverable. Upon indication of possible impairment of long-lived assets held for use, the Company evaluates the recoverability of such assets by measuring the carrying amount of the long-lived asset group against the related estimated undiscounted future cash flows of the long-lived asset group. When an evaluation indicates that the future undiscounted cash flows are not sufficient to recover the carrying value of the asset, the asset is adjusted to its estimated fair value. No impairments were recorded during the years ended December 31, 2019 and 2018.

Stock-Based Compensation

The Company accounts for all employee share-based payments in accordance with the provisions of Accounting Standards Codification (“ASC”) 718, Compensation-Stock Compensation. This model requires companies to measure the cost of share-based awards to employees based on the grant-date fair value of the award using an option pricing model, and to recognize that cost over the period during which an employee is required to provide service in exchange for the award. An award’s value is expensed over the award’s requisite service period, which is generally the vesting period, on a straight-line basis or on a graded basis as determined by the underlying award, net of estimated pre-vesting forfeitures. The Company has estimated forfeitures based on historical experience and revises the rates, as necessary, if actual forfeitures differ from initial estimates.

Specialists On Call, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2019 and 2018

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company estimates the grant-date fair value of each award using the Black-Scholes model. Assumptions used when valuing options using the Black-Scholes model are: the underlying stock price, expected stock volatility, expected option term, expected dividend yield, and the risk-free interest rate. The Company utilizes a third party valuation firm to assist them in determining the fair value of its common stock. The basis of assessment is a discounted cash flow model of projected earnings. Expected stock volatility is determined using weekly average historical stock prices of comparable public companies’ common stock for a period generally equal to the expected term of the options. Expected option term is determined by computing the weighted average of an award’s contractual and vesting terms, also known as the simplified method. The Company does not have a history of declaring dividends on common stock and does not expect to in the near term, therefore, the dividend yield is 0%. The risk-free interest rate is equal to interest rates paid on U.S. treasuries for periods equal to the expected term.

Vesting for certain options granted during 2019 are subject to satisfying certain performance conditions. The Company accrues stock-based compensation cost if it is probable that the performance condition will be achieved.

Long Term Debt

The Company has entered into a term loan facility, which is divided into tranches. The Company capitalizes costs related to the issuance of debt under the provisions of ASC Subtopic 835-30, Interest — Imputation of Interest. Debt issuance costs and discounts related to a recognized debt liability are presented in the consolidated balance sheets as a direct deduction from the carrying amount of that debt liability and are subsequently amortized to interest expense at an effective interest rate over the life of the related loan. Debt issuance costs related to line-of-credit arrangements are presented in the consolidated balance sheets as an asset and are subsequently amortized ratably over the term of the line-of-credit arrangement. Amortization of debt issuance costs is included as a component of interest expense in the Company’s consolidated statements of operations. Cash interest payments are due quarterly on March 31, June 30, September 30, and December 31 each year. Interest is expensed monthly. Paid in-kind interest (“PIK”) is accrued monthly at the contracted rate over the period of the loan and included in the principal balance.

Puttable Option Liabilities

The Company recognizes derivatives as either an asset or liability measured at fair value in accordance with ASC 815, Derivatives and Hedging. The puttable options are the Company’s derivative financial instruments and are recorded in the consolidated balance sheets at fair value. The Company does not enter into derivative transactions for speculative or trading purposes.

Contingently Redeemable Preferred Stock

The redemption provisions of the Company’s Series H, I and J preferred stock are outside the Company’s control, and as such the Company has recorded its contingently redeemable preferred stock outside of stockholders’ deficit. The Company’s outstanding contingently redeemable preferred stock was issued at a discount to its redemption price. The discount reflects stock issuance costs which were recorded as a reduction of the preferred share balance as well as cumulative dividends on the Series H, I and J preferred stock. The Company is accreting its contingently redeemable preferred stock to the stock’s redemption value over the period from issuance to the earliest redemption date, such that the carrying amount of the securities will equal the redemption value inclusive of accrued but unpaid dividends at the earliest redemption date. The accretion to redemption value for the Company’s Series H, I and J preferred stock are recorded as a charge to additional paid-in capital, in the absence of retained earnings, with a corresponding increase to contingently redeemable preferred stock.

Revenue Recognition

The Company recognizes revenue from contracts when all of the following criteria are met:

•        Persuasive evidence of an arrangement exists

•        The price is fixed or determinable

Specialists On Call, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2019 and 2018

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Services have been rendered, and

•        Collectability is reasonably assured

The Company enters into service contracts with hospitals or hospital systems, physician practice groups, and other users. Under the contracts, the clients pay a fixed monthly fee for physician consultation services. The fixed monthly fee provides for a predetermined number of monthly consultations. Should the number of consultations exceed the contracted amount, the clients also pay a variable consultation fee for the additional service. To facilitate the delivery of the consultation services, the facilities use telemedicine equipment, which can be provided and installed by the Company. The Company also provides the hospitals with user training, maintenance and support services for the telemedicine equipment used to perform the consultation services. Prior to the start of a contract, clients generally make upfront nonrefundable payments to the Company when contracting for Company training, maintenance, equipment, and implementation services. Consideration received from these upfront fees is recognized ratably over the client relationship period.

The Company has determined that the separate deliverables under its contracts include the fixed and variable medical consultation services, as well as the monthly maintenance and support services. The Company allocates contract consideration to each of the elements based on their relative selling price, using the best estimate of selling price (“BESP”), because vendor specific objective evidence (“VSOE”) and third-party evidence (“TPE”) are not available. BESP is estimated as if the elements were sold regularly on a stand-alone basis considering internal factors such as historical pricing practices, gross margin objectives, customer demands, and geography.

Consideration allocated to fixed and variable medical consultation services is recognized in the period in which the physician consultation service is provided. Consideration allocated to the maintenance and support services is recognized ratably over the life of the service contract. Deferred revenue consists of the unamortized balance of nonrefundable upfront fees and maintenance fees which are classified as current and non-current based on the timing of when the Company expects to recognize revenue.

Advertising

Advertising costs include public relations, trade shows, market research, and general promotional items and are expensed as incurred. The Company has recorded advertising expenses of $0.7 million and $0.8 million within selling, general and administrative expenses in the statements of operations for the years ended December 31, 2019 and 2018.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes interest and penalties associated with tax matters as part of income tax expenses and includes accrued interest and penalties with the related tax liability in the consolidated balance sheets.

Significant judgement is required to evaluate uncertain tax positions. The Company evaluates its uncertain tax positions on a regular basis. Its evaluations are based on a number of factors, including changes in facts and circumstances, changes in tax law, correspondence with tax authorities during the course of audits, and effective settlement of audit issues. The Company accounts for uncertain tax positions by recognizing a tax benefit or liability at the largest amount that, in its judgement, is more than 50% likely to be realized or paid based upon technical merits of the position.

Specialists On Call, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2019 and 2018

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Contingencies

In accordance with ASC 450, Accounting for Contingencies, the Company records accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. Significant judgement is required to determine both the probability and the estimated amount. The Company reviews contingencies at least quarterly and adjusts accordingly to reflect the impact of negotiations, settlements, rulings, advice of legal counsel, and updated information. At this time, the Company has no accrual related to lawsuits, claims, investigations and proceedings.

Use of estimates and judgements

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions about future events that affect the amounts reported in its consolidated financial statements and the accompanying notes. Future events and their effects cannot be determined with certainty. On an ongoing basis, management evaluates these estimates, judgments and assumptions. Significant estimates and assumptions are included within, but not limited to: (1) revenue recognition, including the determination of the customer relationship period, (2) accounts receivable and allowance for doubtful accounts, (3) long-lived asset recoverability, (4) useful lives of long-lived and intangible assets, (5) stock-based compensation, option and warrant liabilities, (6) fair value of identifiable purchased tangible and intangible assets in a business combination, (7) determination of the cash flows for goodwill impairment testing, (8) fair value measurements, and (9) the provision for income taxes and related deferred tax accounts. The Company bases these estimates on historical and anticipated results and trends and on various other assumptions that the Company believes are reasonable under the circumstances, including assumptions as to future events. Actual results could differ from those estimates, and any such differences may be material to the Company’s consolidated financial statements.

The full extent to which the COVID-19 pandemic will directly or indirectly impact the Company’s business, results of operations and financial condition, including expenses, clinical trials, and research and development costs, will depend on future developments that are highly uncertain. This includes results of new information that may emerge concerning COVID-19 and the actions taken to contain or treat COVID-19, as well as the economic impact on local, regional, national, and international markets. The Company has made estimates of the impact of COVID-19 within its financial statements, and there may be changes to those estimates in future periods. Actual results could differ from the Company’s estimates.

Emerging Growth Company

As an emerging growth company (“EGC”), the Jumpstart Our Business Startups Act (“JOBS Act”) allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are applicable to private companies. The Company has elected to use the extended transition period under the JOBS Act until such time the Company is not considered to be an EGC. The adoption dates are discussed below to reflect this election.

Recently Issued Accounting Pronouncements

Accounting pronouncements issued and adopted

In January 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2017-04 to simplify the accounting for goodwill impairment. The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. Under the new standard, goodwill impairment will now be measured by the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. Entities will continue to have the option to perform a qualitative assessment to determine if a quantitative impairment test is necessary. The Company has adopted this guidance effective January 1, 2019, however, and there was no impact on its consolidated financial statements.

Specialists On Call, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2019 and 2018

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accounting pronouncements issued but not yet adopted

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (“Topic 606”) and ASU 340-40, Other Assets and Deferred Costs, which updates numerous requirements in U.S. GAAP, including industry-specific requirements, and provides companies with a single revenue recognition model for recognizing revenue from contracts with customers. This standard, as amended, contains principles with respect to the measurement and timing of recognition of revenue. The Company will recognize revenue to reflect the transfer of goods or services to customers at an amount that it expects to be entitled to receive in exchange for those goods or services. New disclosures about the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers are also required. The guidance permits two methods of adoption: retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the cumulative catch-up transition method). Subsequent to the issuance of ASU 2014-09, the FASB also issued several updates related to ASU 2014-09 including deferring its adoption date. As per the latest ASU 2020-05, issued by the FASB, the entities who have not yet issued or made available for issuance the financial statements as of June 3, 2020 can defer the new guidance for one year. The Company will be adopting this guidance for the annual reporting period beginning January 1, 2020, and interim reporting periods within the annual reporting period beginning January 1, 2021. The Company is in the process of evaluating the impact that the pronouncement will have on the consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (“Topic 842”) which outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize almost all of their leases on the balance sheet by recording a lease liability and corresponding right-of-use assets for all leases with lease terms greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. As per the latest ASU 2020-05 issued by FASB, the entities who have not yet issued or made available for issuance the financial statements as of June 3, 2020 can defer the new guidance for one year. The Company will be adopting this guidance for the annual reporting period beginning January 1, 2022, and interim reporting periods within annual reporting period beginning January 1, 2023. This will require application of the new accounting guidance at the beginning of the earliest comparative period presented in the year of adoption. The Company is in the process of evaluating the impact that the pronouncement will have on the consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13 Financial Instruments — Credit Losses (“Topic 326”) Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires an entity to utilize a new impairment model known as the current expected credit loss (“CECL”) model to estimate its lifetime “expected credit loss” and record an allowance that, when deducted from the amortized cost basis of the financial asset, presents the net amount expected to be collected on the financial asset. The CECL model is expected to result in more timely recognition of credit losses. ASU 2016-13 also requires new disclosures for financial assets measured at amortized cost, loans, and available-for-sale debt securities. As per the latest ASU 2020-02, the FASB deferred the timelines for certain small public and private entities. The new guidance will be adopted by the Company for the annual reporting period beginning January 1, 2023, including interim periods within that annual reporting period. The standard will apply as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Company is in the process of evaluating the impact of the adoption of ASU 2016-13 on the Company’s consolidated financial statements and disclosures.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (“Topic 820”), which modifies, removes and adds certain disclosure requirements on fair value measurements. The new guidance will be required for the Company for the annual reporting period beginning January 1, 2020 and interim periods within that fiscal year. The Company will adopt this guidance starting from January 1, 2020. The Company does not anticipate the impact resulting from the adoption of this pronouncement to be material.

Specialists On Call, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2019 and 2018

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In December 2019, the FASB issued ASU 2019-12, Income Taxes (“Topic 740”): Simplifying the Accounting for Income Taxes. ASU 2019-12 is intended to simplify various aspects related to accounting for income taxes. The Company is expecting to adopt the guidance from annual periods beginning after December 15, 2021 and interim periods beginning December 15, 2022. The Company is currently evaluating the impact that the pronouncement will have on the consolidated financial statements.

3. SEGMENT INFORMATION

The Company’s Chief Operating Decision Maker (“CODM”), its Chief Executive Officer (“CEO”), reviews the financial information presented on a consolidated basis for purposes of allocating resources and evaluating its financial performance. Accordingly, the Company has determined that it operates in a single reportable segment: health services management. All of the Company’s operations and assets are located in the United States, and all of its revenues are attributable to United States customers.

4. BUSINESS COMBINATIONS

JSA Health Acquisition in 2018

On August 14, 2018, Specialists On Call, Inc. completed the acquisition of 100% of JSA Health. JSA Health is a specialty provider of physician based psychiatric telemedicine services. JSA Health contracts with various types of institutions, including hospitals, mental health emergency centers, community health clinics, learning institutions, and correctional facilities, to provide psychiatric services to their patients. Services are provided to patients via real-time telemedicine communication (e.g., video conferencing). As a result of the acquisition, the Company expects to expand relationships with those institutions and, consequently, the sales of services in the United States.

The total purchase price for this transaction approximated $12.3 million, comprised of $11.0 million in cash, reduced by a negative net working capital adjustment of less than $0.4 million, and an estimated $1.6 million of contingent consideration. The contingent consideration was based on the achievement of certain financial targets after the transaction.

On December 31, 2018, the Company reassessed the fair value of the contingent consideration liability and recognized $0.2 million in changes in fair value of contingent consideration on the consolidated statements of operations.

Given that none of the financial targets were achieved as of December 31, 2019, the contingent consideration liability was removed and a gain of $1.9 million was recognized in changes in fair value of contingent consideration on the consolidated statements of operations for the year ended December 31, 2019.

Transaction costs for the acquisition approximated $0.5 million and were expensed as incurred and included within selling, general and administrative expenses on the statements of operations.

The following table summarizes the consideration transferred to acquire JSA Health and the amounts of identified assets acquired and liabilities assumed at the acquisition date (in thousands):

Fair value of consideration transferred
Cash	$11,035
Contingent consideration	1,610
Net working capital adjustment	(370)
Total	$12,275

Specialists On Call, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2019 and 2018

4. BUSINESS COMBINATIONS (cont.)

Recognized amounts of identifiable assets acquired and liabilities assumed
Cash and cash equivalents	$175
Accounts receivable	1,056
Prepaid expenses and other current assets	89
Property and equipment, net	33
Intangible assets, net	6,915
Deposits and other assets	329
Accounts payable	(166)
Accrued expenses	(541)
Deferred tax liability	(1,786)
Identifiable assets acquired and liabilities assumed	$6,104
Goodwill	$6,171

The amount allocated to goodwill is primarily attributed to the expected synergies and other benefits arising from the transaction. The transaction was determined to be a stock deal for tax purposes. Therefore, the goodwill recognized is not expected to be tax deductible.

The valuation techniques used for measuring the fair value of separately identified intangible assets acquired were as follows (in thousands):

Intangible assets acquired	Fair value	Valuation Technique
Trade name	$990	Relief from royalty method
Hospital contracts relationships	$5,900	Multi-period excess earnings method
Non-compete agreements	$25	With and without method

The acquired business contributed Revenues of $3.4 million and Net loss of $0.6 million to Specialists On Call, Inc. for the period from August 14, 2018 to December 31, 2018. The following unaudited pro forma financial summary presents consolidated information of Specialists On Call, Inc. as if the business combination had taken place on January 1, 2018 (in thousands):

Pro forma year ended December 31, 2018 (unaudited)
Revenues	$59,512
Net loss	(19,162)

The unaudited pro forma financial information above is not necessarily indicative of what the Company’s consolidated results actually would have been if the acquisition had been completed at the beginning of the respective periods. In addition, the unaudited pro forma information above does not attempt to project the Company’s future results.

5. VARIABLE INTEREST ENTITIES

Specialists On Call, Inc. holds a variable interest in the Tele-Physicians Practices which contract with physicians in order to provide services to the customers. Specialists On Call, Inc. and the Tele-Physicians Practices have entered into a management services agreement with each other. Under these agreements, Specialists On Call, Inc. agrees to serve as the sole and exclusive administrator of all non-clinical, day-to-day operations and business functions required for the operation of each Tele-Physicians Practice, including business support services, contracting support with customers and payers, accounting, billing and payables support, technology support, licensing exclusive telemedicine technologies, and working capital support to cover the expenses of each Tele-Physicians Practice. The Tele-Physicians

Specialists On Call, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2019 and 2018

5. VARIABLE INTEREST ENTITIES (cont.)

Practices are considered VIEs since they do not have sufficient equity to finance their activities without additional subordinated financial support. An enterprise having a controlling financial interest in a VIE must consolidate the VIE if it has both power and benefits — that is, it has (1) the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance (power) and (2) the obligation to absorb losses of the VIE that potentially could be significant to the VIE or the right to receive benefits from the VIE that potentially could be significant to the VIE (benefits). Under the management services agreements, Specialists On Call, Inc. has the power and rights to direct all non-clinical activities of the professional corporations and funds and absorbs all losses of the VIEs. Therefore, each of the Tele-Physicians Practices are consolidated with Specialists On Call, Inc.

NeuroCall and JSA Health are wholly owned subsidiaries and as such consolidated by Specialists On Call, Inc. JSA Health comprises four entities: JSA Health Corporation (“Corporate”), JSA Health California LLC (“LLC”), JSA California PC (“CAPC”), and JSA Texas PLLC (“PLLC”). CAPC and PLLC are medical practices (the “Medical Practices”) and Corporate and LLC provide management services to the Medical Practices (the “Management Companies”). More specifically, Corporate and PLLC have entered into a management services agreement with each other, and LLC and CAPC have entered into a management services agreement with each other. As a result, Corporate and LLC hold variable interests in their respective Medical Practices which contract with physicians in order to provide services to Corporate and LLC. The Medical Practices are considered VIEs since they do not have sufficient equity to finance their activities without additional subordinated financial support. These relationships are similar to the relationship between Specialists On Call, Inc. and the Tele-Physicians Practices. Therefore, each of the Medical Practices are consolidated with JSA Health.

Specialists On Call, Inc. consolidates certain variable interest entities for which it was determined to be the primary beneficiary. The assets of the consolidated VIEs may only be used to settle obligations of the consolidated VIEs, if any. In addition, there is no recourse to the Company for the consolidated VIEs’ liabilities. Specialists On Call, Inc. reassesses whether changes in the facts and circumstances regarding the Company’s involvement with a VIE could cause a change in its conclusions related to consolidation. Changes in consolidation status are applied prospectively.

6. FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair value.

The Company measures fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The Company utilizes a three-tier hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1 — Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

Level 2 — Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities. The Company has no assets or liabilities valued with Level 2 inputs.

Level 3 — Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Liabilities historically valued with Level 3 inputs on a recurring basis are warrants and puttable stock options. As of December 31, 2019 and 2018 the Company’s outstanding liability consisted of only puttable stock options. Puttable option liabilities’ fair value are computed using the Black-Scholes model. Refer to “Note 14, Puttable Option Liabilities” for further details, including details of the Company’s Level 3 rollforward of these instruments.

Specialists On Call, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2019 and 2018

6. FAIR VALUE OF FINANCIAL INSTRUMENTS (cont.)

As a result of the JSA Health acquisition in 2018, the Company measured its contingent consideration at fair value determined at Level 3. The Company estimates the fair value of contingent consideration as the present value of the expected contingent payments, determined using an Option Pricing Model and Discounted Cash Flow methods.

The carrying value of Cash and Cash Equivalents approximate their fair value because of the short-term or on demand nature of these instruments.

There were no transfers between fair value measurement levels during the years ended December 31, 2019 and 2018.

The following tables presents information about the Company’s financial assets and liabilities measured at fair value on a recurring basis (in thousands):

		Fair Value Measurements as of December 31, 2019 Using:
	Carrying Value	Level 1	Level 2	Level 3	Total
Assets
Cash and cash equivalents	$4,541	$4,541	—	—	$4,541
Total	$4,541	$4,541	—	—	$4,541

Liabilities
Puttable options liabilities	$1	$—	$—	$1	$1
Contingent consideration	—	—	—	—	—
Total	$1	$—	$—	$1	$1
	Carrying Value	Fair Value Measurements as of December 31, 2018 Using:
		Level 1	Level 2	Level 3	Total
Assets
Cash and cash equivalents	$3,989	$3,989	—	—	$3,989
Total	$3,989	$3,989	—	—	$3,989

Liabilities
Puttable options liabilities	$164	$—	$—	$164	$164
Contingent consideration	1,855	—	—	1,855	1,855
Total	$2,019	$—	$—	$2,019	$2,019

The following table represents a rollforward of Contingent consideration fair value measurements using the significant unobservable inputs (Level 3) (in thousands):

Contingent Consideration
Balance as of August 14, 2018 (JSA Acquisition)	$1,610
(Gain) Loss recognized in statements of operations	245
Payments	—
Balance as of December 31, 2018	$1,855

(Gain) Loss recognized in statements of operations	(1,855)
Payments	—
Balance as of December 31, 2019	$—

Specialists On Call, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2019 and 2018

7. PROPERTY AND EQUIPMENT

At December 31, 2019 and 2018 property and equipment consisted of the following (in thousands):

	2019	2018
Telemedicine equipment	$6,435	$4,986
Software	1,358	1,301
Work in progress	234	290
Computer equipment	757	752
Furniture and fixtures	328	304
Leasehold improvements	568	568
	$9,680	8,201
Less accumulated depreciation	(7,293)	(6,576)
Total	$2,387	$1,625

Telemedicine equipment includes $0.5 million and $0.4 million at December 31, 2019 and 2018 of equipment acquired under capital lease agreements.

For the years ended December 31, 2019 and 2018 depreciation expense for all assets except telemedicine equipment was $0.2 million and $0.3 million, respectively and included in selling, general and administrative expenses on the statements of operations. Depreciation expense for telemedicine equipment is included within in cost of revenues on the statements of operations and was $0.5 million and $0.3 million for the years ended December 31, 2019 and 2018, respectively.

8. CAPITALIZED SOFTWARE COSTS

At December 31, 2019 and 2018 capitalized software costs consisted of the following (in thousands):

December 31, 2019	Useful Life	Gross Value	Accumulated Depreciation	Net Carrying Value
Capitalized software development costs	4 years	$11,535	$(3,888)	$7,647
December 31, 2018	Useful Life	Gross Value	Accumulated Depreciation	Net Carrying Value
Capitalized software development costs	4 years	$7,655	$(1,736)	$5,919

The software development costs capitalized were $3.9 million and $3.4 million for the years ended December 31, 2019 and 2018, respectively. Depreciation expense for capitalized software costs included within cost of revenues on the statements of operations was $2.2 million and $1.2 million for the years ended December 31, 2019 and 2018, respectively.

9. GOODWILL

At December 31, 2019 and 2018 goodwill consisted of the following (in thousands):

	2019	2018
Balance at January 1	$16,281	$10,110
Business combination – Note 4	—	6,171
Balance at December 31	$16,281	$16,281

The Company performed its annual impairment test in December and when circumstances indicated that the carrying value may be impaired. There were no indications of impairment as of and for the years ended December 31, 2019 and 2018.

Specialists On Call, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2019 and 2018

10. INTANGIBLE ASSETS

At December 31, 2019 and 2018 intangible assets consisted of the following (in thousands):

December 31, 2019	Useful Life	Gross Value	Accumulated Amortization	Net Carrying Value	Weighted Average Remaining Useful Life (in years)
Hospital contracts relationships	6 to 10 years	$8,480	$(2,066)	$6,414	7.5
Non-compete agreements	4 to 5 years	45	(21)	24	3.0
Trade names	4 to 5 years	1,810	(819)	991	2.4
Intangible assets, net		$10,335	$(2,906)	$7,429	6.8
December 31, 2018	Useful Life	Gross Value	Accumulated Amortization	Net Carrying Value	Weighted Average Remaining Useful Life (in years)
Hospital contracts relationships	6 to 10 years	$8,480	$(1,046)	$7,434	8.3
Non-compete agreements	4 to 5 years	45	(11)	34	3.8
Trade names	4 to 5 years	1,810	(407)	1,403	3.4
Intangible assets, net		$10,335	$(1,464)	$8,871	7.5

The amortization expense for intangible assets was $1.4 million and $0.9 million for each of the years ended December 31, 2019 and 2018, respectively, which are included within the selling, general and administrative expenses on the statements of operations.

Periodic amortization that will be charged to expense over the remaining life of the intangible assets as of December 31, 2019 is as follows (in thousands):

Years ending December 31,	Amortization Expense
2020	$1,442
2021	1,437
2022	1,193
2023	629
2024	590
Thereafter	2,138
$7,429

11. DEBT

In June 2016, the Company entered into a Term Loan Agreement with CRG Servicing LLC (“CRG”) that provided a $45.0 million term loan facility. Under the loan facility $25.0 million was immediately available and borrowed in June 2016. The Company subsequently drew the additional $10.0 million tranches in January 2017 and June 2017, respectively. The interest rate on the loan consists of 9% cash interest and 4% paid-in kind interest. The effective interest rate of the loan is 14.7%.

In August 2018, the Term Loan Agreement with CRG was amended (“the Second Amendment”) to add $15.0 million to the term loan facility divided into two tranches with availability conditioned upon the acquisition of JSA Health as discussed in Note 4. Under this amendment, and along with the JSA acquisition on August 14, 2018, the fourth tranche of $10.0 million was available and borrowed in August 2018. The fifth tranche of $5.0 million,

Specialists On Call, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2019 and 2018

11. DEBT (cont.)

became available to the Company upon achieving the $15.0 million revenue milestone in the fourth quarter of 2018. The Company borrowed the fifth tranche of $5.0 million in January 2019. The additional two tranches were provided to the Company under the same terms set in the original Term Loan Agreement.

In March 2019, the Term Loan Agreement with CRG was amended again (“the Third Amendment”) to add $8.0 million to the term loan facility divided into two tranches. Under this amendment, the sixth tranche of $4.0 million was immediately available and borrowed in April 2019. The Company borrowed the seventh tranche of $4.0 million in August 2019. The additional two tranches were provided to the Company under the same terms set in the original Term Loan Agreement, except for an additional clause to assure to the lender a minimum return on investment of 20%, named in the amendment as a “Top-Up Facility Fee”, in case the due dates of the sixth and seventh tranches are accelerated and become due and payable for any reason.

As discussed in Note 24, in April 2020, the Term Loan Agreement with CRG was amended (“the Fourth Amendment”) to incorporate the following modifications: (i) extend the interest-only period until March 31, 2022; (ii) extend the PIK period until March 31, 2022; and (iii) change the stated maturity date of all tranches to March 31, 2023.

The following reflects the contractually required payments under the Term Loan Agreement as amended by the Fourth Amendment (in thousands):

Years ending December 31,	Amount
2020	$—
2021	—
2022	61,694
2023	25,500
2024 and thereafter	—

As of December 31, 2019 and 2018 $7.1 million and $4.3 million of paid-in kind interest has been incurred and included within the principal debt balance on the consolidated balance sheets. The Company accrues and capitalizes the paid-in-kind interest each quarter as an addition to the principal debt balance. Cash interest payments are also made at the end of each calendar quarter, therefore there was no accrued interest on the consolidated balance sheets as of December 31, 2019 and 2018 related to the term loan.

The Term Loan Agreement includes two financial covenants: (i) minimum liquidity of $2.0 million at all times while the principal is outstanding under the term loan and (ii) minimum revenue of at least $37.5 million in 2018, $42.5 million in 2019, $47.5 million in 2020 and $52.5 million in 2021. The Company was in compliance with all financial covenants at December 31, 2019 and 2018. The Term Loan Agreement contains affirmative covenants which include the delivery of audited financial statements within 180 days of year end and an audit opinion not subject to any “going-concern” or like qualification. As discussed in Note 24, as a result of the merger transaction with Healthcare Merger Corp., on June 4, 2020, the Term Loan Agreement with CRG was amended (“the Fifth Amendment”) to allow the Company to provide the lender with audited consolidated financial statements for the year ending December 31, 2019 within 270 days after the end of such fiscal year. Therefore, the Company was in compliance with this covenant for 2019. The Term Loan Agreement also contains negative covenants which, in certain circumstances, would limit the Company’s ability to engage in acquisitions. The Company obtained waivers for this covenant in 2018 and 2017 in order to consummate the acquisitions of JSA Health and NeuroCall, respectively. Also, the Company’s obligations under the Term Loan Agreement are senior to the Series H, I and J contingently redeemable preferred stock, meaning that all such obligations must be paid before the holders of the Series H, I and J Contingently Redeemable Preferred Stock receive any return (see Note 15).

The Company incurred approximately $0.3 million in 2018, and $0.1 million in 2019 of loan origination costs in connection with the CRG term loan and amortized approximately $0.2 million and $0.2 million of these costs as interest expense during the years ended December 31, 2019 and 2018, respectively. The Company will also be liable

Specialists On Call, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2019 and 2018

11. DEBT (cont.)

for a final payoff fee of 6% of the principal balance payable at maturity or upon prepayment. The Company estimated the payoff fee to be $4.7 million, which is included as a debt discount offset against the Company’s outstanding debt balance on the consolidated balance sheets and amortized as a component of interest expense over the term of the loan. The Company amortized approximately $1.1 million and $0.7 million of the discount for the years ended December 31, 2019 and 2018, respectively.

The table below represents the components of outstanding debt (in thousands).

	2019	2018
Total debt	$79,862	$63,202
Less: Unamortized discounts, fees, and issue costs	(2,722)	(3,018)
Balance, December 31	$77,140	$60,184

The Company determines the fair value of long-term debt using discounted cash flows, applying current interest rates and current credit spreads, based on its own credit risk. Such instruments are classified as Level 2. The fair value amounts were approximately $76.9 million and $58.9 million as of December 31 2019 and 2018, respectively.

The Term Loan Agreement contains a material adverse change provision which permits the lender to accelerate the scheduled maturities of the obligations under the loan. The conditions which would permit this acceleration are not objectively determinable or defined within the agreement. A potential condition which could qualify as a material adverse change would be substantial doubt about the Company’s ability to continue as a going concern. As disclosed in Note 2, as a result of the support letter provided by WP, Specialists On Call, Inc.’s controlling shareholder, committing funds up to $15.0 million available to Specialists On Call, Inc. from August 2020 through December 31, 2021, the Company’s plans have alleviated substantial doubt with respect to going concern and acceleration of the term loan is not deemed probable. Therefore, the Company classified the term loan as a non-current liability on the consolidated balance sheets as of December 31, 2019 and 2018.

12. ACCRUED EXPENSES

At December 31, 2019 and 2018 accrued expenses consisted of the following (in thousands):

	2019	2018
Accrued compensation	$2,473	$2,081
Accrued bonuses	1,082	2,519
Accrued professional and service fees	2,228	1,109
Accrued interest and other expenses	295	333
	$6,078	$6,042

13. CAPITAL LEASES

The Company is obligated under certain capital leases for telemedicine equipment which expire in 2020 (Note 7). The implicit interest rates on these leases are approximately 20.0%. These leases are secured by the related equipment. As of December 31, 2019 and 2018, the remaining lease payments under capital leases which reflect the present value of future minimum lease payments were less than $0.1 million and less than $0.1 million, respectively. The remaining lease payments as of December 31, 2019 have maturity dates in 2020 and, therefore, are presented as current liabilities.

14. PUTTABLE OPTION LIABILITIES

The changes in fair value for contracts related to puttable options were recorded in the statements of operations. The Company does not offset derivative assets and derivative liabilities in its consolidated balance sheets.

In connection with the Series G financing in 2014 the Company amended the terms of 492,041 fully vested stock options previously granted to certain tendering shareholders with strike prices ranging from $0.40 to $3.90 (the

Specialists On Call, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2019 and 2018

14. PUTTABLE OPTION LIABILITIES (cont.)

“Puttable Options”). These puttable options are considered to expire from 2020 to 2024. The amendment extended the exercise period and granted a limited right for the holder to require the Company to repurchase some or all of the shares received upon future exercise of the Puttable Options. At the election of the holder, the Company is obligated to repurchase the shares at the then-current fair value as determined by the third-party valuation firm. As a result of the modification, the Puttable Options are considered to be derivative financial liabilities and were, therefore, reclassified at the modification date fair value from stockholders’ deficit to non-current liabilities on the consolidated balance sheets and are subsequently being carried at fair value. As of December 31, 2019 and 2018, the Puttable Options have a fair value of less than $0.1 million and $0.2 million, respectively, included within puttable option liabilities on the consolidated balance sheets.

(in thousands)	2019	2018
Puttable option liabilities – Current	$—	$3
Puttable option liabilities – Non-current	1	161

The following table presents a reconciliation of the Puttable Option liabilities measured at fair value as of December 31, 2019 and 2018 using significant unobservable inputs, and the amount of gain or loss recorded in the Company’s statements of operations as a result of changes in fair value.

	Puttable Option Liabilities
	Shares	Fair Value (in thousands)
Balance, December 31, 2017	492,041	$109
Shares exercised	(109,624)	(44)
Change in fair value	—	99
Balance, December 31, 2018	382,417	$164
Shares expired unexercised	(80,000)	(22)
Change in fair value	—	(141)
Balance, December 31, 2019	302,417	$1

15. CONTINGENTLY REDEEMABLE PREFERRED STOCK

The Company has three outstanding series of redeemable preferred stock. The authorized, issued and outstanding shares, issue price, and carrying value are as follows:

	As of December 31, 2019 (in thousands, except share and per share amounts)
	Shares Authorized	Shares Issued and Outstanding	Issue Price	Carrying Amount
Series H	21,781,134	21,781,134	$1.14	$32,675
Series I	20,000	20,000	1,000.00	25,412
Series J	4,000	4,000	1,000.00	3,820
	21,805,134	21,805,134		$61,907
	As of December 31, 2018 (in thousands, except share and per share amounts)
	Shares Authorized	Shares Issued and Outstanding	Issue Price	Carrying Amount
Series H	21,781,134	21,781,134	$1.14	$30,640
Series I	20,000	20,000	1,000.00	21,955
	21,801,134	21,801,134		$52,595

Specialists On Call, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2019 and 2018

15. CONTINGENTLY REDEEMABLE PREFERRED STOCK (cont.)

Series H Preferred Stock

During 2016, the Company issued 8,584,105 shares of Series H contingently redeemable preferred stock in exchange for $9.7 million of cash consideration. The Company incurred offering costs of $0.1 million in 2016. Offering costs are recorded against proceeds received and are accreted over the redemption term of the preferred stock which can be first redeemed on September 30, 2022. Pursuant to the Company’s Twelfth Amended and Restated Articles of Incorporation, the Company has authorized the issuance of up to 21,781,134 shares of Series H contingently redeemable preferred stock.

The rights and privileges of the Series H redeemable preferred stock are as follows:

•        Voting — The preferred stockholders are entitled to vote together with the holders of common stock, on all matters submitted to stockholders for a vote. Each preferred stockholder is entitled to a number of votes equal to the number of shares of common stock into which each share of preferred stock is convertible at the time of such vote.

•        Dividends — The preferred stockholders shall be entitled to receive cumulative dividends at 8% per annum of the initial purchase price of $1.14 per share for Series H. Dividends are prior and in preference to any declaration or payment of any dividend to the common stock of the Company. The dividends accrue daily on each share from the date of issue, and accrue whether or not earned or declared. Any accumulation of dividends on the preferred stock shall not bear interest.

No dividends on any other series of preferred stock or common stock shall be declared or paid unless all holders of the Series H preferred stock participate on an as-converted basis. As of December 31, 2019, there have been no declared dividends. Cumulative dividends have been accreted and recorded as an increase to the contingently redeemable preferred stock. As of December 31, 2019 and 2018, total unpaid accumulated dividends due the Series H preferred stockholders was $8.1 million and $6.1 million ($0.37 and $0.28 per share), respectively and are included as a component of the Series H contingently redeemable preferred shares carrying value as of December 31, 2019 and 2018.

•        Liquidation — In the event of any liquidation, dissolution or winding-up of the Company, the Series H preferred stockholders are entitled to distributions equal to the greater of (a) their initial purchase price per share plus accrued and unpaid dividends (all amounts are prior and in preference to any distribution of any assets to the holders of common stock) plus, upon liquidation, the Series H preferred stockholders are also entitled to participate in the distribution of assets to the common stockholders on an as-converted basis; or (b) the Series H Minimum Value defined as the Series H initial purchase price accreted from the date of issuance at an annual rate of 25%, compounded annually. As of December 31, 2019 and 2018, the Series H liquidation preference was $32.8 million and $30.8 million, respectively.

A liquidation, dissolution or winding-up of the Company is defined to include (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including without limitation, any reorganization, merger or consolidation, or sale of stock); or (b) a sale of all or substantially all the assets of the Company; unless the Company’s stockholders of record as constituted immediately prior to such acquisition or sale, hold at least 50% of the fully diluted equity (including at least 50% of the voting power) of the surviving or acquired entity.

•        Conversion — Each share of Series H preferred stock is convertible at any time, at the option of the holder, into common stock. The preferred stock is convertible on a one-to-one basis into common stock, subject to certain anti-dilution adjustments including reset provisions that take effect when subsequent shares are issued at per-share prices lower than the then-current conversion rate, as defined in the terms of the preferred stock agreements and restated Articles of Incorporation. In addition, the preferred stock will automatically convert to common stock upon the closing of an initial public offering of the Company’s

Specialists On Call, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2019 and 2018

15. CONTINGENTLY REDEEMABLE PREFERRED STOCK (cont.)

common stock in which the pre-money valuation of the corporation equals or exceeds $50.0 million and the price at which such shares are sold to the public equals or exceeds $2.84 per share, as defined in the terms of the preferred stock agreements.

•        Redemption — The preferred stock is subject to redemption, at the election of at least a majority of the holders, any time after September 30, 2022 at their initial purchase price, plus accrued but unpaid dividends. The redemption date was deferred in conjunction with the Term Loan Agreement (see Note 11). Upon request, the Company will redeem all issued and outstanding shares of the preferred stock in two equal installments, one 90 days and the other 455 days following receipt by the Company of notice of the request by the stockholders.

Series I Preferred Stock

During 2018 and 2017, the Company issued 13,333 and 6,667 shares, respectively, of Series I preferred stock in exchange for $13.3 million and $6.7 million of cash consideration, respectively. The Company incurred offering costs of less than $0.1 million and $0.1 million in 2018 and 2017, respectively. Offering costs are recorded against proceeds received and accreted over the redemption term of the award, as applicable. Pursuant to the Company’s Twelfth Amended and Restated Certificate of Incorporation, the Company has authorized the issuance of up to 20,000 shares of Series I contingently redeemable preferred stock.

The rights and privileges of the Series I redeemable preferred stock are as follows:

•        Voting — Series I preferred stockholders shall not vote in any actions to be taken by the stockholders of the Corporation, including any action with respect to the election of directors to the Board of Directors of the Corporation.

•        Dividends — The preferred stockholders shall be entitled to receive cumulative dividends at the per annum rate of 15.0%, compounding annually, of the initial purchase price of $1,000 per share for Series I. Dividends are prior and in preference to any declaration or payment of any dividend to the Series H shareholders or the common stockholders of the Company. The dividends accrue daily on each share from the date of issue, and accrue whether or not earned or declared.

As of December 31, 2019, there have been no declared dividends. Cumulative dividends have been accreted and recorded as an increase to the contingently redeemable preferred stock. As of December 31, 2019 and 2018, total unpaid accumulated dividends due the Series I preferred stockholders was $5.6 million and $2.2 million ($280.77 and $107.88 per share), respectively, and are included as a component of the Series I contingently redeemable preferred shares carrying value as of December 31, 2019 and 2018.

•        Liquidation — In the event of any liquidation, dissolution or winding-up of the Company, the Series I preferred stockholders are entitled to distributions equal to their initial purchase price per share plus accrued and unpaid dividends (all amounts are prior and in preference to any distribution of any assets to the holders of the other series of preferred stock and common stock). Upon liquidation, the Series I preferred stockholders are not entitled to participate in the distribution of assets to the common stockholder. As of December 31, 2019 and 2018 the Series I liquidation preference was $25.7 million and $22.2 million, respectively.

A liquidation, dissolution or winding-up of the Company is defined to include (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including without limitation, any reorganization, merger or consolidation, or sale of stock); or (b) a sale of all or substantially all the assets of the Company; unless the Company’s stockholders of record as constituted immediately prior to such acquisition or sale, hold at least 50% of the fully diluted equity (including at least 50% of the voting power) of the surviving or acquired entity.

Specialists On Call, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2019 and 2018

15. CONTINGENTLY REDEEMABLE PREFERRED STOCK (cont.)

•        Conversion — Series I preferred stock is non-convertible into common stock except for mandatory conversion upon an initial public offering. Upon initial public offering of the common stock, all shares of Series I Preferred Stock will be converted automatically into a number of shares of common stock as determined by multiplying the number of shares of Series I Preferred Stock to be so converted by the Series I Original Issue Price plus the value of any unpaid Series I Preferred Stock accrued dividends, and dividing the result by the price per share offered to the public in a Qualified Public Offering.

•        Redemption — The preferred stock is not redeemable except that the Company shall have the option to redeem all or any portion of the Series I preferred stock on any date or dates following the issuances of Series I preferred stock. The Series I preferred stock to be redeemed on the redemption date shall be redeemed by paying for each share in cash an amount equal to the original issue prices plus the value of the accrued dividends as of the redemption date. The majority investor in the Series I transaction also controls the Board of Directors. Therefore, the redemption provisions are outside of the Company’s control. As a result, the Company classified the Series I preferred stock as contingently redeemable preferred stock on the consolidated balance sheets.

Series J Preferred Stock

During 2019, the Company issued 4,000 shares of Series J preferred stock in exchange for $4.0 million of cash consideration. The Company incurred offering costs of $0.1 million. Offering costs are recorded against proceeds received and accreted over the redemption term of the award, as applicable. Pursuant to the Company’s Twelfth Amended and Restated Certificate of Incorporation, the Company has authorized the issuance of up to 15,000 shares of Series J contingently redeemable preferred stock. As disclosed in Note 24, the Series J preferred stock purchase agreement contains firm commitments for two additional subsequent closings during 2020 for the remaining authorized shares of 11,000 in exchange for $11.0 million of cash consideration. The Completion Closings were fully funded in cash totaling $3.7 million on January 28, 2020, $3.7 million on March 27, 2020, and $3.6 million on June 12, 2020.

The rights and privileges of the Series J redeemable preferred stock are as follows:

•        Voting — Series J preferred stockholders shall not vote in any actions to be taken by the stockholders of the Corporation, including any action with respect to the election of directors to the Board of Directors of the Corporation.

•        Dividends — The preferred stockholders shall be entitled to receive cumulative dividends at the per annum rate of 15.0%, compounding annually, of the initial purchase price of $1,000 per share for Series J. Dividends are prior and in preference to any declaration or payment of any dividend to the Series H and I shareholders or the common stockholders of the Company. The dividends accrue daily on each share from the date of issue, and accrue whether or not earned or declared.

As of December 31, 2019, there have been no declared dividends. Cumulative dividends have been accreted and recorded as an increase to the contingently redeemable preferred stock. As of December 31, 2019, total unpaid accumulated dividends due the Series J preferred stockholders was less than $0.1 million ($5.55 per share) and are included as a component of the Series J contingently redeemable preferred shares carrying value as of December 31, 2019.

•        Liquidation — In the event of any liquidation, dissolution or winding-up of the Company, the Series J preferred stockholders are entitled to distributions equal to their initial purchase price per share plus accrued and unpaid dividends (all amounts are prior and in preference to any distribution of any assets to the holders of the other series of preferred stock and common stock). Upon liquidation, the Series J preferred stockholders are not entitled to participate in the distribution of assets to the common stockholder. As of December 31, 2019, the Series J liquidation preference was $4.0 million.

Specialists On Call, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2019 and 2018

15. CONTINGENTLY REDEEMABLE PREFERRED STOCK (cont.)

A liquidation, dissolution or winding-up of the Company is defined to include (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including without limitation, any reorganization, merger or consolidation, or sale of stock); or (b) a sale of all or substantially all the assets of the Company; unless the Company’s stockholders of record as constituted immediately prior to such acquisition or sale, hold at least 50% of the fully diluted equity (including at least 50% of the voting power) of the surviving or acquired entity.

•        Conversion — Series J preferred stock is non-convertible into common stock except for mandatory conversion upon an initial public offering. Upon initial public offering of the common stock, all shares of Series J Preferred stock will be converted automatically into a number of shares of common stock as determined by multiplying the number of shares of Series J Preferred Stock to be so converted by the Series J Original Issue Price plus the value of any unpaid Series J Preferred Stock accrued dividends, and dividing the result by the price per share offered to the public in a Qualified Public Offering.

•        Redemption — The preferred stock is not redeemable except that the Company shall have the option to redeem all or any portion of the Series J preferred stock on any date or dates following the issuances of Series J preferred stock. The Series J preferred stock to be redeemed on the redemption date shall be redeemed by paying for each share in cash an amount equal to the original issue prices plus the value of the accrued dividends as of the redemption date. The majority investor in the Series J transaction also controls the Board of Directors. Therefore, the redemption provisions are outside of the Company’s control. As a result, the Company classified the Series J preferred stock as contingently redeemable preferred stock on the consolidated balance sheets.

16. STOCKHOLDERS’ DEFICIT

Common Stock

Under a tender offer that expired February 14, 2015 the Company repurchased 223,157 common shares at cost for $0.8 million. These shares are held as treasury stock as of December 31, 2019 and 2018.

Pursuant to the Company’s restated Articles of Incorporation, the Company has authorized the issuance of 132,034,637 shares of common stock with par value of $0.001 per share. The Company has 84,370,027 and 84,341,527 shares issued and outstanding at December 31, 2019 and 2018, respectively. Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors. The Company’s Board of Directors has declared no common stock dividends since inception.

Warrants to Acquire Common Stock

Warrants to acquire a maximum of 2,832,566 and 2,661,349 shares of the Company’s common stock are outstanding as of December 31, 2019 and 2018, respectively. The key provisions of the warrant agreements and related impacts to the Company’s consolidated financial statements are summarized as follows:

2014 Common Warrants

During 2014, the Company issued warrants to acquire a maximum 250,000 shares of the Company’s common stock. The warrants were exercisable at $8.00 per share from the date of issuance through November 2018 and November 2019. Upon a Qualifying Change of Control, as defined within the warrant agreement, the warrants were exercisable at a price of $5.79 per share. These options expired unexercised in November 2019.

In lieu of delivering the exercise price in cash to the Company upon exercise, the holder may elect to net-settle the warrants in the Company’s common shares. If net-settlement is elected, the quantity of shares issued is calculated as (1) the spread between the fair market value of 1 underlying warrant share at the exercise date, as defined within

Specialists On Call, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2019 and 2018

16. STOCKHOLDERS’ DEFICIT (cont.)

the warrant agreement, and the exercise price; divided by (2) the fair market value of 1 underlying warrant share at the exercise date; multiplied by (3) the stated number of shares purchasable under the warrant agreement. As a result, the maximum number of shares issuable upon net-settlement is fixed.

If the warrants are exercised upon a Qualifying Change of Control, the holder may elect to redeem the warrants in exchange for consideration equal to the hypothetical intrinsic value of the warrant at the change of control date. The amount payable to the holder upon redemption is equal to (1) the consideration that would have been paid to the holder in conjunction with the Qualifying Change of Control had such holder owned the underlying warrant shares on the change of control date; minus (2) the aggregate exercise price for which the warrant was exercisable immediately prior to the consummation of such Qualifying Change of Control. The consideration is to be paid in the same form as the consideration paid to common shareholders in the Qualifying Change of Control. Therefore, warrant holders’ rights to cash are equal to common shareholders. If unexercised following such Qualifying Change of Control, the warrants will expire without further obligation to the Company.

The 2014 common warrants are considered indexed to the Company’s stock based on their economic characteristics and risks embodied within the warrant agreement. Therefore, the warrants are classified within permanent equity as a component of additional paid-in capital on the consolidated balance sheets.

Warrants to acquire 158,217 shares of common stock expired unexercised in 2018. The remaining warrants to acquire 91,783 shares of common stock expired unexercised in November 2019. As of December 31, 2019 and 2018 warrants to acquire 0 and 91,783 shares of the Company’s common stock remain outstanding, respectively.

2015 Common Warrants

During 2015 in connection with the Series H financing, the Company converted 304,996 Series G warrants into 2,104,566 common warrants. Each warrant gives the holder the right to purchase 1 share of the Company’s common stock at an exercise price of $1.16 per share. The warrants are exercisable through November 2022.

Without respect to the exercise price, the settlement provisions of the 2015 common warrants are identical to the 2014 common warrants. Therefore, the 2015 warrants are classified within permanent equity as a component of additional paid-in capital on the consolidated balance sheets.

As of December 31, 2019 and 2018, 2,104,566 and 2,104,566 of the 2015 common warrants remain outstanding, respectively.

2016 Common Warrants

During 2016 the Company issued 5,000 common warrants. Each warrant gives the holder the right to purchase 1 share of the Company’s common stock at an exercise price of $0.20 per share. The warrants are exercisable from the date of issuance through December 2019.

Without respect to the exercise price, the settlement provisions of the 2016 common warrants are identical to the 2015 common warrants. Therefore, the 2016 warrants are classified within permanent equity as a component of additional paid-in capital on the consolidated balance sheets.

All 5,000 warrants were exercised during 2019. As of December 31, 2019 and 2018, 0 and 5,000 of the 2016 common warrants remain outstanding, respectively.

2017 and 2018 Series I Common Warrants

During 2017, in conjunction with the Series I financing, the Company issued 153,341 common warrants. Each warrant gives the holder the right to purchase 23 shares of the Company’s common stock at an exercise price of $0.01. The warrants are exercisable from the date of issuance through November and December 2022.

Specialists On Call, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2019 and 2018

16. STOCKHOLDERS’ DEFICIT (cont.)

During 2018, the Company issued an additional 306,659 Series I common warrants under the same terms, exercisable through April and August 2023.

Without respect to the exercise price, the settlement provisions for both Series I tranches are identical to the 2015 common warrants.

The Series I common warrants constitute embedded features inseparable from the Series I preferred stock (see Note 15) and, therefore, are classified within temporary equity as a component of the Series I contingently redeemable preferred stock.

As of December 31, 2019 and 2018, 460,000 and 460,000 of the Series I common warrants remain outstanding, respectively.

2019 Series J Common Warrants

During 2019 in conjunction with the Series J financing, the Company issued 268,000 common warrants. Each warrant gives the holder the right to purchase 67 shares of the Company’s common stock for $0.01 per share. The warrants are exercisable from the date of issuance through December 2024.

The settlement provisions are identical to the Series I common warrants.

The Series J common warrants constitute embedded features inseparable from the Series J preferred stock (see Note 15) and, therefore, are classified within temporary equity as a component of the Series J contingently redeemable preferred stock.

As of December 31, 2019, all 268,000 Series J common warrants remain outstanding.

17. STOCK-BASED COMPENSATION

Under the Company’s 2014 Equity Incentive Plan and the 2004 Stock Option and Incentive Plan (the “Plan”), officers, employees and consultants may be granted options to purchase shares of the Company’s authorized but unissued common stock. Options granted under the Plan may be qualified as incentive stock options or non-qualified stock options. Qualified incentive stock options may only be granted to employees. The maximum number of common shares of the Company available for issuance under the Plan is 22,798,185 shares. The maximum number of common shares available for future grants under the Plan is 1,827,500 as of December 31, 2019.

The Company’s Board of Directors establishes the options’ exercise prices, or the methodology used in determining the options’ exercise prices. The Company’s Board of Directors also establishes the vesting, expiration, and restrictions related to the options granted. Each option has an individual vesting period which varies per option. Options with service vesting conditions range from immediate vesting to vesting ratably over five years from the date of grant. Generally, options expire after ten years or earlier if the optionee terminates their business relationship with the Company.

The Company issued options to acquire 3,154,500 and 7,496,312 shares of common stock in 2019 and 2018, in exchange for past and future services. A portion of these options were issued with specific performance vesting conditions as described in the subsequent paragraph. The weighted-average grant-date fair value of options granted in 2019 and 2018 was $1.47 and $1.34 per share. The fair value of each grant was estimated on the grant-date using a Black-Scholes Option Pricing model with the following assumptions:

	2019	2018
Weighted-average volatility	55.0%	55.0%
Expected dividends	0.0%	0.0%
Expected term (in years)	5 – 10	5 – 10
Risk-free interest rate	1.98% – 2.64%	2.64% – 2.86%

Specialists On Call, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2019 and 2018

17. STOCK-BASED COMPENSATION (cont.)

During the years ended December 31, 2019 and 2018, the Company also granted options that vest upon satisfying certain performance conditions. The specific performance condition is a liquidity event defined as a change in control. The Company granted 238,625 and 2,779,258 options in 2019 and 2018 respectively, subject to this performance condition, of which 219,875 and 2,757,958 remained outstanding as of December 31, 2019 and 2018 respectively. These performance-based awards are included within the stock option activity rollforward below. The Company accrues stock-based compensation cost if it is probable that the performance condition will be achieved. No compensation expense for these awards have been recognized to date.

The Company recognized $1.1 million and $1.3 million in stock-based compensation expense which is included selling, general and administrative expenses on the statements of operations for the years ended December 31, 2019 and 2018, respectively. As of December 31, 2019, the Company has $1.4 million of total unrecognized compensation cost, which is expected to be recognized as stock-based compensation expense over the remaining weighted-average vesting period of approximately 4 years. The Company received less than $0.1 million in each of the years ended December 31, 2019 and 2018 and for stock options exercised during each period. The intrinsic value of the options exercised is less than $0.1 million for each of the years ended December 31, 2019 and December 31, 2018.

In June 2018, the Company modified the option exercise price from $2.00 per share to $1.50 per share for 3,466,252 granted options awarded to 33 employees. As a result, $0.7 million out of the total stock-based compensation expense recognized in 2018 of $1.3 million, as disclosed above, relates to this change in the exercise price of the options.

The following table summarizes stock option activity of the Plan for the period from January 1, 2018 through December 31, 2019:

	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (in years)
Outstanding at December 31, 2017	15,807,199	$1.37	8.35
Granted	7,496,312	1.34
Exercised	(127,374)	0.40
Forfeited or expired	(4,178,070)	1.88

Outstanding at December 31, 2018	18,998,067	$1.25	7.39
Granted	3,154,500	1.47
Exercised	(23,500)	0.81
Forfeited or expired	(1,704,500)	1.56

Outstanding at December 31, 2019	20,424,567	1.26	6.15
Vested or expected to vest at December 31, 2019	18,239,649	$1.27	5.92
Exercisable at December 31, 2019	14,840,808	$1.27	6.53

Specialists On Call, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2019 and 2018

18. EMPLOYEE RETIREMENT PLANS

The Company sponsors a 401(k) defined contribution retirement plan for the benefit of its employees, substantially all of whom are eligible to participate after meeting minimum qualifying requirements. Contributions to the plan are at the discretion of the Company. For the years ended December 31, 2019 and 2018, the Company contributed $1.0 million and $0.7 million to the plan, respectively.

19. NET LOSS PER SHARE

Basic net loss per share is computed by dividing the net loss by the weighted-average number of shares of common stock of the Company outstanding during the period. Diluted net loss per share is computed by giving effect to all potential shares of common stock of the Company, including outstanding stock options, warrants, contingently redeemable preferred stock and convertible notes, to the extent dilutive. Basic and diluted net loss per share was the same for each period presented as the inclusion of all potential shares of common stock of the Company outstanding would have been anti-dilutive.

The following table presents the calculation of basic and diluted net loss per share for the Company’s common stock (in thousands, except shares and per share amounts):

	Year Ended December 31,
	2019	2018
Numerator:
Net loss	$(18,242)	$(18,064)
Preferred stock dividends	(5,514)	(4,133)
Numerator for Basic and Dilutive EPS – Loss available to common stockholders	$(23,756)	$(22,197)

Denominator:
Common stock	84,127,071	84,066,402
Series I and Series J Common Warrants	472,483	321,378
Denominator for Basic and Dilutive EPS – Weighted-average common stock outstanding	84,599,554	84,387,780

Basic net loss per share	$(0.28)	$(0.26)
Diluted net loss per share	$(0.28)	$(0.26)

The following potential common stock was excluded from diluted net loss per share in 2019 and 2018, as the Company had a net loss for the year: 2,104,566 and 2,201,349, respectively, related to the Common Warrants outstanding, and 20,424,567 and 18,998,067, respectively, related to the Company’s Stock-Based Compensation awards outstanding.

Under the Series I and Series J preferred stock agreements, upon an Initial Public Offering, the Series I and Series J preferred stock will automatically convert into shares of the Company’s common stock at an amount equal to the total carrying amount of the Series I and Series J preferred stock divided by the fair value of the Company’s common stock at that time. The additional 25,755,066 and 26,856,269 shares of potential common stock are not included in the computation of diluted EPS in 2019 or 2018, respectively, because an Initial Public Offering event has not occurred at the end of the respective periods.

Specialists On Call, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2019 and 2018

20. COMMITMENTS AND CONTINGENCIES

Commitments

The Company leases three separate facilities under non-cancelable operating agreements expiring on September 30, 2020, October 31, 2020 and December 31, 2020, respectively. Rent expense is recognized on the straight-line method over the life of the lease and was approximately $0.7 million and $0.6 million for the years ended December 31, 2019 and 2018, respectively. Rent expense is included in selling, general and administrative expenses on the statements of operations.

The Company also leases telemedicine and office equipment under various non-cancelable operating leases through February 2021. Rent expense under these leases was $0.2 million and $0.5 million for the years ended December 31, 2019 and 2018, respectively, and included in cost of revenues on the statements of operations. The Company also leases office equipment under various non-cancelable operating leases through December 2019. Rent expense under these leases was less than $0.1 million and $0.1 million for the years ended December 31, 2019 and 2018, respectively, and included in selling, general and administrative expenses on the statements of operations.

The following reflects the future minimum non-cancelable lease payments required under the above operating leases (in thousands):

Years ending December 31,	Amount
2020	$735
2021	34
2022 and thereafter	—

Contingencies

The Company is involved in litigation and legal matters which have arisen in the normal course of business, including but not limited to medical malpractice matters. Although the ultimate results of these matters are not currently determinable, management does not expect that they will have a material adverse effect on the Company’s consolidated statements of financial position, results of operations, or cash flows.

21. INCOME TAXES

Income tax expense equals the current tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities during the year.

The provision for income taxes for the years ended December 31, 2019 and 2018 is as follows (in thousands):

	2019	2018
Current:
Federal	$—	$(6)
State	(8)	(20)
	$(8)	$(26)
Deferred:
Federal	$—	$1,451
State	—	335
	$—	$1,786
Income tax (expense) benefit	$(8)	$1,760

Specialists On Call, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2019 and 2018

21. INCOME TAXES (cont.)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statements purposes and the amounts used for income tax purposes.

Components of the Company’s net deferred tax asset balance are as follows at December 31 (in thousands):

	2019	2018
Deferred tax assets:
Net operating loss carryforwards	$40,110	$35,846
Deferred revenue	69	167
Deferred rent	14	23
Stock options and warrants	298	396
Property and equipment	—	27
Other	654	527
Total deferred tax assets	41,145	36,986
Less: valuation allowance	(37,280)	(33,097)
Net deferred tax assets before deferred tax liabilities	3,865	3,889

Deferred tax liabilities:
Intangible assets	(1,882)	(2,293)
Property and equipment	(17)	—
Capitalized software costs and other	(1,966)	(1,596)
Total deferred tax liabilities	(3,865)	(3,889)
Net deferred tax assets	$—	$—

The Company’s tax rate reconciliation for the years ended December 31 is as follows:

	2019	2018
Statutory US federal rate	21.0%	21.0%
Stock compensation	(1.0)%	(1.3)%
State and local income taxes	0.9%	5.6%
Change in valuation allowance	(22.9)%	(15.5)%
Other	2%	(0.9)%
Effective tax rate	0.0%	8.9%

At December 31, 2019 the Company has approximately $158.4 million gross U.S. federal and $133.1 million gross state net operating loss carryforwards available to offset future taxable income. The U.S. federal net operating loss carryforwards generated prior to 2018 will expire in 2025 through 2037, and the 2018 and 2019 losses will carryforward indefinitely. The realizability of the deferred tax assets, generated primarily from net operating loss carryforwards, is dependent upon future taxable income generated during the periods in which net operating loss carryforwards are available. Management considers projected future taxable income and tax planning strategies, which can be implemented by the Company in making this assessment. Since the history of cumulative losses provides strong evidence that it is not more likely than not that future taxable income will be generated in the periods net operating losses are available, management has established a valuation allowance equal to the net deferred tax assets.

In general, under Section 382 of the U.S. Internal Revenue Code of 1986, as amended, or the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change net operating losses, or NOLs, to offset future taxable income. A Section 382 “ownership change” generally occurs if one or more

Specialists On Call, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2019 and 2018

21. INCOME TAXES (cont.)

stockholders or groups of stockholders who own at least 5% of the corporation’s stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Similar rules may apply under state tax laws. As of December 31, 2019, the Company had approximately $158.4 million of federal net operating loss carryforwards. The federal net operating loss carryforwards of $37.4 million created subsequent to the year ended December 31, 2017 carry forward indefinitely, while the remaining federal net operating loss carryforwards of $121 million begin to expire in 2025. The Company’s ability to utilize NOLs may be currently subject to limitations due to prior ownership changes. In addition, future changes in the Company’s stock ownership, some of which are outside of its control, could result in an ownership change under Section 382 of the Code, further limiting the Company’s ability to utilize NOLs arising prior to such ownership change in the future. There is also a risk that due to regulatory changes, such as suspensions on the use of NOLs, or other unforeseen reasons, the Company’s existing NOLs could expire or otherwise be unavailable to offset future income tax liabilities. The Company has recorded a full valuation allowance against the deferred tax assets attributable to its NOLs that are not more likely than not expected to be utilized. The Company has not completed an analysis under Section 382 and will complete such analysis prior to utilizing any of the affected tax attributes in future periods.

The Company has performed a tax analysis for the years ended December 31, 2019 and 2018 and believes there are no material uncertain tax positions. There is no unrecognized income tax benefit for the years ended December 31, 2019 and 2018, and the Company does not anticipate any material changes in its unrecognized tax benefits in the next twelve months.

The Company is subject to taxation in the U.S. and various state and local jurisdictions. Due to its net operating loss carryforwards, the Company’s income tax returns generally remain subject to examination by federal and most state tax and local tax authorities from tax year 2005 forward.

On March 27, 2020, the United States enacted the Coronavirus Aid, Relief and Economic Security Act (CARES Act). The CARES Act is an emergency economic stimulus package that includes spending and tax breaks to strengthen the United States economy and fund a nationwide effort to curtail the effect of COVID-19. While the CARES Act provides sweeping tax changes in response to the COVID 19 pandemic, some of the more significant provisions which are expected to impact the Company’s financial statements include removal of certain limitations on utilization of net operating losses, increasing the loss carryback period for certain losses to five years, and increasing the ability to deduct interest expense, as well as amending certain provisions of the previously enacted Tax Cut and JOBS Act. Due to the Company’s valuation allowance position, the CARES Act has no impact on the Company’s accounting for income taxes.

22. RELATED-PARTY TRANSACTIONS

In 2019 the Company issued 4,000 shares of Series J contingently redeemable preferred stock to certain previous Company stockholders in exchange for cash consideration (see Note 15).

The Company issued 6,667 shares and 13,333 shares in 2017 and 2018, respectively, totaling 20,000 shares of Series I contingently redeemable preferred stock to certain previous Company stockholders in exchange for cash consideration (see Note 15).

In 2016 the Company issued 8,584,105 shares of Series H contingently redeemable preferred stock to certain previous Company stockholders in exchange for cash consideration (see Note 15).

As discussed in Note 2, Going Concern Consideration, on August 14, 2020, Warburg Pincus (“WP”), Specialists On Call, Inc.’s controlling shareholder, signed a support letter committing funds up to $15.0 million available to Specialists On Call, Inc. from August 2020 through December 31, 2021.

Specialists On Call, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2019 and 2018

23. VALUATION AND QUALIFYING ACCOUNTS

The table below details the activity of the allowance for doubtful accounts and deferred tax asset valuation allowance for the years ended December 31, 2019 and 2018 (in thousands):

	Balance at the beginning of the period	Additions	Deductions	Balance at the end of the period
Year ended December 31, 2018
Allowance for doubtful accounts	$336	135	(98)	$373
Deferred tax asset valuation allowance	30,040	5,343	(2,286)	33,097
Year ended December 31, 2019
Allowance for doubtful accounts	$373	200	(35)	$538
Deferred tax asset valuation allowance	33,097	4,802	(619)	37,280

24. SUBSEQUENT EVENTS

The Company evaluated its financial statements for subsequent events through August 17, 2020, the date the financial statements were available to be issued. The Company is not aware of any subsequent events which would require recognition or disclosure in the financial statements except as discussed below.

Under the Series J Preferred Stock Purchase Agreement, dated as of December 9, 2019 the Company was obligated to two subsequent closings totaling $11.0 million (“the Completion Closings”) on March 2, 2020 and September 1, 2020, or other dates as may be mutually agreed to by the Company and WP. During 2020, the Company and WP agreed to change the dates of the subsequent tranches. The Completion Closings were fully funded in cash totaling $3.7 million on January 28, 2020, $3.7 million on March 27, 2020, and $3.6 million on June 12, 2020.

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (“COVID-19”) a pandemic. The outbreak of the COVID-19 pandemic is significantly affecting the Company’s employees, patients, communities, and business operations, as well as the U.S. economy and financial markets. The full extent to which the COVID-19 outbreak will impact the Company’s business, results of operations, financial condition, and cash flows will depend on future developments that are highly uncertain and cannot be accurately predicted, including new information that may emerge concerning COVID-19 and the actions to contain it or treat its impact and the economic impacts. As the COVID-19 pandemic continues, the Company’s results of operations, financial condition, and cash flows are likely to be materially adversely affected, particularly if the pandemic persists for a significant amount of time.

On April 15, 2020, the Term Loan Agreement with CRG was amended (“the Fourth Amendment”) to incorporate the following modifications: (i) extend the interest-only period until March 31, 2022; (ii) extend the PIK period until March 31, 2022; and (iii) change the stated maturity date of all tranches to March 31, 2023.

On June 4, 2020, the Term Loan Agreement with CRG was amended (“the Fifth Amendment”) to allow Specialists On Call, Inc. to provide audited consolidated financial statements for the fiscal year ending December 31, 2019 within 270 days after the end of such fiscal year. Originally, the affirmative covenant stated in the Term Loan Agreement had established 180 days after the end of each fiscal year as the due date for provision of the audited consolidated financial statements.

On June 24, 2020, the Company entered into an employment agreement with a new President who will transition to Chief Executive Officer. In the event the Company enters into an acquisition transaction with Healthcare Merger Corp., the executive will be granted a full value equity award, in the form of restricted stock or restricted stock units, in the surviving corporation.

On July 29, 2020, the Company entered into an Agreement and Plan of Merger (the “Agreement”) with Healthcare Merger Corp., a Delaware corporation (“HCMC”). Pursuant to the Agreement, HCMC will acquire the Company with consideration of a combination of cash and shares. The terms of the Agreement contain customary representations, warranties, covenants, closing conditions, termination fee provisions and other terms relating to the mergers and the other transactions contemplated.

SOC TELEMED, INC.
(successor to Healthcare Merger Corp.)
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Current assets
Cash	$293,044	$1,149,011
Prepaid expenses	182,506	258,404
Prepaid income taxes	6,559	—
Total Current Assets	482,109	1,407,415

Deferred tax asset	—	2,723
Marketable securities held in Trust Account	252,039,116	250,124,562
Total Assets	$252,521,225	$251,534,700

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$1,993,631	$83,405
Income taxes payable	—	8,756
Total Current Liabilities	1,993,631	92,161

Deferred tax liability	527	—
Deferred underwriting fee payable	8,750,000	8,750,000
Total Liabilities	10,744,158	8,842,161

Commitments

Common stock subject to possible redemption, 23,497,390 and 23,763,667 shares at redemption value at September 30, 2020 and December 31, 2019, respectively	236,777,061	237,692,534

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 2,202,610 and 1,936,333 issued and outstanding (excluding 23,497,390 and 23,763,667 shares subject to possible redemption) at September 30, 2020 and December 31, 2019, respectively	220	194
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 6,250,000 shares issued and outstanding at September 30, 2020 and December 31, 2019	625	625
Additional paid-in capital	5,892,361	4,976,914
(Accumulated)/Retained earnings	(893,200)	22,272
Total Stockholders’ Equity	5,000,006	5,000,005
Total Liabilities and Stockholders’ Equity	$252,521,225	$251,534,700

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

SOC TELEMED, INC.
(successor to Healthcare Merger Corp.)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2020
Operating costs	$2,336,187	$2,826,776
Loss from operations	(2,336,187)	(2,826,776)

Other income:
Interest earned on marketable securities held in Trust Account	87,397	1,912,044
Unrealized gain on marketable securities held in Trust Account	230	2,510
Other income, net	87,627	1,914,554

Loss before provision for income taxes	(2,248,560)	(912,222)
Benefit (provision) from income taxes	277,505	(3,250)
Net loss	$(1,971,055)	$(915,472)

Weighted average shares outstanding, basic and diluted(1)	8,226,913	8,209,618

Basic and diluted net loss per common share(2)	$(0.24)	$(0.31)

____________

(1)      Excludes an aggregate of up to 23,497,390 shares subject to possible redemption.

(2)      Excludes interest income and unrealized gains of $34,402 and $1,610,360 attributable to shares subject to possible redemption for the three and nine months ended September 30, 2020, respectively (see Note 2).

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

SOC TELEMED, INC.
(successor to Healthcare Merger Corp.)
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020
(UNAUDITED)

	Class A Common Stock		Class B Common Stock		Additional Paid in Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 1, 2020	1,936,333	$194	6,250,000	$625	$4,976,914	$22,272	$5,000,005
Change in value of common stock subject to possible redemption	29,084	3	—	—	(1,235,064)	—	(1,235,061)
Net income	—	—	—	—	—	1,235,061	1,235,061
Balance – March 31, 2020	1,965,417	197	6,250,000	625	3,741,850	1,257,333	5,000,005
Change in value of common stock subject to possible redemption	11,496	1	—	—	179,481	—	179,482
Net loss	—	—	—	—	—	(179,478)	(179,478)
Balance – June 30, 2020	1,976,913	198	6,250,000	625	3,921,331	1,077,855	5,000,009
Change in value of common stock subject to possible redemption	225,697	22	—	—	1,971,030	—	1,971,052
Net loss	—	—	—	—	—	(1,971,055)	(1,971,055)
Balance – September 30, 2020	2,202,610	$220	6,250,000	$625	$5,892,361	$(893,200)	$5,000,006

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

SOC TELEMED, INC.
(successor to Healthcare Merger Corp.)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2020
(UNAUDITED)

Cash Flows from Operating Activities:
Net loss	$(915,472)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(1,912,044)
Unrealized gain on marketable securities held in Trust Account	(2,510)
Deferred tax provision	3,250
Changes in operating assets and liabilities:
Prepaid expenses	75,898
Prepaid income taxes	(6,559)
Accounts payable and accrued expenses	1,910,226
Income taxes payable	(8,756)
Net cash used in operating activities	(855,967)

Net Change in Cash	(855,967)
Cash – Beginning of period	1,149,011
Cash – End of period	$293,044

Supplementary cash flow information:
Cash paid for income taxes	$15,315

Non-Cash investing and financing activities:
Change in value of common stock subject to possible redemption	$(915,473)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

SOC TELEMED, INC.
(successor to Healthcare Merger Corp.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

SOC Telemed, Inc., formerly known as Healthcare Merger Corp. (the “Company”), was incorporated in Delaware on September 19, 2019. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (an “Acquisition Transaction”). The Business Combination (defined below) qualified as an Acquisition Transaction for purposes of these notes to consolidated financial statements.

Business Combination

On October 30, 2020 (the “Closing Date”), the Company consummated the previously announced transactions (the “Business Combination”) pursuant to the Agreement and Plan of Merger, dated July 29, 2020 (the “Merger Agreement”), by and among the Company, Sabre Merger Sub I, Inc. (“First Merger Sub”), a wholly owned subsidiary of the Company, Sabre Merger Sub II, LLC (“Second Merger Sub”), a wholly owned subsidiary of the Company, and Specialists On Call, Inc. (“Legacy SOC Telemed”). As a result of the Business Combination and the other transactions contemplated by the Merger Agreement, First Merger Sub merged with and into Legacy SOC Telemed, with Legacy SOC Telemed being the surviving corporation, immediately followed by Legacy SOC Telemed merging with and into Second Merger Sub, with Second Merger Sub surviving the merger as a wholly owned subsidiary of the Company (the “Mergers”). In connection with the consummation of the Business Combination (the “Closing”), the registrant changed its name from Healthcare Merger Corp. to SOC Telemed, Inc.

Prior to and in connection with the Closing, holders of 18,606,033 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A common stock” or “common stock”), sold in its initial public offering exercised their right to redeem those shares for cash at a price of $10.06 per share, for an aggregate of approximately $187.2 million. The per share redemption price of $10.06 for public stockholders electing redemption was paid out of the Company’s Trust Account (as defined below), which after taking into account the redemptions, had a balance immediately prior to the Closing of approximately $64.3 million. In addition, approximately $0.3 million remained in the Company’s operating account immediately prior to the Closing and approximately $168.0 million in proceeds from the PIPE Investment, as described below, remained in escrow immediately prior to the Closing, which, together with the approximately $3.3 million of cash of Legacy SOC Telemed, was used to pay the approximately $75.1 million cash component of the Merger Consideration to former stockholders, vested option holders and warrant holders of Legacy SOC Telemed in connection with the Closing.

In connection with the execution of the Merger Agreement, the Company entered into subscription agreements, each dated July 29, 2020 (the “Subscription Agreements”), with certain investors pursuant to which the investors agreed to purchase an aggregate of 16,500,000 shares of Class A common stock in a private placement for an aggregate purchase price of $165.0 million (the “PIPE Investment”). Also as previously disclosed, on October 22, 2020, and October 23, 2020, the Company entered into Subscription Agreements with additional investors pursuant to which the investors agreed to purchase an aggregate of 300,000 shares of Class A common stock in a private placement for an aggregate purchase price of $3.0 million, increasing the aggregate PIPE Investment to $168.0 million. The PIPE Investment was consummated concurrently with the Closing.

Immediately after giving effect to the Business Combination (including as a result of the redemptions described above, the conversion of 4,375,000 outstanding Founder Shares (as defined in Note 5) into shares of Class A common stock on a one-for-one basis, the forfeiture by HCMC Sponsor LLC, a Delaware limited liability company (the “Sponsor”) of 1,875,000 Sponsor Contingent Closing Shares, the issuance of 16,800,000 shares of Class A common stock in the PIPE Investment and the issuance of 48,504,895 shares of Class A common stock to pay the stock component of the Merger Consideration to former stockholders, vested option holders and warrant holders of Legacy SOC Telemed in connection with the Closing), there were 76,773,862 shares of Class A common stock issued and outstanding and warrants to purchase 12,850,000 shares of Class A common stock of the Company issued and outstanding.

SOC TELEMED, INC.
(successor to Healthcare Merger Corp.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Business Prior to the Business Combination

Prior to the Business Combination, the Company’s subsidiaries were comprised of Sabre Merger Sub I, Inc. and Sabre Merger Sub II, LLC.

All activity through September 30, 2020 relates to the Company’s formation, the initial public offering (the “Initial Public Offering”), which is described below, identifying a target company for an Acquisition Transaction and consummating the Business Combination.

The registration statements for the Company’s Initial Public Offering were declared effective on December 12, 2019. On December 17, 2019, the Company consummated the Initial Public Offering of 25,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), which included the partial exercise by the underwriter of the over-allotment option to purchase an additional 3,000,000 Units, at $10.00 per Unit, generating gross proceeds of $250,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 700,000 units (each, a “Placement Unit” and collectively, the “Placement Units”) at a price of $10.00 per Placement Unit in a private placement to the Sponsor, generating gross proceeds of $7,000,000, which is described in Note 4.

Transaction costs amounted to $14,354,733 consisting of $5,000,000 of underwriting fees, $8,750,000 of deferred underwriting fees and $604,733 of other offering costs. On September 22, 2020, the underwriter agreed to reduce the deferred fee to $5,000,000 if the Business Combination was consummated.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the SEC on March 25, 2020, which contains the audited financial statements and notes thereto, as well as the Company’s Current Report on Form 8-K filed on November 5, 2020, relating to the consummation of the Business Combination. The financial information as of December 31, 2019 is derived from the audited financial statements presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. The interim results for the three and nine months ended September 30, 2020 are not necessarily indicative of the results to be expected for the year ending December 31, 2020 or for any future interim periods.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

SOC TELEMED, INC.
(successor to Healthcare Merger Corp.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2020 and December 31, 2019.

Marketable Securities Held in Trust Account

At September 30, 2020 and December 31, 2019, substantially all of the assets held in the Trust Account were held in U.S. Treasury Bills.

SOC TELEMED, INC.
(successor to Healthcare Merger Corp.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s condensed consolidated balance sheets.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2020 and December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by federal, New York and New York City taxing authorities since inception.

On March 27, 2020, President Trump signed the Coronavirus Aid, Relief, and Economic Security “CARES” Act into law. The CARES Act includes several significant business tax provisions that, among other things, would eliminate the taxable income limit for certain net operating losses (“NOL) and allow businesses to carry back NOLs arising in 2018, 2019 and 2020 to the five prior years, suspend the excess business loss rules, accelerate refunds of previously generated corporate alternative minimum tax credits, generally loosen the business interest limitation under IRC section 163(j) from 30 percent to 50 percent among other technical corrections included in the Tax Cuts and Jobs Act tax provisions.

Net Loss per Common Share

Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The Company applies the two-class method in calculating earnings per share. Shares of common stock subject to possible redemption at September 30, 2020, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic net loss per common share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of warrants sold in the Initial Public Offering and the private placement to purchase 12,850,000 shares of common stock in the calculation of diluted income per share, since the exercise of the warrants are contingent upon the occurrence of future events. As a result, diluted net income per common share is the same as basic net income per common share for the period presented.

SOC TELEMED, INC.
(successor to Healthcare Merger Corp.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Reconciliation of Net Loss per Common Share

The Company’s net loss is adjusted for the portion of income that is attributable to common stock subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not the income or losses of the Company. Accordingly, basic and diluted loss per common share is calculated as follows:

	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2020
Net loss	$(1,971,055)	$(915,472)
Less: Income attributable to common stock subject to possible redemption	(34,402)	(1,610,360)
Adjusted net loss available to common shares	$(2,005,457)	$(2,525,832)

Weighted average shares outstanding, basic and diluted	8,226,913	8,209,618

Basic and diluted net loss per common share	$(0.24)	$(0.31)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed consolidated balance sheets, primarily due to their short-term nature.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed consolidated financial statements.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and results of its operations, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3. PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 25,000,000 Units, at $10.00 per Unit, which included the partial exercise by the underwriter of its option to purchase an additional 3,000,000 Units. Each Unit consists of one share of Class A common stock and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

SOC TELEMED, INC.
(successor to Healthcare Merger Corp.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 700,000 Placement Units at a price of $10.00 per Placement Unit, for an aggregate purchase price of $7,000,000. Each Placement Unit consists of one share of Class A common stock (“Placement Share”) and one-half of one redeemable warrant (each, a “Placement Warrant”). Each whole Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. The proceeds from the Placement Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete an Acquisition Transaction within the Combination Period, the proceeds from the sale of the Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Placement Units and all underlying securities will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

In October 2019, the Sponsor purchased 5,750,000 shares (the “Founder Shares”) of the Company’s Class B common stock for an aggregate price of $25,000. On December 12, 2019, the Company effected a 1.1 for 1 stock dividend for each Founder Share outstanding, resulting in the Sponsor holding an aggregate of 6,325,000 Founder Shares. All share and per-share information has been retroactively restated to reflect the stock dividend.

The Founder Shares included an aggregate of up to 825,000 shares subject to forfeiture to the extent that the underwriter’s over-allotment option was not exercised in full or in part, so that the Sponsor would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering and excluding the Placement Shares underlying the Placement Units). As a result of the underwriter’s election to partially exercise their over-allotment option, 75,000 Founder Shares were forfeited and 750,000 Founder Shares are no longer subject to forfeiture.

The Founder Shares automatically converted into common stock upon the consummation of the Business Combination on a one-for-one basis.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of an Acquisition Transaction or (B) subsequent to an Acquisition Transaction, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after an Acquisition Transaction, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note — Related Party

On September 19, 2019, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Promissory Note”). The Promissory Note was non-interest bearing and payable on the earlier of March 31, 2020 or the completion of the Initial Public Offering. The outstanding balance under the Promissory Note of $273,436 was repaid on December 23, 2019.

Related Party Loans

In order to finance transaction costs in connection with an Acquisition Transaction, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes an Acquisition Transaction, the Company

SOC TELEMED, INC.
(successor to Healthcare Merger Corp.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that an Acquisition Transaction does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of an Acquisition Transaction, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into units upon consummation of the Acquisition Transaction at a price of $10.00 per unit. The units would be identical to the Placement Units. No Working Capital Loans were made to the Company prior to, and no Working Capital Loans were converted into units in connection with, the consummation of the Business Combination.

Administrative Support Agreement

The Company entered into an agreement whereby, commencing on December 13, 2019 through the earlier of the Company’s consummation of an Acquisition Transaction and its liquidation, the Company would pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. For the three and nine months ended September 30, 2020, the Company incurred $30,000 and $90,000, respectively, of such fees, of which $25,000 and $5,000 are included in accrued expenses in the accompanying condensed consolidated balance sheets as of September 30, 2020 and December 31, 2019, respectively. The Company ceased paying these monthly fees upon the Closing.

MTS Agreement

The Company agreed to pay MTS Health Partners L.P., an affiliate of the Sponsor, a fee in an amount equal to $1,750,000 for financial advisory services rendered in connection with the Company’s identification, negotiation and consummation of the Business Combination, the payment of which was payable upon the consummation of the Business Combination. Charles Ditkoff, the Company’s president and a member of the board of directors of the Company prior to the Closing, is a senior advisor to MTS Health Partners, L.P., and Dennis Conroy, the Company’s Chief Financial Officer prior to the Closing, serves as Chief Operating and Financial Officer for MTS Health Partners, L.P. The Company paid the fee to MTS Health Partners L.P. upon the consummation of the Business Combination.

NOTE 6. COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on December 12, 2019, the holders of the Founder Shares, Placement Units (including securities contained therein) and units (including securities contained therein) that may be issued upon conversion of Working Capital Loans, and any shares of Class A common stock issuable upon the exercise of the Placement Warrants and any shares of Class A common stock and warrants (and underlying Class A common stock) that may be issued upon conversion of units issued as part of the Working Capital Loans and Class A common stock issuable upon conversion of the Founder Shares, are entitled to registration rights, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

SOC TELEMED, INC.
(successor to Healthcare Merger Corp.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 6. COMMITMENTS (cont.)

In connection with the Closing, the Company, the Sponsor and SOC Holdings LLC entered into an Amended and Restated Registration Rights Agreement, dated as of October 30, 2020 (the “Amended and Restated Registration Rights Agreement”). Under the Amended and Restated Registration Rights Agreement, the Company is obligated to file a registration statement to register the resale of up to approximately 39.0 million shares of the Company’s Class A common stock held by the Sponsor and SOC Holdings LLC in addition to the Placement Warrants held by the Sponsor and the up to 350,000 shares of the Company’s Class A common stock issuable upon the exercise of the Placement Warrants. In addition, pursuant to the terms of the Amended and Restated Registration Rights Agreement and subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Sponsor and SOC Holdings LLC and their respective permitted transferees may demand at any time or from time to time, that the Company file a registration statement on Form S-1, or any similar long-form registration statement, or, if available, on Form S-3, to register the shares of the Company’s Class A common stock, including the Placement Warrants and shares of Class A common stock issuable upon exercise of the Placement Warrants, held by such stockholders. The Amended and Restated Registration Rights Agreement also provides “piggy-back” registration rights to such stockholders, subject to certain requirements and customary conditions. The Amended and Restated Registration Rights Agreement further provides that the Founder Shares and the Placement Shares held by the Sponsor or its permitted transferees will be locked-up for certain time periods ranging from between 30 days after the Closing for the Placement Shares to one year after the Closing for the Founder Shares, subject to certain exceptions.

Underwriting Agreement

The underwriter of the Initial Public Offering was entitled to a deferred fee of $0.35 per Unit of the gross proceeds from the Units sold in the Initial Public Offering, or $8,750,000 in the aggregate. On September 22, 2020, the underwriter agreed to reduce the deferred fee to $5,000,000 if the Business Combination was consummated. The adjusted deferred fee was paid in cash upon the closing of the Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

NOTE 7. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At September 30, 2020 and December 31, 2019, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At September 30, 2020 and December 31, 2019, there were 2,202,610 and 1,936,333 shares of Class A common stock issued and outstanding, excluding 23,497,390 and 23,763,667 shares of Class A common stock subject to possible redemption, respectively.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At September 30, 2020 and December 31, 2019, there were 6,250,000 shares of Class B common stock issued and outstanding.

Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock automatically converted into shares of Class A common stock upon the consummation of the Business Combination on a one-for-one basis.

SOC TELEMED, INC.
(successor to Healthcare Merger Corp.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 7. STOCKHOLDERS’ EQUITY (cont.)

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the foregoing, if a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, the Company may redeem the Public Warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable; and

•        if, and only if, the reported last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

SOC TELEMED, INC.
(successor to Healthcare Merger Corp.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 7. STOCKHOLDERS’ EQUITY (cont.)

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the shares of Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Placement Warrants and the Class A common stock issuable upon the exercise of the Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 8. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

SOC TELEMED, INC.
(successor to Healthcare Merger Corp.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 8. FAIR VALUE MEASUREMENTS (cont.)

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at September 30, 2020 and December 31, 2019, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	September 30, 2020	December 31, 2019
Assets:
Marketable securities held in Trust Account	1	$252,039,116	$250,124,562

NOTE 9. SUBSEQUENT EVENTS

As described in Note 1, the Company completed the Business Combination and changed its name from Healthcare Merger Corp. to SOC Telemed, Inc. on October 30, 2020.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
Healthcare Merger Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Healthcare Merger Corp. (the “Company”) as of December 31, 2019, the related statements of operations, changes in stockholders’ equity and cash flows for the period from September 19, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the period from September 19, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor from 2019 to 2020.
New York, NY March 25, 2020

HEALTHCARE MERGER CORP.
BALANCE SHEET
DECEMBER 31, 2019

ASSETS
Current assets
Cash	$1,149,011
Prepaid expenses	258,404
Total Current Assets	1,407,415

Deferred tax asset	2,723
Marketable securities held in Trust Account	250,124,562
Total Assets	$251,534,700

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$83,405
Income taxes payable	8,756
Total Current Liabilities	92,161

Deferred underwriting fee payable	8,750,000
Total Liabilities	8,842,161

Commitments
Common stock subject to possible redemption, 23,763,667 shares at redemption value	237,692,534

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued and outstanding	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 1,936,333 issued and outstanding (excluding 23,763,667 shares subject to possible redemption)	194
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 6,250,000 shares issued and outstanding	625
Additional paid-in capital	4,976,914
Retained earnings	22,272
Total Stockholders’ Equity	5,000,005
Total Liabilities and Stockholders’ Equity	$251,534,700

The accompanying notes are an integral part of the financial statements.

HEALTHCARE MERGER CORP.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM SEPTEMBER 19, 2019 (INCEPTION) THROUGH DECEMBER 31, 2019

Formation and operating costs	$96,257
Loss from operations	(96,257)

Other income:
Interest earned on marketable securities held in Trust Account	137,528
Unrealized loss on marketable securities held in Trust Account	(12,966)
Other income, net	124,562
Income before provision for income taxes	28,305
Provision for income taxes	(6,033)
Net income	$22,272
Weighted average shares outstanding, basic and diluted(1)	5,864,684
Basic and diluted net loss per common share(2)	$(0.01)

____________

(1)      Excludes an aggregate of up to 23,763,667 shares subject to possible redemption.

(2)      Excludes interest income and unrealized losses of $56,863 attributable to shares subject to possible redemption for the period from September 19, 2019 (inception) through December 31, 2019 (see Note 2).

The accompanying notes are an integral part of the financial statements.

HEALTHCARE MERGER CORP.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM SEPTEMBER 19, 2019 (INCEPTION) THROUGH DECEMBER 31, 2019

	Class A Common Stock		Class B Common Stock		Additional Paid in Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – September 19, 2019 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Founder Shares to Sponsor	—	—	6,325,000	633	24,367	—	25,000
Sale of 25,000,000 Units, net of underwriting discount and offering expenses	25,000,000	2,500	—	—	235,642,767	—	235,645,267
Sale of 700,000 Placement Units	700,000	70	—	—	6,999,930	—	7,000,000
Forfeiture of Class B common stock	—	—	(75,000)	(8)	8	—	—
Common stock subject to possible redemption	(23,763,667)	(2,376)	—	—	(237,690,158)	—	(237,692,534)
Net income	—	—	—	—	—	22,272	22,272
Balance – December 31, 2019	1,936,333	$194	6,250,000	$625	$4,976,914	$22,272	$5,000,005

The accompanying notes are an integral part of the financial statements.

HEALTHCARE MERGER CORP.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM SEPTEMBER 19, 2019 (INCEPTION) THROUGH DECEMBER 31, 2019

Cash Flows from Operating Activities:
Net income	$22,272
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(137,528)
Unrealized loss on marketable securities held in Trust Account	12,966
Changes in operating assets and liabilities:
Prepaid expenses	(258,404)
Accrued expenses	83,405
Deferred tax provision	(2,723)
Income taxes payable	8,756
Net cash used in operating activities	(271,256)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(250,000,000)
Net cash used in investing activities	(250,000,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	25,000
Proceeds from sale of Units, net of underwriting discounts paid	245,000,000
Proceeds from sale of Placement Units	7,000,000
Proceeds from promissory note – related party	273,436
Repayment of promissory note – related party	(273,436)
Payment of offering costs	(604,733)
Net cash provided by financing activities	251,420,267

Net Change in Cash	1,149,011
Cash – Beginning September 19, 2019 (inception)	—
Cash – End of period	$1,149,011

Non-Cash investing and financing activities:
Initial classification of common stock subject to possible redemption	$237,669,710
Change in value of common stock subject to possible redemption	$22,824
Deferred underwriting fee payable	$8,750,000

The accompanying notes are an integral part of the financial statements.

HEALTHCARE MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Healthcare Merger Corp. (the “Company”) was incorporated in Delaware on September 19, 2019. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus its search on companies in the healthcare industry. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2019, the Company had not yet commenced any operations. All activity for the period September 19, 2019 (inception) through December 31, 2019 relates to the Company’s formation, the initial public offering (the “Initial Public Offering”), which is described below, and identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statements for the Company’s Initial Public Offering were declared effective on December 12, 2019. On December 17, 2019, the Company consummated the Initial Public Offering of 25,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), which includes the partial exercise by the underwriter of the over-allotment option to purchase an additional 3,000,000 Units, at $10.00 per Unit, generating gross proceeds of $250,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 700,000 units (each, a “Placement Unit” and collectively, the “Placement Units”) at a price of $10.00 per Placement Unit in a private placement to HCMC Sponsor LLC, a Delaware limited liability company (the “Sponsor”), generating gross proceeds of $7,000,000, which is described in Note 4.

Transaction costs amounted to $14,354,733 consisting of $5,000,000 of underwriting fees, $8,750,000 of deferred underwriting fees and $604,733 of other offering costs. In addition, $1,707,027 of cash was held outside of the Trust Account (as defined below) and is available for the payment of offering costs and for working capital purposes.

Following the closing of the Initial Public Offering on December 17, 2019, an amount of $250,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering, and the sale of the Placement Units was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

HEALTHCARE MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account ($10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to public stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor has agreed to vote its Founder Shares (as defined in Note 5), Placement Shares (as defined in Note 4) and any Public Shares purchased during or after the Proposed Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares, Placement Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) that would affect the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination by December 17, 2021 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption,

HEALTHCARE MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) above to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares and Placement Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00)

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

HEALTHCARE MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2019.

Marketable securities held in Trust Account

At December 31, 2019, substantially all of the assets held in the Trust Account were held in U.S. Treasury Bills.

Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Income taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in

HEALTHCARE MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by federal, New York and New York City taxing authorities since inception.

Net loss per common share

Net income per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. The Company applies the two-class method in calculating earnings per share. Shares of common stock subject to possible redemption at December 31, 2019, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic net income per common share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of warrants sold in the Initial Public Offering and the private placement to purchase 12,850,000 shares of common stock in the calculation of diluted income per share, since the exercise of the warrants are contingent upon the occurrence of future events. As a result, diluted net income per common share is the same as basic net income per common share for the periods presented.

Reconciliation of net income per common share

The Company’s net income is adjusted for the portion of income that is attributable to common stock subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not the income or losses of the Company. Accordingly, basic and diluted income per common share is calculated as follows:

For the Period from September 19, 2019 (Inception) Through December 31, 2019
Net income	$22,272
Less: Income attributable to common stock subject to possible redemption	(56,863)
Adjusted net loss available to common shares	$(34,591)
Weighted average shares outstanding, basic and diluted	5,864,684
Basic and diluted net loss per share	$(0.01)

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

HEALTHCARE MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 25,000,000 Units, at $10.00 per Unit, which includes the partial exercise by the underwriters of their option to purchase an additional 3,000,000 Units. Each Unit consists of one share of Class A common stock and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 700,000 Placement Units at a price of $10.00 per Placement Unit, for an aggregate purchase price of $7,000,000. Each Placement Unit consists of one share of Class A common stock (“Placement Share”) and one-half of one redeemable warrant (each, a “Placement Warrant”). Each whole Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. The proceeds from the Placement Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Placement Units and all underlying securities will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

In October 2019, the Sponsor purchased 5,750,000 shares (the “Founder Shares”) of the Company’s Class B common stock for an aggregate price of $25,000. On December 12, 2019, the Company effected a 1.1 for 1 stock dividend for each Founder Share outstanding, resulting in the Sponsor holding an aggregate of 6,325,000 Founder Shares. The Founder Shares will automatically convert into Class A common stock upon consummation of a Business Combination on a one-for-one basis, subject to certain adjustments, as described in Note 7.

The Founder Shares included an aggregate of up to 825,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Sponsor would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering and excluding the Placement Shares underlying the Placement Units). As a result of the underwriter’s election to partially exercise their over-allotment option, 75,000 Founder Shares were forfeited and 750,000 Founder Shares are no longer subject to forfeiture.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within

HEALTHCARE MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note — Related Party

On September 19, 2019, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Promissory Note”). The Promissory Note was non-interest bearing and payable on the earlier of March 31, 2020 or the completion of the Initial Public Offering. The outstanding balance under the Promissory Note of $273,436 was repaid on December 23, 2019.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into units upon consummation of the Business Combination at a price of $10.00 per unit. The units would be identical to the Placement Units.

Administrative Support Agreement

The Company entered into an agreement whereby, commencing on December 13, 2019 through the earlier of the Company’s consummation of a Business Combination and its liquidation, the Company will pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. For the period from September 19, 2019 (inception) through December 31, 2019, the Company incurred $5,000 of such fees, of which such fees are included in accrued expenses in the accompanying balance sheet as of December 31, 2019.

NOTE 6. COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on December 12, 2019, the holders of the Founder Shares, Placement Units (including securities contained therein) and units (including securities contained therein) that may be issued upon conversion of Working Capital Loans, and any shares of Class A common stock issuable upon the exercise of the Placement Warrants and any shares of Class A common stock and warrants (and underlying Class A common stock) that may be issued upon conversion of units issued as part of the Working Capital Loans and Class A common stock issuable upon conversion of the Founder Shares, are entitled to registration rights, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

HEALTHCARE MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 6. COMMITMENTS (cont.)

Underwriter’s Agreement

The underwriters are entitled to a deferred fee of $0.35 per Unit of the gross proceeds from the Units sold in the Initial Public Offering, or $8,750,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

NOTE 7. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2019, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31, 2019, there were 1,936,333 shares of Class A common stock issued and outstanding, excluding 23,763,667 shares of Class A common stock subject to possible redemption.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At December 31, 2019, there were 6,250,000 shares of Class B common stock issued and outstanding.

Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering (not including the shares of Class A common stock underlying the Placement Units) plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination, any private placement-equivalent warrants issued, or to be issued, to any seller in a Business Combination, any private placement equivalent securities issued to the Sponsor or its affiliates upon conversion of loans made to the Company).

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

HEALTHCARE MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 7. STOCKHOLDERS’ EQUITY (cont.)

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the foregoing, if a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, the Company may redeem the Public Warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable; and

•        if, and only if, the reported last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances

HEALTHCARE MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 7. STOCKHOLDERS’ EQUITY (cont.)

represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the shares of Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Placement Warrants and the Class A common stock issuable upon the exercise of the Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 8. INCOME TAX

The Company’s net deferred tax asset at December 31, 2019 is as follows:

Deferred tax asset
Unrealized loss on securities	$2,723
Total deferred tax asset	2,723
Valuation allowance	—
Deferred tax asset, net of allowance	$2,723

The income tax provision for the year ended December 31, 2019 consists of the following:

Federal
Current	$8,756
Deferred	(2,723)

State
Current	$—
Deferred	—
Change in valuation allowance	—
Income tax provision	$6,033

As of December 31, 2019, the Company did not have any U.S. federal and state net operating loss carryovers (“NOLs”) available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

HEALTHCARE MERGER CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 8. INCOME TAX (cont.)

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2019 is as follows:

Statutory federal income tax rate	21.0%
State taxes, net of federal tax benefit	0.0%
Meals & entertainment	0.3%
Income tax provision	21.3%

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities. The Company’s tax returns since inception remain open and subject to examination.

NOTE 9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2019, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2019
Assets:
Marketable securities held in Trust Account	1	$250,124,562

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee		$68,761.33
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

____________

*        These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s amended and restated certificate of incorporation and amended and restated by-laws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s amended and restated certificate of incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The registrant has entered into, and expects to continue to enter into, indemnification agreements with each of its directors and executive officers. These agreements provide that the registrant will indemnify each of its directors and such officers to the fullest extent permitted by law.

Certain of the registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the registrant’s board of directors.

Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.

The registrant also maintains standard policies of insurance under which coverage is provided to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant.

Item 15. Recent Sales of Unregistered Securities.

In October 2019, HCMC issued an aggregate of 5,750,000 founder shares of its then-authorized Class B common stock in a private placement to HCMC Sponsor LLC for an aggregate purchase price of $25,000 in cash, or approximately $0.004 per share. Such securities were issued and sold in connection with HCMC’s organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

In December 2019, and simultaneously with the closing of its initial public offering, HCMC issued 700,000 private placement units, each of which consists of one private placement share of Class A common stock and one-half of one private placement warrant, to HCMC Sponsor LLC in a private placement pursuant to a unit subscription agreement, dated December 12, 2019, at a price of $10.00 per unit, for an aggregate purchase price of $7,000,000. Each whole private placement warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. The sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance on the Section 4(a)(2) of the Securities Act.

In connection with the execution of the Merger Agreement, the Company entered into subscription agreements, each dated July 29, 2020, with certain investors pursuant to which the investors agreed to purchase an aggregate of 16,500,000 shares of Class A common stock in a private placement for an aggregate purchase price of $165.0 million. On October 22, 2020, and October 23, 2020, the Company entered into subscription agreements with additional investors pursuant to which the investors agreed to purchase an aggregate of 300,000 shares of Class A common stock in a private placement for an aggregate purchase price of $3.0 million. The private placement was consummated on October 30, 2020, concurrently with the Closing. The sales of the shares of Class A common stock issued in the private placement were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 16. Exhibits and Financial Statement Schedules.

(a)     Exhibits.

Exhibit No.	Description
2.1†

Merger Agreement, dated as of July 29, 2020, by and among Healthcare Merger Corp., Sabre Merger Sub I, Inc., Sabre Merger Sub II, LLC, and Specialists On Call, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 29, 2020).

3.1	Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 5, 2020).
3.2	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on November 5, 2020).
4.1	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-235253), filed with the SEC on December 4, 2019).
4.2

Warrant Agreement, dated December 12, 2019, between Continental Stock Transfer & Trust Company and Healthcare Merger Corp. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 17, 2019).

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.
10.1

Letter Agreement, dated December 12, 2019, by and among Healthcare Merger Corp., its officers, certain of its directors and HCMC Sponsor LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 17, 2019).

10.2

Sponsor Agreement, dated as of July 29, 2020, by and among Healthcare Merger Corp. and HCMC Sponsor LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on July 29, 2020).

10.3

Form of Subscription Agreement, dated as of July 29, 2020, by and between Healthcare Merger Corp. and certain purchasers (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 29, 2020).

10.4

Subscription Agreement, dated as of October 22, 2020, by and between Healthcare Merger Corp. and Bon Secours Mercy Health, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 23, 2020).

Exhibit No.	Description
10.5

Subscription Agreement, dated as of October 23, 2020, by and between Healthcare Merger Corp. and Carilion Clinic (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 26, 2020).

10.6

Amended and Restated Registration Rights Agreement, dated as of October 30, 2020, by and among the Company, HCMC Sponsor LLC and SOC Holdings LLC (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed with the SEC on November 5, 2020).

10.7

Investor Rights Agreement, dated as of October 30, 2020, by and among the Company and SOC Holdings LLC (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K, filed with the SEC on November 5, 2020).

10.8#	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K, filed with the SEC on November 5, 2020).
10.9#	SOC Telemed, Inc. Director Compensation Policy (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K, filed with the SEC on November 5, 2020).
10.10#	SOC Telemed, Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K, filed with the SEC on November 5, 2020).
10.10.1#

Form of Stock Option Award Agreement under the SOC Telemed, Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.5.1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-248097), filed with the SEC on October 9, 2020).

10.10.2#

Form of Restricted Stock Unit Award Agreement under the SOC Telemed, Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.5.2 to the Company’s Registration Statement on Form S-4 (Registration No. 333-248097), filed with the SEC on October 9, 2020).

10.11#

Specialists On Call, Inc. 2014 Equity Incentive Plan, as amended, and related form of option agreement (incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K, filed with the SEC on November 5, 2020).

10.12#	SOC Telemed, Inc. 2020 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K, filed with the SEC on November 5, 2020).
10.13#	SOC Telemed, Inc. Executive Incentive Bonus Plan (incorporated by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K, filed with the SEC on November 5, 2020).
10.14

Form of Tele-Physicians Practices Administrative Support Services Agreement (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-4 (Registration No. 333-248097), filed with the SEC on September 24, 2020).

10.15#§

Employment Agreement between Specialists On Call, Inc. and John Kalix, dated June 24, 2020 (incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form S-4 (Registration No. 333-248097), filed with the SEC on September 24, 2020).

10.16#§

Executive Employment Agreement between Specialists On Call, Inc. and Hai V. Tran, dated January 27, 2015 (incorporated by reference to Exhibit 10.12 to the Company’s Registration Statement on Form S-4 (Registration No. 333-248097), filed with the SEC on September 24, 2020).

10.16.1#

Letter Agreement, dated as of October 23, 2020, by and between Specialists On Call, Inc., and Hai Tran (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on October 26, 2020).

10.17#§

Executive Employment Agreement between Specialists On Call, Inc. and Robert Jason Hallock, dated October 28, 2019 (incorporated by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-4 (Registration No. 333-248097), filed with the SEC on September 24, 2020).

10.17.1#+

Letter Agreement, dated October 23, 2020, by and between Specialists On Call, Inc., and R. Jason Hallock, MD (incorporated by reference to Exhibit 10.16.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 5, 2020).

10.18#§

Employment Agreement between Specialists On Call, Inc. and Sean Banerjee, dated July 15, 2015 (incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-4 (Registration No. 333-248097), filed with the SEC on September 24, 2020).

10.18.1#+

Letter Agreement, dated October 23, 2020, by and between Specialists On Call, Inc., and Sean Banerjee (incorporated by reference to Exhibit 10.17.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 5, 2020).

10.19#+

Amended and Restated Offer Letter, dated October 23, 2020, by and between Specialists On Call, Inc., and Eunice Kim (incorporated by reference to Exhibit 10.18 to the Company’s Current Report on Form 8-K, filed with the SEC on November 5, 2020).

Exhibit No.	Description
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 5, 2020).
23.1	Consent of Marcum LLP, independent registered public accounting firm of Healthcare Merger Corp.
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Specialists On Call, Inc.
23.3	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).
24.1	Power of attorney (included on the signature page hereof).
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

____________

†         Schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The registrant hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.

+         Schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.

#         Indicates a management contract or compensatory plan, contract or arrangement.

§         Portions of this exhibit have been redacted in accordance with Regulation S-K Item 601(a)(6).

Item 17. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Reston, State of Virginia, on November 30, 2020.

SOC TELMED, INC.
By:	/s/ John W. Kalix
John W. Kalix
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John W. Kalix, Hai Tran and Eunice Kim, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John W. Kalix	Chief Executive Officer and Director	November 30, 2020
John W. Kalix	(Principal Executive Officer)
/s/ Hai Tran	Chief Operating Officer and Chief Financial Officer	November 30, 2020
Hai Tran	(Principal Financial and Accounting Officer)
/s/ Steven J. Shulman	Director	November 30, 2020
Steven J. Shulman
/s/ Barbara P. Byrne	Director	November 30, 2020
Barbara P. Byrne
/s/ Thomas J. Carella	Director	November 30, 2020
Thomas J. Carella
/s/ Joseph P. Greskoviak	Director	November 30, 2020
Joseph P. Greskoviak
/s/ Amr Kronfol	Director	November 30, 2020
Amr Kronfol
/s/ Anne M. McGeorge	Director	November 30, 2020
Anne M. McGeorge